    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1999

                                                         Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------

                           PACER INTERNATIONAL, INC.
              and the Guarantors identified in footnote (1) below
             (Exact name of registrant as specified in its charter)

          DELAWARE                        4731                      62-0935669
     (State of or other       (Primary Standard Industrial       (I.R.S. Employer
        jurisdiction          Classification Code Number)       Identification No.)
      of incorporation
      or organization)

                        1340 Treat Boulevard, Suite 200
                         Walnut Creek, California 94596
                                 (925) 979-4440
   (Address, including zip code, and telephone number,including area code, of registrant's principal executive offices)

                               ----------------

                                Donald C. Orris
                Chairman, President and Chief Executive Officer
                         1675 Larimer Street, Suite 626
                             Denver, Colorado 80202
                                 (303) 623-5310

                               ----------------

                                   Copies to:
                                Morton A. Pierce
                               Douglas L. Getter
                              Dewey Ballantine LLP
                          1301 Avenue of the Americas
                         New York, New York 10019-6092
                                 (212) 259-8000

                               ----------------

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

--------------------------------------------------------------------------------

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

--------
(1) The following domestic direct or indirect wholly owned subsidiaries of Pacer International, Inc. are Guarantors of the Notes and are Co-Registrants, each of which is incorporated in the jurisdiction and has the I.R.S. Employer Identification Number indicated: Pacer Logistics, Inc., a Delaware corporation (94-3285040); Cross Con Transport, Inc., an Illinois corporation (36-3877617); Cross Con Terminals, Inc., a Delaware corporation (36-2924526); Pacer International Rail Services LLC, a Colorado limited liability company(84-1412110); Pacer International Consulting LLC, a Colorado limited liability company (94-3298068); Pacer Rail Services LLC, a Colorado limited liability company (84-1447539); Pacific Motor Transport Company, a California corporation (94-6001041); Pacer Express, Inc., a California corporation (68-0419260); Pacer Integrated Logistics, Inc., a Delaware corporation (52-2090059); PLM Acquisition Corporation, a Delaware corporation (52-2108513); Manufacturers Consolidation Service, Inc., a Tennessee corporation (62-0790773); Levcon, Inc., a Tennessee corporation (62-1020808); Manufacturers Consolidation Service of Canada, Inc., a Delaware corporation (62-1602017); Interstate Consolidation Service, Inc., a California corporation(92-2756390); Interstate Consolidation, Inc., a California corporation (95-2851463); Intermodal Container Service, Inc., a California corporation (95-3608057); and Keystone Terminals Acquisition Corp., a Delaware corporation (52-2159704).

                               ----------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                       Proposed
                                         Proposed      maximum
 Title of each class of     Amount       maximum      aggregate    Amount of
    securities to be        to be     offering price   offering   registration
       registered         registered     per Note      price(1)       fee
------------------------------------------------------------------------------
11 3/4% Series B Senior
 Subordinated Notes due
 2007..................  $150,000,000      100%      $150,000,000   $41,700
------------------------------------------------------------------------------
Guarantee of 11 3/4%
 Series B Senior
 Subordinated Notes due
 2007..................  $150,000,000      (2)           (2)          (2)
------------------------------------------------------------------------------
Total..................  $150,000,000      100%      $150,000,000   $41,700
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2).
(2) No additional consideration for the guarantees of the 11 3/4% Series B Senior Subordinated Notes due 2007 will be furnished. Pursuant to Rule
  457(n), no separate fee is payable with respect to such guarantees.

                               ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 12, 1999
PROSPECTUS
                                    [LOGO]
                          PACER INTERNATIONAL, INC.

Offer to Exchange
11 3/4% Series B Senior Subordinated Notes due 2007 which have been registered under the Securities Act for any and all outstanding
11 3/4% Senior Subordinated Notes due 2007
$150,000,000 aggregate principal amount outstanding

                               ----------------

                      Material Terms of the Exchange Offer

                               ----------------

                                        .  The exchange of notes should not be
 .  Expires 5:00 p.m., New York City        a taxable exchange for U.S. federal
   time, on     , 1999, unless             income tax purposes
   extended


                                        .  We will not receive any proceeds
 .  We will exchange your validity          from the exchange offer
   tendered unregistered notes for an
   equal principal amount of
   registered notes with
   substantially identical terms

                                        .  The terms of the notes to be issued
                                           are substantially identical to the
                                           outstanding notes, except for
                                           certain transfer restrictions and
                                           registration rights relating to the
                                           outstanding notes

 .  Not subject to any condition other
   than that the exchange offer not
   violate applicable law or any
   applicable interpretation of the
   Staff of the Securities and
   Exchange Commission and certain
   other customary conditions

                                        .  You may tender outstanding notes
                                           only in denominations of $1,000 and
                                           multiples of $1,000


                                        .  Affiliates of our company may not
 .  You may withdraw your tender of         participate in the exchange offer
   outstanding notes at any time
   prior to the expiration of the
   exchange offer

      Please refer to "Risk Factors" beginning on page 14 of this document for certain important information.


  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               ----------------

                          Prospectus dated    , 1999.

                               TABLE OF CONTENTS

                                      Page
                                      ----
Summary.............................    1
Risk Factors........................   14
The Exchange Offer..................   21
Use of Proceeds.....................   33
Unaudited Pro Forma Consolidated
 Financial Information..............   34
Selected Historical and Pro Forma
 Consolidated Financial
 Information........................   48
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................   54
Business............................   70
Management..........................   86

                                                                       Page
                                                                       ----
Certain Agreements....................................................  91
Stock Ownership of Certain Beneficial Owners and Management...........  96
Our Capital Stock.....................................................  98
Description of Our Credit Agreement................................... 100
Description of Notes.................................................. 103
Book-Entry; Delivery and Form......................................... 139
Material Federal Income Tax Considerations............................ 141
Plan of Distribution.................................................. 142
Legal Matters......................................................... 142
Change in Accountant.................................................. 142
Experts............................................................... 143
Index to Financial Statements......................................... F-1

                               PROSPECTUS SUMMARY

   The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes the specific terms of the notes we are offering, as well as information regarding our business, certain recent transactions entered into by us and detailed financial data. In this prospectus, unless otherwise noted, the words "company," "issuer," "we," "us," "our" and "ours" refer to Pacer International, Inc. and our subsidiaries. However, the words "Pacer International" and "Pacer Logistics" refer to Pacer International, Inc. and Pacer Logistics, Inc., respectively, as separate, individual entities. We encourage you to read this prospectus in its entirety.

                               The Exchange Offer

   On May 28, 1999, we completed the private offering of $150,000,000 principal amount of our 11 3/4% Senior Subordinated Notes due 2007. These notes were sold to certain initial purchasers identified in this prospectus. The notes are guaranteed by substantially all of our subsidiaries.

   We and our subsidiaries which are guarantors of the notes entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to deliver to you this prospectus and to complete the exchange offer on or prior to December 24, 1999. As a holder of such outstanding notes, you are entitled to exchange in the exchange offer your unregistered notes for a new series of notes which we have registered under the Securities Act and have substantially identical terms.

   We believe that the notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. Following the exchange offer, any notes held by you that are not exchanged in the exchange offer will continue to be subject to the existing restrictions on transfer on the notes and, except in certain circumstances, we will have no further obligation to you to provide for registration under the Securities Act of transfers of outstanding notes held by you. You should read the discussion under the headings "Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and the resale of notes.

                         Summary of The Exchange Offer

Securities Offered..........  $150,000,000 aggregate principal amount of 11
                              3/4% Series B Senior Subordinated Notes due 2007 which we have registered under the Securities Act.

Issuer .....................  Pacer International, Inc.

Registration Rights
Agreement...................  You are entitled to exchange your unregistered notes for registered notes with substantially identical terms. The exchange offer is intended to satisfy this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your notes. Under certain circumstances, holders of outstanding notes may require us to file a shelf registration statement under the Securities Act.

The Exchange Offer..........  We are offering to exchange $1,000 principal amount of exchange notes of Pacer International for each $1,000 principal amount of outstanding 11 3/4% Senior Subordinated Notes due 2007 which we issued on May 28, 1999 in a private offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

                              As of this date, there is $150,000,000 principal amount of notes outstanding.

                              We will issue the exchange notes on or promptly after the expiration of the exchange offer.

Resale......................  We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                              . the exchange notes issued in the exchange offer
                                are being acquired in the ordinary course of your business;

                              . you are not participating, do not intend to
                                participate and have no arrangement or
                                understanding with any person to participate, in the distribution of the notes issued to you in the exchange offer; and

                              . you are not an "affiliate" of our company.

                              If our belief is inaccurate and you transfer any
                              note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

                              Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for notes which were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

                              The exchange offer is not being made to, nor will we accept surrenders for exchange from, the following:

                              . holders of notes in any jurisdiction in which
                                this exchange offer or the acceptance thereof would not be in compliance with the applicable securities or "blue sky" laws of such jurisdiction; and

                              . holders of notes who are affiliates of our
                                company.

Expiration Date.............  The exchange offer~ will expire at 5:00 p.m., New
                              York City time, on     , 1999, unless extended,
                              in which case the term "expiration date" shall mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange
Offer.......................  The exchange offer is subject to certain customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of notes being tendered.

Procedures for Tendering
Old Notes...................  If you wish to tender your notes for exchange pursuant to the exchange offer you must transmit to the Wilmington Trust Company, as exchange agent, on or before the expiration date:

                                    either

                              . a properly completed and duly executed letter
                                of transmittal, which accompanies this
                                prospectus, or a facsimile of the letter of transmittal, together with your notes and any other required documentation, to the exchange agent at the address set forth in this prospectus under the heading "The Exchange Offer--Exchange Agent," and on the front cover of the letter of transmittal; or

                              . a computer generated message transmitted by
                                means of The Depository Trust Company's
                                Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                              If either of these procedures cannot be satisfied on a timely basis, then you should comply with the guaranteed delivery procedures described below.

                              By executing the letter of transmittal, each holder of notes will make certain representations to us described under "The Exchange Offer-- Procedures for Tendering."

Special Procedures for
Beneficial Owners...........  If you are a beneficial owner whose notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the notes in your name or obtain a properly completed bond power from the registered holder.

                              The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery
Procedures..................  If you wish to tender your notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer--Guaranteed Delivery Procedures."

Acceptance of Notes and
Delivery of Exchange          Subject to the conditions described in "The
Notes.......................  Exchange Offer--Conditions to the Exchange
                              Offer," we will accept for exchange any and all notes which are validly tendered in the exchange offer and not withdrawn, prior to 5:00 p.m., New
                              York City time, on the expiration date.

Withdrawal Rights...........  You may withdraw the tender of your notes at any time prior to 5:00 p.m., New York City time, on the expiration date, subject to compliance with the procedures for withdrawal described in this prospectus under the heading "The Exchange Offer--Withdrawal of Tenders."

Federal Income Tax
Considerations..............  For a discussion of the material federal income tax considerations relating to the exchange of notes for exchange notes, see "Material Federal Income Tax Considerations."

Exchange Agent..............  Wilmington Trust Company, the trustee under the indenture governing the notes, is serving as the exchange agent. The address, telephone number and facsimile number of the exchange agent are set forth in this prospectus under the heading "The Exchange Offer--Exchange Agent."

Consequences of Failure to
Exchange Old Notes..........  If you do not exchange your notes for exchange notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer provided in the notes and in the indenture governing the notes. In general, the notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the notes under the Securities Act.

                     Summary of Terms of the Exchange Notes

   The exchange offer relates to the exchange of up to $150,000,000 aggregate principal amount of exchange notes for up to an equal principal amount of outstanding notes. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act, and, therefore, the exchange notes will not be subject to certain transfer restrictions, registration rights and certain provisions providing for an increase in the interest rate of the outstanding notes under certain circumstances relating to the registration of the exchange notes. The exchange notes issued in the exchange offer will evidence the same debt as the outstanding notes, which they replace, and both the outstanding notes and the exchange notes are governed by the same indenture.

                                $150,000,000 aggregate principal amount of 11
Notes Offered.................  3/4% Series B Senior Subordinated Notes due
                                2007.

Maturity......................  June 1, 2007.

Interest......................  Interest on the exchange notes will accrue from the last interest payment date on which
                                interest was paid on the notes surrendered in exchange for exchange notes or, if no interest has been paid on the notes, from May 28, 1999, the date of original issuance of the notes. Interest on the exchange notes will be payable in cash on June 1 and December 1 of each year, beginning December 1, 1999. The exchange notes will bear interest at a fixed rate of 11 3/4% per annum.

Optional Redemption...........  We may redeem any of the notes beginning on
                                June 1, 2003 at an initial redemption price of 105.875% of their principal amount, plus accrued interest. The redemption price will decline each year after 2003 and will be 100% of the principal amount, plus accrued interest, beginning on June 1, 2005. In addition, we may redeem up to 35% of the principal amount of the notes at any time prior to June 1, 2002 at a redemption price equal to 111.750% of their principal amount, plus accrued interest, using the proceeds from certain sales of our capital stock.

Change of Control.............  Upon a change of control, as defined under
                                "Description of Notes", we will be required to make an offer to purchase the notes. The purchase price will equal 101% of the principal amount of the notes on the date of purchase, plus accrued interest. We may not have sufficient funds available at the time of any change of control to make any required debt repayment, including repurchases of the notes, and the terms of our credit facilities may block any such payments.

                                In addition, upon a change of control prior to June 1, 2003, we may redeem the notes, in whole but not in part, at a redemption price equal to the principal amount thereof plus an applicable premium, plus accrued interest.

Ranking.......................  The notes will rank behind all of our existing and future senior debt and secured debt. On a pro forma basis as of April 2, 1999, the notes would have been subordinated to approximately $135.0 million of senior debt, excluding unused commitments of approximately $100.0 million under our revolving credit facility.

Certain Covenants.............  The terms of the notes restrict our ability and the ability of our subsidiaries to:

                                  .  incur additional indebtedness;

                                  .  pay dividends or make distributions in
                                     respect of capital stock;

                                  .  repurchase or redeem capital stock;

                                  .  make certain investments and other
                                     restricted payments;

                                  .  create liens;

                                  . enter into transactions with stockholders or affiliates;

                                  .  sell assets; and

                                  .  merge or consolidate with other companies.

                                The indenture governing the rates provides that these limitations are subject to a number of important qualifications and exceptions.

Subsidiary Guarantees.........  Substantially all of our subsidiaries guarantee our obligations under the notes. These
                                guarantees are subordinated to all senior debt and secured debt of such subsidiaries.

Form of Exchange Notes........  The exchange notes issued in the exchange offer will be represented by one or more permanent global certificates, in fully registered form, deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, as depositary. You will not receive notes in certificated form unless one of the events set forth under "Book Entry; Delivery and Form" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these notes will be effected through, records maintained in book-entry form by The Depository Trust Company and its participants.

Use of Proceeds...............  We will not receive any proceeds from the exchange offer.

                               About Our Company

Who We Are

   We are a leading freight transportation and logistics provider, offering a broad array of services to facilitate the movement of freight from origin to destination. We believe, as one of the largest transporters of intermodal freight in North America, we controlled approximately 23.0% of all domestic intermodal containers in 1998. We are also the third largest intermodal marketing company in the United States, as measured by intermodal rail revenues. Intermodal transportation is the movement of freight via trailer or container using two or more transportation modes. Intermodal transportation nearly always includes a rail and truck segment. An intermodal marketing company arranges intermodal transportation for global, national and regional retailers and manufacturers. Our pro forma gross revenues and adjusted EBITDA were $987.4 million and $72.2 million, respectively, for the twelve month period ended April 2, 1999.

   Through our stacktrain business, we are the largest provider of intermodal rail service in North America that is not affiliated with an individual railroad company. Stacktrain service is the movement of freight in containers stacked two high on railcars. Through this business, we provide our customers with rail capacity, equipment and shipment tracking and control on a nationwide basis. We operate one of the industry's largest fleets of stacktrain equipment, including railcars, containers and chassis. Through contracts with major rail carriers and our access to sophisticated proprietary information systems, we operate our equipment over a 50,000 mile rail network.

   Complementing our stacktrain business, we offer a broad range of additional transportation services, including trucking, intermodal marketing and logistics services, to a broad range of shippers such as Sony, Ford Motor Company and Wal-Mart Stores.

   A significant portion of our intermodal trucking, logistics and freight handling services is provided through a network of agents and independent contractors. These relationships allow us to control a large fleet of specialized equipment and provide our customers with a broad range of transportation services without committing significant capital to the acquisition and maintenance of an extensive asset base. Our relatively low capital and working capital requirements and variable cost structure enable us to generate strong free cash flow in a variety of market conditions.

Growth Strategy

   We have developed a strategy designed to increase revenues, cash flow and profitability while maximizing returns on invested capital. The primary components of our growth strategy include:

  Capitalize on Stacktrain Growth Opportunities

   We believe that the stacktrain market, which has grown at a compound annual rate of approximately 15.0% over the last decade, provides a significant opportunity for continued growth. We expect our stacktrain business to benefit from economic and operational efficiencies offered by the stacktrain technology, improved rail service and our experienced senior management team.

  Expand Service Offerings to Capitalize on Strong Logistics Industry Trends

   We believe it is important to meet the diverse needs of our customers who are increasingly looking to outsource their transportation requirements. We intend to capitalize on the continuing trend of vendor consolidation and outsourcing by maintaining a broad range of service offerings and introducing new services to handle our customers' diverse transportation and logistics requirements.

  Increase Sales to Existing Customers

   We believe that by offering a broad menu of services, we will be able to expand our relationships with our existing customers. Our strategy involves a continued focus on capturing additional freight volume from existing customers which is currently being shipped by long-haul trucking companies or intermodal competitors as well as providing logistics services.

  Expand Our Customer Base

   We believe our national presence, large size and broad scope of services make us well-positioned to capture an increasing number of customers seeking a single-source freight transportation and logistics provider. We intend to expand our customer base by leveraging our operating infrastructure and adding sales agents and independent contractors. In addition, we believe our stacktrain business is strategically-positioned to acquire new business from international shipping companies who were historically reluctant to utilize our stacktrain services when the business was owned by APL Limited, a direct competitor of such international shipping companies.

  Pursue Strategic Acquisitions

   As an additional component of our growth strategy, we intend to continue our disciplined acquisition program. Due to the fragmented nature of the industry and the general industry trend toward consolidation, we believe there is increased pressure on smaller transportation and logistics companies to consolidate. We intend to seek acquisition candidates with complementary management and operating philosophies and service capabilities that we can add to and integrate with our current menu of services.

                                ----------------

   Our principal executive offices are located at 1340 Treat Boulevard, Suite 200, Walnut Creek, CA 94596 and our telephone number is (925) 979-4440.

                              OUR RECAPITALIZATION

   In connection with the private offering of the notes, we were recapitalized through (1) the purchase by entities formed by certain affiliates of Apollo Management, L.P. and by certain affiliates of Deutsche Bank Securities Inc. and Credit Suisse First Boston Corporation of shares of our outstanding common stock from APL Limited and (2) our redemption of certain shares of our common stock held by APL Limited. Our recapitalization was financed by:

  .  the private offering of the notes;

  .  borrowings under our credit agreement;

  .  the sale and leaseback of certain of our assets; and

  . equity investments by certain affiliates of Apollo Management, Deutsche Bank Securities Inc. and Credit Suisse First Boston Corporation and by APL Limited.

   Immediately following our recapitalization, we formed a transitory subsidiary which was merged with and into Pacer Logistics, Inc. As a result of such transaction, Pacer Logistics became a wholly-owned subsidiary of our company. In connection the Pacer Logistics transaction, certain members of Pacer Logistics management received shares of a series of Pacer Logistics preferred stock exchangeable for our common stock. In connection with the Pacer Logistics transaction, we used cash to refinance the existing debt of Pacer Logistics, redeem outstanding Pacer Logistics preferred stock and make payments in connection with certain other Pacer Logistics transactions. The sources of funds used to complete the Pacer Logistics transaction were the same as those set forth above.

   Apollo Management beneficially owns approximately 89.9% of our outstanding common stock, APL Limited owns approximately 7.2% of our outstanding common stock and certain affiliates of Deutsche Bank Securities Inc. and Credit Suisse First Boston Corporation together beneficially own approximately 2.9% of our outstanding common stock. The Pacer Logistics exchangeable preferred stock is exchangeable, under certain circumstances, for a number of shares of our common stock, currently representing approximately 18.9% of the outstanding Pacer International common stock as of the date hereof.

   Pacer International conducts business under the name Pacer Stacktrain. The following chart sets forth our structure:

        -------------                                   -----------
        Affiliates of                                   APL Limited
           Apollo
         Management
        -------------                                   -----------
           89.9%      \                                /    7.2%
                       \                              /
                        \                            /
                         \    -------------------   /
                          \   Pacer International  /
                                   (Issuer)
                              -------------------
                                100%
                                       |                 ---------------
                                       |                 Pacer Logistics
                                       |                   Management
                                       |                 ---------------
                                       |                /
                                ---------------        /
                                Pacer Logistics       /
                                 (Guarantor)    _____|
                                ---------------
                                       |
                                       |           Pacer Logistics Preferred
                                       |            Stock exchangeable for
                                       |              Pacer International
                                       |                Common Stock
                                       |
                                       |
                                ---------------
                                Pacer Logistics
                                 Subsidiaries
                                 (Guarantors)
                                ---------------

   The net proceeds from the private offering were used to consummate our recapitalization and to fund the Pacer Logistics transaction. The following table is intended to show you the sources, including the net proceeds from the private offering, and uses of funds for our recapitalization and for the Pacer Logistics transaction:

                                   Amount
                                -------------
                                (in millions)
     Sources of Funds
Senior Credit
 Facilities:(1)
  Borrowings under the
   Revolving Credit
   Facility...............         $   --
  Borrowings under the
   Term Loan..............          135.0
Issuance of Senior
 Subordinated Notes.......          150.0
  Exchange of Pacer
   Logistics common stock
   for Pacer Logistics
   Exchangeable Preferred
   Stock(2)............... 24.3
  Rollover of common stock
   options from Pacer
   Logistics(2)...........  4.3
  Rollover of common stock
   from APL Limited(2)....  7.5
  Proceeds from the
   issuance of common
   stock(3)............... 96.9
                           ----
Issued, rolled and
 exchanged equity.........          133.0
                                   ------
  Total sources...........         $418.0
                                   ======

                                                                  Amount
                                                               -------------
                                                               (in millions)
                      Uses of Funds
  Purchase and rollover of APL Limited common equity......        $300.0
  Purchase and rollover of Pacer Logistics common equity..          71.9
  Purchase of Pacer Logistics preferred stock.............           3.4
  Repayment of existing debt..............................          58.6
  Proceeds from sale and leaseback transaction(4).........         (40.0)
  Fees and expenses.......................................          24.1
                                                                  ------
  Total uses..............................................        $418.0
                                                                  ======

--------
(1) The Senior Credit Facilities consist of a seven-year $135.0 million Term Loan and a five-year $100.0 million Revolving Credit Facility. See "Description of Our Credit Agreement."
(2) Represents non-cash consideration.
(3) Includes (a) an aggregate $93.9 million cash equity investment by certain affiliates of Apollo Management and (b) an aggregate $3.0 million cash equity investment by certain affiliates of Deutsche Bank Securities Inc. and Credit Suisse First Boston Corporation.
(4) We executed a sale and leaseback transaction for certain railcars purchased in 1998.

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

   The following table sets forth summary unaudited pro forma consolidated financial information and other data for the fiscal year ended December 25, 1998 and the twelve and three month periods ended April 2, 1999. It is important that you read this information along with the unaudited pro forma consolidated financial information and the related notes included elsewhere in this prospectus.

   The summary unaudited pro forma consolidated statement of operations data gives effect to our recapitalization and the Pacer Logistics transaction as if they had occurred at the beginning of the period presented. The unaudited pro forma consolidated balance sheet data reflects the financial position of our business as if our recapitalization and the Pacer Logistics transaction had occurred on April 2, 1999.

   Pacer International's fiscal year ends on the last Friday in December and its fiscal first quarter consists of the first fourteen weeks of the fiscal year. As a result, Pacer International's 1998 and 1999 fiscal year end is December 25 and December 31, respectively, and Pacer International's first fiscal quarter of 1999 ended on April 2.

   Pacer Logistics' fiscal year ends on December 31 and its fiscal first quarter ends on March 31, and has been presented in the unaudited pro forma consolidated financial statements without any adjustment for the difference in fiscal year ends between Pacer International and Pacer Logistics. The pro forma consolidated financial information reflects our recapitalization and the Pacer Logistics transaction using the purchase method of accounting for the Pacer Logistics transaction.

   We do not claim or represent that the summary unaudited pro forma consolidated financial information set forth below is indicative of the results that would have been reported had our recapitalization and the Pacer Logistics transaction actually occurred on the dates indicated above, nor is it indicative of our future results. There can be no assurance that the assumptions used by management, which they believe are reasonable, in the preparation of the summary unaudited pro forma consolidated financial information will prove to be correct. Additionally, pro forma consolidated operating results for the three months ended April 2, 1999 and for the last twelve months ended April 2, 1999 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1999.

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                     For the      For the Three For the Twelve
                                Fiscal Year Ended Months Ended   Months Ended
                                December 25, 1998 April 2, 1999 April 2, 1999
                                ----------------- ------------- --------------
                                 (in millions, except ratios and statistical
                                                    data)
Statement of Operations Data:
Gross revenues.................      $981.6          $253.9         $987.4
Cost of purchased
 transportation and services...       780.4           201.0          783.0
Net revenues...................       201.2            52.9          204.4
Direct operating expenses......        65.3            18.7           65.9
Selling, general and
 administrative expenses.......        75.8            19.4           75.9
Income from operations.........        55.0            14.0           57.4
Interest expense...............        30.1             7.5           30.1
Income before extraordinary
 loss..........................        13.3             3.5           14.8
Other Financial Data: (a)
EBITDA (b).....................      $ 64.8          $ 16.5         $ 67.1
EBITDA margin..................        32.2%           31.2%          32.8%
Adjusted EBITDA (c)............      $ 69.9          $ 17.4         $ 72.2
Adjusted EBITDA margin.........        34.7%           32.9%          35.3%
Depreciation...................      $  6.1          $  1.6         $  5.9
Amortization...................         3.7             0.9            3.7
Capital expenditures (d).......         1.7             0.4            1.7
Cash interest expense (e)......        28.5             7.1           28.4
Ratio of earnings to fixed
 charges(f)....................         1.5x            1.5x           1.5x
Debt to Adjusted EBITDA........                                        3.9x
Adjusted EBITDA to cash
 interest expense..............         2.5x            2.5x           2.5x
Balance Sheet Data (at period
 end):
Total assets...................                      $398.2         $398.2
Total debt.....................                       285.0          285.0
Exchangeable preferred stock...                        24.3           24.3

--------
(a) Pro forma EBITDA and pro forma Adjusted EBITDA margins are calculated as a percentage of net revenues.
(b) EBITDA represents income before income taxes, interest expense, depreciation and amortization and minority interest (payment-in-kind dividends on Pacer Logistics 7.5% Exchangeable Preferred Stock). EBITDA is presented because it is commonly used by certain investors to analyze and compare operating performance and to determine a company's ability to service and/or incur debt. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.
(c) Adjusted EBITDA represents pro forma EBITDA adjusted as follows:

                        Fiscal Year Ended    Three Months        Twelve Months
                        December 25, 1998 Ended April 2, 1999 Ended April 2, 1999
                        ----------------- ------------------- -------------------
Pro forma EBITDA.......       $64.8              $16.5               $67.1
Adjustments to pro
 forma EBITDA:
 Elimination of
  allocated corporate
  costs, less estimated
  stand-alone costs
  (1)..................         3.0                0.9                 3.0
 Elimination of
  historical Pacer
  Logistics initial
  public offering
  costs (2)............         1.5                 --                 1.5
 Elimination of
  historical
  Manufacturers
  Consolidation
  Service, Inc. initial
  public offering costs
  (3)..................         0.6                 --                 0.6
                              -----              -----               -----
Adjusted EBITDA........       $69.9              $17.4               $72.2
                              =====              =====               =====

--------
 (1) Reflects the elimination of historical corporate overhead costs allocated to Pacer International by APL Limited, less $2.8 million of estimated annual costs expected to be incurred by Pacer International to perform the services as a stand-alone entity. The estimated annual stand-alone costs consist of salaries and benefits of $1.7 million, outside services and consulting fees of $0.6 million and additional rent of $0.5 million.
 (2) Pacer Logistics incurred $1.5 million of non-recurring costs related to an expected initial public offering in 1998.
 (3) Manufacturers Consolidation Service is a wholly owned subsidiary of Pacer Logistics. Manufacturers Consolidation Service incurred $0.6 million of non-recurring costs related to an expected initial public offering prior to its acquisition by Pacer Logistics in 1998.

(d) In 1998, Pacer International purchased $39.7 million of railroad cars of which $23.4 million of expenditures were included in the twelve months ended April 2, 1999. In connection with our recapitalization and the Pacer Logistics transaction, we completed a sale and leaseback transaction for these railcars.
    Therefore, on a pro forma basis, the capital expenditures related to these railcars has been eliminated and direct operating expenses has been increased by $2.5 million and $2.2 million for the year ended December 25, 1998 and the twelve months ended April 2, 1999, respectively, to reflect the net impact on operating results of the additional lease expense less the historical depreciation on these railcars.
(e) Cash interest expense represents interest expense less amortization of debt issuance costs.
(f) For the purposes of the computation, the ratio of earnings to fixed charges has been calculated by dividing (i) income before income taxes plus fixed charges by (ii) fixed charges. Fixed charges are defined as interest expense plus the estimated interest portion of rent expense (assumed to be one-third of rent expense).

                              RECENT DEVELOPMENTS

   We recently completed the calculation of certain financial information for our second quarter ended June 25, 1999 for the 1999 fiscal year. For this period, we reported revenue of $195.0 million and operating income of $11.3 million. For the prior year period, we reported revenue and operating income of $136.7 million and $8.3 million, respectively.

                                 RISK FACTORS

   In evaluating an investment in the notes, you should carefully consider the following factors in addition to all other information contained in this prospectus.

Our High Level Of Debt Creates A Risk Of Default

   In order to complete our recapitalization and the Pacer Logistics transaction, we incurred a high level of debt. As of April 2, 1999, on a pro forma basis giving effect to our recapitalization and the Pacer Logistics transaction, our long-term debt was approximately $285.0 million, excluding unused commitments of $100.0 million under our revolving credit facility, while our total capitalization was $262.3 million. We also have the ability to incur new debt, subject to limitations in our credit agreement and the indenture governing the notes.

   Our level of indebtedness could have important consequences to you because it:

  . limits our ability to obtain additional financing to fund our growth strategy, working capital requirements, capital expenditures, debt service requirements or other needs;

  . limits our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal payments and fund debt service;

  . increases our vulnerability to interest rate fluctuations because most of our debt may be at variable interest rates;

  . limits our ability to compete with others who are not as highly leveraged; and

  . limits our ability to react to changing market conditions, changes in our industry and economic downturns.

   Our ability to pay principal and interest on the notes and to satisfy our other debt obligations will depend upon our future operating performance. Our future operating performance may be subject to factors beyond our control which will affect our ability to make these payments. We cannot assure you that our business will generate cash flow, or that we will be able to refinance or obtain additional financing, sufficient to satisfy our debt service requirements.

The Notes And The Guarantees Are Subordinate To Senior Indebtedness

   The notes and the guarantees are subordinate to all of our and the guarantors' senior indebtedness including, without limitation, our credit facilities. At April 2, 1999, on a pro forma basis giving effect to our recapitalization and the Pacer Logistics transaction, we had approximately $135.0 million of senior indebtedness, excluding unused commitments of $100.0 million under our revolving credit facility. We also may incur additional senior indebtedness consistent with the terms of our debt agreements. In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations on the notes only after all payments had been made on our senior indebtedness. We cannot assure you that sufficient assets would remain to make any payments on the notes. In addition, certain events of default under our senior indebtedness would prohibit us from making any payments on the notes, including interest payments.

Our Debt Agreements Contain Operating And Financial Restrictions Which May Restrict Our Business And Financing Activities

   The operating and financial restrictions and covenants in our credit agreement and the indenture governing the notes and any future financing agreements may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. In addition, our debt agreements may restrict our ability to:

  .  declare dividends, redeem or repurchase capital stock;

  .  prepay, redeem or purchase debt, including the notes;

  .  incur liens and engage in sale and leaseback transactions;

  .  make loans and investments;

   .  incur additional indebtedness;

   .  amend or otherwise change debt and other material agreements;

   .  make capital expenditures;

   .  engage in mergers, acquisitions and asset sales;

   .  enter into transactions with affiliates; and

   .  change our primary business.

   A breach of any of the restrictions or covenants in our debt agreements could cause a default under our credit agreement or the indenture governing the notes. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments, including payments on the notes.

The Interests Of Apollo Management, L.P. May Conflict With Your Interests

   Certain affiliates of Apollo Management, L.P. beneficially own approximately 89.9% of our outstanding common stock and voting power. As a result of its voting power and a stockholders agreement among the holders of our common stock, Apollo Management is in a position to elect a majority of our board of directors and control all matters affecting our company, including any determination with respect to:

   .  the direction and policies of our company;

   .  the acquisition and disposition of assets;

   .  future issuances of common and preferred stock or other securities;

   .  future incurrence of debt; and

   .  any dividends on our common or preferred stock.

   Some decisions concerning the operations or financial structure of our company may present conflicts of interest between Apollo Management and the holders of the notes. If we encounter financial difficulties, or we are unable to pay our debts as they mature, the interests of our equity holders might conflict with those of the holders of the notes. In addition, our equity holders may have an interest in pursuing acquisitions, divestitures, financings or other transactions, that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the notes.

We Rely On Key Personnel Who Have Unique Experience and Expertise

   Our operations and prospects depend in large part on the performance of our senior management team. We cannot be sure that we would be able to find qualified replacements for any of these individuals if their services were no longer available. The loss of the services of one or more members of our senior management team, particularly Donald C. Orris, our chairman, president and chief executive officer, could have a material adverse effect on our business, financial condition and results of operations. Because Mr. Orris has unique experience with our company and within the transportation industry, it would be difficult to replace him without adversely affecting our business operations. We are currently in the process of obtaining key person life insurance on Mr. Orris.

We Are Dependent Upon The Availability Of Equipment And Services To Operate Our Business

   We are dependent upon transportation equipment and services such as chassis, containers and rail service provided by independent third parties. There have historically been periods of equipment shortages in the transportation industry, particularly in a strong economy. If we received insufficient transportation equipment or services from these third parties to meet our customers' needs, our business, results of operations and financial position could be materially adversely affected.

Our Reliance On Agents And Independent Contractors Could Adversely Affect Our Operations And Profitability

   We rely on the services of agents and independent contractors in certain of our transportation services. The employment of agents and the use of independent contractors may cause certain disadvantages such as reduced operating control and potential difficulties attracting such agents or independent contractors during times of constrained capacity. Contracts with agents and independent contractors are, in most cases, terminable upon short notice by either party. We believe our relationships with our agents and independent contractors are good. However, there can be no assurance that we will continue to be successful in retaining our agents and independent contractors or that agents or independent contractors who terminate their contracts with us can be replaced by equally qualified persons. Furthermore, if an agent terminates its relationship with us, some customers and independent contractors with whom such agent has a direct relationship might terminate their relationship with us. In addition, from time to time, tax and other regulatory authorities and certain others have sought to assert that independent contractors in the trucking industry are employees, rather than independent contractors. No such claim has been successfully made with respect to our independent contractors, and management is confident that our independent contractors are not employees under existing interpretations of federal and state tax or other laws. There can be no assurance, however, that tax authorities or others will not successfully challenge this position, or that such interpretations will not change, or that tax laws will not change. If our independent contractors were determined to be employees, such determination could materially increase our exposure under a variety of federal and state tax, worker's compensation, unemployment benefits, labor and employment and tort laws, as well as our potential liability for employee benefits.

There Are Risks Associated With Our Acquisitions Strategy

   Identifying, acquiring and integrating businesses requires substantial management, financial and other resources and may pose risks with respect to customer service and market share. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on our business, financial condition and results of operations. We have acquired certain businesses in the past and may consider acquiring businesses in the future that provide complementary services to those we currently provide. There can be no assurance that the businesses which we have acquired in the past and may acquire in the future can be successfully integrated. While we believe that we have sufficient financial and management resources to successfully conduct our acquisition activities, there can be no assurance in this regard or that we will not experience difficulties with customers, personnel or others. In addition, although we believe that our acquisitions will enhance our competitive position, business and financial prospects, there can be no assurance that such benefits will be realized or that any combination will be successful.

Integration of Pacer International and Pacer Logistics May Not Succeed

   The integration of Pacer International and Pacer Logistics will require substantial management, financial and other resources which may otherwise be devoted to improving sales, customer service and productivity. A failure to implement a new management structure without difficulty or at all, could have a material adverse effect on our operations. In addition, the cost savings, revenue enhancements and margin improvements anticipated as a result of our recapitalization and the Pacer Logistics transaction may not be realized, and the combination of Pacer International and Pacer Logistics may not be successful.

The Transportation Industry Is Highly Competitive

   The transportation services industry is highly competitive. Our intermodal marketing, trucking and logistics business competes primarily against other domestic non-asset based transportation and logistics companies, asset-based transportation and logistics companies, third-party freight brokers, private shipping departments and freight forwarders. Our stacktrain business competes primarily with over-the-road full truckload carriers, conventional intermodal movement of trailers on flatcars, and containerized intermodal rail services offered directly by railroads. We also compete with transportation service companies for the services of independent commission agents and with trucklines for the services of independent contractors and drivers. Some of our competitors have substantially greater financial and other resources than we do. Historically, competition has created downward pressure on freight rates, and continuation of this rate pressure may materially adversely affect our net revenues and income from operations. In addition, we buy and sell transportation services from and to many companies with which we compete. It is possible that certain of such customers could transfer their business away from us to other companies with which they do not compete. For example, certain competitors of Pacer Logistics are customers of our stacktrain operations and the loss of any one of these customers could have a material adverse effect on our stacktrain operations.

Disruptions In Railroad Service Could Adversely Affect The Services We Provide

   We depend on the major railroads in the United States for substantially all of the intermodal transportation services we provide. In many markets, rail service is limited to a few railroads or even a single railroad. Any reduction in service by the railroads with whom we have relationships is likely to materially adversely affect the services we provide. For example, from 1997 to 1998, service disruptions related to consolidation and restructuring in the railroad industry interrupted intermodal service throughout the United States. Service problems arising from prior mergers in the railroad industry are currently being resolved. However, consolidation and restructuring continues to occur in the railroad industry and it is possible that future service disruptions could result, which would have a material adverse affect on our stacktrain business. The division of Conrail between CSX and Norfolk Southern, occurred in June 1999. The Conrail/CSX/Norfolk Southern transaction has resulted in service disruptions in markets formerly served by Conrail. Although we have not been materially adversely affected by these service disruptions, we could be materially adversely affected by continued or more serious service disruptions in the future. In addition, the railroads' workforce is generally subject to collective bargaining agreements. Our business could be materially adversely affected by labor disputes between the railroads and their union employees. Our business would also be materially adversely affected by a work stoppage at one or more railroads or by adverse weather conditions that hinder the railroads' ability to provide transportation services. In addition, the railroads are relatively free to adjust shipping rates up or down as market conditions permit. Although the application of rate increases to our stacktrain business is limited by our long-term contracts with the railroads, such increases could result in higher costs to our customers which could result in decreased demand for our services.

We Depend On APL Limited For Essential Services And We Could Be Adversely Affected By APL Limited's Failure Or Refusal To Provide Such Services

   Pursuant to long-term contracts, we transport APL Limited's international cargo on our stacktrain network to locations in the United States using containers and chassis which are supplied by APL Limited. Certain of APL Limited's employees are subject to collective bargaining agreements. Our business could be materially adversely affected by labor disputes between APL Limited and its union employees. APL Limited also supplies us with chassis from its equipment fleet for the transport of international freight on behalf of international shippers other than APL Limited. Additionally, APL Limited pays us a fee for the repositioning of its empty containers within North America so that the containers can be reused by APL Limited in its trans-Pacific shipping operations. The additional stacktrain volume attributable to the transport of APL Limited's international cargo contributes to our ability to obtain certain favorable provisions in our rail contracts. In addition, we are in the process of negotiating with APL Limited a long-term contract, pursuant to which APL Limited would provide us with certain computer, software and other information technology necessary for the operation of our stacktrain business. If APL Limited were unwilling or unable to fulfill its obligations to us under the terms of these contracts, or if we were unable to negotiate an information technology agreement, our business, results of operations and financial position could be materially adversely affected.

We Do Not Have An Independent Operating History

   Since 1984, our stacktrain business has been conducted by various entities owned directly or indirectly by APL Limited and has not had an independent operating history. While owned by APL Limited, our stacktrain business was able to use some of the financial and administrative resources and infrastructure of APL Limited in such areas as treasury, legal, information systems and benefits administration. As a result of our recapitalization, we will be required to independently provide the infrastructure, resources and services necessary to operate our stacktrain business independently. We cannot assure you that we have correctly estimated the difficulties and costs of replacing the infrastructure, resources and services necessary to successfully operate our stacktrain business independently. In addition, the historical financial information for Pacer International included herein may not necessarily reflect the results of operations, financial position and cash flows in the future or what our results of operations, financial position and cash flows would have been had Pacer International been a separate, independent entity during the periods presented. Also, due to a lack of historical financial information regarding the stacktrain business on a stand-alone basis, the information regarding the results of operations, cash flows and financial condition of Pacer International for 1994 and 1995 is unavailable.

We Could Be Affected By The Year 2000 Problem

   Some computers, software and other equipment include a computer code in which calendar year data is abbreviated to only two digits. As a result, some of these systems could fail to operate or fail to produce correct results because they may misinterpret "00" to mean 1900 rather than 2000. The Year 2000 problem affects some of our computers, software and equipment. In addition, the Year 2000 problem affects some of the computers, software and equipment of APL Limited which we use in the operation of our stacktrain business pursuant to a contractual arrangement between us and APL Limited. If we fail to properly recognize and address the Year 2000 problem in our systems, or if APL Limited fails to properly recognize and address the Year 2000 problem in its systems, our business, financial condition and results of operations could be materially adversely affected.

   We are engaged in an ongoing process of assessing our exposure to the Year 2000 problem through our computers, software and equipment. In addition, APL Limited has made representations to us that it will use commercially reasonable efforts to implement a plan to resolve the Year 2000 problem as it affects their computer systems. APL Limited has agreed to bear any costs which we might incur due to its failure to resolve the Year 2000 problem in their computer systems. We currently expect that we will incur incremental costs through the end of 1999 to resolve any Year 2000 problems that relate to our information technology systems. We are not able to estimate with certainty the amount of these incremental costs, but we do not expect them to have a significant effect on our financial condition or results of operations.

   While we expect to identify and resolve all Year 2000 problems that could materially adversely affect our business operations, there can be no assurance we will be successful. However, the Year 2000 problem also affects many of our major suppliers (including railroads) and customers, and our business could be disrupted or otherwise materially adversely affected if any of them fail to resolve their Year 2000 problems. We believe that it is not possible to determine with complete certainty all Year 2000 problems affecting us, our customers and our suppliers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We Have Risks Related To A Downturn In The Business Cycle

   Historically, certain sectors of the transportation industry have been cyclical as a result of economic recession, customers' business cycles, increases in prices charged by third-party carriers, interest rate fluctuations and other economic factors over which we have no control. Increased operating expenses incurred by third-party carriers can be expected to result in higher costs to us, and our net revenues and income from operations could be materially adversely affected if we were unable to pass through to our customers the full amount of increased transportation costs. Economic recession or a downturn in our customers' business cycles also could have a material adverse effect on our operating results if the volume of freight shipped by those customers were reduced. In addition, our stacktrain business is seasonal and our quarterly revenues and profits historically have been lower during the first and second quarters of the year and higher during the third and fourth quarters due primarily to the retail industry's shipping requirements.

We, Our Suppliers And Our Customers Are Subject To Government Regulation Which Could Affect Our Results Of Operations Or Financial Condition

   Pacer Logistics is licensed by the Department of Transportation as a broker in arranging for the transportation of general commodities by motor vehicle. The Department of Transportation has established certain requirements for acting in this capacity, including certain insurance and surety bond requirements. Pacer Logistics' failure to comply with these laws and regulations, and any resultant suspension or loss of Pacer Logistics' license, could have a material adverse effect on our results of operations or financial condition. In addition, the transportation industry is subject to legislative or regulatory changes that can affect the economics of the industry. Pacer International operates in the intermodal segment of the transportation industry, which has been essentially deregulated. Changes in the levels of regulatory activity in the intermodal segment of the industry could potentially affect us and our suppliers and customers. In addition, we have a substantial number of stacktrain customers who provide ocean carriage of intermodal shipments. The regulatory regime applicable to ocean shipping was revised by the Ocean Shipping Reform Act of 1998, which took effect on May 1, 1999. It is unclear at this time to what extent implementation of the Ocean Shipping Reform Act will affect our various ocean carrier customers and impact our stacktrain business.

Fraudulent Transfer Considerations

   Our payment of consideration in our recapitalization and the Pacer Logistics transaction and the related financings, including our private offering of the notes and the guarantee of the notes by substantially all of our subsidiaries, may be subject to review under federal or state fraudulent transfer laws. While the relevant laws may vary from state to state, under such laws, the payment of consideration or the issuance of a guarantee will be a fraudulent conveyance if (1) we paid the consideration or any of our subsidiaries issued guarantees with the intent of hindering, delaying or defrauding creditors, or (2) we or any of our subsidiaries received less than reasonably equivalent value or fair consideration in return for paying the consideration or issuing their respective guarantees, and, in the case of (2) only, one of the following is also true:

  . we were insolvent or became insolvent, or any of our subsidiaries were insolvent or became insolvent, when we or they paid the consideration or issued the guarantees, respectively;

  . paying the consideration or issuing the guarantees left us or any of our subsidiaries, as the case may be, with an unreasonably small amount of capital; or

  . we or any of our subsidiaries, as the case may be, intended to, or believed that we or they would, be unable to pay debts as they matured.

   If the payment of the consideration or the issuance of any guarantee were a fraudulent conveyance, a court could, among other things, void our obligations regarding the payment of the consideration or void any of our subsidiaries' obligations under their respective guarantees, as the case may be, and require the repayment of any amounts paid thereunder.

   Generally, an entity will be considered insolvent if:

  .  the sum of its debts is greater than the fair value of its property;

  . the present fair value of its assets is less than the amount that it will be required to pay on its existing debts as they become due; or

  .  it cannot pay its debts as they became due.

   We believe, however, that immediately after issuance of the notes and the guarantees, we and each of our subsidiaries were solvent, had sufficient capital to carry on our businesses and were able to pay our respective debts as they matured. We cannot be sure, however, as to what standard a court would apply in making such determinations or that a court would reach the same conclusions with regard to these issues.

You May Not Receive A Change In Control Payment

   In the event of a change of control, we are required to make an offer for cash to repurchase the notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the repurchase date. However, our credit agreement prohibits the purchase of outstanding notes prior to repayment of the borrowings under our credit agreement and any exercise by the holders of the notes of their right to require us to repurchase the notes may cause an event of default under our credit agreement. In addition, we may not have the financial resources necessary to repurchase the notes upon a change of control.

You May Not Be Able To Sell Your Notes

   There is no existing trading market for the exchange notes and no such market may develop. The absence of such market adversely affects the liquidity of an investment in the notes. If a market for the exchange notes does develop, future trading prices will depend on many factors, including among other things, prevailing interest rates and the market for similar securities, general economic conditions and the financial condition and performance of, and prospects for, our company. We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation through any over-the-counter market.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   The old notes were originally sold by Pacer International on May 24, 1999 (the "Issue Date"), to Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated which has since been renamed Deutsche Bank Securities Inc., Credit Suisse First Boston Corporation and Credit Lyonnais Securities (USA) Inc., as initial purchasers, pursuant to a purchase agreement, dated May 24, 1999, between Pacer International, the subsidiaries of Pacer International listed therein as guarantors, and the initial purchasers. The initial purchasers subsequently resold the old notes to qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to Rule 144A under the Securities Act and outside the United States in accordance with the provisions of Regulation S under the Securities Act. Pacer International, the guarantors and the initial purchasers also entered into the registration rights agreement with the initial purchasers, which requires, among other things, that following the issuance and sale of the old notes, Pacer International and the guarantors:

     (1) file with the Commission within 120 days after the Issue Date, a registration statement with respect to the exchange notes,

     (2) use their commercially reasonable efforts to cause the registration statement to become effective under the Securities Act within 180 days after the Issue Date, and

     (3) upon the effectiveness of the registration statement, offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of exchange notes. Such exchange notes will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act subject to certain exceptions described below. Pacer International has agreed to keep such exchange offer open for 20 business days, or longer if required by applicable law, after the date that notice of the exchange offer is mailed to holders.

   For each old note surrendered to Pacer International pursuant to the exchange offer, the holder of such old note will receive an exchange note having a principal amount equal to that of the surrendered old note. The exchange offer being made hereby is intended to satisfy Pacer International's exchange offer obligations under the registration rights agreement. The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on Pacer International's books or any other person who has obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by The Depository Trust Company ("DTC") who desires to deliver such old notes by book-entry transfer of DTC.

   Under existing interpretations of the staff of the Commission contained in several no action letters to third parties, the exchange notes, including the related guarantees, would in general be freely transferable by holders thereof after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an "affiliate" of Pacer International or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     (1) will not be able to tender its old notes in the exchange offer,

     (2) will not be able to rely on the interpretation of the staff of the Commission, and

     (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

   Each holder that wishes to exchange the old notes for exchange notes will be required to represent in the letter of transmittal that:

  . any exchange notes to be received by it will be acquired in the ordinary course of its business,

  . it has no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes in violation of the Securities Act,

  . it is not an "affiliate", as defined in Rule 405 promulgated under the Securities Act, of Pacer International,

  . if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes, and

  . if such holder is a broker-dealer (a "Participating Broker-Dealer") that will receive exchange notes for its own account in exchange for old notes that are acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such exchange notes.

   The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes received with the prospectus contained in the registration statement. Each of Pacer International and the guarantors has agreed that it will make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

   If,

     (1) because of any change in law or in currently prevailing interpretations of the staff of the Commission, Pacer International and the guarantors are not permitted to effect the exchange offer,

     (2) the exchange offer is not consummated within 210 days of the Issue
  Date,

     (3) in certain circumstances, certain holders of unregistered exchange notes so request, or

     (4) in the case of any holder that participates in the exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws, other than due solely to the status of such holder as an affiliate of Pacer International within the meaning of the Securities Act, then in each case, Pacer International will:

  . promptly upon becoming aware of any of the matters contemplated by clauses (1)-(4) above, deliver to the holders and the trustee written notice thereof, and

  .  at their sole expense, Pacer International and the guarantors will

       (a) as promptly as practicable, file a shelf registration statement covering resales of the old notes,

       (b) use their commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act, and

       (c) use their commercially reasonable efforts to keep effective the shelf registration statement until the earlier of two years after the Issue Date or such time as all of the applicable old notes have been sold thereunder.

   Pacer International will, in the event that a shelf registration statement is filed,

     (1) provide to each holder copies of the prospectus that is a part of the shelf registration statement,

     (2) notify each such holder when the shelf registration statement for the old notes has become effective, and

     (3) take certain other actions as are required to permit unrestricted resales of the old notes.

   A holder that sells old notes pursuant to the shelf registration statement:

     (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers,

     (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and

     (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including certain indemnification rights and obligations.

   The old notes provide, among other things, that if:

     (1) the exchange offer has not been consummated on or prior to 210 days after the Issue Date or

     (2) if applicable, a shelf registration statement has been declared effective, but ceases to be effective at any time prior to the second anniversary of the Issue Date,

then, from the 211th day or the date the shelf registration statement ceases to be effective, through but excluding the date the exchange offer is consummated or the shelf registration statement becomes effective, the interest rate on the old notes will:

     (1) increase by .25% per annum for the first 90 days immediately following such date, and

     (2) thereafter increase by an additional .25% per annum, at the beginning of each subsequent 90-day period.

   The additional interest on any affected old notes may not exceed 1.0% in the aggregate.

   The summary herein highlights the material provisions of the registration rights agreement, but does not restate that agreement in its entirety. Pacer International urges you to review all of the provisions of the registration rights agreement, because it, and not this description, defines your rights as holders to exchange your old notes for registered notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

   Following the consummation of the exchange offer, holders of old notes who were eligible to participate in the exchange offer but who did not tender their old notes will not have any further registration rights, and the old notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the old notes could be adversely affected.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, Pacer International will accept all old notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, Pacer International will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof.

   By tendering old notes in exchange for exchange notes and by executing the letter of transmittal, each holder of old notes will be required to represent that:

     (1) it is not an affiliate of Pacer International,

     (2) any exchange notes to be received by it were acquired in the ordinary course of its business, and

     (3) it has no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes.

   Each Participating Broker-Dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution" for a more detailed description of these procedures.

   The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes, except that:

     (1) the offering of the exchange notes has been registered under the Securities Act,

     (2) the exchange notes will not be subject to transfer restrictions, and

     (3) certain provisions relating to an increase in the stated interest rate on the old notes provided for under certain circumstances will be eliminated.

   The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the indenture.

   As of the date of this prospectus, $150,000,000 aggregate principal amount of the old notes is outstanding. In connection with the issuance of the old notes, Pacer International arranged for the old notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

   This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the old notes as of the close
of business on       , 1999. The exchange offer is not conditioned upon any
minimum aggregate principal amount of old notes being tendered. However, the exchange offer is subject to certain customary conditions which may be waived by Pacer International, and to the terms and provisions of the registration rights agreement. See "--Conditions to the Exchange Offer" for a detailed description of such conditions.

   Pacer International shall be deemed to have accepted validly tendered old notes when, as and if Pacer International has given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from Pacer International and delivering exchange notes to such holders.

   If any tendered old notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted old notes will be returned, at Pacer International's cost, to the tendering holder thereof as promptly as practicable after the expiration date.

   Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. Pacer International will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Solicitation of Tenders; Fees and Expenses" for more detailed information regarding the expenses of the exchange offer.

Expiration Date; Extensions; Amendments

   The term "expiration date" shall mean 5:00 p.m., New York City time, on
     , 1999, unless Pacer International, in its sole discretion, extends the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended. Pacer International may extend the exchange offer at any time and from time to time by giving oral or written notice to the exchange agent and by timely public announcement.

   Pacer International expressly reserves the right, in its sole discretion:

     (1) to delay acceptance of any old notes, to extend the exchange offer or to terminate the exchange offer and to refuse to accept old notes not previously accepted, if any of the conditions set forth herein under "-- Conditions to the Exchange Offer" shall have occurred and shall not have been waived by Pacer International, if such conditions are permitted to be waived by Pacer International, by giving oral or written notice of such delay, extension or termination to the exchange agent, and

     (2) to amend the terms of the exchange offer in any manner.

   Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof by Pacer International to the registered holders of the old notes.

   If the exchange offer is amended in a manner determined by Pacer International to constitute a material change, Pacer International will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment and Pacer International will extend the exchange offer to the extent required by law.

   Without limiting the manner in which Pacer International may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, Pacer International shall have no obligation to publish, advise, or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.

Interest on the Exchange Notes

   Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor or, if no interest has been paid on the old notes, from the Issue Date. The exchange notes will bear interest at a fixed rate of 11 3/4% per annum. Interest on the exchange notes will be payable semi-annually on June 1 and December 1 of each year commencing on December 1, 1999.

Procedures for Tendering

   Each holder of old notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein. Each holder shall then mail or otherwise deliver such letter of transmittal, or such facsimile, together with the old notes to be exchanged and any other required documentation, to Wilmington Trust Company, as exchange agent, at the address set forth herein and therein. A holder may also effect a tender of old notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the letter of transmittal, each holder will represent to Pacer International that, among other things,

     (1) the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder,

     (2) that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such exchange notes, and

     (3) that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of Pacer International.

   Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer such old notes into the exchange agent's account in accordance with DTC's procedure for such transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address set forth herein under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

   Only a holder may tender its old notes in the exchange offer. To tender in the exchange offer, a holder must:

     (1) complete, sign and date the letter of transmittal or a facsimile thereof,

     (2) have the signatures thereof guaranteed if required by the letter of transmittal,

   and

     (3) unless such tender is being effected pursuant to the procedure for bookentry transfer, mail or otherwise deliver such letter of transmittal or such facsimile, together with the old notes and other required documents, to the exchange agent, prior to 5:00 p.m., New York City time, on the expiration date.

   The tender by a holder will constitute an agreement between such holder, Pacer International and the exchange agent in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal. If less than all of the old notes are tendered, a tendering holder should fill in the amount of old notes being tendered in the appropriate box on the letter of transmittal. The entire amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

   The letter of transmittal will include representations to Pacer International that, among other things,

     (1) the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder,

     (2) neither the holder nor any such other person is engaged in, intends to engage in or has any arrangement or understanding with any person to participate in the distribution of such exchange notes,

     (3) neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of Pacer International, and

     (4) if the tendering holder is a broker or dealer as defined in the Exchange Act, then:

       (a) it acquired the old notes for its own account as a result of market-making activities or other trading activities, and

       (b) it has not entered into any arrangement or understanding with Pacer International or any "affiliate" thereof within the meaning of Rule 405 under the Securities Act to distribute the exchange notes to be received in the exchange offer.

   In the case of a broker-dealer that receives exchange notes for its own account in exchange for old notes which were acquired by it as a result of market-making or other trading activities, the letter of transmittal will also include an acknowledgement that the broker-dealer will deliver a copy of this prospectus in connection with the resale by it of exchange notes received pursuant to the exchange offer; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

   The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure delivery to the exchange agent prior to the expiration date. No letter of transmittal or old notes should be sent to Pacer International. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for holders, in each case as set forth herein and in the letter of transmittal.

   Any beneficial owner whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his old notes, either make appropriate arrangements to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"), unless the old notes tendered pursuant thereto are tendered by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instruction" of the letter of transmittal or for the account of an Eligible Institution. If the letter of transmittal is signed by a person other than the registered holder listed therein, such old notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the old notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the old notes. If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Pacer International, evidence satisfactory to Pacer International of their authority to so act must be submitted with such letter of transmittal.

   All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes will be determined by Pacer International in its sole discretion, which determination will be final and binding. Pacer International reserves the absolute right to reject any and all old notes not properly tendered or any old notes Pacer International's acceptance of which would, in the opinion of counsel for Pacer International, be unlawful. Pacer International also reserves the absolute right to waive any irregularities or conditions of tender as to particular old notes. Pacer International's interpretation of the terms and conditions of the exchange offer including the instructions in the letter of transmittal will be final and binding on all parties.

   Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as Pacer International shall determine. Although Pacer International intends to notify holders of defects or irregularities with respect to tender of old notes, neither Pacer International, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that Pacer International determines are not properly tendered or the tender of which is otherwise rejected by Pacer International and as to which the defects or irregularities have not been cured or waived by Pacer International will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

   In addition, Pacer International reserves the right in its sole discretion:

     (1) to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date, or, as set forth under "--Conditions to the Exchange Offer," terminate the exchange offer, and

     (2) to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

   The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

   Pacer International understands that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at DTC, the book-entry transfer facility, for the purpose of facilitating the exchange offer. Subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of old notes by causing such book-entry transfer facility to transfer such old notes into the exchange agent's account with respect to the old notes in accordance with the book-entry transfer facility's Automated Tender Offer Program procedures for such transfer. However, the exchange for the old notes so tendered will only be made after a timely confirmation of a book-entry transfer of such old notes into the exchange agent's account, and timely receipt by the exchange agent of an agents message and any other documents required by the letter of transmittal.

   The term "agent's message" means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering old notes and that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and Pacer International may enforce such agreement against the participant. Although delivery of old notes may be effected through book-entry transfer into the exchange agents account at the book-entry transfer facility, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with within the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

   Holders who wish to tender their old notes and whose old notes are not immediately available, or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

     (1) the tender is made through an Eligible Institution;

     (2) prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery

       (a) setting forth the name and address of the holder, the certificate number or numbers of such holder's old notes and the principal amount of such old notes tendered,

       (b) stating that the tender is being made thereby,

       (c) and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the certificate(s) representing the old notes to be tendered in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and

     (3) such properly completed and executed letter of transmittal, or facsimile thereof, together with the certificate(s) representing all tendered old notes in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the expiration date.

   Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

   Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m. New York City time, on the expiration date.

   For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     (1) specify the name of the person having deposited the old notes to be withdrawn (the "Depositor"),

     (2) identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited,

     (3) be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantee or be accompanied by documents of transfer sufficient to permit the trustee with respect to the old notes to register the transfer of such old notes into the name of the Depositor withdrawing the tender, and

     (4) specify the name in which any such old notes are to be registered, if different from that of the Depositor.

   All questions as to the validity, form and eligibility, including time of receipt of such withdrawal notices will be determined by Pacer International, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Any old notes that have been tendered but are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Conditions to the Exchange Offer

   Notwithstanding any other term of the exchange offer, Pacer International will not be required to accept for exchange, or to exchange exchange notes for, any old notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such old notes if, in Pacer International's judgment, any of the following conditions has occurred or exists or has not been satisfied:

     (1) that the exchange offer, or the making of any exchange by a holder, violates applicable interpretation of the staff of the Commission,

     (2) that any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer, or

     (3) that there has been adopted or enacted any law, statute, rule or regulation that can reasonably be expected to impair the ability of Pacer International to proceed with the exchange offer.

   If Pacer International determines that it may terminate the exchange offer for any of the reasons set forth above, Pacer International may:

     (1) refuse to accept any old notes and return any old notes that have been tendered to the holders thereof,

     (2) extend the exchange offer and retain all old notes tendered prior to the expiration date of the exchange offer, subject to the rights of such holders of tendered old notes to withdraw their tendered old notes, or

     (3) waive such termination event with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

   If such waiver constitutes a material change in the exchange offer, Pacer International will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder, and Pacer International will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such period.

Exchange Agent

   Wilmington Trust Company, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In such capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of directions of Pacer International. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

 By Registered or Certified Mail:          Wilmington Trust Company
                                           Rodney Square North
                                           1100 North Market Street
                                           Wilmington, DE 19890
                                           Attn: Corporate Trust Administration,
                                           Ann Roberts
 By Hand Delivery before 4:30 p.m.:        Wilmington Trust Company Rodney
                                           Square North
                                           1100 North Market Street
                                           Wilmington, DE 19890
                                           Attn: Corporate Trust Administration,
                                           Ann Roberts
 By Overnight Courier and by Hand          Wilmington Trust Company Rodney
  Delivery after 4:30 p.m. on the          Square North
  Expiration Date:                         1100 North Market Street
                                           Wilmington, DE 19890
                                           Attn: Corporate Trust Administration,
                                           Ann Roberts
 Facsimile Transmission:                   (302) 651-8882
 Information or Confirmation by Telephone: (302) 651-8681

   Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

Solicitation of Tenders; Fees and Expenses

   The expenses of soliciting tenders pursuant to the exchange offer will be borne by Pacer International. The principal solicitation pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of Pacer International and its affiliates in person, by telegraph, telephone or telecopier.

   Pacer International has not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker, dealers or other persons soliciting acceptances of the exchange offer. Pacer

International will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer.

   Pacer International may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

   The expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs, will be paid by Pacer International.

   Pacer International will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, certificates representing exchange notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if the transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by Pacer International directly to such tendering holder.

Accounting Treatment

   The exchange notes will be recorded at the same carrying value as the old notes, as reflected in Pacer International's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Pacer International as a result of the consummation of the exchange offer. The expenses of the exchange offer will be deferred and amortized by Pacer International over the term of the exchange notes using the effective interest method.

Consequences of Failure to Exchange

   As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, this exchange offer, Pacer International will have fulfilled a covenant contained in the registration rights agreement. Holders of the old notes who do not tender their old notes in the exchange offer will continue to hold such old notes and will be entitled to all the rights, and subject to the limitations applicable thereto, under the indenture and the registration rights agreement, except for any such rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of making of this exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer set forth in the indenture. Accordingly, such old notes may be resold only

     (1) to Pacer International,

     (2) pursuant to a registration statement which has been declared effective under the Securities Act,

     (3) in the United States to qualified institutional buyers within the meaning of Rule 144A in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A,

     (4) in the United States to Institutional Accredited Investors, as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act, in transactions exempt from the registration requirements of the Securities Act,

     (5) outside the United States to foreign persons in transactions complying with the provisions of Regulation S under the Securities Act, or

     (6) pursuant to any available exemption from the registration requirements under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

   To the extent that old notes are tendered and accepted in the exchange offer, the liquidity of the trading market for untendered old notes could be adversely affected.

                                USE OF PROCEEDS

   The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

   Set forth below is certain unaudited pro forma consolidated financial information for our company. The Unaudited Pro Forma Consolidated Balance Sheet as of April 2, 1999 gives effect to our recapitalization and the Pacer Logistics transaction as if they had occurred at April 2, 1999. The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 25, 1998, the three months ended April 2, 1999, and the twelve months ended April 2, 1999 give effect to our recapitalization and the Pacer Logistics transaction using the purchase method of accounting for the Pacer Logistics transaction, as if our recapitalization and the Pacer Logistics transaction had occurred at the beginning of the first period presented.

   The unaudited pro forma adjustments, as described in the notes to the unaudited pro forma consolidated financial information are based on available information and upon certain assumptions that we believe are reasonable. The purchase of Pacer Logistics has been reflected based on preliminary estimates of fair values, which may be updated based on final appraisals and other estimates of fair value.

   We do not claim or represent that the unaudited pro forma consolidated statement of operations information set forth below is indicative of the results that would have been reported had the transactions actually occurred at the beginning of the period presented nor is it indicative of our future results. There can be no assurance that the assumptions used in the preparation of the unaudited pro forma consolidated financial information, which we believe to be appropriate in the circumstances, will prove to be correct. The unaudited pro forma consolidated information should be read in conjunction with the historical consolidated financial statements of our company and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. See also "Our Recapitalization."

                              UNAUDITED PRO FORMA

                           CONSOLIDATED BALANCE SHEET

                                 April 2, 1999
                                 (in thousands)

                                                        Pacer Logistics
                               Pacer          Pacer     Completed 1999   Pro Forma
                          International(a) Logistics(b)   Acquisition   Adjustments    Pro Forma
                          ---------------- ------------ --------------- -----------    ---------
         ASSETS
Current assets:
 Cash and cash
  equivalents...........      $    --        $     10       $  --        $     --      $      10
 Accounts receivable,
  net...................        60,700         41,492          --              --        102,192
 Prepaid expenses and
  other.................         1,000          1,926          --              --          2,926
 Deferred income taxes..           --             597          --              --            597
                              --------       --------       ------       ---------     ---------
Total current assets....        61,700         44,025          --              --        105,725
Property and equipment:
 Property and equipment
  at cost...............        95,500          5,323           32(c)      (40,000)(d)    60,855
 Accumulated
  depreciation..........        (8,400)        (1,170)         --              --         (9,570)
                              --------       --------       ------       ---------     ---------
Property and equipment,
 net....................        87,100          4,153           32         (40,000)       51,285
Other assets:
 Intangible assets,
  net...................        19,100         60,932        8,218(c)       54,998 (e)   143,248
 Deferred income taxes..           --              73          --           85,000 (f)    85,073
 Other assets...........         2,800          1,885          --            8,200 (g)    12,885
                              --------       --------       ------       ---------     ---------
Total other assets......        21,900         62,890        8,218         148,198       241,206
                              --------       --------       ------       ---------     ---------
Total assets............      $170,700       $111,068       $8,250       $ 108,198     $ 398,216
                              ========       ========       ======       =========     =========
 LIABILITIES AND EQUITY
Current liabilities:
 Current maturities of
  long-term debt and
  capital leases........      $    --        $  3,294       $  --        $  (3,294)(h) $     --
 Accounts payable and
  accrued expenses......        95,500         39,198          --              --        134,698
                              --------       --------       ------       ---------     ---------
Total current
 liabilities............        95,500         42,492          --           (3,294)      134,698
Long-term liabilities:
 Revolver...............           --             --           --              --            --
 Employee benefits......           500            710          --              --          1,210
 Deferred income taxes..        15,700            --           --          (15,700)(f)       --
 Long-term debt and
  capital leases........           --          47,064        8,250(c)      229,686 (i)   285,000
                              --------       --------       ------       ---------     ---------
Total long-term
 liabilities............        16,200         47,774        8,250         213,986       286,210
                              --------       --------       ------       ---------     ---------
Total liabilities.......       111,700         90,266        8,250         210,692       420,908
Minority interest--
 exchangeable preferred
 stock..................           --             --           --           24,300 (j)    24,300
Stockholders' equity
 (divisional control
 account):
 Preferred stock........           --               4          --               (4)(k)       --
 Common stock...........           --               1          --          104,399 (l)   104,400
 Paid in capital........           --          14,254          --          (14,254)(m)       --
 Retained earnings
  (deficit) (divisional
  control account)......        59,000          6,543          --         (216,935)(n)  (151,392)
                              --------       --------       ------       ---------     ---------
Equity (deficit)........        59,000         20,802          --         (126,794)      (46,992)
                              --------       --------       ------       ---------     ---------
Total liabilities and
 equity.................      $170,700       $111,068       $8,250       $ 108,198     $ 398,216
                              ========       ========       ======       =========     =========

   See Accompanying Notes to the Unaudited Pro Forma Consolidated Balance Sheet

                           PACER INTERNATIONAL, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 APRIL 2, 1999
                                 (in thousands)

(a) Represents the historical unaudited balance sheet of Pacer International, Inc. as of April 2, 1999 (prior to the consummation of our recapitalization, Pacer International was known as APL Land Transport Services, Inc.). Prior to November 1998, Pacer International operated as the American President Lines Stacktrain Services division of APL Land Transport Services, Inc.

(b) Represents the historical unaudited balance sheet of Pacer Logistics, Inc. as of March 31, 1999 (prior to the consummation of the Pacer Logistics transaction, Pacer Logistics, Inc. was known as Pacer International, Inc.).

(c) On April 20, 1999, Pacer Logistics completed an acquisition of certain of the assets of Keystone Terminals, Inc. Pacer Logistics financed the purchase with long-term debt of $8,250 and acquired property and equipment of $32. This acquisition resulted in goodwill of $8,218 which is being amortized over 40 years.

(d) In connection with our recapitalization, we completed a sale and leaseback transaction for certain railcars purchased in 1998, resulting in the elimination of $40,000 of property and equipment at cost.

(e) The acquisition of Pacer Logistics will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16 and the preliminary purchase price of $133,908 plus fees of $500 results in a total purchase price of $134,408 and will be allocated to the assets and liabilities based upon fair market values at the date of acquisition.

   The purchase allocation, preliminary in nature and
    subject to change, is as follows:
    Existing book value of Pacer Logistics..................           $ 20,802
    Elimination of historical intangible assets of Pacer
     Logistics..............................................  (60,932)
    Elimination of Keystone Terminals acquisition goodwill..   (8,218)
    Goodwill created in the Pacer Logistics acquisition.....  124,148
                                                              -------
     Net adjustment to intangible assets....................             54,998
    Assumption of Pacer Logistics debt and capital lease,
     current portion........................................              3,294
    Assumption of Pacer Logistics debt and capital lease,
     long-term (including debt incurred with Keystone
     Terminals acquisition).................................             55,314
                                                                       --------
     Total purchase price...................................           $134,408
                                                                       ========

(f) In connection with our recapitalization, a Section 338(h)(10) election was made to allow the recapitalization of Pacer International to be treated as an acquisition of assets for tax purposes. The recapitalization gave rise to the reversal of the existing deferred tax balances in the amount of $15,700 and created a deferred tax asset in the amount of approximately $85,000, associated with the step up for tax purposes. We believe that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax asset and accordingly, no valuation allowance was recorded.

(g) Represents the estimated costs and fees associated with our recapitalization and the Pacer Logistics transaction:

                                                                          Total
                                                                         -------
   Debt issuance costs.................................................. $ 8,200
   Acquisition fees.....................................................     500
   Recapitalization fees................................................  15,392
                                                                         -------
     Total.............................................................. $24,092
                                                                         =======

(h) Reflects the repayment of the current portion of the Pacer Logistics long-term debt and capital leases.

(i) Reflects the debt incurred in connection with our recapitalization and the Pacer Logistics transaction and the repayment of existing long-term debt, including debt incurred in Pacer Logistics' Keystone Terminals acquisition. We have entered into the Senior Credit Facilities which consists of a seven-year $135,000 Term Loan and a five year $100,000 Revolving Credit Facility.

    Borrowings under Term Loan....................................... $135,000
    Issuance of Senior Subordinated Notes ...........................  150,000
    Repayment of Pacer Logistics long-term debt and capital leases...  (55,314)
                                                                      --------
                                                                      $229,686
                                                                      ========

(j) Reflects the issuance of Pacer Logistics 7.5% Exchangeable Preferred Stock with an aggregate stated value of $24,300 to certain members of management in exchange for Pacer Logistics common stock held by them.

(k) Reflects the purchase of Pacer Logistics historical preferred stock in connection with the Pacer Logistics transaction.

(l) Reflects our recapitalization and the Pacer Logistics transaction adjustments for common stock:

    Issuance of common stock to affiliates of Apollo Management...... $ 93,900
    Issuance of common stock to affiliates of Deutsche Bank
     Securities Inc. and Credit Suisse First Boston Corporation......    3,000
    Rollover of common stock from APL Limited........................    7,500
    Elimination of Pacer Logistics historical common stock...........       (1)
                                                                      --------
                                                                      $104,399
                                                                      ========

(m) Reflects the elimination of Pacer Logistics historical paid-in capital in connection with the Pacer Logistics transaction in accordance with purchase accounting.

(n) Reflects our recapitalization and the Pacer Logistics transaction adjustments for retained earnings:

    Elimination of Pacer International historical divisional
     control account............................................... $ (59,000)
    Elimination of Pacer Logistics historical retained earnings....    (6,543)
    Transaction fees associated with the issuance of common
     stock(g)......................................................   (15,392)
    Rollover of common stock from Pacer International..............    (7,500)
    Adjustment to record acquisition of Pacer International equity from APL Limited..............................................  (204,900)
    Exchange of Pacer Logistics common stock for Pacer Logistics
     7.5% Exchangeable Preferred Stock.............................   (24,300)
    Elimination of Pacer International historical deferred tax
     liability.....................................................    15,700
    Recognition of deferred tax asset associated with our
     recapitalization(f)...........................................    85,000
                                                                    ---------
                                                                    $(216,935)
                                                                    =========

                           PACER INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      Fiscal Year Ended December 25, 1998
                                 (in thousands)

                             Pacer            Pacer          Pacer Logistics                                          Pacer
                         International      Logistics       Completed 1998 &    Pacer Logistics  Pro Forma        International
                         Historical (a) Historical (b)(q) 1999 Acquisitions (c)    Pro Forma    Adjustments         Pro Forma
                         -------------- ----------------- --------------------- --------------- -----------       -------------
Gross revenues..........    $590,800        $252,762            $155,844           $408,606      $(17,776)(d)       $981,630
Cost of purchased
 transportation and
 services...............     466,300         211,222             135,269            346,491       (32,376)(e)        780,415
                            --------        --------            --------           --------      --------           --------
 Net revenues...........     124,500          41,540              20,575             62,115        14,600            201,215
Operating expenses:
 Direct operating
  expenses..............      62,400             329                  35                364         2,527 (f)         65,291
 Selling, general and
  administrative
  expenses..............      29,000          28,054              15,625             43,679         3,075 (g)(h)      75,754
 Amortization...........         600           1,334                 746              2,080         1,016 (i)          3,696
 Other (income) /
  expense...............        (700)            --                   16                 16           --                (684)
 Transaction costs......         --            1,500                 625              2,125           --               2,125
                            --------        --------            --------           --------      --------           --------
 Total operating
  expenses..............      91,300          31,217              17,047             48,264         6,618            146,182
                            --------        --------            --------           --------      --------           --------
 Income from
  operations............      33,200          10,323               3,528             13,851         7,982             55,033
Interest income /
 (expense)..............         --           (2,867)             (1,907)            (4,774)      (25,329)(j)        (30,103)
                            --------        --------            --------           --------      --------           --------
 Income before income
  taxes, minority
  interest and
  extraordinary loss....      33,200           7,456               1,621              9,077       (17,347)            24,930
Income taxes............      12,600           3,182                 766              3,948        (6,696)(k)          9,852
Minority interest.......         --              --                  --                 --          1,823 (l)          1,823
                            --------        --------            --------           --------      --------           --------
 Income before
  extraordinary loss....    $ 20,600        $  4,274            $    855           $  5,129      $(12,474)          $ 13,255
                            ========        ========            ========           ========      ========           ========
Other Financial
 Data(m)(n):
 Depreciation...........    $  6,000        $    699            $    387           $  1,086      $   (973)          $  6,113


  See Accompanying Notes to the Unaudited Pro Forma Consolidated Statement of
                                   Operations

                           PACER INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        Three Months Ended April 2, 1999
                                 (in thousands)

                                                          Pacer
                                                        Logistics
                             Pacer         Pacer        Completed      Pacer                        Pacer
                         International   Logistics     1998 & 1999   Logistics  Pro Forma       International
                          Historical   Historical(q) Acquisitions(o) Pro Forma Adjustments        Pro Forma
                         ------------- ------------- --------------- --------- -----------      -------------
Gross revenues..........   $163,600       $89,892        $5,297       $95,189    $(4,894)(d)      $253,895
Cost of purchased
 transportation and
 services...............    129,800        75,164         4,556        79,720     (8,544)(e)       200,976
                           --------       -------        ------       -------    -------          --------
 Net revenues...........     33,800        14,728           741        15,469      3,650            52,919
Operating expenses:
 Direct operating
  expenses..............     18,100           103            --           103        517 (f)        18,720
 Selling, general and
  administrative
  expenses..............      8,000        10,455           302        10,757        594 (g)(h)     19,351
 Amortization...........        100           474            54           528        246 (i)           874
 Other
  (income)/expense......         --            --            --            --         --                --
 Transaction costs......         --            --            --            --         --                --
                           --------       -------        ------       -------    -------          --------
 Total operating
  expenses..............     26,200        11,032           356        11,388      1,357            38,945
                           --------       -------        ------       -------    -------          --------
 Income from
  operations............      7,600         3,696           385         4,081      2,293            13,974
Interest
 income/(expense).......         --        (1,126)         (124)       (1,250)    (6,225)(j)        (7,475)
                           --------       -------        ------       -------    -------          --------
 Income before income
  taxes, minority
  interest and
  extraordinary loss....      7,600         2,570           261         2,831     (3,932)            6,499
Income taxes............      2,800         1,100           107         1,207     (1,511)(k)         2,496
Minority interest.......         --            --            --            --        456 (l)           456
                           --------       -------        ------       -------    -------          --------
 Income before
  extraordinary loss....   $  4,800       $ 1,470        $  154       $ 1,624    $(2,877)         $  3,547
                           ========       =======        ======       =======    =======          ========
Other Financial
 Data(m)(n):
 Depreciation...........   $  1,700       $   290        $    5       $   295    $  (358)         $  1,637


  See Accompanying Notes to the Unaudited Pro Forma Consolidated Statement of
                                   Operations

                           PACER INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       Twelve Months Ended April 2, 1999
                                 (in thousands)

                                                          Pacer
                                                        Logistics                 Pro
                             Pacer         Pacer        Completed      Pacer     Forma              Pacer
                         International   Logistics     1998 & 1999   Logistics  Adjust-         International
                          Historical   Historical(q) Acquisitions(p) Pro Forma   ments            Pro Forma
                         ------------- ------------- --------------- ---------  --------        -------------
Gross revenues..........   $604,200      $292,292       $110,909     $403,201   $(20,009)(d)      $987,392
Cost of purchased
 transportation and
 services...............    476,500       244,383         96,765      341,148    (34,609)(e)       783,039
                           --------      --------       --------     --------   --------          --------
 Net revenues...........    127,700        47,909         14,144       62,053     14,600           204,353
Operating expenses:
 Direct operating
  costs.................     63,300           385            --           385      2,231 (f)        65,916
 Selling, general and
  administrative
  expenses..............     29,200        32,799         10,817       43,616      3,075 (g)(h)     75,891
 Amortization...........        600         1,590            493        2,083      1,013 (i)         3,696
 Other
  (income)/expense......       (700)           --             --           --         --              (700)
 Transaction costs......         --         1,500            625        2,125         --             2,125
                           --------      --------       --------     --------   --------          --------
 Total operating
  expenses..............     92,400        36,274         11,935       48,209      6,319           146,928
                           --------      --------       --------     --------   --------          --------
 Income from
  operations............     35,300        11,635          2,209       13,844      8,281            57,425
Interest
 income/(expense).......         --        (3,439)        (1,407)      (4,846)   (25,236)(j)       (30,082)
                           --------      --------       --------     --------   --------          --------
 Income before income
  taxes, minority
  interest and
  extraordinary loss ...     35,300         8,196            802        8,998    (16,955)           27,343
Income taxes............     13,400         3,517            386        3,903     (6,536)(k)        10,767
Minority interest.......        --            --             --           --       1,823 (l)         1,823
                           --------      --------       --------     --------   --------          --------
 Income before
  extraordinary loss....   $ 21,900      $  4,679       $    416     $  5,095   $(12,242)         $ 14,753
                           ========      ========       ========     ========   ========          ========
Other Financial
 Data(m)(n):
 Depreciation...........   $  6,100      $    866       $    235     $  1,101   $ (1,269)         $  5,932


  See Accompanying Notes to the Unaudited Pro Forma Consolidated Statement of
                                   Operations

                           PACER INTERNATIONAL, INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 (in thousands)

(a) Represents amounts derived from the historical audited statement of operations of Pacer International, Inc. for the year ended December 25, 1998 (prior to the consummation of our recapitalization, Pacer International was known as APL Land Transport Services, Inc.). Prior to November 1998, Pacer International operated as the American President Lines Stacktrain Services division of APL Land Transport Services, Inc.

(b) Represents amounts derived from the historical audited consolidated statement of operations of Pacer Logistics, Inc. for the year ended December 31, 1998 (prior to the consummation of the Pacer Logistics transaction, Pacer Logistics, Inc. was known as Pacer International, Inc.).

(c) Pacer Logistics acquired Intraco Inc. April 3, 1998, Cross Con Transport, Inc. and Cross Con Terminals, Inc. on June 6, 1998, Professional Logistics Management Co., Inc. and 3PL Corporation on July 26, 1998, Manufacturers Consolidation Service, Inc. and its subsidiaries Levcon, Inc., MCS of Kansas, Inc. and Manufacturers Consolidation Service of Canada Inc. on December 10, 1998 and Keystone Terminals, Inc. (DE) and Keystone Terminals, Inc. (NJ) on April 20, 1999. The schedule below presents the unaudited historical combined results of operations of the acquired businesses for the periods from January 1, 1998 until their respective acquisitions by Pacer Logistics, except for the Keystone companies, which were acquired in 1999 and are included for the full year.

                                                                                               Completed
                                       Cross  Professional                    Pro Forma       1998 & 1999
                             Intraco    Con    Logistics   MCS(1)   Keystone Adjustments      Acquisitions
                             -------  ------- ------------ -------  -------- -----------      ------------
   Gross revenues..........  $1,245   $23,661   $11,152    $95,969  $24,281    $  (464)(2)      $155,844
   Cost of purchased
    transportation and
    services...............     845    20,971     8,512     84,725   20,680       (464)(2)       135,269
                             ------   -------   -------    -------  -------    -------          --------
    Net revenues...........     400     2,690     2,640     11,244    3,601         --            20,575
   Operating expenses:
    Direct operating
     expenses..............      35        --        --         --       --         --                35
    Selling general and
     administrative
     expenses..............     123     1,664     2,356     11,745    2,341     (2,604)(3)(4)     15,625
    Other
     (income)/expense......      --        --        --         16       --         --                16
    Amortization...........      --        --        --         80       --        666 (5)           746
    Transaction costs......      --        --        --        625       --         --               625
                             ------   -------   -------    -------  -------    -------          --------
   Total operating
    expenses...............     158     1,664     2,356     12,466    2,341     (1,938)           17,047
                             ------   -------   -------    -------  -------    -------          --------
    Income from
     operations............     242     1,026       284     (1,222)   1,260      1,938             3,528
   Interest
    income/(expense).......      (3)       41      (138)      (649)     145     (1,303)(6)        (1,907)
                             ------   -------   -------    -------  -------    -------          --------
   Income before income
    taxes..................     239     1,067       146     (1,871)   1,405        635             1,621
   Income taxes............      --        10         4       (214)      15        951 (7)           766
                             ------   -------   -------    -------  -------    -------          --------
    Income before
     extraordinary loss ...  $  239   $ 1,057   $   142    $(1,657) $ 1,390    $  (316)         $    855
                             ======   =======   =======    =======  =======    =======          ========
   EBITDA..................  $  288   $ 1,043   $   319    $  (443) $ 1,296    $ 2,158          $  4,661

  --------
  (1) As part of the acquisition of the Manufacturers Consolidation Service companies in December 1998, Pacer Logistics elected to exit such companies' over the road trucking business. The divestiture of this business was completed in February 1999. Over the road trucking gross revenues, cost of purchased transportation and services, selling, general and administrative expenses, interest expense, income taxes and EBITDA of $8,365, $7,644, $1,249, $105, $247 and $82, respectively, have been appropriately excluded from the Manufacturers Consolidation Service companies results of operations presented.

  (2) Reflects the elimination of $464 in intercompany revenues and costs between Pacer Logistics and Intraco.

  (3) As part of the acquisition of the Manufacturers Consolidation Service companies in December 1998, Pacer Logistics initiated a plan of employee reductions which were made in February, 1999, resulting in the elimination of salaries and benefits of $900 annually in connection with the employees subject to the reductions.

  (4) As part of the acquisitions of Intraco, the Cross Con companies, the Manufacturers Consolidation Service companies and the Keystone companies in April, June and December 1998 and April 1999, respectively, the former owners' annual salaries and benefits were contractually reduced by $7, $18, $786 and $893, respectively, aggregating $1,704.

  (5) Reflects the elimination of historical goodwill amortization for completed 1998 and 1999 acquisitions of $80 and recognition of goodwill amortization, as if the completed 1998 and 1999 acquisitions had occurred on January 1, 1998, of $746, resulting in a net adjustment of $666.

  (6) Reflects the elimination of historical interest expense relating to assumed debt paid off at the closing of the acquisition of $576 and recognition of interest expense that Pacer Logistics would have incurred had the completed 1998 and 1999 acquisitions occurred on January 1, 1998, based on Pacer Logistics' historical average interest rate of 8.04% of $1,879, resulting in a net adjustment of $1,303.

  (7) Reflects the adjustment to the provision for income taxes which Pacer Logistics would have recorded (based on Pacer Logistics' tax rate) had the completed 1998 and 1999 acquisitions occurred on January 1, 1998. This adjustment includes an increase in the tax provision for Intraco, the Cross Con companies and the Keystone companies, which were previously taxed as Subchapter S corporations.

(d) Reflects the following:

                              Fiscal Year Ended  Three Months  Twelve Months
                                December 25,    Ended April 2, Ended April 2,
                                    1998             1999           1999
                              ----------------- -------------- --------------
   Intercompany revenues and
    cost elimination on net
    sales between Pacer In-
    ternational and Pacer
    Logistics...............      $(24,376)        $(6,544)       $(26,609)
   Management fee to be
    charged to APL Limited
    for services rendered in
    connection with the
    Stacktrain Services
    Agreement...............         6,600           1,650           6,600
                                  --------         -------        --------
                                  $(17,776)        $(4,894)       $(20,009)
                                  ========         =======        ========

(e) As an integral part of the Pacer International acquisition of Pacer Logistics, Pacer International has reached an agreement with a third-party transportation provider, which effectively provides Pacer International with $8,000 in annual rate reductions or a $2,000 quarterly reduction. These amounts, together with the elimination of intercompany costs discussed in Note (d) above, results in adjustments to cost of purchased transportation and services of $32,376, $8,544 and $34,609 for the fiscal year ended December 25, 1998, the three months ended April 2, 1999 and the twelve months ended April 2, 1999, respectively.

(f) Reflects the adjustment to lease expense and depreciation as a result of the sale and leaseback transaction completed in connection with our recapitalization and the Pacer Logistics transaction:

                                                                  Twelve Months
                                 Fiscal Year Ended  Three Months      Ended
                                   December 25,    Ended April 2,   April 2,
                                       1998             1999          1999
                                 ----------------- -------------- -------------
   Elimination of historical
    railcar depreciation
    expense....................       $ (973)          $(358)        $(1,269)
   Lease expense associated
    with the sale and leaseback
    transaction................        3,500             875           3,500
                                      ------           -----         -------
                                      $2,527           $ 517         $ 2,231
                                      ======           =====         =======

(g) Reflects the following:

                                Fiscal Year Ended  Three Months  Twelve Months
                                  December 25,    Ended April 2, Ended April 2,
                                      1998             1999           1999
                                ----------------- -------------- --------------
   Elimination of historical
    information technology
    expenses allocated to
    Pacer International by APL
    Limited...................       $(7,300)        $(2,000)       $(7,300)
   Cost to outsource
    information technology
    services in accordance
    with the Information
    Technology Outsourcing and
    License Agreement.........        10,000           2,500         10,000
                                     -------         -------        -------
                                     $ 2,700         $   500        $ 2,700
                                     =======         =======        =======

   Incremental management fee
    charged to Pacer
    International by Apollo
    Management in accordance
    with the new management
    agreement.................       $   375         $    94        $   375
                                     =======         =======        =======
(h) Reflects the following:

   Elimination of Pacer
    Logistics historical
    goodwill amortization.....       $(1,334)        $  (474)       $(1,590)
   Elimination of Pacer
    Logistics 1998 and 1999
    completed acquisition
    goodwill amortization.....          (746)            (54)          (493)
   Estimated goodwill
    amortization as if the
    Pacer Logistics
    acquisition had occurred
    on January 1, 1998,
    amortized over forty years
    ..........................         3,096             774          3,096
                                     -------         -------        -------
                                     $ 1,016         $   246        $ 1,013
                                     =======         =======        =======

(i) Reflects the following:

   Elimination of historical
    Pacer Logistics interest
    expense and the
    amortization of debt
    issuance costs related to
    debt to be repaid in
    connection with the Pacer
    Logistics transaction.....       $(2,867)        $(1,126)       $(3,427)
   Elimination of pro forma
    Pacer Logistics interest
    expense...................        (1,879)           (168)        (1,412)
   Interest expense resulting
    from our $135 million term
    loan at an assumed
    interest rate of 8%.......        10,800           2,700         10,800
   Interest expense resulting
    from the $150 million
    notes at an interest rate
    of 11 3/4%................        17,625           4,406         17,625
   Amortization of debt
    issuance costs of $8.2
    million associated with
    our senior credit
    facilities and the notes
    over the life of the
    related debt..............         1,650             413          1,650
                                     -------         -------        -------
                                     $25,329         $ 6,225        $25,236
                                     =======         =======        =======

(j) Reflects the following:



(k) Reflects the adjustment to the provision for income taxes which Pacer International would have recorded (based on Pacer International's tax rate) had the transactions occurred on January 1, 1998. Note that Pacer International's income taxes payable will be offset by the $85,000 deferred tax asset arising as a result of the Section 338(h)(10) election. This will reduce cash payments for income taxes over the next fifteen years.

(l) In connection with our recapitalization and the Pacer Logistics transaction, certain members of management received Pacer Logistics Exchangeable Preferred Stock calling for an annual 7.5% paid-in-kind dividend. The amount represents the annual dividend, based on preferred stock value of Pacer Logistics of $24,300 at 7.5%. Amount for the three months ended April 2, 1999 represents one fourth of the annual charge.

(m) EBITDA represents income before income taxes, interest expense, depreciation and amortization and minority interest (payment-in-kind dividends on Pacer Logistics 7.5% Exchangeable Preferred Stock). EBITDA is presented because it is commonly used by certain investors to analyze and compare operating performance and to determine a company's ability to service and/or incur debt. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Pro forma EBITDA is calculated as follows:

                                Fiscal Year Ended  Three Months  Twelve Months
                                  December 25,    Ended April 2, Ended April 2,
                                      1998             1999           1999
                                ----------------- -------------- --------------
   Pacer International
    historical EBITDA.........       $39,800         $ 9,400        $42,000
   Pacer Logistics historical
    EBITDA....................        12,356           4,460         14,091
   Pacer Logistics completed
    1998 and 1999 acquisitions
    EBITDA....................         4,661             444          2,937
   EBITDA associated with Pro
    forma Adjustments.........         8,025           2,181          8,025
                                     -------         -------        -------
   Pacer International Pro
    forma EBITDA..............       $64,842         $16,485        $67,053
                                     =======         =======        =======

(n) Adjusted EBITDA represents pro forma EBITDA, adjusted as follows:

                                Fiscal Year Ended  Three Months  Twelve Months
                                  December 25,    Ended April 2, Ended April 2,
                                      1998             1999           1999
                                ----------------- -------------- --------------
   Pro forma EBITDA...........       $64,842         $16,485        $67,053
   Adjustments to pro forma
    EBITDA:
     Elimination of allocated
      corporate costs, less
      estimated stand alone
      costs (1)...............         2,915             904          3,015
     Elimination of historical
      Pacer Logistics initial
      public offering
      costs (2)...............         1,500              --          1,500
     Elimination of historical
      Manufacturers
      Consolidation Service,
      Inc. initial public
      offering costs (3)......           625              --            625
                                     -------         -------        -------
   Adjusted EBITDA............       $69,882         $17,389        $72,193
                                     =======         =======        =======

  --------
  (1) Reflects the elimination of historical corporate overhead costs allocated to Pacer International by APL Limited, less $2,785 of estimated annual actual costs expected to be incurred by Pacer International to perform the services as a stand alone entity. The estimated annual stand alone costs consists of salaries and benefits of $1,650, outside services and consulting of $650 and additional rent of $485.
  (2) Pacer Logistics incurred non-recurring costs related to an expected initial public offering in 1998.
  (3) Manufacturers Consolidation Service is a wholly owned subsidiary of Pacer Logistics. Manufacturers Consolidation Service incurred $625 of non-recurring costs related to an expected initial public offering prior to its acquisition by Pacer Logistics in 1998.

(o) On April 20, 1999, Pacer Logistics acquired certain assets of the Keystone companies and as part of the acquisition of the Manufacturers Consolidation Service companies in December 1998, Pacer Logistics initiated a plan of employee reductions resulting in annual cost savings of $900. To reflect the pro forma effect of this acquisition and cost reductions on Pacer Logistics' operations, the schedule below presents the unaudited historical statement of operations of the Keystone companies, for the three month period ended April 2, 1999, along with applicable pro forma adjustments for the Keystone Terminals acquisition and the impact of cost savings from the Manufacturers Consolidation Service companies' employee reductions.

                                                                    Completed
                                                    Pro Forma         1999
                                          Keystone Adjustments     Acquisition
                                          -------- -----------     -----------
   Gross revenues........................  $5,297                    $5,297
   Cost of revenues......................   4,556                     4,556
                                           ------     -----          ------
     Net revenues........................     741        --             741
   Operating expenses:
     Selling, general and administrative
      expenses...........................     455     $(153)(1)(2)      302
     Amortization........................     --         54 (3)          54
                                           ------     -----          ------
   Total operating expenses..............     455       (99)            356
                                           ------     -----          ------
     Income from operations..............     286        99             385
   Interest income/(expense).............      44      (168)(4)        (124)
                                           ------     -----          ------
     Income before income taxes..........     330       (69)            261
   Income taxes..........................     --        107 (5)         107
                                           ------     -----          ------
     Income before extraordinary loss....  $  330     $(176)         $  154
                                           ======     =====          ======
   EBITDA................................  $  291                    $  444

  --------
  (1) As part of the Keystone Terminals acquisition in April 1999 the former owners' salaries and benefits of $78 were eliminated. The adjustment represents the elimination of the former owners' salary and benefits.

  (2) The adjustment represents the elimination of Manufacturers
      Consolidation Service salaries and benefits of $75 representing one month of the $900 annual cost savings not included in historical results, as the reductions were made in February 1999.

  (3) Reflects the following:

                                                                   Three Months
                                                                  Ended April 2,
                                                                       1999
                                                                  --------------
     Goodwill amortization if the Keystone Terminals acquisition
      occurred on January 1, 1999...............................       $ 54

  (4) Reflects the following:

     Interest expense that Pacer Logistics would have incurred
      had the Keystone Terminals acquisition occurred on January
      1, 1999, based on Pacer Logistics' historical average
      interest rate of 8.16% for the three month period ending
      April 2, 1999.............................................       $168

  (5) Reflects the adjustment to the provision for income taxes which Pacer Logistics would have recorded (based on Pacer Logistics' tax rate) had the completed 1998 and 1999 acquisitions occurred on January 1, 1998 and includes an increase in tax provision for the Keystone companies, which were previously taxed as Subchapter S corporations.

(p) During 1998, Pacer Logistics acquired Intraco, the Cross Con companies, Professional Logistics and the Manufacturers Consolidation Service companies and during 1999, Pacer Logistics acquired the Keystone companies. The schedule below presents the unaudited historical combined results of operations of the acquired businesses for the periods from April 1, 1998 until their respective acquisitions by Pacer Logistics. Specifically, Intraco, the Cross Con companies, Professional Logistics, the Manufacturers Consolidation Service companies were acquired on April 3, 1998, June 6, 1998, July 26, 1998, December 10, 1998, respectively, and the Keystone companies on April 20, 1999. (The pro forma results of Intraco for the first two days of April were not included in the schedule below as they were not deemed material for presentation.)

                                                                                        Completed
                               Cross  Professional                     Pro Forma       1998 & 1999
                                Con    Logistics    MCS(1)   Keystone Adjustments      Acquisitions
                              ------- ------------ --------  -------- -----------      ------------
   Gross revenues..........   $10,258    $5,986    $ 70,674  $23,991    $    --          $110,909
   Cost of purchased
    transportation
    and services...........     9,105     4,352      62,904   20,404                       96,765
                              -------    ------    --------  -------    -------          --------
    Net revenues...........     1,153     1,634       7,770    3,587         --            14,144
   Operating expenses:
    Direct operating
     expenses..............        --        --          --       --         --                --
    Selling, general and
     administrative
     expenses..............       720     1,408       8,479    2,294     (2,084)(2)(3)     10,817
    Amortization...........        --        --          65       --        428 (4)           493
    Other income expenses..        --        --          --       --         --                --
    Transaction costs......        --        --         625       --         --               625
                              -------    ------    --------  -------    -------          --------
   Total operating
    expenses...............       720     1,408       9,169    2,294     (1,656)           11,935
                              -------    ------    --------  -------    -------          --------
    Income from
     operations............       433       226      (1,399)   1,293      1,656             2,209
   Interest
    income/(expense).......        13       (93)       (549)     160       (938)(5)        (1,407)
                              -------    ------    --------  -------    -------          --------
    Income before income
     taxes.................       446       133      (1,948)   1,453        718               802
   Income taxes ...........        --         2        (732)      --      1,116 (6)           386
                              -------    ------    --------  -------    -------          --------
    Income before
     extraordinary loss....   $   446    $  131    $ (1,216) $ 1,453    $  (398)         $    416
                              =======    ======    ========  =======    =======          ========
   EBITDA..................   $   442    $  245    $   (805) $ 1,329    $ 1,726          $  2,937

  --------
  (1) As part of the acquisition of the Manufacturers Consolidation Service companies in December 1998, Pacer Logistics elected to exit such Manufacturers Consolidation Service companies' over the road trucking business. The divestiture of this business segment was completed in February 1999. Over the road trucking gross revenues, cost of purchased transportation and services, selling, general and administrative expenses, interest expense, income taxes and EBITDA of $6,082, $5,434, $882, $84, $124 and $124, respectively, have been appropriately excluded from the Manufacturers Consolidation Services companies' results of operations presented.
  (2) As part of the acquisition of the Manufacturers Consolidation Service companies' in December 1998, Pacer Logistics initiated a plan of employee reductions, resulting in annual cost savings of $900. The reductions were made effective February 1999 and the $744 adjustment reflects the 10 months of cost savings not recognized in the historical statement of operations.
  (3) As part of the acquisitions of the Cross Con companies, the Manufacturers Consolidation Service companies' and the Keystone companies acquisitions in June and December 1998 and April 1999, respectively, the former owners' annual salaries and benefits were reduced by $7, $596 and $737, respectively, aggregating $1,340.
  (4) Reflects the elimination of historical goodwill amortization included in completed 1998 and 1999 acquisition financial statements of $65 and goodwill amortization, as if the completed 1998 and 1999 acquisitions had occurred on April 1, 1998, of $493. This results in a net adjustment of $428.
  (5) Reflects the elimination of historical interest expense relating to assumed debt paid off at the closing of the acquisitions of $474 and interest expense that Pacer Logistics would have incurred had the completed 1998 and 1999 acquisitions occurred on April 1, 1998 based on Pacer Logistics' historical average interest rate of 8.07% for the twelve month period ended March 31, 1999 of $1,412. This results in a net adjustment of $938.
  (6) Reflects the adjustment to the provision for income taxes which Pacer Logistics would have recorded (based on Pacer Logistics' tax rate) had the completed 1998 and 1999 acquisitions occurred on April 1, 1998. The adjustment includes an increase in the tax provision for the Cross Con companies and the Keystone companies, which were previously taxed as Subchapter S Corporations.

(q) For uniformity of presentation, certain financial statement captions have been retitled and certain amounts reclassified to conform with retitled financial statement captions.

                                                     Pacer Logistics, Inc.
                                                 ------------------------------
                                                              Three    Twelve
                                                   Fiscal    Months    Months
                                                 Year Ended   Ended     Ended
                                                  December  March 31, March 31,
                                                  25, 1998    1999      1999
                                                 ---------- --------- ---------
Direct operating expenses:
  Reclassified depreciation from depreciation
   and amortization.............................  $   329    $   103   $   385
                                                  =======    =======   =======
Selling, general and administrative expenses:
  Selling, general and administrative expenses
   from historical information..................  $27,684    $10,268   $32,318
  Reclassified depreciation from depreciation
   and amortization.............................      370        187       481
                                                  -------    -------   -------
                                                  $28,054    $10,455   $32,799
                                                  =======    =======   =======
Amortization:
  Depreciation and amortization from historical
   financial information........................  $ 2,033    $   764   $ 2,456
  Less: Reclassified depreciation to direct
   operating expenses...........................     (329)      (103)     (385)
  Less: Reclassified depreciation to selling,
   general and administrative expenses..........     (370)      (187)     (481)
                                                  -------    -------   -------
                                                  $ 1,334    $   474   $ 1,590
                                                  =======    =======   =======

      SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Pacer International, Inc.

   The following table presents, as of the dates and for the periods indicated,
(1) selected historical financial information and (2) selected pro forma consolidated financial information, in each case after giving effect to our recapitalization and the Pacer Logistics transaction. The selected historical data for the fiscal years ended December 25, 1998 and December 27, 1996 and the periods from December 28, 1996 to November 12, 1997 and November 13, 1997 to December 26, 1997 have been derived from, and should be read in conjunction with, the audited financial statements (including the notes thereto) of Pacer International appearing elsewhere in this prospectus.

   Prior to November 1998, Pacer International operated as the American President Lines Stacktrain Services division of APL Land Transport Services, Inc. (See Note 1 to the audited financial statements referred to above.) These historical financial statements subsequent to November 13, 1997 include the push down effect of the purchase price allocation resulting from the purchase of APL Limited by Neptune Orient Lines Limited. The results of operations of the predecessor period are not comparable to the successor period as a result of the acquisition of APL Limited by Neptune Orient Lines Limited.

   The selected historical financial data as of April 2, 1999 and for the three months ended April 3, 1998 and April 2, 1999 have been derived from Pacer International's unaudited financial statements and include, in the opinion of our management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for such periods. The unaudited pro forma balance sheet data reflects the financial position of our business as if our recapitalization and the Pacer Logistics transaction, using the purchase method of accounting for the Pacer Logistics transaction, had occurred as of April 2, 1999. The unaudited pro forma statement of operations and related information reflects our recapitalization and the Pacer Logistics transaction as if they had occurred at the beginning of the relevant period. The pro forma adjustments were applied to the historical financial statements to reflect and account for our recapitalization and the Pacer Logistics transaction as such and, accordingly, do not affect the historical basis of our assets and liabilities.

   The pro forma financial information does not purport to represent what our financial position or results of operations would have actually been had our recapitalization and the Pacer Logistics transaction in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or period. The following table should also be read in conjunction with "Unaudited Pro Forma Consolidated Financial Information" and the related notes thereto and "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

                       The Predecessor (a)
                    -------------------------
                      For the
                       Fiscal
                        Year       For the
                       Ended        PerThe Companyiod                    Pro Forma Pacer International
                    ------------------------------------------------- ------------------------------------
                         (in millions, except ratios and statistical data)
                                   For the                                           For the     For the
                                    Fiscal                              For the       Three      Twelve
                      For the        Year          For The Three      Fiscal Year    Months      Months
                       Period       Ended          Months Ended          Ended        Ended       Ended
                    ------------ ------------ ----------------------- ------------ ----------- -----------
                                 December 28,
                                   1996 to
                    December 27, November 12,
                        1996       1997(b)
                    ------------ ------------
Statement of
 Operations
 Data(c):
Gross revenues..       $548.0       $517.1
Cost of
 purchased
 transportation
 and services...        423.7        407.5
Net revenues....        124.3        109.6
Direct operating
 expenses.......         37.4         49.4
Selling, general
 and
 administrative
 expenses.......         25.6         24.0
Income from
 operations.....         61.5         38.8
Income before
 extraordinary
 loss...........         38.1         22.9
Other Financial
 Data:
EBITDA(d).......       $ 65.6       $ 41.8
EBITDA
 margin(e)......         52.8%        38.1%
Adjusted
 EBITDA(f)......
Adjusted EBITDA
 margin(e)......
Depreciation ...       $  4.1       $  3.0
Amortization....           --           --
Capital
 Expenditures(g)..        0.2           --
Cash interest
 expense(h).....           --          2.0
Debt to Adjusted
 EBITDA.........
Adjusted EBITDA
 to cash
 interest
 expense........
Ratio of
 earnings to
 fixed
 charges(i).....          6.2x         3.6x
Balance Sheet
 Data (at period
 end):
Total
 assets(j)......       $ 71.4           --
Total debt
 including
 capital
 leases.........           --           --
Minority
 interest-
 exchangeable
 preferred
 stock..........           --           --
                    November 13,
                      1997 to
                    December 26, December 25,  April 3,    April 2,   December 25,  April 2,    April 2,
                      1997(b)        1998        1998        1999         1998        1999        1999
                    ------------ ------------ ----------- ----------- ------------ ----------- -----------
                                              (unaudited) (unaudited) (unaudited)  (unaudited) (unaudited)
Statement of
 Operations
 Data(c):
Gross revenues..       $ 60.0       $590.8      $150.2      $163.6       $981.6      $253.9      $987.4
Cost of
 purchased
 transportation
 and services...         47.4        466.3       119.6       129.8        780.4       201.0       783.0
Net revenues....         12.6        124.5        30.6        33.8        201.2        52.9       204.4
Direct operating
 expenses.......          7.4         62.4        17.2        18.1         65.3        18.7        65.9
Selling, general
 and
 administrative
 expenses.......          3.2         29.0         7.8         8.0         75.8        19.4        75.9
Income from
 operations.....          2.0         33.2         5.5         7.6         55.0        14.0        57.4
Income before
 extraordinary
 loss...........          1.0         20.6         3.5         4.8         13.3         3.5        14.8
Other Financial
 Data:
EBITDA(d).......       $  2.7       $ 39.8      $  7.2      $  9.4       $ 64.8      $ 16.5      $ 67.1
EBITDA
 margin(e)......         21.4%        32.0%       23.5%       27.8%        32.2%       31.2%       32.8%
Adjusted
 EBITDA(f)......                                                         $ 69.9      $ 17.4      $ 72.2
Adjusted EBITDA
 margin(e)......                                                           34.7%       32.9%       35.3%
Depreciation ...       $  0.7       $  6.0      $  1.7      $  1.7       $  6.1      $  1.6      $  5.9
Amortization....           --          0.6         0.1         0.1          3.7         0.9         3.7
Capital
 Expenditures(g)..         --         39.7        16.3          --          1.7         0.4         1.7
Cash interest
 expense(h).....          0.3           --          --          --         28.5         7.1        28.4
Debt to Adjusted
 EBITDA.........                                                                                    3.9x
Adjusted EBITDA
 to cash
 interest
 expense........                                                            2.5x        2.5x        2.5x
Ratio of
 earnings to
 fixed
 charges(i).....          1.8x         3.0x        2.3x        2.7x         1.5x        1.5x        1.5x
Balance Sheet
 Data (at period
 end):
Total
 assets(j)......       $111.9       $156.1      $206.7      $170.7                   $398.2      $398.2
Total debt
 including
 capital
 leases.........           --           --          --          --                    285.0       285.0
Minority
 interest-
 exchangeable
 preferred
 stock..........           --           --          --          --                     24.3        24.3

--------
(a) The financial statements subsequent to November 13, 1997 include the accounts of Pacer International and include the "push down" effect of the purchase price allocation. Prior to November 12, 1997, the financial statements include the accounts of the Stacktrain Services division of APL Land Transport Services. The results of operations of the predecessor period are not comparable to the successor period as a result of the acquisition of APL Limited by Neptune Orient Lines Limited.

(b) The following information for the full year ended December 26, 1997 has been presented for comparative purposes only and is the combination of the December 28, 1996 to November 12, 1997 period (set forth below as the Predecessor) and the November 13, 1997 to December 26, 1997 period (set forth below as the Company). As a result of the change in ownership of Pacer International, these numbers are not indicative of what the full year 1997 was or would have been if the change in ownership had not occurred.

                                                                          1997
                                                                         ------
      Gross revenues.................................................... $577.1
      Cost of purchased transportation and services.....................  454.9
      Net revenues......................................................  122.2
      Income from operations............................................   40.8
      Net income........................................................   23.9
      EBITDA(d).........................................................   44.5
      EBITDA margin(e)..................................................   36.4%

(c) For uniformity of presentation, certain financial statement captions have been retitled and certain amounts reclassified to conform with retitled financial statement captions. Set forth below is a reconciliation of the information in the selected historical consolidated financial information to the amounts in the historical financial statements.

                               The Predecessor                             The Company
                          ------------------------- ----------------------------------------------------------
                            For the                                    For the
                             Fiscal                                     Fiscal
                              Year       For the      For the            Year               For the Three
                             Ended        Period       Period           Ended               Months Ended
                          ------------ ------------ ------------ --------------------- -----------------------
                                       December 28, November 13,
                                         1996 to      1997 to
                          December 27, November 12, December 26,          December 25,  April 3,    April 2,
                              1996         1997         1997     1997(b)      1998        1998        1999
                          ------------ ------------ ------------ -------  ------------ ----------- -----------
                                                                                       (unaudited) (unaudited)
                                                             (in millions)
Gross revenues:
 Freight revenue........     $526.6       $498.4       $57.7     $556.1      $566.1      $143.9      $156.9
 Avoided repositioning..       15.7         15.8         1.9       17.7        20.0         5.0         5.5
 Other revenue..........        5.7          2.9         0.4        3.3         4.7         1.3         1.2
                             ------       ------       -----     ------      ------      ------      ------
                              548.0        517.1        60.0      577.1       590.8       150.2       163.6
Cost of purchased
 transportation and
 services:
 Rail linehaul..........      401.3        383.7        43.8      427.5       438.1       113.5       122.1
 Trucks & other.........        7.2         10.1         1.2       11.3        11.0         2.7         3.1
 Empty repositioning....       13.2         11.0         2.0       13.0        13.2         2.3         3.6
 Terminal and cargo
  handling, variable....        2.0          2.7         0.4        3.1         4.0         1.1         1.0
                             ------       ------       -----     ------      ------      ------      ------
                              423.7        407.5        47.4      454.9       466.3       119.6       129.8
                             ------       ------       -----     ------      ------      ------      ------
Net revenues............      124.3        109.6        12.6      122.2       124.5        30.6        33.8
Direct operating
 expenses:
 Terminal and cargo
  handling, fixed.......        0.6          1.5         0.3        1.8         1.7         0.4         0.5
 Equipment maintenance
  and repair............       15.1         14.6         1.8       16.4        18.3         4.8         5.2
 Other variable
  (income)/expense......      (16.7)        (6.7)       (0.7)      (7.4)      (13.1)       (2.9)       (2.6)
 Fixed equipment
 Rail cars..............        3.4          3.3         0.5        3.8         6.5         2.0         1.4
 Containers/chassis.....       31.6         33.5         4.9       38.4        44.9        11.6        12.7
 Other..................        3.4          3.2         0.6        3.8         4.1         1.3         0.9
                             ------       ------       -----     ------      ------      ------      ------
                               37.4         49.4         7.4       56.8        62.4        17.2        18.1
Selling, general and
 administrative
 expenses:
 Direct expenses........       15.2         13.0         1.8       14.8        15.7         4.2         4.3
 Other overhead.........        0.1          0.1         --         0.1         0.9         0.2         0.2
 Corporate
  headquarters..........        6.1          4.2         0.5        4.7         5.7         1.5         1.6
 IT systems.............        4.2          6.7         0.9        7.6         7.3         2.0         2.0
 Less reclassification
  to amortization.......        --           --          --         --         (0.6)       (0.1)       (0.1)
                             ------       ------       -----     ------      ------      ------      ------
                               25.6         24.0         3.2       27.2        29.0         7.8         8.0
Amortization............        --           --          --         --          0.6         0.1         0.1
Other (income)/expense..       (0.2)        (2.6)        --        (2.6)       (0.7)        --          --
                             ------       ------       -----     ------      ------      ------      ------
  Income from
   operations...........       61.5         38.8         2.0       40.8        33.2         5.5         7.6
Interest
 income/(expense).......        --          (2.0)       (0.3)      (2.3)        --          --          --
                             ------       ------       -----     ------      ------      ------      ------
  Income before income
   taxes................       61.5         36.8         1.7       38.5        33.2         5.5         7.6
Income taxes(1).........      (23.4)       (13.9)       (0.7)     (14.6)      (12.6)       (2.0)       (2.8)
                             ------       ------       -----     ------      ------      ------      ------
  Net income............     $ 38.1       $ 22.9       $ 1.0     $ 23.9      $ 20.6      $  3.5      $  4.8
                             ======       ======       =====     ======      ======      ======      ======

--------
 (1) Historically, Pacer International's operating results were included in the consolidated incomes tax returns of APL Limited. A charge in lieu of income taxes has been provided as if Pacer International were a separate taxpayer.

(d) EBITDA represents income before income taxes, interest expense, depreciation and amortization and minority interest (payment-in-kind dividends on Pacer Logistics 7.5% Exchangeable Preferred Stock). EBITDA is presented because it is commonly used by certain investors to analyze and compare operating performance and to determine a company's ability to service and/or incur debt. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(e) EBITDA and Adjusted EBITDA margins are calculated as a percentage of net revenues.

(f) Adjusted EBITDA represents pro forma EBITDA, adjusted as follows:

                                      Year Ended   Three Months  Twelve Months
                                     December 31, Ended April 2, Ended April 2,
                                         1998          1999           1999
                                     ------------ -------------- --------------
   Pro forma EBITDA................    $64,842       $16,485        $67,053
   Adjustments to pro forma EBITDA:
    Elimination of allocated
     corporate costs, less
     estimated stand alone
     costs(1)......................      2,915           904          3,015
    Elimination of historical Pacer
     Logistics initial public
     offering costs(2).............      1,500            --          1,500
    Elimination of historical
     Manufacturers Consolidation
     Service, Inc. initial public
     offering costs(3).............        625            --            625
                                       -------       -------        -------
   Adjusted EBITDA.................    $69,882       $17,389        $72,193
                                       =======       =======        =======

  --------
  (1) Reflects the elimination of historical corporate overhead costs allocated to Pacer International by APL Limited, less $2,785 of estimated actual costs expected to be incurred by Pacer International to perform the services as a stand alone entity. The estimated annual stand alone costs consists of salaries and benefits of $1,650, outside services and consulting fees of $650 and additional rent of $485.

  (2) Pacer Logistics incurred $1,500 of non-recurring costs related to an expected initial public offering in 1998.

  (3) Manufacturers Consolidation Service is a wholly owned subsidiary of Pacer Logistics. Manufacturers Consolidation Service, incurred $625 of non-recurring costs related to an expected initial public offering prior to its acquisition by Pacer Logistics in 1998.

(g) In 1998, Pacer International purchased $39.7 million of railroad cars of which $23.4 million of expenditures were included in the twelve months ended April 2, 1999. In connection with our recapitalization and the Pacer Logistics transaction, we completed a sale and leaseback transaction for these railcars. Therefore, on a pro forma basis, the capital expenditure related to these railcars has been eliminated and direct operating expenses has been increased by $2.5 million and $2.2 million for the year ended December 25, 1998 and the twelve months ended April 2, 1999, respectively, to reflect the net impact on operating results of the additional lease expense less historical depreciation on these railcars.

(h) Cash interest expense represents interest expense less amortization of debt issuance costs.

(i) For purposes of the computation, the ratio of earnings to fixed charges has been calculated by dividing (i) income before income taxes plus fixed charges by (ii) fixed charges. Fixed charges are defined as interest expense plus the estimated interest portion of rent expense (assumed to be one-third of rent expense).

(j) Total assets at April 3, 1998 were significantly higher as compared to December 25, 1998 and April 2, 1999 due to the timing of settlement of an intercompany receivable with APL Limited.

Pacer Logistics, Inc.

   The following table presents as of the dates and for the periods indicated
(i) selected historical consolidated financial information and (ii) summary pro forma consolidated financial information, in each case after giving effect to our recapitalization and the Pacer Logistics transaction. The selected historical data for the years ended December 31, 1998, 1996, 1995 and the periods January 1, 1997 to March 31, 1997 and March 31, 1997 to December 31, 1997 have been derived from and should be read in conjunction with, the audited financial statements (including the notes thereto) of Pacer Logistics appearing in this prospectus.

   The financial data as of December 31, 1995 and 1994 and March 31, 1999 and for the year ended December 31, 1994 and for the three months ended March 31, 1999 and 1998 have been derived from Pacer Logistics' unaudited financial statements and include, in the opinion of our management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for such periods. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results that can be expected for the entire year. Prior to March 31, 1997, Pacer Logistics was an operating division of the Union Pacific Railroad Company, and therefore is not comparable in all respects to the periods subsequent to March 31, 1997.

   The unaudited pro forma statement of operations and related information reflects our recapitalization and the Pacer Logistics transaction as if they had occurred at the beginning of the relevant period and excludes certain nonrecurring items directly attributable to our recapitalization and the Pacer Logistics transaction. The pro forma adjustments were applied to the historical financial statements to reflect and account for our recapitalization and the Pacer Logistics transaction. The pro forma financial information does not purport to represent what Pacer Logistics' financial position or results of operations would have actually been had our recapitalization and the Pacer Logistics transaction in fact occurred on the assumed dates or to project Pacer Logistics' financial position or results of operations for any future date or period. The following table should also be read in conjunction with "Unaudited Pro Forma Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                            Pacer Logistics Historical
                  ----------------------------------------------------------------------------------
                         The Predecessor (a)                         The Company (a)
                  ------------------------------------ ---------------------------------------------
                             Pro Forma (b)
                  ------------------------------------
                                             For the     For the
                   For the Fiscal Years       Period      Period    For the       For the Three
                           Ended            January 1,  March 31,   Fiscal        Months Ended
                  ------------------------   1997 to     1997 to     Year    -----------------------
                                            March 31,  December 31,  Ended    March 31,   March 31,
                     1994     1995   1996      1997        1997      1998       1998        1999
                  ----------- -----  -----  ---------- ------------ -------  ----------- -----------
                  (unaudited)                                                (unaudited) (unaudited)
                                                       (in millions, except ratios and statistical
                                                                          data)
Statement of
 Operations
 Data (c):
Gross revenues..     $75.9    $78.3  $86.8    $19.5       $81.1     $252.8      $50.4      $ 89.9
Cost of
 purchased
 transportation
 and services...      64.8     65.9   73.1     16.5        68.7      211.2       42.0        75.2
Net revenues....      11.1     12.4   13.7      3.0        12.4       41.5        8.4        14.7
Income from
 operations.....       3.7      3.6    3.5      0.2         3.2       10.3        2.4         3.7
Income before
 extraordinary
 loss...........       2.7      3.0    3.0      0.1         1.5        4.3        1.1         1.5
Other Financial
 Data:
EBITDA (d)......     $ 3.9    $ 3.7  $ 3.6    $ 0.2       $ 3.6     $ 12.4      $ 2.7      $  4.5
EBITDA margin
 (e)............      35.1%    29.8%  26.3%     6.7%       29.0%      29.9%      32.1%       30.6%
Adjusted EBITDA
 (f)............
Adjusted EBITDA
 margin (e).....
Depreciation....     $ 0.2    $ 0.1  $ 0.1      --        $ 0.1     $  0.7      $ 0.1      $  0.3
Amortization....       --       --     --       --          0.3        1.3        0.2         0.5
Capital
 expenditures...       --       --     0.2      0.1         0.4        1.7        0.4         0.4
Interest
 expense........       --       --     --       --          0.7        2.9        0.6         1.1
Adjusted EBITDA
 to interest
 expense........
Balance Sheet
 Data
 (at period
  end):
Total assets
 (g)............     $31.6    $32.3  $37.6    $11.4       $57.1     $113.9      $56.1      $111.1
Total debt and
 capital
 leases.........        --       --     --       --        26.9       53.3       24.6        50.4
                                 For the     For the
                    For the       Three      Twelve
                  Fiscal Year    Months      Months
                     Ended        Ended       Ended
                  ------------ ----------- -----------
                  December 31,  March 31,   March 31,
                      1998        1999        1999
                  ------------ ----------- -----------
                  (unaudited)  (unaudited) (unaudited)
Statement of
 Operations
 Data (c):
Gross revenues..     $408.6       $95.2      $403.2
Cost of
 purchased
 transportation
 and services...      346.5        79.7       341.1
Net revenues....       62.1        15.5        62.1
Income from
 operations.....       13.9         4.1        13.8
Income before
 extraordinary
 loss...........        5.1         1.6         5.1
Other Financial
 Data:
EBITDA (d)......     $ 17.0       $ 4.9      $ 17.0
EBITDA margin
 (e)............       27.4%       31.6%       27.4%
Adjusted EBITDA
 (f)............     $ 19.1       $ 4.9      $ 19.1
Adjusted EBITDA
 margin (e).....       30.8%       31.6%       30.8%
Depreciation....     $  1.1       $ 0.3      $  1.1
Amortization....        2.1         0.5         2.1
Capital
 expenditures...
Interest
 expense........        4.8         1.3         4.8
Adjusted EBITDA
 to interest
 expense........        4.0x        3.8x        4.0x
Balance Sheet
 Data
 (at period
  end):
Total assets
 (g)............
Total debt and
 capital
 leases.........

-------
(a) The information set forth above as the Predecessor includes the accounts of Pacific Motor Transport Company prior to the management buyout on March 31, 1997. Pacer Logistics includes the accounts of Pacific Motor Transport Company acquired in the management buyout, after purchase accounting adjustments, and the accounts of all acquisitions Pacer Logistics has made subsequent to their acquisition date.
(b) The pro forma information gives effect to the acquisitions as if they were completed on the first day of the periods presented. See "Unaudited Consolidated Pro Forma Financial Information."
(c) The following information for the full year 1997 has been presented for comparative purposes only and is the combination of the January 1, 1997 to March 31, 1997 period and the March 31, 1997 to December 31, 1997 period. As a result of the change in ownership of Pacer Logistics, these numbers are not indicative of what the full year 1997 was or would have been, if the changes in ownership had not occurred.

                                             1997
                                            ------
     Gross revenues........................ $100.6
     Cost of purchased transportation and
      services.............................   85.2
     Net revenues..........................   15.4
     Income from operations................    3.4
     Income before extraordinary loss......    1.6
     EBITDA (d)............................    3.8
     EBITDA margin (e).....................   24.7%


(d) EBITDA represents income before income taxes, interest expense, depreciation and amortization and minority interest (payment-in-kind dividends on Pacer Logistics 7.5% Exchangeable Preferred Stock). EBITDA is presented because it is commonly used by certain investors to analyze and compare operating performance and to determine a company's ability to service and/or incur debt. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(e) EBITDA and Adjusted EBITDA margins are calculated as a percentage of net revenues.

(f) Adjusted EBITDA represents pro forma EBITDA, adjusted as follows:

                                                                 Three    Twelve
                                                  Fiscal Year   Months    Months
                                                      Ended      Ended     Ended
                                                  December 31, March 31, March 31,
                                                      1998       1999      1999
                                                  ------------ --------- ---------
     Pro forma EBITDA..........................      $17.0       $4.9      $17.0
     Adjustments to pro forma EBITDA:
      Elimination of historical Pacer Logistics
       initial public offering costs (1).......        1.5        --         1.5
      Elimination of historical Manufacturers
       Consolidation Service, Inc. initial
       public offering costs (2)...............        0.6        --         0.6
                                                     -----       ----      -----
     Adjusted EBITDA...........................      $19.1       $4.9      $19.1
                                                     =====       ====      =====

    (1) Pacer Logistics incurred $1.5 million of non-recurring costs related to an expected initial public offering in 1998.
    (2) Manufacturers Consolidation Service is a wholly owned subsidiary of Pacer Logistics. Manufacturers Consolidation Service incurred $0.6 million of non-recurring costs related to an expected initial public offering prior to its acquisition by Pacer Logistics in 1998.

(g) The total assets of Pacer Logistics for the fiscal years ended 1994 and 1995 (prior to the change in ownership of Pacer Logistics) have been derived from Pacer Logistics' unaudited consolidated financial statements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion and analysis of financial condition and results of operations covers periods before the completion of our recapitalization and the Pacer Logistics transaction. In connection with the recapitalization and the Pacer Logistics transaction, we entered into financing arrangements and altered our capital structure. The results of operations and financial condition for the periods subsequent to the consummation of our recapitalization and the Pacer Logistics transaction will not necessarily be comparable to prior periods. The following should be read in conjunction with the "Unaudited Pro Forma Consolidated Financial Information," "Selected Historical and Pro Forma Consolidated Financial Information" and the audited financial statements and notes thereto included elsewhere in this prospectus.

PACER INTERNATIONAL, INC.

Overview

   Until November, 1998, APL Land Transport Services, Inc. was comprised of two operating divisions: the Stacktrain Services Division and the Automotive Division. Prior to May 1996, APL Land Transport Services, Inc. had a third operating division, Distribution Services. Effective November 20, 1998, the Automotive Division and remaining assets related to the 1996 sale of Distribution Services were transferred to APL Limited. On November 12, 1997 APL Limited was acquired by Neptune U.S.A., Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Neptune Orient Lines Limited, a Singapore corporation. In the acquisition, Neptune U.S.A., Inc. merged with and into APL Limited. The resulting company, APL Limited, is a subsidiary of Neptune Orient Lines Limited. The financial statements subsequent to November 12, 1997 include the "push down' effect of the purchase price allocation. Prior to November 13, 1997, the financial statements include the accounts of the Stacktrain Services division of APL Land Transport Services, Inc.

   We are the largest provider of intermodal rail service in North America that is not affiliated with a railroad company. We offer rail freight services by selling intermodal service to shippers while buying space on intermodal rail trains. Through long-term contracts and other operating arrangements with major rail carriers and using our large fleet of leased and owned equipment, we have access to a 50,000 mile North American rail network serving most major population and commercial centers in the United States, Canada and Mexico. The long-term operating arrangements with the rail carriers provide, among other things, for favorable rates, guaranteed minimum service levels, priority handling and the utilization of certain terminal facilities.

   We directly market our stacktrain services primarily to intermodal marketers which serve customers in various industries, including the automotive industry and shippers of refrigerated freight. We also directly serve customers in the ocean carrier industry. We provide rail transportation services to over 5,000 beneficial cargo owners. In addition, we have historically provided, and will continue to provide, stacktrain and equipment repositioning services for companies and operations that are affiliated with APL Limited.

   The size of our equipment fleet, among other things, provides a significant advantage in customer responsiveness and service reliability, which distinguishes us from our competitors. We maintain an extensive fleet of owned and leased railcars, containers and chassis, as follows:

                           December 27, 1996 December 26, 1997 December 25, 1998
                           ----------------- ----------------- -----------------
Railcars..................         372               364               559
Containers................      13,270            17,917            19,737
Chassis...................      13,968            16,807            18,497

   The fleet of containers presented above represent the 48 and 53 foot containers and chassis intended specifically for the domestic market, which are either owned or otherwise available to us through a combination of long- and short-term leases. In addition, we have access to an extensive inventory of 20, 40 and 45 foot containers through a long-term container supply agreement with APL Limited. In connection with our recapitalization, we entered into a long-term sublet agreement with APL Limited giving us access to certain chassis to be used in our ocean carrier market segment. We provide APL Limited with equipment repositioning services through which we transport APL Limited's empty containers from destinations within North America to their West Coast points of origin. To the extent we are able to fill these empty containers with the westbound freight of other stacktrain customers, we receive compensation from both APL Limited for our repositioning service and from the other customers for shipment of their freight. Reposition payments from APL Limited totaled $15.7 million, $17.7 million and $20.0 million in 1996, 1997 and 1998, respectively.

   We expect to continue to increase the size of our domestic container fleet through a mix of long- and short-term leases. In 1998, we purchased 200 railcars for $39.7 million. In connection with our recapitalization, we completed a sale and leaseback transaction for all of the recently purchased railcars. The pro forma impact from the additional lease expense resulting from the sale and leaseback transaction is $3.5 million for the fiscal year ended December 25, 1998, however, elimination of historical railcar depreciation expense of $1.0 million for the same period partially offsets the additional lease expense.

   The overall freight rate environment in the rail and long haul truck industry influences the freight rates we are able to charge customers. As a user of the railroads' networks and facilities, our operating results and quality of customer service are directly impacted by the service provided by the railroads. The disruption of service in the U.S. railroad network beginning in 1997 adversely impacted the levels of service we were able to provide to our customers, as evidenced by the increase in average trip days of 16.0, 16.4 and
17.9 in 1996, 1997 and 1998, respectively. These operating issues resulted in

   (1) the loss of certain premium business,

   (2) price reductions on certain shipments to satisfy customer frustrations, and

   (3) less efficient utilization of our container fleet.

The loss of certain premium business, such as our expedited services and refrigerated services negatively impacted both gross and net revenue as certain shipments were shifted by customers to more costly, yet more reliable over-the-road carriers. Despite the service disruption and delays, we were able to continue to grow our volumes through this period. To minimize the disruption to our customers, we added to our container fleet to ensure availability to support increased volumes. Although volumes increased in 1997 by 41,680 or 9.1% and in 1998 by 21,438 or 4.3%, the longer trip days negatively impacted operating results as average revenue per container declined while lease expense increased with the container fleet additions. The railroad service problems are being resolved by the railroads and our management believes that the intermodal industry will return to historical service levels, pricing and growth rates.

   Prior to our recapitalization, we participated in APL Limited's cash management plan through which our excess cash was advanced to APL Limited and our cash needs were funded by APL Limited. In addition, APL Limited provided us with information technology services for which we were allocated $4.2 million, $7.6 million and $7.3 million of APL Limited's costs in 1996, 1997 and 1998, respectively. We are in the process of negotiating a long-term agreement with APL Limited to continue to provide similar information technology services to us. According to a term sheet upon which such negotiations are based, the information technology services would be provided to us for an annual fee of $10.0 million. APL Limited also provided certain corporate administrative services to us for which we were allocated $6.1 million, $4.7 million and $5.7 million of APL Limited's total corporate costs in 1996, 1997 and 1998, respectively. We anticipate that the cost for similar administrative services as a stand-alone entity will be approximately $2.8 million per year. We also entered into an agreement with APL Limited to receive a $6.6 million management fee for services in connection with the Stracktrain Services Agreement. We have also agreed with APL Limited that certain administrative services will continue to be provided by APL Limited on a per transaction basis for a transition period, expiring one year from the closing of our recapitalization or earlier as determined by us. As part of our recapitalization and the Pacer Logistics transaction, we reached an agreement with a supplier, which effectively provides us with $8.0 million in annual rate reductions. The cost savings and additional cost and income items discussed in the paragraph above, excluding the savings achieved from the elimination of allocated corporate overhead costs, net of estimated stand-alone costs, have been reflected in the unaudited pro forma consolidated statement of operations.

   Gross Revenues

   Our gross revenues are generated substantially through fees charged to customers for the transportation of freight. The growth of these revenues is primarily driven by increases in volume of freight shipped, as overall rates have historically remained relatively constant. The average rate is impacted by product mix, rail lanes utilized and market conditions. Also included in gross revenues are incentives paid by APL Limited for the repositioning of empty containers with domestic westbound loads. Reposition incentives growth is driven by the increase in APL Limited's shipping volumes from Asia to key population centers in North America, as well as our ability to fill APL Limited's empty containers with the westbound freight of other stacktrain customers. In addition, we will receive an annual management fee of $6.6 million for services in connection the Stacktrain Services Agreement.

  Cost of Purchased Transportation and Services/Net Revenues

   Our net revenues are the gross revenues less the costs of purchased transportation and services. The cost of purchased transportation and services consists primarily of the amounts charged by railroads and local trucking companies. In addition, terminal and cargo handling services represent the variable expenses directly associated with handling freight at a terminal location. The cost of these services is variable in nature and is based on the volume of freight shipped.

  Direct Operating Expenses

   Direct operating expenses are both fixed and variable expenses directly relating to the stacktrain operations and consist of equipment lease and depreciation expense, equipment maintenance and repair, fixed terminal and cargo handling expenses and other direct variable expenses. Our fleet of leased equipment is maintained through a variety of short- and long-term leases, many of which can be terminated without penalty in an economic downturn. Increases to our equipment fleet will primarily be through additional leases as the growth of our business dictates. Equipment maintenance and repair consist of the costs related to the upkeep of the equipment fleet, which can be considered semi-variable in nature, as a certain amount relates to the annual preventative maintenance costs in addition to amounts driven by fleet usage. Fixed terminal and cargo handling costs primarily relate to the fixed rent and storage expense charged to us by terminal operators and is expected to remain relatively fixed. Other variable expenses primarily include income received from users of our railcars in their operations, which has historically remained relatively constant. Historically, also included in other variable expenses are service credits from for-hire transportation providers, which effectively reduce our transportation costs.

  Selling, General and Administrative Expenses

   Selling, general and administrative expenses consist of allocated APL Limited's corporate and information technology expenses and direct administrative expenses, which primarily include payroll and fringe benefits and other overhead expenses. We estimate that our recurring annual cost for similar corporate administrative services, historically provided by APL Limited, will be $2.8 million on a stand-alone basis. In addition, we are in the process of negotiating a twenty-year agreement requiring APL Limited to continue to provide information technology services. See "Certain Agreements."

Results of Operations

   The following table sets forth certain condensed historical financial data for Pacer International, expressed as a percentage of net revenues for each of the most recent fiscal years and for the two most recent fiscal first quarters.

                          Fiscal Year   Fiscal Year   Fiscal Year     3 Months      3 Months
                              Ended        Ended         Ended         Ended         Ended
                          December 27,  December 26,  December 25,    April 3,      April 2,
                              1996        1997(2)         1998          1998          1999
                          ------------  ------------  ------------  ------------  ------------
                                       (in millions, except statistical data)
Gross revenues..........  $548.0        $577.1        $590.8        $150.2        $163.6
Cost of purchased
 transportation and
 services...............   423.7         454.9         466.3         119.6         129.8
                          ------        ------        ------        ------        ------
Net revenues............   124.3 100.0%  122.2 100.0%  124.5 100.0%   30.6 100.0%   33.8 100.0%
Expenses:
 Direct operating
  expenses..............    37.4  30.1    56.8  46.5    62.4  50.1    17.2  56.2    18.1  53.6
 Selling, general &
  administrative
  expenses..............    25.6  20.6    27.2  22.3    29.0  23.3     7.8  25.5     8.0  23.7
Income from operations..    61.5  49.5    40.8  33.4    33.2  26.7     5.5  18.0     7.6  22.5
Net income..............    38.1  30.7    23.9  19.6    20.6  16.5     3.5  11.4     4.8  14.2
EBITDA(1)...............  $ 65.6  52.8% $ 44.5  36.4% $ 39.8  32.0% $  7.2  23.5% $  9.4  27.8%

--------
(1) See Note (b) in "Summary Unaudited Pro Forma Consolidated Financial Information" for the definition of EBITDA.
(2) The fiscal year ended December 26, 1997 presented in the table above represents the combination of the accounts of the Stacktrain Services division of APL Land Transport Services, Inc. for the period from December 28, 1996 through November 12, 1997 and Pacer International from November 13, 1997 though December 26, 1997 and is presented only for comparative purposes. The results of operations of the predecessor period are not comparable to successor period as a result of the acquisition of APL Limited by Neptune Orient Lines Limited. This combination of the two fiscal periods is not necessarily indicative of what the results of Pacer International's operations would have been for the year.

 Three Months Ended April 2, 1999 Compared to the Three Months Ended April 3,
 1998

   Gross Revenues. Gross revenues increased $13.4 million, or 8.9%, from $150.2 million in first quarter 1998 to $163.6 million in first quarter 1999. Freight revenues accounted for $13.0 million of this growth with a 14,997, or 11.4%, increase in year over year volumes, partially offset by a slight decrease in the average rate per container primarily resulting from mix changes. Third-party domestic and third-party international business contributed to the growth with revenue increases of $8.4 million and $3.5 million, respectively, as a result of increased volumes of 10.9% and 20.4%, respectively. The increase in third party domestic volume is attributable to increased customer demand and to the improvement in the average trip days in February and March 1999 of 17.2 days and 17.1 days, respectively, compared to 17.5 days and 18.4 days for the same periods in 1998. Refrigerated Services business revenues declined by $1.0 million, or 49.6%, as a result of the loss of a large customer to over-the-road carriers. Reposition incentive revenues increased $0.5 million quarter over quarter as a result of increased APL Limited shipping volume and the continued trade imbalance.

   Net Revenues. Net revenues increased $3.2 million, or 10.5%, to $33.8 million or 20.7% of gross revenues in the first quarter 1999 from $30.6 million or 20.4% of gross revenues in first quarter 1998. The increase is primarily a result of the increased volumes discussed above. The increase in net revenues as a percentage of gross revenues is attributable to the third party domestic business, which benefited from a favorable mix in business as compared to the prior year quarter.

   Direct Operating Expenses. Direct operating expenses increased $0.9 million, or 5.2%, from $17.2 million in first quarter of 1998 to $18.1 million in first quarter 1999. As a result of the expansion of our extensive fleet of containers and chassis, lease expense increased by $1.1 million. This was offset by a reduction in railcar depreciation expense of $0.6 million due to a change in the estimated useful life of our railcars, in addition to a $0.4 million reduction in customer cargo claims.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.2 million, or 2.6%, to $8.0 million in 1999 from $7.8 million in 1998.

   Income from Operations. Operating income increased $2.1 million, or 38.2%, from $5.5 million, or 18.0%, of net revenues in 1998 to $7.6 million or 22.5% of net revenues due to the foregoing factors.

   Net Income. Net income increased $1.3 million, or 37.1%, from $3.5 million in first quarter 1998 to $4.8 million in first quarter 1999, due to the increase in operating income and the related increase in income taxes.

 Year Ended December 25, 1998 Compared to the Year Ended December 26, 1997

   The following discussion for the year ended December 26, 1997 has been presented for comparative purposes only and is the combination of the Stacktrain Services division of APL Land Transport Services, Inc. from December 28, 1996 to November 13, 1997 period and Pacer International from November 13, 1997 to December 26, 1997 period. As a result of the change in ownership of Pacer International, these numbers may not be indicative of what the full year 1997 was or would have been if the ownership change had not occurred.

   Gross Revenues. Gross revenues for 1998 increased $13.7 million to $590.8 million, or 2.4%, from $577.1 million in 1997. Freight revenues increased $10.0 million, or 1.8%, due to an increase in loads of 21,438, or 4.3%, offset by a slight decrease per load in the average freight rate as a result of product mix changes and the loss of certain premium business. The third-party domestic and third-party international business contributed with revenue increases of $17.0 million and $3.7 million, respectively, as a result of increased volumes of 7.9% and 11.7%, respectively, partially attributable to the additional 2,000 53-foot containers which were leased during 1998, and the strong import market positively impacting the third-party international business. The automotive and reefer business revenues declined $10.6 million primarily as a result of the rail service problems, as the reefer business is considered premium business and time sensitive. The type of automotive business that declined was primarily the time sensitive "Just-In-Time" business, which was lost to over-the-road truck transporters. Historically, our rates have been impacted by the rail service disruptions as certain expedited business, for which premium rates are charged, has been shifted by customers to more costly, yet more reliable over-the-road carriers. Reposition incentive revenues increased $2.3 million from 1997 to 1998 as a result of increased APL Limited shipping volume.

   Net Revenues. Net revenues increased $2.3 million to $124.5 million in 1998 from $122.2 million in 1997, as a result of the increased revenues discussed above. The net revenues as a percentage of gross revenues remained relatively constant in 1998 at 21.1% compared to 21.2% in 1997.

   Direct Operating Expenses. Direct operating costs increased $5.6 million, or 9.9%, to $62.4 million in 1998 from $56.8 million in 1997 due to increases in equipment lease expense of $6.4 million, railcar depreciation expense of $1.8 million and allocated maintenance and repair charges of $1.9 million, offset by a credit from a third-party transportation provider, to effectively reduce our third-party transportation costs, of $5.0 million.

   The additional lease expense primarily relates to the 2,000 additional 53-foot containers we leased in 1998 compared to 1997, which were delivered at various times throughout the year, with all of them in operation by the end of 1998. The additional containers were leased to fulfill customer demand during the period of rail service disruption. This increase in containers negatively impacted operating results as a result of the increased trip days combined with a decline in average revenue per container as previously discussed. In addition, we purchased 200 railcars in the first quarter of 1998 for $39.7 million, increasing depreciation expense in 1998. Historically, we were allocated maintenance and repair charges from APL Limited, based on a formula using the number of days the equipment was in use. The maintenance and repair charges increased in 1998 due to the increased volume of shipments in 1998 and the increased number of containers, railcars and chassis owned or leased by us compared to 1997.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.8 million, or 6.6%, in 1998 to $29.0 million compared to $27.2 million in 1997 primarily as a result of the total corporate expenses allocated to us from APL Limited increasing $1.0 million, and the increase in various direct selling, general and administrative expenses.

   Other Income and Expense. Other income decreased $1.9 million in 1998 to $0.7 million from $2.6 million in 1997 primarily attributed to a gain on the sale of certain operating equipment of $2.6 million in 1997 compared to a gain on the sale of certain equipment of $0.4 million in 1998.

   Income From Operations. Operating income decreased $7.6 million in 1998 to $33.2 million or 26.7% of net revenues from $40.8 million or 33.4% in 1997 due to the foregoing factors.

   Interest expense. Interest expense decreased $2.3 million to $0.0 in 1998 due to reduced intercompany borrowings from APL Limited in 1998.

   Income taxes. Income taxes decreased $2.0 million in 1998 to $12.6 million compared to $14.6 million in 1997, as a result of the decrease in income before income taxes from 1997 to 1998.

 Year Ended December 25, 1997 Compared to the Year Ended December 27, 1996

   Gross Revenues. Gross revenues increased $29.1 million to $577.1 million in 1997 from $548.0 million in 1996, or 5.3%, as a result of a 9.1% increase in container volume compared to 1996. Container volume increased by 41,680 containers to 501,523 in 1997 compared to 459,843 in 1996. The average revenue per container decreased 2.8% in 1997, primarily as a result of losing certain premium business to the trucking industry because of the railroad service problems beginning in the last four months of 1997. Third-party domestic business contributed to $5.4 million of the revenue increase as the volumes increased 6.3% from 1996 levels and average per container rates declined 3.4% due primarily to a shift in product mix and the loss of premium business. The automotive business revenues increased $11.5 million as a result of a 10.1% increase in container volume. Third-party-international business revenues increased $11.0 million as a result of a 14.7% increase in volume, which is attributed to the continued import volumes positively impacting the industry.

   Net Revenues. Net revenues declined $2.1 million, or 1.7%, in 1997 to $122.2 million from $124.3 million in 1996, or 21.2%, of gross revenues in 1997 compared to 22.7% of gross revenues in 1996. The net revenues were negatively impacted by higher transportation costs and a decrease in average rates per container as discussed above. The higher transportation costs were attributable to a shift in the shipping lanes utilized.

   Direct Operating Expenses. Direct operating expenses increased $19.4 million, or 51.9%, in 1997 to $56.8 million from $37.4 million in 1996. The increase is due to additional container and chassis lease expense of $8.8 million in 1997, an increase in allocated equipment maintenance and repair expenses of $1.3 million and a decrease in service penalty income from the railroads of $7.9 million.

   The increased lease expense is associated with the additional containers and chassis being leased in 1997. We had 27,479 container and chassis leased at December 26, 1997 compared to 19,310 at December 27, 1996. The additional containers were leased to fulfill customer demand during the period of rail service disruption. This increase in containers negatively impacted operating results as a result of the increased trip days combined with a decline in average revenue per container as previously discussed. The increase in equipment maintenance and repair expense is directly related to the increase in the containers and chassis fleet in 1997. In 1996, we received a $7.9 million credit from a transportation supplier for deficient service levels, as provided for in the contract between us and the transportation supplier.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.6 million, or 6.3%, in 1997 to $27.2 million from $25.6 million in 1996. The increase is due to the total increase in allocated corporate and information technology costs of $2.0 million to $12.3 million from $10.3 million in 1996 which is primarily attributable to APL Limited's implementation of a new information technology system, specifically for us.

   Other Income and Expense. Other income increased $2.4 million in 1997 to $2.6 million in 1997 from $0.2 million in 1996 as a result of our recording a $2.6 million gain on sale of certain operating equipment in 1997.

   Income From Operations. Operating income declined $20.7 million, or 33.7%, to $40.8 million, or 33.4%, of net revenues in 1997 from $61.5 million, or 49.5%, of net revenues in 1996 due to the foregoing factors.

   Interest Expense. Interest expense increased $2.3 million in 1997 from $0.0 in 1996 due to increased intercompany borrowings in 1997.

   Income Taxes. Income taxes decreased $8.8 million or 37.6% in 1997 to $14.6 million from $23.4 million in 1996, as a result of the decrease in income before income taxes in 1997 from 1996.

Liquidity and Capital Resources

   Historical

   Historically, we have used cash generated from operations for seasonal working capital purposes, to fund capital expenditures and repay intercompany debt. We generated net cash from operations of $17.4 million, $30.9 million and $31.8 million in 1996, 1997 and 1998, respectively, and $(60.6) million and $1.5 million in the first three months of 1998 and 1999, respectively. The increase in net cash provided by operating activities from 1996 to 1997 is attributable to a significant increase in accounts receivable in 1996 as a result of the sale of APL Limited's retail intermodal marketing operations to a third-party customer and therefore, the settlement timing of receivables was impacted. Additionally, the $(60.6) million net use of operating cash is the result of the timing of the settlement of intercompany receivables between APL Limited and us.

   Our excess cash from operations was historically remitted to our parent, APL Limited through our participation in the APL Limited cash management plan. If cash from operations were insufficient to fund capital expenditures, we borrowed the required cash from APL Limited. Interest expense was charged to us at a historical average borrowing rate for APL Limited. Net cash from operations in 1996 and 1997 was remitted to APL Limited. We primarily lease our fleet of operating equipment, however, capital expenditures have been historically funded through net cash from operations or a combination of cash from operations and intercompany borrowings. We purchased 200 railcars in 1998 for $39.7 million, of which $31.8 million was funded through operations and the remaining amount was funded by APL Limited. In connection with our recapitalization, we completed a sale and leaseback transaction for all the recently purchased railcars. The net impact on pro forma operating results from the additional lease expense, net of historical depreciation expense, as a result of the sale and leaseback transaction is $2.5 million.

   Post-Transactions

   Following our recapitalization and the Pacer Logistics transaction, our principal sources of liquidity are cash flow generated from combined operations and borrowings under our $100.0 million revolving credit facility. Our principal uses of capital are to meet debt service requirements, finance our strategic acquisitions and provide working capital, as needed. We do not expect to incur significant capital expenditures as additions to our equipment fleet will be through a mixture of long- and short-term operating leases. We expect that ongoing requirements for debt service, acquisitions and working capital will be funded by internally generated cash flow from the combined operations after the transactions and borrowings under our revolving credit facility.

   We incurred substantial indebtedness in connection with our recapitalization and the Pacer Logistics transaction. Following our recapitalization and the Pacer Logistics transaction, on a pro forma basis, we had approximately $285.0 million of indebtedness. Our debt service obligations could have important consequences to holders of the notes. See "Risk Factors."

   In connection with our recapitalization and the Pacer Logistics transaction, we entered into the Senior Credit Facilities, comprised of our $100.0 million revolving credit facility expiring in 2004 and a Term Loan facility aggregating $135.0 million, which matures in 2006. In general, the term loan and revolving credit facility bear interest at variable rates subject to increases or decreases based upon the achievement of certain financial ratios. Voluntary prepayments and commitment reductions will generally be permitted without premium or penalty, subject to certain conditions. Our credit facilities are generally guaranteed by all of our existing and future direct and indirect wholly-owned subsidiaries and are secured by certain liens on our properties and assets. Our credit facilities are subject to customary representations, warranties and covenants. See "Description of Our Credit Agreement."

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   Based upon the current level of operations and anticipated growth, including the Pacer Logistics operations and cash flow that management expects to be derived from those operations. We believe that operating cash flow and availability under our revolving credit facility will be adequate to meet our liquidity needs for the foreseeable future, although no assurance can be given in this regard.

   In connection with our recapitalization and the Pacer Logistics transaction, we incurred certain significant nonrecurring expenses (See "Unaudited Pro Forma Consolidated Financial Information"). We incurred approximately $8.2 million related to financing of our recapitalization and the Pacer Logistics transactions and $15.9 million in estimated transaction fees and expenses as a result of our recapitalization. Additionally, in connection with our recapitalization, a Section 338(h)(10) election was made to allow our recapitalization to be treated as an acquisition of assets for tax purposes. Accordingly, the assets were stepped-up to their fair market value for tax purposes. As a result, our income taxes payable will be offset by the $85.0 million deferred tax asset arising as a result of the step up. This will reduce cash payments for income taxes over the next fifteen years.

Seasonality

   Our business is seasonal, and our quarterly revenues and profits historically have been lower during the first and second quarters of the year (January through June) and higher during the third and fourth quarters (July through December) due primarily to the retail industry's shipping requirements.

Environmental

   We are subject to federal, state and local environmental regulations, including regulations relating to permitting requirements, wastewater discharges and underground storage tanks. We believe that we are in substantial compliance with these requirements and that we currently have no material environmental liabilities.

Year 2000

   Pursuant to an IT Supplemental Agreement, dated as of May 11, 1999 by and among APL Limited, Coyote Acquisition LLC and our company, we are currently completing negotiations of an Information Technology Outsourcing and License Agreement based upon a term sheet agreed by the parties. In accordance with the sheet, APL Limited will provide us with all necessary software, licenses and related services necessary to conduct the stacktrain business as it is currently being conducted and as it is enhanced pursuant to and during the term of the agreement. APL Limited will also be responsible for obtaining, maintaining, upgrading and replacing any software, equipment, facilities or personnel necessary in order to provide the services during the term of the agreement. The term of such agreement will be twenty years.

   Many computer systems in use today were designed and developed using two digits, rather than four, to specify the year. As a result, such systems will recognize the Year 2000 as "00". This could cause many computer applications to fail completely or to create erroneous results unless corrective measures are taken. APL Limited, and thus Pacer International, utilizes software and related computer technologies essential to its operations that could be affected by the Year 2000 issue.

   APL Limited has represented that it has devoted considerable personnel and resources to a comprehensive Year 2000 project that addresses mission-critical systems, infrastructure, vendors, suppliers and customers. Their goal is to minimize, as much as possible, any detrimental impact that the Year 2000 problem may have upon their ability to serve their clients and provide the services to us described in the Information Technology Outsourcing and Licensing Agreement term sheet.

   The fundamental approach of APL Limited is similar to those being employed by many organizations. The four key phases of APL Limited's approach are inventory assessment, remediation, testing and contingency planning.

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

   APL Limited has represented that the inventory assessment phase relating to business systems and assets is virtually complete. APL Limited has further represented that change-control processes have been established in an effort to keep out non-compliant products or services and that appropriate language has been incorporated into all standard contracts.

   APL Limited has represented that the remediation phase of all critical mainframe applications was completed prior to the end of March 1999. APL Limited's Year 2000 project is also addressing other areas of the business environment including both IT and non-IT systems. APL Limited has represented that the remediation of all critical components was completed by the end of June 1999. Testing is a critical part of APL Limited's plan and is being conducted across all critical components utilizing comprehensive testing methods. APL Limited has represented that integrated testing began during the fourth quarter of 1998 and has targeted the third quarter of 1999 for completion of critical elements testing.

   The transportation industry is highly interconnected. Even after APL Limited's systems are converted, and even with APL Limited's efforts to coordinate Year 2000 solutions with third parties, APL Limited cannot be certain that it will not encounter a Year 2000 related system malfunction. Therefore, APL Limited has also represented that their Year 2000 program includes making detailed contingency plans for a variety of potential problems, ranging from information systems to vessel operations. Such plans can minimize, not eliminate any adverse impact on the business.

   The Information Technology Outsourcing and License Agreement term sheet contains customary representations and warranties, including, that the information technology, software, hardware and services being provided to us constitute all such items required to provide the information technology services necessary to run our business and relating to Year 2000 compliance of the software and hardware used in providing the services under the agreement. The term sheet also provides that APL Limited will indemnify us against breaches of these representations, losses resulting from claims brought by third parties alleging infringement of their intellectual property and losses associated with a failure of the information technology systems to operate that is either caused by APL Limited or covered by indemnification or warranties provided to APL Limited by responsible third parties.

   The Year 2000 problem also affects many of our major suppliers, including railroads, and customers, and our business could be disrupted if any of them fail to resolve their Year 2000 problems.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," modifying accounting and reporting standards for derivative instruments. We do not expect the effect of implementation of this standard to be significant.

   The AICPA has issued Statements of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This statement was adopted for financial statements for fiscal years beginning after December 15, 1998 and did not have a material effect on the financial statements.

   In April 1998, the AcSEC issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities." This statement was adopted for financial statements for fiscal years beginning after December 15, 1998 and did not have a material effect on the financial statements.

   The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information." Upon completion of the transactions, the Company will apply the provisions of this statement as applicable.

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PACER LOGISTICS, INC.

Overview

   Pacer Logistics' business consists primarily of

   (1) intermodal marketing, which involves the provision of brokerage and logistics services by coordinating the transportation of goods by truck and rail,

   (2) specialized trucking services, including flatbed heavy-haul trucking, drayage and cartage, and

   (3) other transportation services, such as freight consolidation and handling.

As a non-asset-based service provider, Pacer Logistics is able to focus its efforts on providing value-added logistics solutions for its customers through its network of agents and independent contractors. Pacer Logistics primarily provides services to numerous global, national and regional manufacturers and retailers.

   PMT Holdings, Inc., a Delaware corporation, was formed on March 31, 1997 (inception), to acquire all of the capital stock of Pacific Motor Transport Company in a management buyout that was funded in part by Eos Partners, L.P. On March 31, 1997, PMT Holdings acquired all issued and outstanding shares of Pacific Motor Transport from Union Pacific Railroad Company and its subsidiaries in exchange for approximately $13.0 million in cash and warrants to purchase PMT Holdings common and preferred stock. Prior to the acquisition, Pacific Motor Transport was a provider of truckload freight services and intermodal marketing services. On December 16, 1997, PMT Holdings acquired all of the capital stock of Interstate Consolidation, Inc. and Interstate Consolidation Service, Inc. and its wholly owned subsidiary, Intermodal Container Service, Inc. for total consideration of $25.4 million including acquisition fees, consisting of $20.0 million in promissory notes and $5.4 million in cash and PMT Holdings stock. The Interstate companies are multipurpose providers of transportation services, including intermodal marketing, local trucking, and freight consolidation and handling. In May 1998, PMT Holdings was renamed Pacer International, Inc. and its subsidiaries reorganized. In connection with our recapitalization, Pacer International, Inc. was renamed Pacer Logistics, Inc. The name change has been given retroactive application in this discussion.

   On April 3, 1998 Pacer Logistics acquired all the stock of Intraco, Inc. for $1.9 million including acquisition fees, consisting of $0.5 million in cash and $1.4 million in Pacer Logistics stock. On June 5, 1998, Pacer Logistics acquired all of the capital stock of Cross Con Transport, Inc. and its subsidiary, Cross Con Terminals, Inc., in exchange for $16.4 million including acquisition fees, consisting of $11.6 million of cash and $4.8 million of Pacer Logistics stock. On July 25, 1998, Pacer Logistics acquired substantially all the assets of Professional Logistics Management Co., Inc. and 3PL Corporation, in exchange for $2.9 million in cash, including acquisition fees. On December 9, 1998, Pacer Logistics acquired all of the capital stock of Manufacturers Consolidation Service, Inc. and its subsidiaries, Levcon, Inc., MCS of Kansas, Inc. and Manufacturers Consolidated Service of Canada Inc. for $10.1 million in cash and assumed debt and acquisition fees. The Cross Con companies and the Manufacturers Consolidation Service companies are multipurpose providers of transportation services, including intermodal marketing and local trucking. Professional Logistics and 3PL are providers of logistics services and Intraco is involved in the transportation of equipment primarily for railroads. On April 20, 1999, Pacer Logistics acquired substantially all of the assets of Keystone Terminals, Inc. (DE) and Keystone Terminals, Inc. (NJ) in exchange for $8.25 million in cash. The Keystone companies are providers of transportation services.

 Gross Revenues

   Pacer Logistics' gross revenues are generated through fees charged for a broad portfolio of freight transportation services. Pacer Logistics' gross revenues are generated from its intermodal marketing and flatbed and specialized heavy-haul trucking services, augmented by local trucking, freight consolidation and handling, rail services and logistics outsourcing. Overall gross revenues for Pacer Logistics will be driven through its ability to market its broad array of transportation services to its existing customer base. Increases in gross

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

revenues from intermodal marketing are generated primarily from increased volumes, as rates are dependent upon product mix and transportation lane, which tend to remain relatively constant as customers' shipments tend to remain in similar lanes. The gross revenues from the flatbed and specialized heavy-haul segment are driven by the volume, length of haul and the rate per mile charged to the customer, which are dependent upon product mix. Local trucking services primarily support intermodal marketing and provide local transportation services to customers through independent operators. Revenues are driven primarily through increased volume. Pacer Logistics also provides a freight service in which it consolidates customer freight at loading docks and provides distribution services to specific customer locations throughout the United States. In addition to transporting freight, Pacer Logistics provides outsourcing services for customers' traffic departments and railcar repair and maintenance.

 Net Revenues

   Pacer Logistics' net revenues consist of the gross revenues earned from its third-party transportation services, net of the cost of purchased transportation services. Net revenues are driven by the mix of business services provided through its various services provided because net revenues as a percentage of gross revenues vary significantly based on the mix of services provided. Purchased transportation and services consists of amounts paid to third parties to provide services, such as, railroads, sub-contracted or in-house independent contractor truck drivers, freight terminal operators and dock workers. Third-party rail costs are charged through a contract maintained with the railroads and are dependent upon product mix and traffic lanes. Sub-contracted or independent operators may be paid a percentage of revenues, on a mileage basis or a fixed fee.

 Selling, General and Administrative Expenses

   Selling, general and administrative expenses relate to the costs of customer acquisition, billing, customer service and salaries and related expenses of marketing, as well as the executive and administrative staff's compensation, office expenses and professional fees. Pacer Logistics anticipates that it will incur increased overall selling related costs as it grows its operations, but that such costs will remain relatively consistent as a percentage of net revenues. The costs related to Pacer Logistics' corporate functions, such as administration, finance, legal, human resources and facilities will likely increase as the business grows, but will likely decrease as a percentage of net revenues as the business grows.

 Transaction Costs

   In connection with proposed initial public equity offering, Pacer Logistics and the Manufacturers Consolidation Service companies, prior to their acquisition by Pacer Logistics, incurred various non-recurring expenses associated directly with the offering. These are non-recurring expenses and are not expected to be incurred in the future.

 Depreciation and Amortization

   Depreciation and amortization consists of depreciation on office equipment and Pacer Logistics' owned transportation equipment and goodwill amortization related to historical acquisitions. Depreciation as a percentage of net revenues is historically low due to the low level of operating assets owned by Pacer Logistics, because of the level of reliance on third-party transportation providers. Pacer Logistics does not expect to significantly change its operating asset base.

Results of Operations

   The following discussion of Pacer Logistics' results of operations covers the historical operating results for the periods presented plus a discussion of results as if all of the Pacer Logistics' acquisitions (excluding the Manufacturers Consolidation Service companies and the Keystone companies) were acquired at the beginning of the most recent fiscal year presented (referred to below as the "Integrated Company"). The following discussion of Pacer Logistics operating results refers to the income statements as historically presented without reclassifications which were made for pro forma presentation purposes.

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 Three Months Ended March 31, 1999 ("First Quarter 1999") Compared to the Three
 Months Ended March 31, 1998 ("First Quarter 1998")

   Gross Revenues. Gross revenues increased $39.5 million, or 78.4%, to $89.9 million in First Quarter 1999 from $50.4 million in First Quarter 1998. The increase in revenues was primarily the result of the acquisitions made by Pacer Logistics in 1998 and through internal growth. Gross revenues for the Integrated Company decreased 2.7% or $1.9 million. The decrease primarily results from a change in contractual and billing arrangements for logistics services, which has no effect on Pacer Logistics' net revenues.

   Net Revenues. Net revenues increased $6.3 million, or 75.0%, to $14.7 million in First Quarter 1999 from $8.4 million in First Quarter 1998. Net revenues as a percentage of gross revenues decreased to 16.4% in First Quarter 1999 from 16.7% in First Quarter 1998. The increase in net revenues is the result of the acquisitions throughout 1998. The net revenues percentage decrease reflects the lower margin business from acquisitions. Net revenues for the Integrated Company increased $0.2 million or 1.7%. The increase primarily results from increased freight handling services generated by servicing additional stores and locations for our existing customer base.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $4.7 million to $10.3 million in First Quarter 1999 from $5.6 million in First Quarter 1998. As a percentage of gross revenues, selling, general and administrative expenses increased to 11.5% in First Quarter 1999 from 11.1% in First Quarter 1998. The increase is due to additional salary and administrative costs associated with the acquisitions and growth of Pacer Logistics. Selling, general and administrative expense for the Integrated Company decreased slightly.

   Income From Operations. Operating income increased $1.3 million, or 54.2%, to $3.7 million and operating income for the Integrated Company increased $0.3 million or 9.7% to $3.4 million, as a result of the foregoing factors.

   Interest Expense. Net interest expense increased to $1.1 million in First Quarter 1999 from $0.6 million in First Quarter 1998. The increase is the result of increased borrowings to finance Pacer Logistics' acquisitions of the Interstate companies, Intraco, the Cross Con companies, Professional Logistics and the Manufacturers Consolidation Service companies.

   Income Taxes. Pacer Logistics' effective tax rate increased to 42.8% in First Quarter 1999 from 41.8% in First Quarter 1998. The increase is due primarily to the amortization of goodwill related to Pacer Logistics' acquisitions.

 Year Ended December 31, 1998 ("Fiscal 1998") Compared to Nine Months Ended December 31, 1997 ("Fiscal 1997")

   As a result of the management buyout in March 1997, the period ended December 31, 1997 consists of only nine months as compared to twelve months for the year ended December 31, 1998. For information purposes, year-to-year comparisons have also been provided.

   Gross Revenues. Revenues increased $171.7 million, or 211.7%, to $252.8 million in 1998 from $81.1 million in fiscal 1997. The increase in revenues was the result of the acquisitions made by Pacer Logistics in late 1997 and in 1998 and the inclusion of an additional quarter of revenues in 1998. Revenues increased $152.2 million, or 151.3%, to $252.8 million in the twelve month period ended December 31, 1998 from $100.6 million in the twelve month period ended December 31, 1997. Gross revenues for the Integrated Company increased $27.9 million, or 10.9%. The increase resulted from growth in flatbed services provided due to increased transportation of materials for a railroad customer, expansion of freight handling services provided by sub-contracting services for existing customers and the start-up of the railcar repair services provided in Long Beach.


                                       65
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   Net Revenues. Net revenues increased $29.1 million, or 234.7%, to $41.5 million in 1998 from $12.4 million in fiscal 1997. Net revenues as a percentage of gross revenues increased to 16.4% in 1998 from 15.3% in fiscal 1997. The increase in net revenues is the result of the acquisitions made by Pacer Logistics in late 1997 and in 1998 and the inclusion of an additional quarter of revenues in 1998. The net revenue percentage increase reflects the impact from services provided to railroads in connection with their capital expenditure programs and the full year inclusion of higher-margin acquired businesses. Net revenues increased $26.1 million, or 169.5%, to $41.5 million in the twelve month period ended December 31, 1998 from $15.4 million in the twelve month period ended December 31, 1997. Net revenues for the Integrated Company increased $7.4 million or 18.9%. The increase in gross revenues noted above was related to the relatively high margin of the services provided which is the primary reason for the substantial percentage increase in net revenue.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $18.9 million to $27.7 million in 1998 from $8.8 million in fiscal 1997. As a percentage of gross revenues, selling, general and administrative expenses increased to 11.0% in 1998 from 10.8% in fiscal 1997. The increase is due to the additional quarter of selling, general and administrative costs in 1998 and to additional salary and administrative costs associated with the acquisitions and growth of Pacer Logistics. Selling, general and administrative expenses increased $16.6 million, or 149.5%, to $27.7 million in the twelve month period ended December 31, 1998 from $11.1 million in the twelve month period ended December 31, 1997. Selling, general and administrative expenses for the Integrated Company increased $3.8 million, or 12.8%. The increase primarily results from increases in variable costs associated with the increase in net revenues and additional corporate overhead.

   Transaction Costs. During 1998, Pacer Logistics incurred transaction costs of $1.5 million associated with the preparation and filing of a registration statement on Form S-1 related to an initial public offering of common stock. The initial public offering was not completed due to prevailing market conditions in the equity markets at the time of the proposed offering; accordingly, the costs were charged off in 1998.

   Income From Operations. Operating income increased $7.1 million or 221.9% to $10.3 million in 1998 from $3.2 million in fiscal 1997. Operating income increased $6.9 million, or 202.9%, to $10.3 million in 1998 from $3.4 million in the twelve months ended December 31, 1997. Operating income for the Integrated Company increased $3.6 million or 37.9% as a result of the foregoing factors.

   Interest Expense. Net interest expense increased to $2.9 million in 1998 from $0.7 million in fiscal 1997. The increase is the result of increased borrowings to finance Pacer Logistics' acquisitions of the Interstate companies, Intraco, the Cross Con companies, Professional Logistics and the Manufacturers Consolidation Service companies.

   Income Taxes. Pacer Logistics' effective tax rate increased to 42.7% in 1998 from 38.9% in fiscal 1997. The increase is due primarily to the amortization of goodwill related to acquisitions made during the period.

 Nine Months Ended December 31, 1997 (Fiscal 1997) Compared to Year Ended December 31, 1996 (1996)

   As a result of the management buyout in March 1997, the period ended December 31, 1997 consists of only nine months as compared to twelve months for the year ended December 31, 1996. For information purposes, year-to-year comparisons have also been provided.

   Gross Revenues. Gross revenues decreased $5.7 million, or 6.6%, to $81.1 million in Fiscal 1997 from $86.8 million in 1996. This decrease is due to the additional quarter of revenues in 1996, which is partially offset by additional business with Union Pacific in Fiscal 1997. Revenues increased $13.8 million, or 15.9%, to $100.6 million in the twelve month period ended December 31, 1997 compared to $86.8 million in the twelve month period ended December 31, 1996. The increase results primarily from volume growth in rail brokerage and flatbed trucking services.

   Net Revenues. Net revenues decreased $1.3 million, or 9.5%, to $12.4 million in Fiscal 1997 from $13.7 million in 1996. Net revenues as a percentage of gross revenues decreased to 15.3% in Fiscal 1997 from 15.8% in 1996. The decrease is due to the additional quarter of revenues in 1996, which is partially offset by additional business with Union Pacific in Fiscal 1997.

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

   The net revenues percentage decrease reflects a marginal increase in the cost of purchased transportation. Net revenues increased $1.7 million, or 12.4%, to $15.4 million in the twelve month period ended December 31, 1997 from $13.7 million in the twelve month period ended December 31, 1996. Net revenues for the Integrated Company increased $4.3 million, or 12.3%. The increase is primarily attributable to the growth in gross revenues for rail brokerage and flatbed trucking.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $1.2 million to $8.8 million from $10.0 million in 1996. As a percentage of gross revenues, selling, general and administrative expenses decreased to 10.8% in Fiscal 1997 from 11.5% in 1996. The decrease is due to the additional quarter of selling, general and administrative expenses included in 1996, which is partially offset by additional salary and administrative expenses associated with the growth of Pacer Logistics and its management team after the management buyout. Selling, general and administrative expenses increased $1.1 million, or 11.0% to $11.1 million in the twelve month period ended December 31, 1997 as compared to $10.0 million in the twelve month period ended December 31, 1996. Selling, general and administrative expenses for the Integrated Company increased $2.0 million or 7.2%. The increase is primarily attributable to increases in variable costs associated with the increase in rail brokerage and flatbed trucking services provided.

   Income From Operations. Operating income decreased $0.3 million, or 8.6%, to $3.2 million in fiscal 1997 from $3.5 million in 1996. Operating income decreased $0.1 million, or 2.9%, to $3.4 million in the twelve months ended December 31, 1997 from $3.5 million in 1996. Operating income for the Integrated Company increased $2.3 million or 31.9%, as a result of the foregoing factors.

   Interest Expense (Income). Net interest expense increased $2.1 million to $0.7 million in Fiscal 1997 from $1.4 million in net interest income in 1996. The increase is a result of increased borrowings to finance the management buyout and the acquisition of Interstate.

   Income Taxes. Pacer Logistics' effective tax rate remained relatively unchanged in Fiscal 1997 as compared to 1996.

Liquidity and Capital Resources

   Since its inception on March 31, 1997, Pacer Logistics' cash needs have been primarily to fund acquisitions, working capital and, on a limited basis, capital expenditures. Pacer Logistics' primary sources of capital have been the borrowings under bank credit agreements, and in Fiscal 1997, cash raised in connection with the formation of Pacer Logistics. In addition, Pacer Logistics has issued shares of common stock as part of the consideration in certain acquisitions. Pacer Logistics uses its bank credit agreement to manage its cash flow. At March 31, 1999 and December 31, 1998, availability under its bank credit agreement was $17.7 million and $17.6 million, respectively, and Pacer Logistics' working capital was $1.5 million and $0.4 million, respectively.

   Net cash provided from operating activities was $1.0 and $2.7 million during the First Quarter 1999 and First Quarter 1998, respectively. The decrease in cash provided was primarily due to a reduction in accrued expenses, partially offset by an increase in income taxes payable. Net cash provided by operating activities for 1998 was $0.8 million, and the net cash used in operating activities for Fiscal 1997 was $2.7 million. The increase in cash provided from operating activities in 1998 as compared to Fiscal 1997 is due primarily to higher net income in 1998.

   Net cash provided from (used in) investing activities was $2.6 million and $(0.4) million in the First Quarter 1999 and First Quarter 1998, respectively. Pacer Logistics received $3.0 million from the sale of trucks acquired as part of the acquisition of the Manufacturers Consolidation Service companies. Net cash used in investing activities was $20.3 million and $10.0 million in 1998 and Fiscal 1997, respectively. Net cash used in investing activities was used primarily to finance the acquisitions of Intraco, the Cross Con companies, Professional Logistics, 3PL and the Manufacturers Consolidation Service companies in 1998 and the management buyout and the acquisition of the Interstate companies in Fiscal 1997.

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   Net cash used in financing activities in First Quarter 1999 and First
Quarter 1998 was $3.6 million and $2.3 million, respectively, principally used to repay outstanding indebtedness. Net cash provided by financing activities was $19.4 million and $11.2 million during 1998 and Fiscal 1997, respectively. The net cash provided by financing activities in 1998 was provided by borrowings under Pacer Logistics' bank credit agreements. In Fiscal 1997, net cash provided by financing activities was provided by borrowings under Pacer Logistics' bank credit agreements and cash raised in connection with the formation of Pacer Logistics. On December 7, 1998, Pacer Logistics entered into a bank credit agreement consisting of a term loan of $32.0 million and revolving credit facility of $38.0 million. In conjunction with the credit agreement, the amounts outstanding under the term loan of $20.0 million and $12.0 million line of credit were repaid.

Year 2000

   The Year 2000 issue arises because many computerized systems use two digit dates instead of four digits to identify the year, causing some date sensitive systems to incorrectly recognize and process information.

   Resolution of the Year 2000 problem is among Pacer Logistics' highest priorities, and a task force been established to address its many aspects. The task force activities relate to the following four business categories:

   . Infrastructure, consisting of computing systems hardware and systems software.

   . Applications Software, consisting of vendor provided or custom written operations software.

  . Embedded Processors in equipment used by the Company, consisting of communications equipment, voice and data, and other miscellaneous systems.

   .  Significant third party vendors and service providers and customers.

   Pacer Logistics has developed a five-phase approach to resolving the Year 2000 issue. The phases are:

   .  Inventory of all data-sensitive systems and equipment,

   . Assessing compliance and assigning priorities to items identified as not being compliant,

   .  Remediation of non-compliant items,

   . Testing and certification of systems and equipment being brought into compliance, and

  . Contingency planning to provide for continuity of business activities in the event of unanticipated failures, whether of internal or external origin.

   Approximately 90% of the actions required relating to Infrastructure have been completed as of the end of First Quarter, 1999. All such components are expected to be fully compliant by the end of the third quarter of 1999. Testing and certification will continue into the second half of 1999.

   Remediation is underway for all Applications Software currently in use by the Company. At the end of First Quarter 1999 approximately 75% of all vendor provided software in use is represented by the vendor to be compliant. The remaining percentage is being replaced. Custom written software that is not compliant has in most instances been or is being replaced by vendor-provided software that is compliant. In certain cases, custom written software is being internally brought into compliance. Testing and certification is currently in process. Remediation will continue into the third quarter.

   Inventories of Embedded Processors have been reviewed and non-compliant items have been identified for remediation. Activities are underway upgrading or replacement as required. This activity should be complete by the end of the third quarter of 1999.

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   Pacer Logistics has initiated formal communications with all of its significant vendors and customers, with special attention being directed toward electronic business partnerships, to determine vulnerability to those third parties' failure to remediate their Year 2000 issues. This process is ongoing and will continue into the second half of 1999.

   Although Pacer Logistics is striving to assure that its products and services are Year 2000 ready, Pacer Logistics cannot guarantee that all systems and services will function without error before, at or after December 31, 1999. Service may still be affected by the performance of third parties with which Pacer Logistics does business, or exchanges information. We believe, however, that our efforts will avoid significant problems and will enable us to rapidly address and correct any problems that do arise.

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                                    BUSINESS

Overview

   We are a leading freight transportation and logistics provider, offering a broad array of services to facilitate the movement of freight from origin to destination. We believe, as one of the largest transporters of intermodal freight in North America, we controlled approximately 23.0% of all domestic intermodal containers in 1998. We are also the third largest intermodal marketing company in the United States, as measured by intermodal rail revenues. Intermodal transportation is the movement of freight via trailer or container using two or more transportation modes. Intermodal transportation nearly always includes a rail and truck segment. An intermodal marketing company arranges intermodal transportation for global, national and regional retailers and manufacturers. Our pro forma gross revenues and Adjusted EBITDA were $987.4 million and $72.2 million, respectively, for the twelve month period ended April 2, 1999. Through implementation of our unique business model, we believe we maintain an advantage over our competitors by providing our customers with access to:

  .  a low cost single-source package of integrated transportation services;

  . our coast to coast land transportation network with priority handling status;

  .  one of the largest container and chassis fleets in the industry; and

  .  sophisticated information systems.

   Through our stacktrain business, we are the largest provider of intermodal rail service in North America that is not affiliated with an individual railroad company. Stacktrain service is the movement of freight in containers stacked two high on railcars. Through this business, we provide our customers with rail capacity, equipment and shipment tracking and control on a nationwide basis. We operate one of the industry's largest fleets of stacktrain equipment, including railcars, containers and chassis. Through contracts with major rail carriers and our access to sophisticated proprietary information systems, we operate our equipment over a 50,000 mile rail network. We benefit from having developed close working relationships with the railroads and we are the single largest customer of our primary rail carrier, historically representing approximately 20% of its intermodal revenues. In the past, during periods of equipment scarcity and network bottlenecks, we have benefited from our strong relationships with our rail carriers and capitalized on our priority handling status with such carriers. In addition, our access to sophisticated information systems allows us to track shipments throughout our rail network and provide shippers with a level of service which we believe is unmatched in the industry. The breadth of our rail network, together with our access to such information systems, allows us to manage our fleet of equipment on a national basis and thereby maximize availability, utilization and reliability. On a pro forma basis from 1996 to 1998, we increased our intermodal shipments by an average of 12.6% per annum through the addition of new customers and increased volumes with existing customers.

   Complementing our stacktrain business, we offer a broad range of additional transportation services, including trucking, intermodal marketing and logistics services, to a broad range of shippers such as Sony, Ford Motor Company and Wal-Mart Stores. As an integrated provider of transportation services, we can optimize the flow of freight across multiple transportation modes or develop a unique package of customized transportation and logistics services to meet our customers' specific needs. As a single-source provider, we negotiate rail, truck and intermodal rates, determine the optimal route, electronically track shipments in transit, consolidate billing and handle claims of freight loss or damage on behalf of our customers, and manage the handling, consolidation and storage of freight throughout the process. Our size and scope allow us to provide a comprehensive product offering on a national basis and pass on volume rate savings and economies of scale to our customers.

   A significant portion of our intermodal, trucking, logistics and freight handling services is provided through a network of agents and independent contractors. These relationships allow us to control a large fleet of specialized equipment and provide our customers with a broad range of transportation services without

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committing significant capital to the acquisition and maintenance of an extensive asset base. Our relatively low capital and working capital requirements and variable cost structure enable us to generate strong free cash flow in a variety of market conditions.

   We have an experienced management team with a strong record of successfully integrating businesses in the transportation industry. Donald C. Orris, our chairman, president and chief executive officer, was previously the chairman, president and chief executive officer of Pacer Logistics and was the president and chief operating officer of the Southern Pacific Transportation Company (now part of the Union Pacific Railroad Company). Mr. Orris also founded our stacktrain business in 1984 while he was an officer of APL Limited. After giving effect to our option plans and assuming the exchange of certain preferred stock of Pacer Logistics, Mr. Orris and other members of our senior management team and certain other employees will own approximately 29.0% of Pacer International's capital stock on a fully diluted basis. If the exchange of certain preferred stock of Pacer Logistics for common stock of Pacer International or the purchase by Pacer International of such preferred stock of Pacer Logistics with certain preferred stock of Pacer International does not occur, Mr. Orris and other members of our senior management team will remain holders of preferred stock of Pacer Logistics. See "Our Capital Stock."

Competitive Strengths

   We believe our market leadership, strong historical financial performance and significant opportunities for continued growth and increased profitability are primarily attributable to the following competitive strengths:

  Leading Intermodal Shipper

   We believe, as one of the largest transporters of intermodal freight in North America, we controlled approximately 23.0% of all domestic intermodal containers in 1998. Our North American land transportation network spans over 50,000 miles and directly serves most major population and commercial centers. Due to our significant intermodal market share, we have developed close working relationships with major railroads, including long-term operating agreements with favorable rates, priority handling status and access to nationwide terminal facilities. In addition to our relationships with our rail providers, we maintained as of June 25, 1999 a fleet of 558 double stack railcars, 19,693 containers and 18,551 chassis, which are primarily leased, and have access to APL Limited's fleet of chassis and containers. We believe that the contract terms with our rail providers combined with our extensive fleet of equipment allow us to pass significant cost savings to our customers and provide them with a high degree of reliability and responsiveness.

  Strong Customer Base

   We have a strong, diverse customer base consisting of global, national and regional manufacturers and retailers, including numerous Fortune 500 companies such as Sony, Ford Motor Company and Wal-Mart Stores. We have served many of our customers for over 15 years and believe that the strength of our customer base is attributable to our customer-focused marketing and service philosophy. We create a customized package of integrated transportation services for many of our customers and seek to expand our customer relationships by matching each customer's transportation and logistics needs with our broad menu of service offerings, with many customers using more than one service. We believe that our customers will increasingly look to us as the industry's trend towards single-source outsourcing continues.

   Flexible Business Model

   We seek to limit the capital investment required to maintain and grow our business and, therefore, maximize our returns on invested capital. Our business model provides the following key benefits:

  . We have developed our transportation network through contracts and arrangements with various rail partners, trucking companies, independent contractors and agents and other providers thereby limiting our investment in equipment, facilities and working capital;

  . The majority of our equipment is leased based on flexible leasing arrangements, which contributes to our ability to maintain an 80%-90% variable cost structure;

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  .  Favorable contractual terms with our rail and truck service providers due to our high shipment volume allow us to operate with favorable net working capital; and

  . An ability to generate strong free cash flow in a variety of market conditions.

    Counterbalanced Freight Flows

   We have a unique balance of domestic and internationally originating freight flow, which enables us to maximize the return on our intermodal equipment and negotiate incentives with our transportation providers. The majority of Asian exports to the United States which are transported by rail are moved from ports on the West Coast to population centers in the midwest and northeast regions. However, domestic railroad freight which originates in the United States moves predominantly westbound from eastern and midwestern production centers to consumption centers on the West Coast. Our access to APL Limited's international equipment delivered to the interior of the United States from trans-Pacific shipments allows us to further support our domestic westbound business. We are able to achieve high utilization rates and steady revenue production from our intermodal equipment due to our high volume of both eastbound and westbound shipments.

   Experienced Management Team with Substantial Equity Ownership

   We have an experienced management team with a strong record of successfully integrating businesses in the transportation industry. Our senior management team has an average of over 25 years of experience in the transportation and logistics industry, and we believe their knowledge and relationships within the industry provide us with a significant competitive advantage. After founding our stacktrain business in 1984 while at APL Limited, Mr. Orris and his management team managed the growth of the business and related operations to over $1.0 billion in annual revenues by 1990. In addition, over the past two years, Mr. Orris and his management team have successfully grown Pacer Logistics' 1996 EBITDA of $3.6 to 1998 Adjusted EBITDA of $19.1 million. After giving effect to our stock option plans and assuming the exchange of certain preferred stock of Pacer Logistics, Mr. Orris and other members of our senior management team and certain other employees will own approximately 29.0% of Pacer International capital stock on a fully diluted basis.

Growth Strategy

   We have developed a strategy designed to increase revenues, cash flow and profitability while maximizing returns on invested capital. Our management team has established a history of internal growth. Our pro forma gross revenues and Adjusted EBITDA were $981.6 million and $69.9 million, respectively, for the fiscal year ended December 25, 1998. For the twelve month period ended April 2, 1999, our pro forma gross revenues and Adjusted EBITDA were $987.4 million and $72.2 million, respectively. The primary components of our growth strategy include:

   Capitalize on Stacktrain Growth Opportunities

   We believe that the stacktrain business, which has grown at a compound annual rate of 15.0% over the last decade, provides a significant opportunity for continued growth. We expect our stacktrain business to take additional market share from other forms of container and trailer transport due to economic and operational efficiencies offered by the stacktrain technology. In addition, recent consolidation and restructuring in the railroad industry caused an increase in the average duration of stacktrain shipments from origin to destination. We believe that this reduced level of service resulted in lost profit opportunities which can be recaptured as the railroad industry returns to historical service levels. We have also recently added additional 53-foot containers and chassis to our equipment fleet. This larger-sized equipment provides us with a cost-efficient capacity to capture additional load volume. In addition, we believe that our acquisition of the stacktrain business and its separation from APL Limited, an international shipping company, will lead to increased business from other international shipping companies who were historically reluctant to contract with a subsidiary of a direct competitor. Finally, our senior management team has extensive experience in the intermodal business and we believe they will be better able to capitalize quickly on growth opportunities by operating the stacktrain business independently from APL Limited.

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   Expand Service Offerings to Capitalize on Strong Logistics Industry Trends

   We believe it is important to meet the diverse needs of customers who are increasingly looking to outsource their transportation requirements. We intend to capitalize on the continuing trend of vendor consolidation and outsourcing by maintaining a broad range of service offerings and introducing new services to handle our customers' diverse transportation and logistics requirements. Our recent acquisitions have added rail-related logistics services and expanded our geographic coverage for our intermodal marketing capabilities. We believe that through our broad menu of existing service offerings and the development and acquisition of new service offerings we can continue to provide and expand our integrated transportation service on an efficient and cost effective basis.

   Increase Sales to Existing Customers

   We intend to increase our revenues by providing additional transportation services to existing customers. We believe that by offering a broad menu of services, we will be able to expand our relationships with our existing customers. Our strategy involves a continued focus on capturing additional freight volume from existing customers which is currently being shipped by long-haul trucking companies or intermodal competitors as well as providing logistics services. For example, while we have provided J.C. Penney with substantial local trucking services in Southern California for several years, J.C. Penney has recently awarded us a new contract providing for freight consolidation and handling in Southern California.

   Expand Our Customer Base

   We believe our national presence, large size and broad scope of services make us well positioned to capture an increasing number of customers seeking a single-source freight transportation and logistics provider. We intend to expand our customer base by leveraging our operating infrastructure and adding sales agents and independent contractors. We expect that expansion in these areas will increase our capacity to solicit and maintain customer relationships, thereby increasing our geographic scope and expanding our size and service offerings. In addition, we believe our stacktrain business is well-positioned to acquire new business from international shipping companies who were historically reluctant to utilize our stacktrain services when the business was owned by APL Limited, a direct competitor of such international shipping companies.

   Pursue Strategic Acquisitions

   As an additional component of our growth strategy, we intend to continue our disciplined acquisition program. For example, since Pacer Logistics' founding in 1997, Pacer Logistics has completed six acquisitions with a total transaction value, including debt assumed, of approximately $65.0 million, including transaction costs. Acquisition candidates typically will fall into one or more of the following three categories:

  .  operations that expand our presence in a particular service category;

  .  operations that expand our existing services in a new geographic area;
     or

  . operations that enable us to provide a new or expanded form of complementary services to our customer base.

   Due to the fragmented nature of the industry and the general industry trend toward consolidation, we believe there is increased pressure on these smaller transportation and logistics companies to consolidate. We intend to seek acquisition candidates with complementary management and operating philosophies and service capabilities that we can add to and integrate with our current menu of services.

The Freight Transportation and Logistics Industry

   Overview

   The domestic freight transportation and logistics market includes the transport of goods made and consumed domestically, the domestic portion of the transport of international freight and the supply of logistics services such as warehousing and logistics administration. The total commercial freight transportation and

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logistics market in 1997 was approximately $536.0 billion, representing over
6.0% of the U.S. economy measured as a percentage of gross national product. Providers of freight transportation services include private shippers who manage the transportation of their own freight, for-hire service providers such as over-the-road trucking companies and third-party transportation and logistics companies such as intermodel marketing companies. The bases of competition in the freight transportation industry are primarily cost, delivery time, reliability and precision of delivery and pick-up, as well as freight-specific requirements such as handling and temperature control.

   Transportation modes include rail, highway, water, air and pipeline transportation. Ground transportation is the largest component of the domestic freight transportation market, totaling approximately $409.0 billion in 1997. Ground transportation consists primarily of trucking and rail services, with a small portion related to pipeline transport. Transportation service offerings that utilize multiple modes of transportation are commonly known as intermodal. Our services are targeted at freight that is shipped within the United States by truck or rail or by intermodal transport between truck and rail.

   The commercial transportation and logistics market also includes several types of intermediary firms that facilitate the movement of freight by providing services such as logistics, warehousing and intermodal marketing. Intermodal marketing companies sell intermodal service to shippers while buying space on intermodal rail trains. These companies provide a link between intermodal rail service providers and a significant number of shippers and often provide additional transportation and logistical services such as consolidation and warehousing.

   In recent years, many sectors of the transportation industry have experienced a trend toward consolidation. Increasingly, providers of transportation services are seeking to use information technology and customized service packages to offer their customers solutions to broader transportation-related concerns. Since 1992, the third party transportation industry has grown at a compound annual rate in excess of 20%, as compared to 3% per annum growth for the remainder of the domestic freight transportation industry as a whole, as shippers have increasingly outsourced their transportation requirements. The U.S. market for third-party transportation services is highly fragmented, however, consolidation is accelerating as shippers seek single-service providers to merge all aspects of freight transportation and logistics management.

   Intermodal/Stacktrain

   Intermodal transportation is the movement of freight from origin to destination via trailer or container using two or more transportation modes. Intermodal transportation nearly always includes a rail and truck segment. Rail transportation is the primary mode for the movement of intermodal freight with truckers typically providing transportation at the points of origin and destination. Intermodal transportation addresses certain of the problems of traditional rail service because the use of multiple modes of transit allows for "door-to-door" transportation in a competitive manner. The intermodal market currently comprises approximately $10.0 billion, or 2.3%, of the total domestic freight market excluding logistics services such as warehousing and logistics administration. From 1980 to 1997, railroad intermodal traffic increased at a compound annual rate of 6.3% while overall rail traffic grew only 2.3% compounded annually. In 1998, total intermodal shipments declined 1.0% due to a decline in the intermodal transport of truck trailers on railroad flatcars. However, the shipment of intermodal freight in containers, which constitutes all of our stacktrain business, increased 3.3% in 1998. The decline in the intermodal transport of truck-trailers was primarily attributable to rail service disruptions related to consolidation and restructuring in the rail industry. These service problems are being resolved by the railroads and management believes that the intermodal industry will return to historical growth rates for both containers and trailers.

   In 1997, approximately $6.0 billion, or 18%, of railroads' total revenues were generated from intermodal shipments. As intermodal transportation has increased as a percentage of railroad revenues and volume, railroads have made significant capital expenditures upgrading track and equipment to increase the efficiency of intermodal service. Despite rail service disruptions in 1997 and 1998, the industry's general trend towards consolidation, cost reduction and improved technology are expected to yield improved process management,

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asset utilization and service quality and reliability. We anticipate that these improvements will be passed through to intermodal service. In addition, the increased spending on railroad infrastructure is expected to further improve the ability of intermodal rail transport to compete with motor carriers.

   Intermodal transportation has benefited from the introduction of stacktrain service, consisting of the movement of cargo containers stacked two high on special rail cars. Stacktrain service significantly improves the efficiency of intermodal transportation by increasing capacity at low incremental cost without sacrificing quality of service. For both international and domestic freight, stacktrain service has grown faster than intermodal freight transportation generally, with revenues for domestic stacktrain services growing at a compound annual rate of 15.0% over the last decade to approximately $3.6 billion in 1998. With approximately 58.4% of our 1998 pro forma gross revenues generated by our stacktrain operations, we believe we are well positioned to take advantage of continued growth in the intermodal transportation sector.

   In the intermodal sector, railroads and shippers rely on intermodal marketing companies which currently handle 60.0% to 70.0% of all intermodal shipments. An intermodal marketing company arranges intermodal transportation for global, national and regional retailers and manufacturers. The intermodal marketing industry originated because railroads chose not to invest in the infrastructure and resources needed to market their intermodal services. Intermodal marketing companies pass on the economies of scale attributable to volume purchasing arrangements to shippers and provide shippers access to large equipment pools. In addition, intermodal marketing companies generally have superior information systems and can take full responsibility for shipments that may move among numerous railroads or truckers while in transit.

  Trucking

   The trucking segment of the transportation industry generated revenues of approximately $347.0 billion in 1997, or 79.0% of the total domestic freight transportation market excluding logistics services. The trucking market is comprised of private and for-hire fleets, handling either truckload or less-than-truckload shipments over various lengths of haul. Relative advantages of trucking versus other modes include flexibility of pickup, route, and delivery as well as relatively rapid delivery cycles. Trucking is often at a cost disadvantage versus other modes of transportation, such as rail, due to capacity limitations and high variable costs related to fuel and labor. However, trucking is often advantageous for shorter lengths of haul. Private fleets operated by shippers represent the largest sector of the non-local trucking industry, but has been losing market share to for-hire carriers since deregulation of the industry began in 1980. Shippers' increased focus on cost reduction and core competencies has led to an accelerated rate of growth of the for-hire trucking sector.

   The trucking industry is divided into the truckload and less-than-truckload sectors, both of which are highly fragmented. The truckload sector is composed primarily of specialized carriers operating in markets defined by the length of haul and the type of equipment utilized. Excluding private fleets, revenues in the truckload segment were $65.0 billion in 1997, generated by 50,000 carriers, approximately 95.0% of which had annual revenue of less than $1.0 million. A majority of the trucking services we provide are truckload services. Less-than-truckload carriers specialize in consolidating smaller shipments into truckload quantities for transportation across regional and national networks. Many less-than-truckload carriers have high fixed costs due to investments in infrastructure. Other less-than-truckload carriers utilize the fixed facilities of others and provide specialized outsourced services. The less-than-truckload market generated approximately $18.0 billion of revenues in 1997. We derive only a small portion of our revenues from less-than-truckload freight.

   Other elements of the trucking industry include truck brokerage and the use of independent contractors to provide services. Truck brokerage involves the outsourced arrangement of trucking services by a third-party with a licensed carrier on behalf of a shipper. Truck brokerage allows the provider to offer trucking services without actually having dedicated capacity. The use of independent contractors generally facilitates a low investment in transportation equipment and increased flexibility.


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  Railroads

   The railroad industry generated revenues of approximately $36.0 billion in 1997, or 8.0% of the total domestic freight transportation market excluding logistics services. The major participants in the rail market are Union Pacific ($9.8 billion of 1997 revenues), Burlington Northern Santa Fe ($8.4 billion), CSX Transportation ($5.0 billion) and Norfolk Southern ($4.2 billion). Rail transportation is particularly competitive for moving freight over long distances, due to its high capacity per shipment and low variable labor and fuel requirements per ton/mile. Rail service generally offers less flexibility relative to trucking because it is limited in its origin and destination points. The railroad industry has been characterized in recent years by several mergers, including Burlington Northern and Santa Fe in 1995, Union Pacific and Southern Pacific in 1996 and most recently, the division of Conrail between CSX and Norfolk Southern which was completed in June 1999. Integration problems have contributed to rail service disruptions following certain of the mergers. For example, following the Union Pacific/Southern Pacific merger, labor shortages and delayed integration of the companies' information systems contributed to misrouted and lost freight cars as well as general service delays. In addition, the Conrail/CSX/Norfolk Southern transaction has resulted in some service disruptions in markets formerly served by Conrail. Despite these difficulties, the railroad mergers have generally contributed to cost savings in the industry by cutting employment, and the railroads are expected to return to historical service levels as the integration problems are resolved. In addition, railroads have reduced their costs through increased utilization of new technology and outsourcing.

  Logistics

   Logistics is the management and transportation of materials and inventory throughout the supply chain. The logistics business has been bolstered in recent years by the competitiveness of the global economy, which causes shippers to focus on reducing handling costs, operating with lower inventories and shortening inventory transit times. The logistics sector of the commercial freight transportation market was approximately $30.0 billion in 1997. Using a network of transportation, handling and storage providers in multiple transportation modes, logistics companies seek to improve their customers' operating efficiency by reducing their inventory levels and related handling costs. Many logistics providers are non-asset-based, primarily utilizing physical assets owned by others in multiple transport modes. The logistics business increasingly relies upon advanced information technology to link the shipper with its inventory and as an analytical tool to optimize transportation solutions. This trend favors the larger, more professionally managed companies that have the resources to support a sophisticated information technology infrastructure.

  Freight Handling, Consolidation and Storage

   Because of the complexity of freight patterns and the need to optimize multi-modal routes, the handling and storage of freight on behalf of the shipper is often required during the transportation process. Certain of these services involve freight consolidation and deconsolidation, in which freight is unloaded, temporarily stored in warehouses or on cross-docks, and then re-loaded for further shipment. An example of such a service category in which we compete involves the unloading of imported container freight on the West Coast and the reconsolidation of the freight into new shipments for domestic redistribution.

Our Service Offerings

   Stacktrain Rail Service

   Our stacktrain operations originated in the efforts of American President Lines, an international ocean shipper and an affiliate of APL Limited, to transport its international freight to destinations within North America in a cost and time efficient manner. American President Lines had historically shipped freight through the Panama Canal to reach destinations on the East Coast of the United States or relied directly on railroads to transport its international freight to destinations within North America. However, due to the length of shipping times for transportation through the Panama Canal and the lack of control and inconsistent service levels associated with direct reliance on the railroads, APL Limited and American President Lines determined that it

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would be more efficient and cost-effective to develop a proprietary intermodal rail service. The superior performance of this proprietary intermodal rail service, and the subsequent development of stacktrain service, became the basis for the offering of stacktrain service to third parties. APL Limited has indicated it is selling its stracktrain business pursuant to the strategy of its corporate parent, Neptune Orient Lines, to focus its operations on global container transportation and logistics services.

   Through our stacktrain business, we are the largest provider of intermodal rail service in North America that is not affiliated with an individual railroad company. The size of our equipment fleet, our frequent departures and the scope of our geographic coverage provide us with a significant advantage in attaining the responsiveness and reliability required by our customers. In addition, the geographic coverage provided by our transportation network provides our customers with single-company control over their rail transportation requirements and thereby increases both cost effectiveness and reliability. Our access to sophisticated information technology enables us to continuously track cargo containers, chassis and railcars throughout our transportation network. We market our services primarily to intermodal marketing companies and shippers and compete primarily against rail carriers offering intermodal service and over-the-road full truckload carriers.

   Our 50,000 mile rail transportation network is accessed through long-term contracts and other arrangements with major rail carriers in North America. Through the geographic coverage of our rail network and our terminal locations, we serve most major population and industrial centers in the United States, Canada and Mexico. As a result of our extensive transportation network, many of our customers view us as the only national railroad and value our ability to control an entire freight movement from coast to coast. Given our significant intermodal rail market share, we have developed close working relationships with the railroads. We have long-term contracts with the rail carriers which provide, among other things, for favorable rates, guaranteed minimum service levels and the utilization of certain terminal facilities. In addition, we have benefited in the past from our strong relationships with rail carriers and have capitalized on our priority handling status during times of equipment scarcity and network bottlenecks.

   We maintain an extensive fleet of railcars, containers and chassis. Our equipment consists of 558 doublestack railcars, 19,693 containers and 18,551 chassis as of June 25, 1999. We also have access to APL Limited's fleet of equipment, which we use to support the eastbound domestic transport of international freight for APL Limited and other international shipping companies. In addition, we provide APL Limited with equipment repositioning services through which we transport APL Limited's empty containers from destinations within North America to their West Coast points of origin. To the extent we are able to fill these empty containers with the westbound freight of other stacktrain customers, we receive compensation from both APL Limited for our repositioning service and from the other customers for shipment of their freight. Management believes that we have access to over 100,000 empty containers annually for repositioning. In 1998 we filled 65,645 repositioned containers with freight for shipment via our stacktrain network on behalf of our domestic customers. Because of increased Pacer Logistics volumes, we believe that we will be able to increase the percentage of repositioned containers that are filled and transported on behalf of our customers and thereby increase the profitability of our repositioning business. See "Certain Agreements."

   Our proprietary fleet of equipment, priority handling status with rail carriers and range of transportation services has resulted in an outstanding track record of service quality, reliability and consistency. Through our equipment fleet and long-term arrangements with rail carriers, we can control our assets, linehaul operations and terminal operations and thereby provide a high level of intermodal service. We are therefore positioned to provide a reliable, cost effective and highly competitive transportation alternative. Our stacktrain business was recognized in 1998 as "Best of the Best" for on-time performance, value, equipment and operations, customer service and technology and was ranked first overall as an intermodal service provider in a survey of 3,500 shippers conducted by Logistics Management & Distribution Report and Cahners Research. In addition, we believe that our unique market position and service offerings position us to capitalize on considerable growth opportunities in the intermodal transportation market.

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   Intermodal Marketing

   In our role as an intermodal marketing company, we arrange for the movement of freight in containers and trailers throughout North America for global, national and regional manufacturers and retailers and provide customized electronic tracking and analysis of charges. In addition, we negotiate rail, truck and intermodal rates, determine the optimal route, electronically track shipments in transit, consolidate billing, handle claims of freight loss or damage on behalf of our customers and manage the handling, consolidation and storage of freight throughout the process. We provide the majority of these services through a network of agents and independent contractors. Our intermodal marketing operations are based in Lafayette (California), Los Angeles, East Rutherford (New Jersey), Memphis and Chicago and employ experienced transportation personnel. This staff is responsible for operations, customer service, marketing, management information systems and our relationships with the rail carriers.

   Through our intermodal marketing operations we assist the railroads and our stacktrain operation in balancing freight originating in or destined to its service areas, resulting in improved asset utilization. In addition, we provide value to our customers by passing on certain economies of scale as a volume buyer from railroads, stacktrain operators, trucking companies and other third party transportation providers, thereby providing access to large equipment pools and streamlining the paperwork and logistics of an intermodal move. We believe that the combination of our stacktrain operations with our intermodal marketing services will enable us to provide enhanced service to our customers and the opportunity for increased profitability and growth.

  Trucking Services

   We also offer a number of trucking services. We believe that our ability to provide a range of trucking services provides a competitive advantage as companies increasingly seek to outsource to those companies which can manage multiple transportation requirements.

   We compete in both the truckload and less-than-truckload segments of the trucking industry, although the majority of our trucking revenues are derived from truckload operations. Our truckload operations consist of flatbed and specialized heavy-haul trucking services. Our less-than-truckload operation specializes in long-haul transportation of a variety of freight through hubs operated by others throughout the United States. Our less-than-truckload operations leverage the mix of traffic we receive from customers by integrating shipments which have common destinations in order to lower the linehaul, pick-up and delivery costs. Our capital investment in both less-than-truckload and truckload operations is limited. Pursuant to our truckload operations, we control a specialized fleet of 480 vehicles which are owned and operated by independent contractors and we own 63 specialized heavy-haul trailers. We do not employ any drivers used in our less-than-truckload operations, but coordinate with regional transportation providers at transportation hubs to provide local delivery and distribution services.

   We maintain local trucking operations in Los Angeles, Oakland, Jacksonville, Chicago, Memphis, Kansas City, Houston, Dallas and Baltimore. Pursuant to our operations, we contract with independent contractors who control more than 300 trucks. We also maintain interchange agreements with all of the major steamship lines, railroads and stacktrain operators. Our network of independent contractors allows us to serve shippers, ocean carriers and freight forwarders across the country to supply local transport requirements.

   We provide truck brokerage services throughout North America through our customer service centers in Los Angeles, Lafayette (California), Dallas, Chicago, and East Rutherford (New Jersey). Truck brokerage involves the arrangement by a broker of trucking services with a licensed independent carrier on behalf of a shipper. We are currently expanding our truck brokerage operation into a flexible, nationwide network of customer service centers supplying freight to a core group of reliable carriers. This network provides a cost efficient and convenient back-up service to handle surges in customers' volume. Services provided by the network are managed by sophisticated information systems.


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

  Logistics

   We provide not only a broad range of traditional transportation related services, such as trucking and intermodal marketing, but also an array of logistics solutions which can be tailored to fit a particular customer's needs. By optimizing the flow of goods through the supply chain and across a variety of services, we can significantly reduce our customers' freight handling, delivery and inventory costs. We currently offer logistics services such as local trucking, transportation purchasing and management, distribution planning and other specialized services. We believe that demand for value-added logistics services will continue to grow as companies downsize and outsource many of these functions to third parties.

   As part of our logistics services, we offer a variety of freight handling services, including consolidation/deconsolidation and warehousing. Our logistics operation has prospered by focusing on providing customers with specially designed transportation packages which fit the shipper's specific transportation needs. Additionally, we have designed service packages intended to reduce the shipper's handling requirements and improve inventory efficiency. These services are primarily offered on the West Coast and we have recently established additional regional freight handling facilities to meet the needs of our customers.

Customers

   Through our sales and customer service organizations and with the support of our centralized pricing and logistics management systems, we market our stacktrain services primarily to four customer segments:

   .  intermodal marketing companies;

   .  the automotive industry;

   .  ocean carriers; and

   .  shippers of refrigerated freight.

   Our largest single stacktrain customer group consists of intermodal marketing companies, such as Pacer Logistics, who sell intermodal service to shippers while buying space on intermodal rail trains. Through our sales network, and the sales networks of the intermodal marketing companies to which we sell stacktrain services, we provide stacktrain services to more than 5,000 shippers such Sony, Ford Motor Company and Wal-Mart Stores. In addition, we provide stacktrain services to APL Limited's in-house intermodal marketing operation and its affiliated automotive logistics company. We are also responsible for the handling of APL Limited's international container shipping and for the repositioning of APL Limited's empty containers from the interior to the West Coast of the United States so that they may be reused by APL Limited in its international shipping operations.

   Pacer Logistics currently provides services on a nationwide basis to retailers and manufacturers. Pacer Logistics provides services to a number of Fortune 500 companies, such as Kmart, Walt Disney and the Union Pacific Railroad, several of which have been long-term customers of Pacer Logistics. A significant portion of our sales obtained through Pacer Logistics are with customers that utilize more than one service. For example, while we have provided J.C. Penney with substantial local trucking services in Southern California for several years, J.C. Penney has recently awarded us a new agreement providing for freight consolidation and handling in Southern California.

Competition

   Our stacktrain business competes primarily with over-the-road full truckload carriers, conventional intermodal movement of trailers-on-flatcars, and containerized intermodal rail services offered directly by railroads. Competition between our stacktrain business and truckload carriers is particularly intense for shipments of freight over shorter distances. This is primarily attributable to the fact that the competitive advantage of intermodal transportation's low variable labor and fuel requirements per ton/mile is diminished for shorter distance shipments. The major competitors of our stacktrain business include Burlington Northern Santa Fe, Union Pacific, CSX Intermodal and J.B. Hunt Transport.

   The transportation services industry is highly competitive. Our intermodal marketing, trucking and logistics business competes primarily against other domestic non-asset-based transportation and logistics companies, asset-based transportation and logistics companies, third-party freight brokers, private shipping departments and freight forwarders. Competition is based primarily on freight rates, quality of service (such as damage free shipments, on-time delivery and consistent transit times), reliable pickup and delivery and scope of operations. We also compete with transportation services companies for the services of independent commission agents, and with trucklines for the services of independent contractors and drivers. The major competitors of Pacer Logistics include Hub Group, Mark VII, Alliance Shippers and C.H. Robinson.

Sales and Marketing

   As of June 25, 1999 our stacktrain operations were marketed by 16 sales and 25 customer service representatives. These representatives operate through seven regional and district sales offices and three regional service centers which are situated in the major shipping locations for the stacktrain business in order to provide support for the customers of the stacktrain business. The 16 sales representatives are directly responsible for the management of and liaison with existing customers and for the solicitation of new business. The customer service representatives are responsible for supporting existing customers and sales representatives through, among other things, providing cargo tracking services, responding to customer complaints and processing customer inquiries. In addition, intermodal marketing companies are an important link between our stacktrain operations and shippers. Intermodal marketing companies, who sell intermodal service to shippers while buying space on intermodal rail trains, enable us to market our services through their sales networks and indirectly access shippers in more than 100 major metropolitan areas.

   As of June 25, 1999, Pacer Logistics' marketing operation included 242 sales agents, 185 of which are independent sales agents, supported by regional sales offices in 17 cities, including Los Angeles, Chicago, Atlanta, Seattle, Dallas and Oakland. This sales force is primarily responsible for selling the services offered by our Pacer Logistics business unit. Our salaried sales representatives are deployed in major transportation hubs and target major accounts, while commissioned sales agents located throughout the country contribute additional business that enables us to meet our volume commitments and balance traffic flows. A number of our sales agents focus on particular industries and in many cases we dedicate personnel to service particular customers. We also have a national network of commissioned sales agents, strategically located in key metropolitan areas, who, in connection with our trucking services, contact local customers, solicit business and move freight in conjunction with central dispatch coordinators.

Information Technology

   Through APL Limited, we operate our stacktrain business with highly sophisticated computer systems that enable continuous tracking of cargo containers, chassis and railcars throughout the intermodal system. These systems also provide us with performance, utilization and profitability indicators in all aspects of the stacktrain business. These information systems create a competitive advantage for us as they increase the efficiency of our intermodal operations and enable us to provide shippers with the level of information which they increasingly demand as part of their freight management operations. See "Certain Agreements."

   We have also invested in information technology to support the operations of Pacer Logistics. Our information systems which apply to both our stacktrain business and the operations of Pacer Logistics are capable of providing a wide range of communication alternatives, typically through the medium requested by our customers. As such, employees are linked with each other and with customers and carriers by telephone, facsimile, E-mail, the Internet and/or electronic data interchange ("EDI"). This interconnection allows us to easily communicate requirements and availability of equipment and volume, to confirm and bill orders and to track shipments. In addition, we are able to track chassis, trailers and containers and deploy that equipment to fulfill our customers' shipping requirements.

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

   We believe that our strong track record of high quality service and reliability evidences the sophistication and successful implementation of our technology systems. Our information technology includes integrated software packages geared toward ensuring that goods are delivered in the most timely and cost effective manner. We use a variety of proprietary software to track customer orders and cargo, generate management reports to meet federal highway authority requirements and locate all containers, chassis and railcars throughout our network. Our systems also contain timely information on rail, drayage, and truck contract rates, perform accounting functions and generate management reports and billing statements. Our technology provides us with critical information regarding the flow of freight, rail schedules, and equipment availability. Based on this information, we are better able to deliver timely and efficient service to our customers and provide the railroads with increased equipment utilization and balanced freight flows. Currently, our technological efforts are primarily focused on reducing customer service response time, enhancing the customer service profile database, and expanding the number of customers and service providers with which we share data using EDI applications.

Facilities/Equipment

   Our stacktrain transportation network services a total of 67 locations across North America. Our integrated rail network, combined with our equipment fleet, enables us to provide our customers with single-company control over rail transportation to locations throughout North America.

   Substantially all of our terminals are owned by rail or highway carriers and are managed on our behalf. However, full-time personnel work on-site at major locations to ensure close coordination of the services provided at the facilities. In addition to these terminals, other locations throughout the eastern United States serve as stand-alone container depots, where empty containers can be picked up or dropped off, or supply points, where empty containers can be picked up only. In connection with our trucking services, agents provide marketing and sales, terminal facilities and driver recruiting, while an operations center provides, among other services, insurance, claims handling, safety compliance, credit, billing and collection and operating advances and payments to drivers and agents.

   Our stacktrain equipment fleet consists of a large number double stack railcars, containers and chassis which are owned or subject to short and long term leases. As of June 25, 1999 our stacktrain equipment fleet consisted of the following:

                                                             Owned Leased Total
                                                             ----- ------ ------
   Containers
     48' Containers.........................................   706 14,141 14,847
     53' Containers.........................................    31  4,815  4,846
                                                             ----- ------ ------
       Total................................................   737 18,956 19,693
                                                             ===== ====== ======
   Chassis
     48' Chassis............................................ 5,813  7,218 13,031
     53' Chassis............................................    39  5,481  5,520
                                                             ----- ------ ------
       Subtotal............................................. 5,852 12,699 18,551
     20', 40' and 45'(/1/)..................................   --   4,016  4,016
                                                             ----- ------ ------
       Total................................................ 5,852 16,715 22,567
                                                             ===== ====== ======
   Doublestack Railcars.....................................   210    348    558
                                                             ===== ====== ======

--------
(/1/Represents)the current allocation of chassis sublet to us pursuant to the terms of the TPI Chassis Sublet Agreement which was entered into between us and APL Limited. See "Certain Agreements."

   Supplementing the equipment listed above we have access to an extensive inventory of 20-, 40- and 45-foot containers from APL Limited's international network in addition to the empty containers which we reposition on behalf of APL Limited.

   Pacer Logistics also owns a limited amount of equipment to support our trucking operations. The majority of our trucking operations are conducted through contracts with independent contractors who own and operate their own equipment. Through Pacer Logistics, we lease two warehouses in Kansas City and a facility in Los Angeles for dockspace, warehousing and parking for tractors and trailers.

Suppliers

   Railroads

   We have long-term contracts with certain of the railroads regarding movement of our stacktrains. In addition, the railroad contracts generally provide for access to terminals controlled by the railroads as well as support services related to our stacktrain operations. Through these contracts, our stacktrain business has established a North American transportation network. Pacer Logistics also maintains contracts with the railroads which govern the transportation services and payment terms pursuant to which its intermodal shipments are handled by the railroads. The Pacer Logistics contracts are typically of short duration, usually twelve month terms, and subject to renewal or extension. While there can be no assurance that Pacer Logistics' contracts will be renewed, we have in the past successfully negotiated extensions of the contracts with the railroads. We maintain close working relationships with all of the major railroads in the United States and view each relationship as a partnership. We will continue to focus our efforts on strengthening these relationships.

   Through our contracts with rail carriers, we have access to a 50,000 mile rail network throughout North America. Our rail contracts, which generally provide that the rail carriers will perform linehaul and terminal services for us, are typically long-term agreements, with major contracts providing for a remaining term of 13 to 15 years. Pursuant to the service provisions, the rail carriers provide transportation of our stacktrains across their rail networks and terminal services related to loading and unloading of containers, equipment movement and general administration. Our rail contracts generally establish per container rates for stacktrain shipments made on rail carriers' transportation networks and typically provide that we are obligated to transport a certain percentage of our total stacktrain shipments with each of the rail carriers. The terms of our rail contracts, including rates, are generally subject to adjustment or renegotiation throughout the term of the contract, based on factors such as the continuing fairness of the contract terms, prevailing market conditions and changes in the rail carriers' costs to provide rail service. Generally, we have the benefit of advantageous rate provisions in our rail contracts. Based upon these provisions, and the volume of freight which we ship with each of the rail carriers, we believe that we enjoy favorable transportation rates for our stacktrain shipments.

   Independent Contractors

   We rely on the services of independent agents and contractors in certain of our transportation services. Although we own a small number of tractors and trailers, the majority of our truck equipment and drivers are provided by independent contractors and agents. Our relationships with independent contractors allow us to provide customers with a broad range of trucking services without the need to commit capital to acquire and maintain an asset base. Although our agreements with independent contractors are typically long-term in practice, they are generally terminable by either party on short notice.

   Independent contractors and fleet owners are compensated on the basis of mileage rates and a fixed percentage of the revenue generated from the shipments they haul. Under the terms of our typical lease contracts, independent contractors must pay all the expenses of operating their equipment, including driver wages and benefits, fuel, physical damage insurance, maintenance and debt service.

   Local Trucking Companies

   We have established a good working relationship with a large network of local truckers in many major urban centers throughout the United States. The quality of these relationships helps ensure reliable pickups and deliveries, which is a major differentiating factor among intermodal marketing companies. Our strategy has been to concentrate business with a select group of local truckers in a particular urban area, which increases our economic value with the local truckers, and in turn raises the quality of service that we receive.

   Relationship with APL Limited

   We have entered into a long-term agreement with APL Limited for the domestic transportation on our stacktrain network of APL Limited's international freight. The majority of APL Limited's imports to the United States are transported on the stacktrain from ports on the West Coast to population centers in the Midwest and Northeast regions. However, domestic stacktrain freight which originates in the United States moves predominantly westbound from eastern and midwestern production centers to consumption centers on the West Coast. Because of our agreement with APL Limited, we are able to achieve high utilization and steady revenue production from our intermodal equipment due to our high volume of both eastbound and westbound shipments. The APL Limited freight also significantly increases the stacktrain volume, thereby improving our bargaining position with the railroads regarding contract terms. In addition, we provide APL Limited with equipment repositioning services through which we transport APL Limited's empty containers from destinations within North America to their West Coast points of origin. To the extent we are able to fill these empty containers with the westbound freight of other stacktrain customers, we receive compensation from both APL Limited for our repositioning service and from the other customers for shipment of their freight. In addition to the foregoing, we are in the process of negotiating a long-term agreement with APL Limited, pursuant to which APL Limited will provide us with certain information technology services essential to our stacktrain business. See "Certain Agreements."

Government Regulation

   Regulation of Our Trucking and Stacktrain Operations

   The transportation industry has been subject to legislative and regulatory changes that have affected the economics of the industry by requiring changes in operating practices or influencing the demand for, and cost of, providing transportation services.

   We are subject to licensing and regulation as a transportation provider pursuant to our trucking operations. We are licensed by the Department of Transportation as a national freight broker in arranging for the transportation of general commodities by motor vehicle and operate pursuant to a 48-state, irregular route common and contract carrier authority. The Department of Transportation prescribes qualifications for acting in our capacity as a national freight broker, including certain surety bonding requirements. We provide motor carrier transportation services that require registration with the Department of Transportation and compliance with certain economic regulations administered by the Department of Transportation, including a requirement to maintain insurance coverage in minimum prescribed amounts. Other sourcing and distribution activities may be subject to various federal and state food and drug statutes and regulations. Although Congress enacted legislation in 1994 that substantially preempts the authority of states to exercise economic regulation of motor carriers and brokers of freight, we and several of our subsidiaries continue to be subject to a variety of vehicle registration and licensing requirements. We and the carriers that we rely on in arranging transportation services for our customers are also subject to a variety of federal and state safety and environmental regulations.

   Intermodal operations, like ours, were exempted from virtually all active regulatory supervision by the Interstate Commerce Commission, predecessor to the regulatory responsibilities now held by the federal Surface Transportation Board. Such exemption is revocable by the Surface Transportation Board, but the standards for revocation of regulatory exemptions issued by the Interstate Commerce Commission or Surface Transportation Board are high.

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

   Regulation of Our Suppliers and Customers

   We have a substantial number of customers who provide ocean carriage of intermodal shipments. Ocean carriage is subject to regulation by the Federal Maritime Commission and, to a lesser extent, by other agencies. The regulatory regime applicable to ocean shipping was revised by the Ocean Shipping Reform Act of 1998, which took effect May 1, 1999. It is unclear at this time to what extent implementation of the Ocean Shipping Reform Act will affect the competitiveness and/or efficiency of operations of our various ocean carrier customers.

   The Federal Maritime Commission is reported to be pursuing an investigation at this time concerning alleged violations of statutory and regulatory requirements by ocean carriers involved in the eastbound trans-Pacific trades during the peak shipping season of 1998. The scope and focus of such investigation and the remedies which may be imposed by the Federal Maritime Commission based on its findings is presently unclear.

Litigation

   A subsidiary of Pacer Logistics is a named defendant in a class action filed in July, 1997 in the State of California, Los Angeles Superior Court, Central District, alleging, among other things, breach of fiduciary duty, unfair business practices and conversion in connection with monies allegedly wrongfully deducted from truck drivers' earnings. The Pacer Logistics subsidiary has entered into a Judge Pro Tempore Submission Agreement dated as of October 9, 1998 pursuant to which the plaintiffs and defendants have waived their rights to a jury trial, stipulated to a certified class and agreed to a minimum judgment of $250,000 and a maximum judgment of $1.75 million to be determined by a panel of three judges. Trial is scheduled to begin on August 9, 1999. To date, this action has not had a material negative impact on our relationships with independent contractors, drayage companies or fleet owners.

   We are currently not otherwise subject to any other pending or threatened litigation other than routine litigation arising in the ordinary course of business, none of which is expected to have a material adverse effect on our business, financial condition or results of operations. Most of the lawsuits to which we are a party are covered by insurance and are being defended by our insurance carriers.

Environmental

   We are subject to federal, state and local environmental regulations, including regulations relating to permitting requirements, wastewater discharges and underground storage tanks. We believe that we are in substantial compliance with these requirements and that we currently have no material environmental liabilities.

Where You Can Get More Information

   We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, covering the notes to be issued in the exchange offer. As permitted by the Commission rules, this prospectus omits certain information included in the registration statement. For further information pertaining to the notes, we refer you to the registration statement, including its exhibits. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document made in this prospectus is not necessarily complete and you should refer to the exhibits attached to the registration statement for a copy of the actual document. You may read and copy any of the information we file with the Commission at the Commission's public reference rooms at 1024, 450 Fifth Street, N.W., Washington, D.C., at 7 World Trade Center, 13th Floor, New York, New York 10048. You can also obtain copies of filed documents by mail from the public reference section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Filed documents are also available to the public at the Commission's web site at http://www.sec.gov.

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

   Following the exchange offer, we will be required to file annual, quarterly and special reports, proxy statements and other information with the Commission under the Exchange Act. Our obligation to file periodic reports with the Commission will be suspended if the notes issued in the exchange offer are held of record by fewer than 300 holders as of the beginning of any year. However, to the extent permitted, the indenture governing the notes requires us to file with the Commission financial and other information for public availability. In addition, the indenture governing the notes requires us to deliver to you copies of all reports that we file with the Commission without any cost to you. We will also furnish such other reports as we may determine or as the law requires.

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

                                   MANAGEMENT

Directors and Executive Officers

   The following table sets forth information regarding the directors and executive officers of our company following our recapitalization and this offering.

Name                         Age        Position with Pacer International
----                         ---        ---------------------------------
Donald C. Orris.............  57 Chairman, President and Chief Executive Officer
Gerry Angeli................  52 Executive Vice President
Gary I. Goldfein............  54 Executive Vice President
Robert L. Cross.............  52 Executive Vice President
Richard P. Hyland...........  45 Executive Vice President
Allen E. Steiner............  59 Executive Vice President
Lawrence C. Yarberry........  57 Executive Vice President, Chief Financial
                                  Officer and Treasurer
Joseph P. Atturio...........  41 Vice President, Controller and Secretary
Joshua J. Harris............  35 Director
Bruce H. Spector............  57 Director
Marc E. Becker..............  27 Director
Timothy J. Rhein............  58 Director

   Donald C. Orris has served as Chairman, President and Chief Executive Officer of our company since May 1999. From Pacer Logistics' inception in March 1997 until May 1999, Mr. Orris served as Chairman, President and Chief Executive Officer of Pacer Logistics. From March 1997 until May 1998, Mr. Orris served as President and Chief Executive Officer of an affiliate of Pacer Logistics. He also has served as Chairman of Pacer Logistics' other subsidiaries since their formation or acquisition by Pacer Logistics. Mr. Orris has been the President of Pacer International Consulting LLC (f/k/a Logistics International LLC), a wholly owned subsidiary of Pacer Logistics, since September 1996. From January 1995 to September 1996, Mr. Orris served as President and Chief Operating Officer, and from 1990 until January 1995, he served as an Executive Vice President, of Southern Pacific Transportation Company. Mr. Orris was the President and Chief Operating Officer of American President Domestic Company and American President Intermodal Company from 1982 until 1990.

   Gerry Angeli has served as an Executive Vice President of our company since May 1999. From Pacer Logistics' inception in March 1997 until May 1999, Mr. Angeli served as an Executive Vice President and Assistant Secretary of Pacer Logistics and as a director of Pacer Logistics from April 1998 until May 1999. He also served as a director of each of Pacer Logistics' subsidiaries. Since May 1998, Mr. Angeli has served as President and Chief Executive Officer and Vice President of certain Pacer Logistics subsidiaries. Mr. Angeli also served as a Vice President and Assistant Secretary of PMTC from March 1997 until May 1998. Since 1982, Mr. Angeli has served as President and Chief Executive Officer of the Pacer division of PMTC and, concurrent therewith, from 1987 until December 1993, Mr. Angeli served as President and Chief Executive Officer of Southern Pacific Motor Trucking, a wholly owned subsidiary of the Southern Pacific Railroad.

   Gary I. Goldfein has served as an Executive Vice President of our company since May 1999. Mr. Goldfein served as an Executive Vice President and director of Pacer Logistics from December 1997 until May 1999. He also served as a director of each of Pacer Logistics' subsidiaries and as an officer of certain Pacer Logistics subsidiaries since May 1998. Mr. Goldfein was a co-founder of ICI and ICSI in 1972. From 1972 until December 1997, Mr. Goldfein served as President and Treasurer of ICSI and IMCS and Vice President and Secretary of ICI.

   Robert L. Cross has served as an Executive Vice President of our company since May 1999. Mr. Cross served as an Executive Vice President and Assistant Secretary of Pacer Logistics and as an officer of certain Pacer Logistics subsidiaries from Pacer Logistics' inception in March 1997 until May 1999. From 1991 until March 1997, Mr. Cross served as President of ABL-TRANS.

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

   Richard P. Hyland has served as an Executive Vice President of our company since May 1999. Mr. Hyland served as an Executive Vice President of Pacer Logistics and as an officer of certain Pacer Logistics subsidiaries from June 1998 until May 1999. Mr. Hyland is the founder of Cross Con and has served as President of Cross Con since 1977.

   Allen E. Steiner has served as an Executive Vice President of our company since May 1999. Mr. Steiner served as an Executive Vice President of Pacer Logistics from December 1997 until May 1999. Since May 1998, Mr. Steiner has served as Executive Vice President of certain Pacer Logistics subsidiaries. Mr. Steiner was a co-founder of ICI and ICSI in 1972. From 1972 until December 1997, Mr. Steiner served as President and Treasurer of ICI and Vice President and Secretary of ICSI and IMCS.

   Lawrence C. Yarberry has served as an Executive Vice President, Chief Financial Officer and Treasurer of our company since May 1999. Mr. Yarberry served as an Executive Vice President, Chief Financial Officer and Treasurer of Pacer Logistics from May 1998 until May 1999. Mr. Yarberry served as a consultant to Pacer Logistics from February 1998 until April 1998. From April 1990 until December 1997, Mr. Yarberry served as a Vice President of Finance of Southern Pacific Transportation Company and was Vice President of Finance and Chief Financial Officer of Southern Pacific Rail Corporation.

   Joseph P. Atturio has served as a Vice President, Controller and Secretary of our company since May 1999. Mr. Atturio served as Vice President and Secretary of Pacer Logistics since its inception in March 1997 until May 1999. Prior to joining Pacer Logistics, Mr. Atturio served as Comptroller of SPMT from August 1988 until December 1993 and as a Vice President of SPMT from July 1992 until December 1993. From January 1994 until March 1997, he served as Vice President and Comptroller of PMTC and served as a Regional Director of PMT Auto Transport, a division of PMTC, from January 1986 until 1988.

   Joshua J. Harris has served as a director of our company since May 1999. Mr. Harris is a partner in Apollo Management and has served as an officer of certain affiliates of Apollo Management since 1990. Prior to that time, Mr. Harris was a member of the Mergers and Acquisitions Department of Drexel Burnham Lambert Incorporated. Mr. Harris is also a director of Converse Inc., Florsheim Group Inc., NRT, Incorporated, SMT Health Services Inc., Breuners Home Furnishings Corporation, Alliance Imaging, Inc. and Quality Distribution Inc.

   Bruce H. Spector has served as a director of our company since May 1999. Mr. Spector has been a consultant to Apollo Advisors since 1992 and has been a principal in Apollo Advisors since 1995. Prior to October 1992, Mr. Spector, a reorganization attorney, was a member of the Los Angeles law firm of Stutman Triester and Glatt. Mr. Spector is also a director of Telemundo Group, Inc., United International Holdings, Inc., Nexthealth, Inc., Vail Resorts, Inc. and Metropolis Realty Trust, Inc.

   Marc E. Becker has served as a director of our company since May 1999. Mr. Becker has been associated with Apollo Management since 1996. Prior to that time, Mr. Becker was employed by Smith Barney Inc. in the Financial Entrepreneurs group within its Investment Banking division. Mr. Becker also serves as a director of National Financial Partners Corporation.

   Timothy J. Rhein has served as a director of our company since May 1999. Mr. Rhein has been President and Chief Executive Officer of APL Limited since October 1995. Mr. Rhein served as APL Limited's President and Chief Operating Officer from July 1995 to October 1995. Prior to that, Mr. Rhein served as President and Chief Executive Officer of APL Land Transport Services, Inc. from May 1990 to October 1995 and President and Chief Operating Officer of American President Lines, Ltd. from January 1987 to May 1990. Mr. Rhein has served as a director of APL Limited since July 1990.

Director Compensation

   Messrs. Harris, Spector, Becker and Rhein have each been granted an option under the Pacer International, Inc. 1999 Stock Option Plan to purchase 6,000 shares of our common stock with an exercise price of $10 per share.

Executive Compensation

                          Summary Compensation Table

                     Annual Compensation                                   Long Term Compensation
--------------------------------------------------------------- ---------------------------------------------
                                                                               Awards    Payouts
                                                                            ------------ -------
            (a)              (b)    (c)      (d)       (e)          (f)         (g)        (h)       (i)
                                                                Restricted   Securities
                                                   Other Annual    Stock     Underlying   LTIP    All-Other
Name and Principal Position  Year  Salary   Bonus  Compensation Award(s)/1/ Options/SARs Payouts Compensation
---------------------------  ---- -------- ------- ------------ ----------- ------------ ------- ------------
Donald C. Orris.........     1998 $250,000 $90,000     --           --          --         --       $6,250
Gerry Angeli............     1998 $250,000 $90,000     --           --          --         --       $7,500
Gary I. Goldfein........     1998 $235,000 $90,000     --           --          --         --       $1,600
Robert L. Cross.........     1998 $220,000 $90,000     --           --          --         --       $6,558
Alan E. Steiner.........     1998 $220,000 $90,000     --           --          --         --       $1,600

--------
/1/Mr. Orris, Mr. Angeli and Mr. Cross each hold 17,500 restricted shares of
  Pacer Logistics preferred stock with a fiscal year end 1998 fair market value of $171,738 (based on a fiscal year end 1998 fair market value of $9 per share of such preferred stock, plus accrued dividends).
/2/Consists of company matching contributions to 401(k) plan.

                     Option/SAR Grants in Last Fiscal Year

   No stock options or stock appreciation rights were granted to Named Executive Officers during fiscal year 1998.

                 Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
                 ----------------------------------------------------------------------------------------
          (a)                (b)       (c)                  (d)(/1/)                                  (e)
                                                 Number of Securities Underlying
                                               Unexercised Options/SARs at  fiscal     Value of Unexercised In-the-Money
                                                            year end                 Options/SARs at fiscal year end(/2/)
                           Shares
                          Acquired    Value
          Name           On Exercise Realized    Exercisable       Unexercisable        Exercisable        Unexercisable
          ----           ----------- -------- ------------------ ------------------ ------------------- -------------------
Donald C. Orris.........     --        --     200,291 (common)   182,875 (common)   $1,576,683 (common) $1,788,859 (common)
                                              19,167 (preferred) 17,500 (preferred) $0 (preferred)      $0 (preferred)
Gerry Angeli............     --        --     200,291 (common)   182,875 (common)   $1,576,683 (common) $1,788,849 (common)
                                              19,167 (preferred) 17,500 (preferred) $0 (preferred)      $0 (preferred)
Gary I. Goldfein........     --        --                      --                                     --
Robert L. Cross.........     --        --     200,291 (common)   182,875 (common)   $1,576,683 (common) $1,788,849 (common)
                                              19,167 (preferred) 17,500 (preferred) $0 (preferred)      $0 (preferred)
Alan E. Steiner.........     --        --                      --                                     --

--------
(/1/In)connection with the Pacer Logistics transaction, certain of the options relating to Pacer Logistics preferred stock will convert to options to purchase Pacer Logistics Series A Preferred Stock. See "Our Capital Stock."
(/2/Based)upon end of year fair market value of $10 per share of common stock and $9 per share of Pacer Logistics preferred stock.

Stock Option Plan

   Our Board of Directors adopted the Pacer International, Inc. 1999 Stock Option Plan in May 1999. The purpose of this plan is to further our growth and success by permitting our employees, as well as employees of Pacer Logistics, to acquire shares of our common stock and the preferred stock of Pacer Logistics, in the case of employees of Pacer Logistics, thereby increasing their personal interest in our growth and success and to provide a means of rewarding outstanding contribution by these employees. With the exception of the 562,861 incentive stock options which were rolled into this plan from the PMT Holdings, Inc. 1997 Stock Option Plan and the Pacer International, Inc. 1998 Stock Option Plan, options subject to this plan do not qualify as incentive stock options under the provisions of section 422 of the Internal Revenue Code.

   No more than 1,793,747 shares may be issued pursuant to all option grants under this plan. In the event of certain corporate reorganizations, recapitalizations, or other specified corporate transactions affecting our stock, this plan permits proportionate adjustments to the number and kinds of shares subject to options and/or the exercise price of those shares.

   All of our employees, as well as the employees of any of our subsidiaries, as well as non-employee directors are eligible for option grants under this plan. This plan is administered by a committee of our Board of Directors and, except with respect to initial grants described below, such committee has the power and authority to approve the persons to whom options are granted, the time or times at which options are granted, the number of shares subject to each option, the exercise price of each option and the vesting and exercisability provisions of each option and has all powers with respect to the administration and interpretation of this plan.

   This plan provides for initial grants to specified employees. The aggregate number of shares subject to these initial grants is 832,000 and their exercise price is $10.00 per share. These initial grants are divided into three tranches, Tranche A, Tranche B and Tranche C. Tranche A options vest in five equal installments on the date of the grant's first five anniversary dates, provided the employee is employed by us on each anniversary date. Tranche B options generally vest on the date of grant's seventh anniversary date if the employee is employed by us on that date. However, if on any of the grant's first five anniversary dates certain per share target values are attained and the employee is employed by us on that date, then 20% of the Tranche B options will vest. Accelerated vesting of the Tranche B options is possible if a sale of our company occurs prior to the date of grant's fifth anniversary and the fair market value of the per share consideration to be received by the shareholder equals or exceeds an amount calculated in accordance with this plan. Tranche C options vest in substantially the same manner as Tranche B options, including acceleration upon a sale of our company, except that the per share target values as of a given anniversary date are increased. Options granted to non-employee directors vest in four equal installments on the date of grant's first four anniversary dates.

   A vested option that has not yet been exercised will automatically terminate on the first to occur of
   (1) the grant's tenth anniversary,
   (2) ninety days following the employee's service of employment for any reason other than death or disability,
   (3) twelve months following the employee's service of employment due to death or disability, or
   (4) as otherwise determined by the committee.

   Each option that is vested as of the date of the sale of our company remains exercisable until the sale's closing, after which time such option is unenforceable. Non-vested Tranche A, Tranche B and Tranche C options will vest in accordance with the vesting schedules described above, however, an option that vests after our company is sold will remain exercisable for 10 days before such portion of the option terminates and is of no further force or effect. All options granted under this plan are nontransferable except upon death, by such employee's will or the laws of descent and distribution, or transfers to family members of the employee that are approved by the committee.

   This plan has a term of ten years, subject to earlier termination by our Board of Directors, who may modify or amend this plan in any respect, provided that no amendment or modification affects an option already granted without the consent of the option holder.

Employment and Related Agreements

   We have entered into employment agreements dated as of March 31, 1997, and amended as of April 7, 1999, with each of Donald C. Orris, Gerry Angeli and Robert L. Cross and employment agreements dated as of December 16, 1997, and amended as of April 7, 1999, with each of Gary I. Goldfein and Allen E. Steiner. Each of these employment agreements, as amended, has a term of two years commencing upon the closing of the Pacer Logistics transactions, with automatic one year renewals on each anniversary of their commencement date. The minimum base salary under these employment agreements is $225,000, $225,000, $200,000, $235,000, and $220,000 per year for Messrs. Orris, Angeli, Cross, Goldfein, and Steiner, respectively, subject to increase by our board of directors, except in the case of Mr. Orris, in which case the base salary is subject to increase as agreed to by Mr. Orris and our Board of Directors.

   Under the employment agreements of Messrs. Orris, Angeli and Cross, our Board of Directors may award an annual bonus to the employee in an amount up to $83,000 and under the employment agreements of Messrs. Goldfein and Steiner such bonus may be in an amount up to $90,000. In each case, such bonus is based on the attainment of certain operating income targets.

   All of the employment agreements provide that if the employment of these employees is terminated for any reason, they would be entitled to receive any unpaid portion of their base salary, reimbursement for any expenses incurred prior to the date of termination and any unpaid amounts earned prior to the effective date of termination pursuant to the terms of any bonus or benefit program in which they participated at the time of termination. In addition, the employment agreements provide that if the employment of these employees is terminated without "cause", as defined in the employment agreements, they would be entitled to receive 100% of their base salary for a period of between twelve and twenty-four months, with such amount to be reduced by 50% of any salary earned during this severance period from other sources.

   All of the employment agreements include certain restrictive covenants for our benefit relating to the non-disclosure by these employees of our confidential business information and trade secrets, the disclosure grant and assignment of inventions and non-competition with regards to any business in competition with us.

                               CERTAIN AGREEMENTS

APL Limited Agreements

   We have entered into, or have entered negotiations to enter into, agreements with APL Limited and certain of its affiliates relating to our stacktrain business. Except as otherwise described below, these agreements were entered into simultaneously with the consummation of our recapitalization.

   Non-Competition Agreement

   Pursuant to a Non-Competition Agreement, Neptune Orient Lines Limited, APL Limited, and their affiliates agreed not to compete with us, either through ownership of, participation in management of, or by lending their respective names to, any business involved in arranging stacktrain services for a period of ten (10) years from the closing date of our recapitalization. Neptune Orient Lines, APL Limited and their affiliates further agreed to refrain from soliciting or recruiting any person employed by us as of the closing date of our recapitalization for a period of ten (10) years.

   Administrative Services Agreement

   Pursuant to an Administrative Services Agreement, APL Limited provides us with certain administrative and support services. We compensate APL Limited on a per transaction basis and a headcount basis, as applicable. APL Limited represented to us that the transaction fees contained in the Administrative Services Agreement, when applied to the actual number of transactions in 1998, would not result in figures substantially different from those reflected in the audited financial results of Pacer International (f/k/a APL Land Transport Services, Inc.) for the 1998 fiscal year. Furthermore, during the term of this agreement, we have the right to audit, at our own expense, the total expenditures presented by APL Limited.

   The Administrative Services Agreement will expire one year from the closing of our recapitalization or on such other date as may be mutually agreed upon by us and APL Limited. Either party may terminate this agreement if the other party defaults on the performance of its material obligations and such default is not cured within thirty (30) days.

   Information Technology Outsourcing and License Agreement

   Pursuant to an IT Supplemental Agreement, dated as of May 11, 1999 by and among APL Limited, Coyote Acquisition LLC and our Company, we are currently completing negotiation of an Information Technology Outsourcing and License Agreement based upon a term sheet agreed by the parties. If any party so elects, the parties may enter into private mediation to finalize the Information Technology Outsourcing and License Agreement. In the interim, the Information Technology Outsourcing and License Agreement term sheet governs the relationship between the parties regarding information technology.

   The Information Technology Outsourcing and License Agreement term sheet provides that, APL Limited will, for a period of twenty years, provide us with all necessary software, licenses and related services necessary to conduct the stacktrain business as it is now being conducted and as it is enhanced pursuant to and during the term of the agreement. These services will, at a minimum, include the same level of services provided to our company by APL Limited prior to our recapitalization. APL Limited will also be responsible for obtaining, maintaining, upgrading, and replacing any software, equipment, facilities or personnel necessary in order to provide the services during the term of the agreement. APL Limited will be required to provide personnel with the adequate skills, experience and knowledge of our business to ensure that all information technology systems are supported at previously existing levels, and as these levels are subsequently enhanced. In addition, any software that relates solely to our business will be transferred to us directly.

   In accordance with the Information Technology Outsourcing and License Agreement term sheet we will have access to APL Limited's proprietary software that is used to run the information systems through perpetual, worldwide, royalty-free licenses granted to us by APL Limited. APL Limited will also ensure that we are licensed to use all other software needed to operate the systems. These rights will remain in place even after the agreement expires or terminates and regardless of the reason for termination.

   The Information Technology Outsourcing and License Agreement term sheet provides that the services are tendered at what we believe are competitive prices. The annual fee will be frozen during the first four years of the agreement and will be increased nominally thereafter. In addition, for the first five years we will be charged for costs related to increased usage of the services only to the extent the increase exceeds certain specified growth levels for the company and thereafter for all of our actual direct costs related to volume growth.

   The Information Technology Outsourcing and License Agreement term sheet also provides that we will have the option to terminate the agreement for our convenience at any point during the term, either in its entirety or on a system-by-system basis, by giving 120 days' notice to APL Limited. In addition, we may terminate if APL Limited fails to meet certain specified performance standards or is in material breach of the agreement and fails to correct the breach in a timely fashion. The agreement will also be terminable by APL Limited, but only if we fail to meet our payment. However, should APL Limited elect to terminate the agreement because we are acquired by a competitor of APL Limited, APL Limited will be responsible for all costs related to establishing us with a comparable service provider on a similar computer infrastructure. APL Limited would also be responsible for the costs of transferring our systems if we terminate the agreement for any of the following reasons:

   (1) an uncorrected material breach by APL Limited;

   (2) the occurrence of certain specified performance failures resulting from APL Limited 's willful misconduct or gross negligence; or

   (3) the occurrence of any two performance failures within a 12-month period, regardless of the cause.

   In the Information Technology Outsourcing and License Agreement term sheet APL Limited has made customary representations and warranties to us, including, that the information technology, software, hardware and services being provided to us constitute all such items required to provide the information technology services necessary to run our business and relating to Year 2000 compliance of the software and hardware used in providing the services under the agreement. APL Limited also indemnifies us against breaches of these representations, losses resulting from claims brought by third parties alleging infringement of their intellectual property and losses associated with a failure of the information technology systems to operate that is either caused by APL Limited or covered by indemnification or warranties provided to APL Limited by the responsible third parties.

   Stacktrain Services Agreement

   Pursuant to a Stacktrain Services Agreement, we arrange and administer inland intermodal rail transportation for APL Limited's international freight shipments and its empty containers between points in the United States, between points in Canada and between points in the United States and Canada. In addition, we arrange and administer inland intermodal rail transportation for any other volume tendered by APL Automotive Logistics and APL Intermodal Management Services, each a division of APL Limited, between points in the United States, Canada and Mexico. In connection with this agreement, APL Limited agreed to tender to us all of its international shipments and containerized freight for United States or Canadian rail movement and APL Automotive Logistics and APL Intermodal Management Services will use their best efforts to deliver their business to us for handling.

   Each year, during the term of the Stacktrain Services Agreement, APL Limited has agreed to pay us $6.6 million as a management fee. In addition, APL Limited has agreed to pay us a fee for each container moved equal to the amount payable by us to the underlying rail carrier for the movement of such containers. Any savings received by us under the terms of our agreements with the underlying rail carriers will be passed through on a dollar-for-dollar basis to APL Limited. We do not assess any administrative fees against APL Limited for the movement of its containers.

   APL Limited pays us for the repositioning of its empty containers. APL Limited pays us a fee calculated based on established rates agreed upon by the parties for each empty container of APL Limited that is repositioned by us.

   The Stacktrain Service Agreement will expire twenty (20) years following the closing date of our recapitalization. However, the term of the Stacktrain Services Agreement will be extended in the event that the current agreement between Pacer International and the Union Pacific Railroad Company, or its successor, is extended. The effect of this provision is that the Stacktrain Services Agreement and our agreement with the Union Pacific Railroad Company will expire simultaneously.

   TPI Chassis Sublet Agreement

   Pursuant to a TPI Chassis Sublet Agreement, APL Limited sublets chassis to us for use in the transport of international freight on the stacktrain network on behalf of international shippers other than APL Limited. The number of chassis to be sublet is determined according to a market plan which we deliver to APL Limited prior to each year during the term of the TPI Chassis Sublet Agreement. If our chassis requirements decrease from the current market plan allocation and APL Limited does not absorb the additional chassis into its own fleet, we are responsible for any early lease termination penalties incurred by APL Limited. If our need for chassis increases beyond the current market plan allocation, APL Limited will supply additional chassis to the extent they are available for our use. The TPI Chassis Sublet Agreement provides that if we consistently exceed our allocation of chassis under our market plan, or if APL Limited consistently supplies less than such allocation, both parties will promptly discuss the remedies for such an excess or shortage. The term of the TPI Chassis Sublet Agreement will be the same as the term of the Stacktrain Services Agreement. If the TPI Chassis Sublet Agreement is terminated prior to twenty years from its execution, we may require APL Limited to assign the leases for all of the chassis covered under the agreement to us. In addition, during the first year of the agreement we may require APL Limited to assign to us the leases for the chassis.

   Equipment Supply Agreement

   An Equipment Supply Agreement sets forth the mechanics of the supply of containers and chassis from APL Limited to us for repositioning by us within the interior United States. The containers and chassis which are subject to the agreement are used by APL Limited in its international shipping operations. Specifically, the Equipment Supply Agreement sets forth the underlying interchanges of possession and supply points and return locations for the repositioning of the containers and chassis. In addition, the Equipment Supply Agreement sets forth the requirements for timely repositioning of the equipment and charges which may be incurred by us for failing to reposition the equipment in a timely manner. The Equipment Supply Agreement also sets forth certain charges which may be incurred by us for damage to the containers and chassis during repositioning. The Equipment Supply Agreement has the same term as the Stacktrain Services Agreement.

   Stock Purchase Agreement

   Pursuant to the Stock Purchase Agreement, dated as of March 15, 1999, by and between Coyote Acquisition LLC and APL Limited, we may be required to pay APL Limited additional cash consideration of up to $15.0 million following our recapitalization, in the event that Pacer International's EBITDA for the fiscal year ending December 31, 1999 on an unconsolidated basis equals or exceeds certain EBITDA targets set forth in the Stock Purchase Agreement. The EBITDA targets set forth in the Stock Purchase Agreement exceed Pacer International's historic results. Immediately prior to the closing of our recapitalization, Coyote Acquisition assigned a small portion of its purchase rights under the Stock Purchase Agreement to an affiliate, Coyote Acquisition II LLC, and to certain affiliates of Deutsche Bank Securities Inc. and Credit Suisse First Boston Corporation. As a result of such assignment, and the exercise of such assigned purchase rights, Coyote Acquisition II LLC owns 4.6% of our outstanding common stock and certain affiliates of Deutsche Bank Securities Inc. and Credit Suisse First Boston Corporation collectively own 2.9%, of our outstanding common stock.

   Primary Obligation and Guaranty Agreement

   We are a party to a Primary Obligation and Guaranty Agreement dated March 15, 1999, with Neptune Orient Lines Limited and Coyote Acquisition. The Primary Obligation and Guaranty Agreement provides that, prior to an initial public offering by APL Limited or certain of its affiliates, Neptune Orient Lines will be directly liable for all of APL Limited's obligations under the following agreements as if it had been a signatory thereto:

  .  Stacktrain Services Agreement;

  .  Administrative Services Agreement;

  .  Information Technology Outsourcing and License Agreement;

  .  TPI Chassis Sublet Agreement;

  .  Equipment Supply Agreement;

  . our Shareholders' Agreement with Coyote Acquisition, Coyote Acquisition II and APL Limited; and

  .  Stock Purchase Agreement.

   Following an initial public offering of APL Limited or certain of its affiliates, Neptune Orient Lines will guarantee any payments owed to us by APL Limited. Such guarantee is subject to the requirement that we first exhaust our rights to collect any guaranteed obligations from APL Limited, so long as the collection efforts against APL Limited, in our judgment or the judgment of Coyote Acquisition, do not prejudice in any manner the ability of Coyote Acquisition and us to collect on the guarantee, in which case we and Coyote Acquisition can proceed directly against Neptune Orient Lines. Neptune Orient Lines' obligations will not be limited by any bankruptcy, insolvency, or reorganization proceedings. The Primary Obligation and Guaranty Agreement will terminate when all other agreements and all other guaranteed obligations are terminated or satisfied.

Other Agreements

   Shareholders' Agreements

   We are a party to a Shareholders' Agreement with Coyote Acquisition, Coyote Acquisition II and APL Limited which governs certain aspects of the relationship between ourselves and our currently existing shareholders. The Shareholders' Agreement contains, among other matters,

  (1) a provision restricting the rights of APL Limited to transfer the shares of Pacer International common stock, subject to certain permitted or required transfers and a right of first refusal in favor of Pacer International, Coyote Acquisition and Coyote Acquisition II;

  (2) certain incidental registration rights in the event Pacer International effects a registration of its common stock;

  (3) certain participation rights that, when triggered, permit APL Limited to participate, on a pro rata basis, in a sale by Coyote Acquisition and Coyote Acquisition II of Pacer International common stock held by them; and

  (4) certain bring along rights that, when triggered, permit Coyote Acquisition and Coyote Acquisition II to require APL Limited to transfer an equivalent portion of Pacer International common stock held by it.

   The Shareholders' Agreement will terminate upon the earlier of:

    (a) the tenth anniversary thereof; or

    (b) such time as Pacer International is a public company with equity securities listed on a national securities exchange or publicly traded in the over-the-counter market and Coyote Acquisition and Coyote Acquisition II shall have sold, in the aggregate, pursuant to one or more offerings a total of fifty percent (50%) of the total shares of Pacer International common stock held by it.

   We are a party to Shareholders' Agreements with

   (1) certain members of Pacer Logistics management, Coyote Acquisition and Coyote Acquisition II and

   (2) certain affiliates of Credit Suisse First Boston Corporation and Deutsche Bank Securities Inc. and Coyote Acquisition and Coyote Acquisition II.

The terms of such Shareholders' Agreements are substantially similar to those set forth above.

   Apollo Registration Rights Agreement

   In addition to the Shareholders' Agreements, we entered into a separate Registration Rights Agreement with certain affiliates of Apollo Management pursuant to which such affiliates obtained certain demand and incidental registration rights. As a result, at Apollo Management's written request, we are obliged to prepare and file a registration statement covering the shares so requested to be registered by Apollo Management. In addition, should we propose to register any of our own common stock for sale to the public, Apollo Management has the opportunity to include its common stock in the same or concurrent registration statement filed by us. We will bear all expenses, with the exception of selling expenses, incurred in the registration process.

   Apollo Management Agreement

   We have entered into a Management Agreement with Apollo Management. Under the terms of the Management Agreement, we appointed Apollo Management to provide financial and strategic advice to us. Pursuant to the terms of the Management Agreement, Apollo Management has agreed to provide us with financial and strategic services as our board of directors may reasonably request. As consideration for services rendered and to be rendered under the Management Agreement, we will pay Apollo an annual fee of $500,000 until termination of the Management Agreement. In addition, we may pay Apollo Management a transaction fee for any purchase, sale, recapitalization or similar transaction completed by us, whether by merger, stock purchase or sale, asset purchase or sale or otherwise. The Management Agreement may be terminated upon 30 days' written notice by either party to the other party thereto. In connection with our recapitalization we have paid Apollo Management a fee of $1,500,000.

   Tax Sharing Agreement

   Coyote Acquisition, Pacer International, Pacer Logistics, and the direct and indirect subsidiaries of Pacer International and Pacer Logistics entered into a Tax Sharing Agreement. The Tax Sharing Agreement generally contemplates that two or more of the parties to the Tax Sharing Agreement may become members of an affiliated group that files a consolidated federal income tax return for U.S. federal income tax purposes and, perhaps, one or more consolidated, combined or unitary groups for state, local and/or foreign tax purposes. The Tax Sharing Agreement provides, among other things, methods for allocating the tax liability of an affiliated group among its members, for reimbursing Coyote Acquisition, or another entity as appropriate, for the payment of an affiliated group's tax liability, and for reimbursing members of an affiliated group for the use of net operating losses and other tax benefits that reduce an affiliated group's tax liability otherwise payable.

                              STOCK OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding the anticipated beneficial ownership of shares of the common stock immediately following the recapitalization by each person anticipated to be the owner of 5% or more of the common stock, by each person who is a director or executive officer of our company and by all directors and executive officers of our company as a group. The following table does not include the ownership by certain directors and executives of the Pacer Logistics 7.5% Exchangeable Preferred Stock.

                                                           Common Stock(/1/)
                                                         ---------------------
                                                           Number   Percentage
                                                         of  Shares  of Class
                                                         ---------- ----------
Apollo Management IV, L.P.(/2/)......................... 9,390,000    89.9%
 c/o Apollo Management, L.P.
 1301 Avenue of the Americas
 New York, NY 10019
APL Limited.............................................   750,000     7.2%
 1111 Broadway
 Oakland, CA 94607
Donald C. Orris(/3/)(/13/)..............................    34,833     0.3%
Gerry Angeli(/4/)(/13/).................................    34,833     0.3%
Gary I. Goldfein(/5/)(/13/).............................       --       --
Robert L. Cross(/6/)(/13/)..............................    34,833     0.3%
Richard P. Hyland(/7/)(/13/)............................       --       --
Allen E. Steiner(/8/)(/13/).............................       --       --
Lawrence C. Yarberry(/9/)(/13/).........................    11,000     0.1%
Joseph P. Atturio(/10/)(/13/)...........................    19,582     0.2%
Joshua J. Harris(/11/)(/14/)............................       --       --
Bruce M. Spector(/11/)(/15/)............................       --       --
Marc E. Becker(/11/)(/14/)..............................       --       --
Timothy J. Rhein(/12/)(/16/)............................       --       --
All directors and executive officers as a group (12
 persons)...............................................   135,081     1.3%

--------
 (1) The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

 (2) Through its interest in Coyote Acquisition LLC and Coyote Acquisition II LLC, Apollo Management IV, L.P. is deemed to beneficially own all of the shares of common stock owned by Coyote Acquisition LLC and Coyote Acquisition II LLC. Coyote Acquisition LLC owns 8,912,000 shares, or 85.3%, of our outstanding common stock. Coyote Acquisition II LLC owns 478,000 shares, or 4.6%, of our outstanding common stock.

 (3) Includes 34,833 shares of common stock issuable upon the exercise of presently exercisable options held by the stockholder. Does not include an additional 100,000 options and an additional 121,916 options which vest in the future or 2,329.25 shares of the Pacer Logistics 7.5% Exchangeable Preferred Stock held by the stockholder.

 (4) Includes 34,833 shares of common stock issuable upon the exercise of presently exercisable options held by the stockholder. Does not include an additional 100,000 options and an additional 121,916 options which vest in the future or 2,264.16 shares of the Pacer Logistics 7.5% Exchangeable Preferred Stock held by the stockholder.
 (5) Does not include 100,000 options which vest in the future or 4,963.75 shares of the Pacer Logistics 7.5% Exchangeable Preferred Stock held by the stockholder.

 (6) Includes 34,833 shares of common stock issuable upon the exercise of presently exercisable options held by the stockholder. Does not include an additional 100,000 options and an additional 121,916 options which vest in the future or 2,264.16 shares of the Pacer Logistics 7.5% Exchangeable Preferred Stock held by the stockholder.

 (7) Does not include 100,000 options which vest in the future or 5,956.5 shares of the Pacer Logistics 7.5% Exchangeable Preferred Stock held by the stockholder.

 (8) Does not include 100,000 options which vest in the future or 4,963.75 shares of the Pacer Logistics 7.5% Exchangeable Preferred Stock held by the stockholder.

 (9) Includes 11,000 shares of common stock issuable upon the exercise of presently exercisable options held by the stockholder. Does not include an additional 22,000 options which vest in the future.

(10) Includes 19,582 shares of common stock issuable upon the exercise of presently exercisable options held by the stockholder. Does not include an additional 9,781 options which vest in the future.

(11) Messrs. Harris, Spector and Becker are each principals and/or employees of certain affiliates of Apollo Management IV, L.P. Accordingly, each such person may be deemed to beneficially own shares of common stock held by Apollo Management IV, L.P. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.

(12) Mr. Rhein is President, Chief Executive Officer and a director of APL Limited. Accordingly, he may be deemed to beneficially own shares of common stock held by APL Limited. Mr. Rhein disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.

(13) The business address for Messrs. Orris, Angeli, Goldfein, Cross, Hyland, Steiner, Yarberry and Atturio is Pacer International, Inc., 1340 Treat Boulevard, Suite 200, Walnut Creek, CA 94596.

(14) The business address for Messrs. Harris and Becker is Apollo Management L.P., 1301 Avenue of the Americas, New York, NY 10019.

(15) The business address for Mr. Spector is Apollo Management L.P., 1999 Avenue of the Stars, Suite 1900, Los Angeles, CA 90067.

(16) The business address for Mr. Rhein is APL Limited, 1111 Broadway, Oakland, CA 94607.

                               OUR CAPITAL STOCK

   We have a total of 21 million shares of authorized capital stock of which 20 million shares, no par value, are of a class designated as "common stock" and 1 million shares, par value $.01 per share, are of a class designated as "preferred stock." Pacer Logistics authorized a total of 11 million shares of capital stock of which 10 million shares, par value $.01 per share are designated as "common stock" and 1 million shares, par value $.01 per share, are of a class designated as "preferred stock". Pacer Logistics has two series of preferred stock. The designation, assigned values, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions on such preferred stock are described in full in their respective Certificates of Designation.

   Each share of common stock of Pacer International and Pacer Logistics entitles the holder thereof to one vote at every annual or special meeting of the stockholders of such company. There is no cumulative voting.

   Shares of preferred stock of each company may be issued from time to time, in one or more series, with such designation, assigned values, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as the Board of Directors of Pacer International or Pacer Logistics, as the case may be, from time to time may adopt by resolution. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of preferred stock shall be identical.

   No holder of shares of our capital stock or Pacer Logistics capital stock shall have any preferential or preemptive right to subscribe for, purchase or receive any share of our stock or Pacer Logistics stock, as the case may be, any options or warrants for such shares, any rights to subscribe to or purchase such shares or any securities which may at any time or from time to time be issued, sold or offered for sale by us or Pacer Logistics, as the case may be.

   The following description is a summary of the material terms of each series of preferred stock, but does not restate the Certificates of Designation in their entirety.

7.5% Exchangeable Preferred Stock

   24,300 of Pacer Logistics' 1 million authorized shares of preferred stock are designated "7.5% Exchangeable Preferred Stock." The 24,300 shares of 7.5% Exchangeable Preferred Stock were issued to certain management shareholders of Pacer Logistics in connection with the Pacer Logistics transaction. The remainder have been reserved for issuance by Pacer Logistics as payment-in-kind dividends. Except as otherwise required by law, or as stated below, shares of exchangeable preferred stock are not entitled to voting rights.

   Liquidation Preference

   The exchangeable preferred stock has a liquidation preference of $1,000 per share, plus accrued and unpaid dividends thereon. In addition, holders of the preferred stock are entitled to an amount per share equal to 5% of the total assets available for distribution to equity holders divided by the number of shares of preferred stock outstanding.

   Dividends

   Dividends payable per share of the exchangeable preferred stock are equal to the greater of:

     (1) 7.5% of the $1,000 liquidation preference per share payable annually in arrears in additional shares of the exchangeable preferred stock or

     (2) an amount equal to 10% of the aggregate of certain dividends paid on the Pacer Logistics common stock divided by the number of outstanding shares of Pacer Logistics preferred stock, payable annually in arrears in cash.

   Voluntary Exchange

   At any time at least 15 months after, but before 24 months following the closing of our recapitalization, each holder of the exchangeable preferred stock has the right to exchange its shares into shares of Pacer International common stock at a 15% premium. As a condition to the exchange of such preferred stock, each holder will be required to become a party to the Shareholders' Agreement and will be bound by all of the terms and conditions of the Shareholders' Agreement as though such persons were original parties thereto. Upon joining in the Shareholders' Agreement, such persons will have the same rights and responsibilities as those of APL Limited, as set forth in the Shareholders' Agreement.

   Purchase Right

   At any time at least 15 months after the closing of our recapitalization, the exchangeable preferred stock may be purchased by Pacer International for newly issued shares of preferred stock of Pacer International or cash. Our credit agreement and the indenture governing the notes generally prohibits us from purchasing the exchangeable preferred stock for cash for the initial 15 month time period. The Pacer International preferred stock has a 7.5% dividend, payable in shares of such preferred stock and is mandatorily redeemable by Pacer International on the tenth anniversary of issue.

   Change of Control

   Upon a change of control, each holder of exchangeable preferred stock shall have the right to exchange the shares of exchangeable preferred stock held by such holder for Pacer International common stock at the ratio set forth in the Certificate of Designation multiplied by the following applicable premium which shall be allocated pro rata on a monthly basis:

             Prior to the End of Year 1....... 115.00%
             End of Year 1.................... 106.75%
             End of Year 2.................... 100.00%

   Voting Provisions

   Except as required by law and except for matters which affect the rights and preferences of the exchangeable preferred stock, the exchangeable preferred stock is not entitled to vote on any matter submitted to a vote of the stockholders of Pacer Logistics.

   If (1) the voluntary exchange of 7.5% Exchangeable Preferred Stock by the holders thereof for Pacer International common stock or (2) the purchase of such preferred stock by Pacer International as contemplated above does not occur, Mr. Orris and other members of our senior management team will remain holders of the 7.5% Exchangeable Preferred Stock.

Series A Preferred Stock

   In addition to the foregoing, Pacer Logistics has outstanding options to purchase 44,997 shares of its Series A Preferred Stock. No shares of Series A Preferred Stock are currently outstanding. Such options are exercisable at $9.00 per share and are redeemable by Pacer Logistics at $9.00 per share.

                      DESCRIPTION OF OUR CREDIT AGREEMENT

   In connection with the private offering, we entered into a credit agreement with a syndicate of financial institutions. Our credit agreement provides for the following:

     (1) a seven-year $135.0 million term loan which was used to finance in part our recapitalization and certain related costs and expenses, and to refinance certain indebtedness of our company; and

     (2) a five-year $100.0 million revolving credit facility, which may include letters of credit (subject to a sublimit to be determined), to be used for, among other things, working capital and general corporate purposes of our company and its subsidiaries, including, without limitation, effecting certain permitted acquisitions.

Prepayments

   The loans under the term loan facility are required to be prepaid with, and after the repayment in full of such loans, permanent reductions to the revolving credit facility are required in an amount equal to,

     (a) 100.0% (or a lesser percentage determined based upon the achievement of certain financial ratios) of the net cash proceeds of all asset sales and dispositions by our company and its subsidiaries, subject to certain exceptions,

     (b) 100.0% (or a lesser percentage determined based upon the achievement of certain financial ratios) of the net cash proceeds of issuances of certain debt obligations and certain preferred stock by our company and its subsidiaries, subject to certain exceptions,

     (c) 50.0% (or a lesser percentage determined based upon the achievement of certain financial ratios) of the net cash proceeds from common equity and certain preferred stock issuances by our company and its subsidiaries, subject to certain exceptions, including in connection with permitted acquisitions,

     (d) 75.0% (or a lesser percentage determined based upon the achievement of certain financial ratios) of annual Excess Cash Flow (as defined in our credit agreement) and

     (e) 100.00% of certain insurance proceeds, subject to certain exceptions.

   Such mandatory prepayments and permanent reductions will be allocated first, to the term loan facility and second, to the revolving credit facility. Our credit agreement requires our company to make annual amortization payments (payable in quarterly installments) in respect of the term loan facility.

   Voluntary prepayments and commitment reductions are permitted in whole or in part, subject to minimum prepayment or reduction requirements, without premium or penalty, provided that voluntary prepayments of certain loans on a date other than the last day of the relevant interest period are subject to payment of customary breakage costs, if any.

Interests and Fees

   The interest rates under the our credit agreement are as follows:

     (1) At our option, the interest rate on our term loan facility is (a) 2.00% in excess of the base rate equal to the higher of (x) 1/2 of 1.0% in excess of the federal funds rate or (y) the rate that Bankers Trust Company as the administrative agent announces from time to time as its prime lending rate, as in effect from time to time, and (b) 3.00% in excess of the Eurodollar rate for Eurodollar Loans (as defined in our credit agreement), in each case, subject to increases or decreases based upon the achievement of certain financial ratios; and

     (2) At our option, the interest rate on our revolving credit facility is
  (a) 1.50% in excess of the base rate equal to the higher of (x) 1/2 of 1.0% in excess of the federal funds rate or (y) the rate that Bankers

  Trust Company, as the administrative agent announces from time to time as its prime lending rate, as in effect from time to time and (b) 2.50% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to increases or decreases based upon the achievement of certain financial ratios.

   We may elect interest periods of 1, 2, 3 or 6 months or to the extent available to each lender with loans and/or commitments under the term loan facility or the revolving credit facility, 9 or 12 months for Eurodollar Loans under the applicable term loan or the revolving credit facility. With respect to Eurodollar Loans, interest is payable at the end of each interest period and, in any event, at least every 3 months. With respect to Base Rate Loans (as defined in our credit agreement), interest is payable quarterly on the last business day of each fiscal quarter. In each case, calculations of interest are based on a 360-day year and actual days elapsed.

   Our credit agreement provides for payment by our company in respect of outstanding letters of credit of:

     (1) an annual fee equal to the applicable margin over the Eurodollar rate for Eurodollar Loans under the revolving credit facility from time to time in effect on the aggregate outstanding stated amounts of such letters of credit;

     (2) a fronting fee equal to 1/4 of 1.0% on the aggregate outstanding stated amounts of such letters of credit; and

     (3) customary administrative charges.

   We pay a commitment fee equal to a percentage equal to 1/2 of 1.0% per annum on the undrawn portion of the available commitment under the revolving credit facility, subject to decreases based on the achievement of certain financial ratios and subject to increases based on the amount of unused commitments under the revolving credit facility.

Collateral and Guarantees

   The loans and letters of credit under our credit agreement are guaranteed by all of our existing and future direct and indirect wholly-owned subsidiaries. Our obligations and the obligations of such subsidiaries are secured by a first priority perfected lien on substantially all of our properties and assets and all of the properties and assets of such subsidiaries, whether such properties and assets are now owned or subsequently acquired, subject to certain exceptions. The security includes a pledge of all capital stock and notes owned by us and such subsidiaries, provided that, in certain cases, no more than 66 2/3% of the stock of our foreign subsidiaries was required to be pledged.

Representations and Warranties and Covenants

   Our credit agreement and related documentation contains certain customary representations and warranties by our company and its subsidiaries. In addition, our credit agreement contains customary covenants restricting our ability and the ability of certain of our subsidiaries to, among other things:

  .  declare dividends;

  .  prepay debt;

  .  incur liens;

  .  make investments;

  .  incur additional indebtedness;

  .  amend certain organizational, corporate and other documents;

  .  make capital expenditures;

  .  engage in mergers, acquisitions and asset sales;

  . engage in certain transactions with affiliates and formation of subsidiaries; and

  . issue redeemable common stock and preferred stock, subject to certain exceptions.

   In addition, we are required to comply with specified financial covenants and customary affirmative covenants.

Events of Default

   Events of default under our credit agreement include:

  . our failure to pay principal or interest when due or pay a reimbursement obligation on a letter of credit;

  .  a material breach of any representation or warranty;

  .  covenant defaults;

  .  events of bankruptcy;

  .  a change of control of our company; and

  .  other customary events of default.

   The above summary highlights the material provisions of our credit agreement, but does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of our credit agreement, a copy of which is available upon request to our company.

                              DESCRIPTION OF NOTES

   You can find definitions of certain terms used in this description under the subheading "--Certain Definitions." In this description, the words "Pacer International" refer only to Pacer International, Inc. and not to any of its subsidiaries.

   The notes were issued under an indenture dated as of May 28, 1999 by and among Pacer International, the Guarantors and Wilmington Trust Company as trustee. The following summary highlights certain material terms of the indenture. Because this is a summary, it does not contain all of the information that is included in the indenture. You should read the entire indenture, including the definitions of certain terms used below, because it, and not this summary, defines your rights as holders of the notes. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus forms a part.

General

   The notes will be general unsecured obligations of Pacer International, ranking subordinate in right of payment to all existing and future Senior Debt of Pacer International.

   The notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof.

   Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. Pacer International may change any Paying Agent and Registrar without notice to holders of the Notes.

   Pacer International will pay principal, and premium, if any, on the notes at the Trustee's corporate office in New York, New York. At Pacer International's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of holders of the notes.

   Any old notes that remain outstanding after completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture.

Principal, Maturity and Interest

   The notes will mature on June 1, 2007. Additional notes in an unlimited amount may be issued under the indenture from time to time, subject to the limitations set forth under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness."

   Interest on the notes will be payable semi-annually in cash on each June 1 and December 1, commencing on December 1, 1999, to the persons who are registered Holders at the close of business on the May 15 and November 15 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance and will be computed on the basis of a 360-day year of twelve 30-day months.

   The notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

   Optional Redemption

   Pacer International may redeem the notes, in whole at any time or in part from time to time, on and after June 1, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices

(expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

       Year                                                           Percentage
       ----                                                           ----------
       2003..........................................................  105.875%
       2004..........................................................  102.938%
       2005 and thereafter...........................................  100.000%

   Optional Redemption upon Equity Offerings

   At any time, or from time to time, on or prior to June 1, 2002, Pacer International may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% in aggregate principal amount of the notes originally issued under the indenture at a redemption price equal to 111.750% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the notes outstanding must equal at least 65% of the aggregate amount of the notes originally issued under the indenture. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, Pacer International shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

   As used in the preceding paragraph, "Equity Offering" means a public or private sale of Qualified Capital Stock, other than public offerings with respect to the Company's Common Stock on Form S-8, of Pacer International.

   Optional Redemption upon Change of Control

   In addition, at any time prior to June 1, 2003, upon the occurrence of a Change of Control, Pacer International may redeem the notes, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the notes pursuant to this paragraph shall be mailed to holders of the notes not more than 30 days following the occurrence of a Change of Control. Pacer International may not redeem notes pursuant to this paragraph if it has made an offer to repurchase notes with respect to such Change of Control.

Selection and Notice of Redemption

   In the event that less than all of the notes are to be redeemed at any time, selection of such notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed or, if such notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the net cash proceeds of an Equity Offering, selection of the notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable, subject to DTC procedures, unless such method is otherwise prohibited.

   Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as Pacer International has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Subordination

   The payment of all Obligations on or relating to the notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of Pacer International, including the Obligations with respect to the Credit Agreement.

   The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt, including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding, before the holders of notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the notes in the event of any distribution to creditors of Pacer International:

     (1) in a liquidation or dissolution of Pacer International;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Pacer International or its property;

     (3) in an assignment for the benefit of creditors; or

     (4) in any marshalling of Pacer International's assets and liabilities.

   Pacer International also may not make any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the notes or acquire any notes for cash or property or otherwise if:

     (1) a payment default on any Senior Debt occurs and is continuing; or

     (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

   Payments on and distributions with respect to any Obligations on, or with respect to, the notes may and shall be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived; and

     (2) in case of a nonpayment default, the earlier of

       (x) the date on which all nonpayment defaults are cured or waived (so long as no other event of default exists),

       (y) 180 days after the date on which the applicable Payment Blockage Notice is received or

       (z) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

   No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days, it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose.

   Pacer International must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

   By reason of such subordination, in the event of the insolvency of Pacer International, creditors of Pacer International who are not holders of Senior Debt, including the Holders of the notes, may recover less, ratably, than holders of Senior Debt.

   After giving effect to the Transactions, on a pro forma basis, at April 2, 1999, Pacer International would have had approximately $135.0 million of Senior Debt outstanding (exclusive of $100.0 million of unused commitments under the Credit Agreement).

Guarantees

   Each Guarantor unconditionally guarantees, on a senior subordinated basis, jointly and severally, to each holder of notes and the Trustee, the full and prompt performance of Pacer International's obligations under the indenture and the notes, including the payment of principal of and interest on the notes. The Guarantees will be subordinated to Guarantor Senior Debt on the same basis as the notes are subordinated to Senior Debt. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, its Guarantor Senior Debt) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

   Each Guarantor may consolidate with or merge into or sell its assets to Pacer International or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the indenture. See "Certain Covenants--Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is disposed of by Pacer International, whether by merger, consolidation, sale or otherwise, and the disposition complies with the provisions set forth in "Certain Covenants--Limitation on Asset Sales," the Guarantor's Guarantee will be released.

   Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to Pacer International's obligations pursuant to the notes, and the aggregate net assets, earnings and equity of the Guarantors and Pacer International are substantially equivalent to the net assets, earnings and equity of Pacer International on a consolidated basis.

Change of Control

   The indenture provides that upon the occurrence of a Change of Control, each holder of notes will have the right to require that Pacer International purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101.0% of the principal amount thereof plus accrued interest to the date of purchase.

   The indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control (as defined below), Pacer International covenants to:

    (1) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer; or

    (2) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the notes as provided below.

Pacer International shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase notes pursuant to the provisions described below. Pacer International's failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in the succeeding paragraph as a result of the prohibition in the second preceding sentence) shall constitute an Event of Default described in clause (3) and not in clause (2) under "Events of Default" below.

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

   Within 30 days following the date upon which the Change of Control occurred, Pacer International shall send, by first class mail, a notice to each holder of notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders of notes electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

   If a Change of Control Offer is made, there can be no assurance that Pacer International will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders thereof seeking to accept the Change of Control Offer. In the event Pacer International is required to purchase outstanding notes pursuant to a Change of Control Offer, Pacer International expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that Pacer International would be able to obtain such financing.

   Neither the Board of Directors of Pacer International nor the Trustee may waive the covenant relating to a note holder's right to redemption upon a Change of Control. Restrictions in the indenture described herein on the ability of Pacer International and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of Pacer International, whether favored or opposed by the management of Pacer International. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and there can be no assurance that Pacer International or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of Pacer International or any of its Restricted Subsidiaries by the management of Pacer International. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders of notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

   Pacer International will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, Pacer International shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

   The definition of "Change of Control" includes, among other transactions, a disposition of "all or substantially all" of the property and assets of Pacer International. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear whether a Change of Control has occurred and whether Pacer International is required to make a Change of Control Offer.

Certain Covenants

   The indenture contains, among others, the following covenants:

   Limitation on Incurrence of Additional Indebtedness

   Pacer International will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise

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

become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, Pacer International or any of the Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of Pacer International that are not Guarantors may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of Pacer International is greater than 2.25 to 1.0 if such incurrence is on or prior to June 1, 2000 and 2.5 to 1.0 if such incurrence is thereafter.

   Limitation on Restricted Payments

   Pacer International will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

     (1) declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of Pacer International, on or in respect of shares of Pacer International's Capital Stock to holders of such Capital Stock;

     (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Pacer International or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

     (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of Pacer International, other than the notes, that is subordinate or junior in right of payment to the notes; or

     (4) make any Investment, other than Permitted Investments

   (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

    (1) a Default or an Event of Default shall have occurred and be continuing; or

    (2) Pacer International is not able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

    (3) the aggregate amount of Restricted Payments, including such proposed Restricted Payment, made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of Pacer International) shall exceed the sum of:

      (a) 50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Pacer International earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date"), treating such period as a single accounting period; plus

      (b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of property other than cash received by Pacer International from any Person, other than a Subsidiary of Pacer International, from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of Pacer International other than any Qualified Capital Stock issued in exchange for the Pacer Preferred Stock; plus

      (c) without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate net cash proceeds of any equity contribution received by Pacer International from a holder of Pacer International's Capital Stock; plus

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      (d) without duplication, the sum of:

        (I) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

        (II) the net cash proceeds received by Pacer International or any Restricted Subsidiary of Pacer International from the disposition of all or any portion of such Investments (other than to a Subsidiary of Pacer International); and

        (III) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary (valued in each case as provided in the definition of "Investment");

    provided, however, that the sum of clauses (I), (II) and (III) above shall not exceed the aggregate amount of all such Investments made by Pacer International or any Restricted Subsidiary in the relevant Person or Unrestricted Subsidiary subsequent to the Issue Date.

   Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

    (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of Pacer International, either (a) solely in exchange for shares of Qualified Capital Stock of Pacer International or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Pacer International) of shares of Qualified Capital Stock of Pacer International;

     (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of Pacer International that is subordinate or junior in right of payment to the notes either (a) solely in exchange for shares of Qualified Capital Stock of Pacer International, or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Pacer
  International) of (I) shares of Qualified Capital Stock of Pacer International or (II) Refinancing Indebtedness;

     (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by Pacer International or any Restricted Subsidiary of Pacer International of Capital Stock of Pacer International or any Restricted Subsidiary of Pacer International from (i) employees of Pacer International or any of its Subsidiaries or their authorized representatives (a) upon the death, disability or termination of employment of such employees or consultants or to the extent required pursuant to employee benefit plans, employment agreements or consulting agreements, (b) pursuant to any other agreements with such employees of or consultants to Pacer International or any of its Subsidiaries, in an aggregate amount not to exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years subject to a maximum of $10.0 million in any calendar year) or (c) to the extent required pursuant to the Shareholder Agreement or the Option Plan or (ii) Richard P. Hyland;

     (5) the declaration and payment of dividends to holders of any class or series of Preferred Stock (other than Disqualified Capital Stock) issued after the issue date, provided that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Preferred Stock, after giving effect to such issuance on a pro forma basis, Pacer International would have had a Consolidated Fixed Charge Coverage Ratio of at least 1.75 to 1.0;

     (6) the payment of dividends on Pacer International's Common Stock, following the first public offering of Pacer International's Common Stock after the Issue Date, of up to 6% per annum of the net proceeds received by Pacer International in such public offering, other than public offerings with respect to Pacer International's Common Stock registered on Form S-8;

     (7) the repurchase, retirement or other acquisition or retirement for value of equity interests of Pacer International in existence on the Issue Date and from the persons holding such equity interests on the Issue

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  Date and which are not held by Apollo or any of its Affiliates or members of management of Pacer International and its Subsidiaries on the Issue Date (including any equity interests issued in respect of such equity interests as a result of a stock split, recapitalization, merger, combination, consolidation or similar transaction), provided, however, that Pacer International shall be permitted to make Restricted Payments under this clause only if after giving effect thereto, Pacer International would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant;

     (8) other Restricted Payments in an aggregate amount not to exceed $10.0 million;

     (9) if no Default or Event of Default shall have occurred and be continuing, payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Pacer International; and

     (10) if no Default or Event of Default shall have occurred and be continuing, payments of cash in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of Pacer International or any Restricted Subsidiary, which in the aggregate do not exceed $3.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(b), (4), (5), (6),
(7), (8), (9) and (10) shall be included in such calculation.

   Not later than the date of making any Restricted Payment, Pacer International shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon Pacer International's latest available internal quarterly financial statements.

   Limitation on Asset Sales

   Pacer International will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) Pacer International or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by Pacer International's Board of Directors);

     (2) at least 75% of the consideration received by Pacer International or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (a) any liabilities (as shown on Pacer International's or such Restricted Subsidiary's most recent balance sheet) of Pacer International or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets, and (b) any notes or other obligations received by Pacer International or any such Restricted Subsidiary from such transferee that are converted by Pacer International or such Restricted Subsidiary into cash within 180 days after such Asset Sale (to the extent of the cash received) shall be deemed to be cash for the purposes of this provision only; and

     (3) upon the consummation of an Asset Sale, Pacer International shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

       (a) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

       (b) to make an Investment (x) in properties and assets that replace the properties and assets that were the subject of such Asset Sale, (y) in properties and assets that will be used in the business of

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

    Pacer International and its Restricted Subsidiaries as existing on the Issue Date or in businesses the same, similar or reasonably related thereto or (z) permitted by clause (1) of the definition of Permitted Investments (collectively, "Replacement Assets"); or

       (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

   On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of Pacer International or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the next preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the next preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by Pacer International or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders of notes on a pro rata basis, that amount of notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by Pacer International or any Restricted Subsidiary of Pacer International, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

   Pacer International may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $7.5 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $7.5 million, shall be applied as required pursuant to the preceding paragraph).

   In the event of the transfer of substantially all (but not all) of the property and assets of Pacer International and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of Pacer International and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of Pacer International or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

   Notwithstanding the first two paragraphs of this covenant, Pacer International and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

     (1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

     (2) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by Pacer International or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this covenant.

   Notice of each Net Proceeds Offer will be mailed to the record holders of notes as shown on the register of holders of notes within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of the notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, Pacer International may use such excess Net Proceeds Offer Amount for general corporate

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purposes or for any other purposes not prohibited by the indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

   Pacer International will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, Pacer International shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

   Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

   Pacer International will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Pacer International to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to Pacer International or any other Restricted Subsidiary of Pacer International; or (c) transfer any of its property or assets to Pacer International or any other Restricted Subsidiary of Pacer International, except for such encumbrances or restrictions existing under or by reason of:

     (1) applicable law;

     (2) the indenture;

     (3) the Credit Agreement;

     (4) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of Pacer International;

     (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

     (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

     (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

     (8) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary of Pacer International pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

     (9) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "Limitation on Incurrence of Additional Indebtedness" and "Limitation on Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

     (10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

     (11) customary net worth provisions contained in leases and other agreements entered into by Pacer International or any Restricted Subsidiary;

     (12) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (1) through (11) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to Pacer International in any material respect as determined by the board of directors of Pacer International in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses; or

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

     (13) an agreement governing Indebtedness permitted to be incurred pursuant to the "Limitation on Incurrence on Additional Indebtedness" covenant; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to Pacer International in any material respect as determined by the board of directors of Pacer International in their reasonable and good faith judgment than the provisions contained in the Credit Agreement as in effect on the Issue Date.

   Limitation on Liens

   Pacer International will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of Pacer International or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

     (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

     (2) in all other cases, the notes are equally and ratably secured,

except for the following Liens which are expressly permitted:

     (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

     (b) Liens securing Senior Debt and Liens securing Guarantor Senior Debt;

     (c) Liens securing the notes and the Guarantees;

     (d) Liens of Pacer International or a Wholly Owned Restricted Subsidiary of Pacer International on assets of any Restricted Subsidiary of Pacer International;

     (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens:

       (I) are no less favorable to the holders of notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

       (II) do not extend to or cover any property or assets of Pacer International or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

     (f) Permitted Liens.

   Prohibition on Incurrence of Senior Subordinated Debt

   Pacer International and the Guarantors have not incurred or suffered to exist Indebtedness that is senior in right of payment to the notes or the Guarantees, as the case may be, and subordinate in right of payment by its terms to any other Indebtedness of Pacer International or such Guarantor, as the case may be.

   Merger, Consolidation and Sale of Assets

   Pacer International will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of Pacer International to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Pacer International's assets (determined on a consolidated basis for Pacer International and Pacer International's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

     (1) either (a) Pacer International shall be the surviving or continuing corporation or (b) the Person (if other than Pacer International) formed by such consolidation or into which Pacer International is merged

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

  or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Pacer International and of Pacer International's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

       (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

       (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes and the indenture on the part of Pacer International to be performed or observed;

     (2) immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Pacer International or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant;

     (3) immediately before and immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause
  (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred or repaid and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

     (4) Pacer International or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

   Notwithstanding the foregoing, the merger of Pacer International with an Affiliate incorporated solely for the purpose of reincorporating Pacer International in another jurisdiction shall be permitted.

   For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Pacer International the Capital Stock of which constitutes all or substantially all of the properties and assets of Pacer International, shall be deemed to be the transfer of all or substantially all of the properties and assets of Pacer International.

   The indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Pacer International in accordance with the foregoing, in which Pacer International is not the continuing corporation, the successor Person formed by such consolidation or into which Pacer International is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Pacer International under the indenture and the notes with the same effect as if such Surviving Entity had been named as such.

   Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales") will not, and Pacer International will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than Pacer International or any other Guarantor unless:

     (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

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     (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

     (3) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

     (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, Pacer International could satisfy the provisions of clause (2) of the first paragraph of this covenant.

   Any merger or consolidation of a Guarantor with and into Pacer International (with Pacer International being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of Pacer International need only comply with clause (4) of the first paragraph of this covenant.

   Limitations on Transactions with Affiliates

   (1) Pacer International will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(2) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Pacer International or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.0 million shall be approved by the board of directors of Pacer International or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such board of directors has determined that such transaction complies with the foregoing provisions. If Pacer International or any Restricted Subsidiary of Pacer International enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, Pacer International or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Pacer International or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

   (2) The restrictions set forth in clause (1) shall not apply to:

     (a) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Pacer International or any Restricted Subsidiary of Pacer International as determined in good faith by Pacer International's board of directors;

     (b) transactions exclusively between or among Pacer International and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

     (c) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

     (d) Restricted Payments permitted by the indenture;

     (e) transactions in which Pacer International or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Pacer International or such Restricted Subsidiary from a financial point of view or meets the requirements of the first sentence of paragraph (1) above;

     (f) the existence of, or the performance by Pacer International or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement

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  or purchase agreement related thereto) to which it is a party as of the
  Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Pacer International or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after that Issue Date shall only be permitted by this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the holders of the notes in any material respect;

     (g) the issuance of securities or other payments, awards or grants in cash securities or otherwise pursuant to or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Pacer International in good faith and loans to employees of Pacer International and its Subsidiaries which are approved by the board of directors of Pacer International in good faith;

     (h) the payment of all fees and expenses related to the Transactions;

     (i) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to Pacer International or its Restricted Subsidiaries, in the reasonable determination of the board of directors of Pacer International or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

     (j) fees payable to Apollo pursuant to the Management Agreement and the Shareholders Agreement.

   Additional Subsidiary Guarantees

   If Pacer International or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Restricted Subsidiary that is not a Guarantor, or if Pacer International or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Domestic Restricted Subsidiary having total equity value in excess of $1.0 million, then such transferee or acquired or other Restricted Subsidiary shall:

     (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Pacer International obligations under the notes and the indenture on the terms set forth in the indenture;

     (2) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary; and

     (3) execute a Guarantee.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.

   Reports to Holders

   The indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, Pacer International will file a copy of the following information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and will furnish to the holders of notes and to securities analysts and prospective investors, upon their request:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Pacer International were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Pacer International and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Pacer International's certified independent accounts; and

     (2) all current reports that would be required to be filed with the Commission on Form 8-K if Pacer International were required to file such reports,

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in each case within five days the time periods specified in the Commission's rules and regulations.

   In addition, following the consummation of this exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, Pacer International will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon written request to Pacer International.

   In addition, Pacer International has agreed that, for so long as any notes remain outstanding, it will furnish to the holders thereof and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

   The following events are defined in the indenture as "Events of Default":

     (1) the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the indenture);

     (2) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the indenture);

     (3) a default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 30 days after Pacer International receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the holders of at least 25% of the outstanding principal amount of the notes;

     (4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of Pacer International or any Restricted Subsidiary of Pacer International, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $10.0 million or more at any time;

     (5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against Pacer International or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

     (6) certain events of bankruptcy affecting Pacer International or any of its Significant Subsidiaries; or

     (7) any of the Guarantees of a Significant Subsidiary ceases to be in full force and effect or any of the Guarantees of a Significant Subsidiary is declared to be null and void and unenforceable or any of the Guarantees of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the indenture).

   If an Event of Default (other than an Event of Default specified in clause
(6) above with respect to Pacer International) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to Pacer International and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the same (1) shall become immediately due and payable or (2) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to

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occur of an acceleration under the Credit Agreement or five business days after receipt by Pacer International and the Representative under the Credit
Agreement of such notice of acceleration but only if such Event of Default is then continuing. If an Event of Default specified in clause (6) above with respect to Pacer International occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of notes.

   The indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

     (1) if the rescission would not conflict with any judgment or decree;

     (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

     (4) if Pacer International has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

     (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

   The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

   Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders the notes, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

   Under the indenture, Pacer International is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No Affiliate, director, officer, employee or stockholder of Pacer International or any Subsidiary, as such, shall have any liability for any obligations of Pacer International under the notes or the indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

   Pacer International may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance

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

means that Pacer International shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

     (1) the rights of holders of notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

     (2) Pacer International's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

     (3) the rights, powers, trust, duties and immunities of the Trustee and Pacer International's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the indenture.

In addition, Pacer International may, at its option and at any time, elect to have the obligations of Pacer International released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) Pacer International must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

     (2) in the case of Legal Defeasance, Pacer International shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

       (a) Pacer International has received from, or there has been published by, the Internal Revenue Service a ruling; or

       (b) since the date of the execution of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, Pacer International shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture, the Credit Agreement or any other material agreement or instrument to which Pacer International or any of its Subsidiaries is a party or by which Pacer International or any of its Subsidiaries is bound;

     (6) Pacer International shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by Pacer International with the intent of preferring the holders of notes over any

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  other creditors of Pacer International or with the intent of defeating, hindering, delaying or defrauding any other creditors of Pacer
  International or others;

     (7) Pacer International shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent hereunder provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

     (8) Pacer International shall have delivered to the Trustee an opinion of counsel to the effect that:

       (a) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the indenture; and

       (b) assuming no intervening bankruptcy of Pacer International between the date of deposit and the 91st day following the date of the deposit and that no holder of notes is an insider of Pacer International, after the 91st day following the date of the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

     (9) certain other customary conditions precedent are satisfied.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Pacer International.

Satisfaction and Discharge

   The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding Notes when:

     (1) either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Pacer International and thereafter repaid to Pacer International or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and Pacer International has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from Pacer International directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (2) Pacer International has paid all other sums payable under the indenture by Pacer International; and

     (3) Pacer International has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification of the Indenture

   From time to time, Pacer International, the Guarantors and the Trustee, without the consent of the holders of notes, may amend the indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the holders of notes in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion

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of counsel. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture, except that, without the consent of each holder of notes affected thereby, no amendment may:

     (1) reduce the amount of notes whose holders must consent to an amendment;

     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

     (3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

     (4) make any notes payable in money other than that stated in the notes;

     (5) make any change in provisions of the indenture protecting the right of each holder of notes to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default;

     (6) amend, change or modify in any material respect the obligation of Pacer International to make and consummate a Change of Control Offer in the event of a Change of Control which has occurred or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated;

     (7) modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the notes or any Guarantee in a manner which adversely affects the holders of notes;

     (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture; or

     (9) make any change in the foregoing amendment provisions which require each noteholder's consent or in the waiver provisions.

Governing Law

   The indenture provides that it, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

   The indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

   The indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of Pacer International, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.


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Certain Definitions

   Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (1) existing at the time such Person becomes a Restricted Subsidiary of Pacer International or at the time it merges or consolidates with Pacer International or any of its Restricted Subsidiaries or (2) assumed in connection with the acquisition of assets from such Person, in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Pacer International or such acquisition, merger or consolidation.

   "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

   "Apollo" means Apollo Management, L.P. and its Affiliates.

   "Applicable Premium" means, with respect to a note, the greater of (i) 1.0% of the then outstanding principal amount of such note and (ii) (a) the present value of all remaining required interest and principal payments due on such note and all premium payments relating thereto assuming a redemption date of June 1, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points minus (b) the then outstanding principal amount of such note minus
(c) accrued interest paid on the date of redemption.

   "Asset Acquisition" means:

     (1) an Investment by Pacer International or any Restricted Subsidiary of Pacer International in any other Person pursuant to which such Person shall become a Restricted Subsidiary of Pacer International or any Restricted Subsidiary of Pacer International, or shall be merged with or into or consolidated with Pacer International or any Restricted Subsidiary of Pacer International; or

     (2) the acquisition by Pacer International or any Restricted Subsidiary of Pacer International of the assets of any Person (other than a Restricted Subsidiary of Pacer International) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

   "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Pacer International or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Pacer International or a Wholly Owned Restricted Subsidiary of Pacer International of (a) any Capital Stock of any Restricted Subsidiary of Pacer International; or (b) any other property or assets of Pacer International or any Restricted Subsidiary of Pacer International other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

     (1) a transaction or series of related transactions for which Pacer International or its Restricted Subsidiaries receive aggregate consideration of less than $1.5 million;

     (2) the sale or exchange of equipment in connection with the purchase or other acquisition of other equipment, in each case used in the business of Pacer International and its Restricted Subsidiaries;

     (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Pacer International as permitted under "Merger, Consolidation and Sale of Assets";

     (4) disposals of equipment in connection with the reinvestment in or the replacement of its equipment and disposals of worn-out or obsolete equipment, in each case in the ordinary course of business of Pacer International or its Restricted Subsidiaries;

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     (5) the sale of accounts receivable pursuant to a Qualified Receivable
  Transaction;

     (6) any Restricted Payment permitted by the covenant described under "Limitations on Restricted Payments" or that constitutes a Permitted Investment; and

     (7) one or more Sale and Leaseback Transactions for which Pacer International or any Restricted Subsidiary of Pacer International receives aggregate consideration from all such Sale and Leaseback Transactions of less than $15.0 million.

   "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

   "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

   "Capital Stock" means:

     (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person or options to purchase the same; and

     (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

   "Cash Equivalents" means:

     (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

     (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

     (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

     (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

     (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
  (5) above.

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   "Change of Control" means the occurrence of one or more of the following events:

     (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Pacer International to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture) other than Permitted Holders;

     (2) the approval by the holders of Capital Stock of Pacer International of any plan or proposal for the liquidation or dissolution of Pacer International (whether or not otherwise in compliance with the provisions of the Indenture);

     (3) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Pacer International; or

     (4) the replacement of a majority of the board of directors of Pacer International over a two-year period from the directors who constituted the board of directors of Pacer International at the beginning of such period, and such replacement shall not have been approved by the Permitted Holders or a vote of at least a majority of the board of directors of Pacer International then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved.

   "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

   "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

     (1) Consolidated Net Income; and

     (2) to the extent Consolidated Net Income has been reduced thereby,

       (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses),

       (b) Consolidated Interest Expense, and

       (c) Consolidated Non-cash Charges less any noncash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP as applicable.

   "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis (consistent with the provisions below) for the period of such calculation to:

     (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time

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  subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

     (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions, adjustments and other operating improvements or synergies both achieved by such Person during such period and to be achieved by such Person and with respect to the acquired assets, all as determined in good faith by a responsible financial or accounting officer of Pacer International and as reported on or otherwise confirmed, consistent with applicable standards of the American Institute of Certified Public Accountants, to Pacer International by an independent accounting firm) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other dispositions during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other dispositions or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness; and

    (3) all adjustments used in connection with the calculation of adjusted EBITDA as set forth in the Offering Memorandum dated May 24, 1999 relating to the issuance of the Notes on the Issue Date to the extent such adjustments are not fully reflected in such Four Quarter Period and continue to be applicable.

   Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

     (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

     (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

   "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

     (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs), plus
     (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

   "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

     (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements), (b) the net costs under

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  Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and

     (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus interest income for such period.

   "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

     (1) after-tax gains or losses from Asset Sales (without regard to the $1.5 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

     (2) after-tax items classified as extraordinary or nonrecurring gains or losses;

     (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

     (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is prohibited by contract, operation of law or otherwise;

     (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

     (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

     (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

   "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

   "Credit Agreement" means the Credit Agreement to be dated as of the Issue Date, among Pacer International, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of Pacer International as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Pacer International or any Restricted Subsidiary of Pacer International against fluctuations in currency values.

   "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.


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   "Designated Senior Debt" means:

     (1) Indebtedness under or in respect of the Credit Agreement; and

     (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by Pacer International.

   "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or Asset Sale), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or Asset Sale) on or prior to the final maturity date of the Notes; provided that the Pacer Preferred Stock and any Capital Stock having substantially the same terms issued in exchange therefor shall be deemed not to be Disqualified Capital Stock.

   "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

   "Equity Investment" means the equity investment (in the form of the issuance, rollover and exchange of Pacer International, Inc.'s and Pacer Logistics, Inc.'s equity securities) in Pacer International of approximately $133.0 million.

   "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the board of directors of Pacer International acting reasonably and in good faith and shall be evidenced by a Board Resolution of the board of directors of Pacer International delivered to the Trustee.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

   "Guarantor" means:

     (1) each of Pacer International's Domestic Restricted Subsidiaries on the Issue Date; and

     (2) each of Pacer International's Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture as a Guarantor;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the indenture.

   "Guarantor Senior Debt" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same

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or pursuant to which the same is outstanding expressly provides that such
Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by any Guarantor in respect of,

     (x) all monetary obligations of every nature of a Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (including guarantees thereof);

     (y) all Interest Swap Obligations (including guarantees thereof); and

     (z) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

   Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

     (1) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor;

     (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of such Guarantor or any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation);

     (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

     (4) Indebtedness represented by Disqualified Capital Stock;

     (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

     (6) that portion of any Indebtedness incurred in violation of the indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of Pacer International to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the indenture);

     (7) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Pacer International or any Guarantor; and

     (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

   "Indebtedness" means with respect to any Person, without duplication:

     (1) all Obligations of such Person for borrowed money, including, without limitation, Senior Debt;

     (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all Capitalized Lease Obligations of such Person;

     (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

     (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

     (6) guarantees and other contingent Obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

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     (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

     (8) all Obligations under currency agreements and interest swap agreements of such Person; and

     (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock. For purposes of the covenant described above under the caption "Limitation on Incurrence of Additional Indebtedness," in determining the principal amount of any Indebtedness to be incurred by Pacer International or a Guarantor or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination.

   "Independent Financial Advisor" means a firm:

     (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Pacer International; and

     (2) which, in the judgment of the board of directors of Pacer International, is otherwise independent and qualified to perform the task for which it is to be engaged.

   "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

   "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by Pacer International and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Pacer International or such Restricted Subsidiary, as the case may be. For purposes of the "Limitation on Restricted Payments" covenant:

     (1) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of Pacer International at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of Pacer International and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of Pacer International at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of Pacer International; and

     (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by Pacer
  International or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such

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  Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

If Pacer International or any Restricted Subsidiary of Pacer International sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of Pacer International such that, after giving effect to any such sale or disposition, Pacer International no longer owns, directly or indirectly, 100.0% of the outstanding Common Stock of such Restricted Subsidiary, Pacer International shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

   "Issue Date" means the date of original issuance of the old notes in connection with the private offering thereof.

   "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

   "Management Agreement" means the Management Agreement to be dated as of the Issue Date between Pacer International and Apollo.

   "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Pacer International or any of its Restricted Subsidiaries from such Asset Sale net of:

     (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

     (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

     (3) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale; and

     (4) appropriate amounts to be provided by Pacer International or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Pacer International or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

   "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Option Plan" means Pacer International's 1999 Stock Option Plan with respect to an aggregate of no more than 1.8 million shares of Pacer International's Common Stock and Pacer Preferred Stock.

   "Pacer Preferred Stock" means the Perpetual Participating Exchangeable Preferred Stock of Pacer Logistics, Inc. as in effect on the Issue Date.

   "Permitted Holders" means (i) Apollo and (ii) members of senior management of Pacer International and its Subsidiaries.

   "Permitted Indebtedness" means, without duplication, each of the following:

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     (1) Indebtedness under the notes and the Guarantees issued in the private offering of the old notes;

     (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $235.0 million less the amount of all repayments of term debt and permanent commitment reductions under the Credit Agreement with Net Cash Proceeds of Asset Sales applied thereto as required by the "Limitation on Asset Sales" covenant; provided, that the aggregate principal amount of Indebtedness permitted to be incurred from time to time under this clause (2) shall be reduced dollar for dollar by the amount of any Indebtedness then outstanding under clause (12) below;

     (3) other Indebtedness of Pacer International and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

     (4) Interest Swap Obligations of the Pacer International covering Indebtedness of Pacer International or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of Pacer International covering Indebtedness of Pacer International or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect Pacer International and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

     (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Pacer International and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (6) Indebtedness of a Restricted Subsidiary of Pacer International to Pacer International or to a Wholly Owned Restricted Subsidiary of Pacer International for so long as such Indebtedness is held by Pacer International, a Wholly Owned Restricted Subsidiary of Pacer International or the lenders or collateral agent under the Credit Agreement, in each case subject to no Lien held by a Person other than Pacer International, a Wholly Owned Restricted Subsidiary of Pacer International or the lenders or collateral agent under the Credit Agreement; provided that if as of any date any Person other than Pacer International, a Wholly Owned Restricted Subsidiary of Pacer International or the lenders or collateral agent under the Credit Agreement owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

     (7) Indebtedness of Pacer International to a Wholly Owned Restricted Subsidiary of Pacer International for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of Pacer International or the lenders or the collateral agent under the Credit Agreement and is subject to no Lien other than a Lien in favor of the lenders or collateral agent under the Credit Agreement; provided that (a) any Indebtedness of Pacer International to any Wholly Owned Restricted Subsidiary of Pacer International is unsecured and subordinated, pursuant to a written agreement, to Pacer International's obligations under the indenture and the notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of Pacer International owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders or collateral agent under the Credit Agreement in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by Pacer International;

     (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

     (9) Indebtedness of Pacer International or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof);

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     (10) Indebtedness represented by Capitalized Lease Obligations, Purchase
  Money Indebtedness or Acquired Indebtedness of Pacer International and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $25.0 million at any one time outstanding; provided that all or a portion of the $25.0 million permitted to be incurred under this clause
  (10) may, at the option of the Company, be incurred under the Credit Agreement or pursuant to clause (14) below (in addition to the $25.0 million set forth therein) instead of pursuant to Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness;

     (11) Indebtedness arising from agreements of Pacer International or a Restricted Subsidiary of Pacer International providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

       (a) such Indebtedness is not reflected on the balance sheet of Pacer International or any Restricted Subsidiary of Pacer International (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)); and

       (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value) actually received by Pacer International and its Restricted Subsidiaries in connection with such disposition;

     (12) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to Pacer International or to any Restricted Subsidiary of Pacer International or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this clause (12) shall reduce (for so long as, and to the extent that, the Indebtedness referred to in this clause (12) remains outstanding) the aggregate amount permitted to be incurred under clause (2) above to the extent set forth therein;

     (13) Refinancing Indebtedness; and

     (14) additional Indebtedness of Pacer International and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) plus up to an additional $25.0 million as contemplated by, and to the extent not incurred under, clause
  (10) above.

  For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, Pacer International shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitation on Incurrence of Additional Indebtedness" covenant.

   "Permitted Investments" means:

     (1) Investments by Pacer International or any Restricted Subsidiary of Pacer International in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of Pacer International or that will merge or consolidate into Pacer International or a Wholly Owned

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  Restricted Subsidiary of Pacer International; provided that such Wholly
  Owned Restricted Subsidiary of Pacer International is not restricted from making dividends or similar distributions by contract, operation of law or otherwise;

     (2) Investments in Pacer International by any Restricted Subsidiary of Pacer International; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to Pacer International's obligations under the notes and the indenture;

     (3) Investments in cash and Cash Equivalents;

     (4) loans and advances to employees and officers of Pacer International and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not to exceed $4.0 million at any one time outstanding;

     (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Pacer International's or its Restricted
  Subsidiaries' businesses and otherwise in compliance with the indenture;

     (6) additional Investments (including joint ventures) not to exceed $25.0 million at any one time outstanding;

     (7) Investments in securities of trade creditors or customers received
  (a) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or (b) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

     (8) Investments (a) made by Pacer International or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; or (b) acquired in exchange for, or out of the proceeds of, a substantially concurrent offering of Capital Stock (other than Disqualified Stock) of Pacer International (which proceeds of any such offering of Capital Stock of Pacer International shall not have been, and shall not be, included in clause (3)(b) of the first paragraph of the "Limitation on Restricted Payments" covenant);

     (9) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of Pacer International or at the time such Person merges or consolidates with Pacer International or any of its Restricted Subsidiaries, in either case in compliance with the indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Pacer International or such merger or consolidation; and

     (10) Investments in the notes or Pacer Preferred Stock.

   "Permitted Liens" means the following types of Liens:

     (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Pacer International or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, customs and revenue authorities and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids,

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  leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

     (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

     (7) Liens securing Indebtedness permitted pursuant to clause (10) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of Pacer International or any Restricted Subsidiary of Pacer International other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

     (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or similar credit transactions issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Pacer International or any of its Restricted Subsidiaries, including rights of offset and set-off;

     (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

     (12) Liens in the ordinary course of business not exceeding $5.0 million at any one time outstanding that (a) are not incurred in connection with borrowing of money and (b) do not materially detract from the value of the property or materially impair its use;

     (13) Liens by reason of judgment or decree not otherwise resulting in an Event of Default;

     (14) Liens securing Indebtedness permitted to be incurred pursuant to clauses (12) and (14) of the definition of "Permitted Indebtedness";

     (15) Liens securing Indebtedness under Currency Agreements permitted under the indenture; and

     (16) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (including, without limitation, clause (10) of the definition of Permitted Indebtedness); provided that:

       (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Pacer International or a Restricted Subsidiary of Pacer International and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of Pacer International; and


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       (b) such Liens do not extend to or cover any property or assets of
    Pacer International or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Pacer International or a Restricted Subsidiary of Pacer International and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Pacer International or a Restricted Subsidiary of Pacer International.

   "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

   "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

   "Purchase Money Indebtedness" means Indebtedness of Pacer International and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment and any Refinancing thereof.

   "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

   "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Pacer International or any of its Restricted Subsidiaries pursuant to which Pacer International or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by Pacer International or any of its Restricted Subsidiaries) and (2) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Pacer International or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

   "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of Pacer International that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of Pacer International (as provided below) as a Receivables
Subsidiary:

     (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (a) is guaranteed by Pacer International or any Restricted Subsidiary of Pacer International (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (b) is recourse to or obligates Pacer International or any Restricted Subsidiary of Pacer International in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (c) subjects any property or asset of Pacer International or any Restricted Subsidiary of Pacer International, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

     (2) with which neither Pacer International nor any Restricted Subsidiary of Pacer International has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Pacer International or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Pacer International, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

     (3) with which neither Pacer International nor any Restricted Subsidiary of Pacer International has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results.

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   Any such designation by the board of directors of Pacer International shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

   "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Indebtedness" means any Refinancing by Pacer International or any Restricted Subsidiary of Pacer International of (A) for purposes of clause
(13) of the definition of Permitted Indebtedness, Indebtedness incurred or existing in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (2), (4), (5), (6), (7),
(8), (9), (10), (11), (12) or (14) of the definition of Permitted Indebtedness) or (B) for any other purpose, Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in each case that does not:

     (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Pacer International in connection with such Refinancing); or

     (2) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of Pacer International, then such Refinancing Indebtedness shall be Indebtedness solely of Pacer International and (y) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

   "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

   "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

   "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Pacer International or a Restricted Subsidiary of any property, whether owned by Pacer International or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by Pacer International or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

   "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of Pacer International, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by Pacer International in respect of,

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     (x) all monetary obligations of every nature of Pacer International under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

     (y) all Interest Swap Obligations (including guarantees thereof); and

     (z) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

   Notwithstanding the foregoing, "Senior Debt" shall not include:

     (1) any Indebtedness of Pacer International to a Subsidiary of Pacer International;

     (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of Pacer International or any Subsidiary of Pacer International (including, without limitation, amounts owed for compensation);

     (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

     (4) Indebtedness represented by Disqualified Capital Stock;

     (5) any liability for federal, state, local or other taxes owed or owing by Pacer International;

     (6) that portion of any Indebtedness incurred in violation of the indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of Pacer International to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the indenture);

     (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Pacer International; and

     (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of Pacer International.

   "Shareholder Agreement" means the Shareholders Agreement to be dated as of the Issue Date among certain affiliates of Apollo Management, L.P., APL Limited and APL Land Transport Services, Inc.

   "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

   "Subsidiary," with respect to any Person, means:

     (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

     (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

   "Transactions" means the offering of the notes, the recapitalization of Pacer International, the Equity Investment and the related borrowings under the Credit Agreement on the Issue Date.

   "Treasury Rate" means the rate per annum equal to the yield to maturity at the time of computation of United States Treasury securities with a constant maturity selected by the Calculation Agent (which shall

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initially be the Trustee) most nearly equal to the period from such date of redemption to June 1, 2003; provided, however, that if the period from such date of redemption to June 1, 2003 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to June 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

   "Unrestricted Subsidiary" of any Person means (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the board of directors of such Person in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The board of directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Pacer International or any other Subsidiary of Pacer International that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) Pacer International certifies to the Trustee in an officers' certificate that such designation complies with the "Limitation on Restricted Payments" covenant and
(y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Pacer International or any of its Restricted Subsidiaries. The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, Pacer International is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the board of directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

   "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                         BOOK-ENTRY; DELIVERY AND FORM

   Except as set forth below, the exchange notes will initially be issued in the form of one or more fully registered notes in global form without coupons (each a "Global Note"). Each Global Note shall be deposited with the trustee, as custodian for, and registered in the name of DTC or a nominee thereof. The old notes to the extent validly tendered and accepted and directed by their holders in their letters of transmittal, will be exchanged through book-entry electronic transfer for the Global Note.

The Global Notes

   We expect that pursuant to procedures established by DTC

     (1) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depository and

     (2) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through:

    . records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC ("participants") and

     . the records of participants with respect to interests of persons other than participants.

   Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants.

   So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

   Payments of the principal of, premium, if any, and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

   We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

   Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Note for any reason, including to sell notes to persons in jurisdictions which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture. Consequently, the ability to transfer notes or to pledge notes as collateral will be limited to such extent.

   Notes that are issued as described below under "Certificated Notes," will be issued in registered definitive form without coupons (each, a "Certificated Note"). Upon the transfer of Certificated Notes, such Certificated

Notes may, unless the Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred.

   DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interest in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Indenture, DTC will exchange the Global Notes for Certificated Notes, which it will distribute to its participants.

   DTC has advised us as follows:

     (1) DTC is a limited purpose trust company organized under the laws of the State of New York,

     (2) a member of the Federal Reserve System,

     (3) a "clearing corporation" within the meaning of the Uniform Commercial Code and

     (4) a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

   DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").


   Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the issuers nor the trustee will have any responsibility for the performances by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

   If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by us within 90 days, Certificated Notes will be issued in exchange for the Global Notes.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

   The following is a discussion of the material U.S. federal income tax considerations relevant to the exchange of notes for the exchange notes pursuant to the exchange offer. This discussion is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service will not take positions contrary to those taken in this discussion, and no ruling from the Internal Revenue Service has been or will be sought. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to particular holders of notes in light of their individual circumstances, nor does it address all of the U.S. federal income tax considerations that may be relevant to holders subject to special rules, including, for example, banks and other financial institutions, insurance companies, tax-exempt entities, dealers in securities, and persons holding notes as part of a hedging or conversion transaction or a straddle. Holders are urged to consult their own tax advisors as to the particular U.S. federal income tax consequences to them of exchanging notes for exchange notes, as well as the tax consequences under state, local, foreign and other tax laws, and the possible effects of changes in tax laws.

Exchange of Notes for Exchange Notes

   The exchange of notes for the exchange notes pursuant to the exchange offer should not be treated as an "exchange" for U.S. federal income tax purposes. Consequently, a holder that exchanges notes for exchange notes pursuant to the exchange offer should not recognize taxable gain or loss on such exchange, such holder's adjusted tax basis in the exchange notes should be the same as its adjusted tax basis in the notes exchanged therefor immediately before such exchange, and such holder's holding period for the exchange notes should include the holding period for the notes exchanged therefor.

                              PLAN OF DISTRIBUTION

   Each Participating Broker-Dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of exchange notes received in exchange for notes where such notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.

   We will not receive any proceeds from any sale of exchange notes by Participating Broker-Dealers. Exchange notes received by Participating Broker-Dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer or the purchasers of any such exchange notes. Any Participating Broker-Dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Participating Broker-Dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any Participating Broker-Dealers and will indemnify the holders of the notes, including any Participating Broker-Dealers, against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

   The validity of the exchange notes offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York.

                              CHANGE IN ACCOUNTANT

   Pacer International, with the approval of its board of directors, on changed its independent accountants from Arthur Andersen LLP to PricewaterhouseCoopers LLP. Arthur Andersen's report on the financial statements of Pacer International (formerly America President Lines Stacktrain Services) as of December 25, 1998 and December 26, 1997 and for the fiscal year ended December 25, 1998 and the period from November 13, 1997 to December 26, 1997 and the financial statements of American President Lines Stacktrain Services' predecessor as of December 27, 1996 and for the period from December 28, 1996 through November 12, 1997 and the fiscal year ended December 27, 1996 included in this prospectus was not qualified or modified as to uncertainty, audit scope, or accounting principles. During Arthur Andersen LLP's appointment as independent accountants, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure which if not resolved to Arthur Andersen LLP's satisfaction would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with Arthur Andersen LLP's reports on Pacer International financial statements for the periods indicated above.

                                    EXPERTS

   The financial statements of American President Lines Stacktrain Services, a division of APL Land Transport Services, Inc., currently known as Pacer International, Inc., as of December 25, 1998 and December 26, 1997 and for the fiscal year ended December 25, 1998 and the period from November 13, 1997 to December 26, 1997 and the financial statements of American President Lines Stacktrain Services' predecessor as of December 27, 1996 and for the period from December 28, 1996 through November 12, 1997 and the fiscal year ended December 27, 1996 included in this prospectus and elsewhere in this requisition statement to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of Pacer International, Inc., now known as Pacer Logistics, Inc., and its subsidiaries as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and the period from March 31, 1997 through December 31, 1997 and the financial statements of Pacer International, Inc.'s predecessor as of March 31, 1997 and for the period from January 1, 1997 through March 31, 1997 and for the year ended December 31, 1996, included in this prospectus and elsewhere in this registration statement to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

   Arthur Andersen LLP has not audited any financial statements or individual transactions of American President Lines Stacktrain Services, Pacer International, Inc. or their predecessors or successors subsequent to the periods stated above.

                         INDEX TO FINANCIAL STATEMENTS

AMERICAN PRESIDENT LINES STACKTRAIN SERVICES--A DIVISION OF APL LAND TRANSPORT
 SERVICES, INC. (currently known as Pacer International, Inc. )*
HISTORICAL AUDITED FINANCIAL STATEMENTS
  Report of Independent Public Accountants................................  F-2
  Statements of Operations for the fiscal year ended December 25, 1998, the period November 13, 1997 through December 26, 1997, the period
   December 28, 1996 through November 12, 1997 and the fiscal year ended
   December 27, 1996......................................................  F-3
  Statements of Assets, Liabilities and Divisional Control Account as of
   December 25, 1998, December 26, 1997 and December 27, 1996.............  F-4
  Statements of Cash Flows for the fiscal year ended December 25, 1998, the period November 13, 1997 through December 26, 1997, the period
   December 28, 1996 through November 12, 1997 and the fiscal year ended
   December 27, 1996......................................................  F-5
  Notes to Consolidated Financial Statements..............................  F-6
UNAUDITED INTERIM FINANCIAL STATEMENTS
  Statements of Assets, Liabilities and Divisional Control Account as of
   April 2, 1999 and December 25, 1998.................................... F-15
  Statements of Operations for the three months ended April 2, 1999 and
   April 3, 1998.......................................................... F-16
  Statements of Cash Flows for the three months ended April 2, 1999 and
   April 3, 1998.......................................................... F-17
  Notes to Financial Statements........................................... F-18
PACER INTERNATIONAL, INC. (currently known as Pacer Logistics, Inc. )*
HISTORICAL AUDITED FINANCIAL STATEMENTS
  Report of Independent Public Accountants................................ F-19
  Consolidated Balance Sheets as of December 31, 1998 and 1997 and March
   31, 1997............................................................... F-20
  Consolidated Statements of Operations for the year ended December 31,
   1998, the period from inception (March 31, 1997) through December 31,
   1997, the period from January 1, 1997 through March 31, 1997 and the year ended December 31, 1996........................................... F-21
  Consolidated Statements of Changes in Stockholders' Equity for the year ended December 31, 1998, the period from inception (March 31, 1997)
   through December 31, 1997, the period from January 1, 1997 through
   March 31, 1997 and the year ended December 31, 1996.................... F-22
  Consolidated Statements of Cash Flows for the year ended December 31,
   1998, the period from inception (March 31, 1997) through December 31,
   1997, the period from January 1, 1997 through March 31, 1997 and the year ended December 31, 1996........................................... F-23
  Notes to Consolidated Financial Statements.............................. F-24
UNAUDITED INTERIM FINANCIAL STATEMENTS
  Consolidated Balance Sheets as of March 31, 1999 and December 31, 1998.. F-41
  Consolidated Statements of Operations for the three months ended March
   31, 1999 and March 31, 1998............................................ F-42
  Consolidated Statements of Cash Flows for the three months ended March
   31, 1999 and March 31, 1998............................................ F-43
  Notes to Consolidated Financial Statements.............................. F-44

--------
* Explanatory Note: In connection with the transactions described elsewhere in this prospectus under "Our Recapitalization", APL Land Transport Services, Inc. was renamed Pacer International, Inc. and Pacer International was renamed Pacer Logistics, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To APL Limited:

   We have audited the accompanying statements of assets, liabilities and divisional control account (as revised--see Note 3) of American President Lines Stacktrain Services (a division of APL Land Transport Services, Inc., a Tennessee corporation and a wholly-owned subsidiary of APL Limited) as of December 25, 1998 and December 26, 1997 and the related statements of operations and cash flows (as revised--see Note 3) for the fiscal year ended December 25, 1998, and the period from November 13, 1997 through December 26, 1997. We have also audited the accompanying statements of assets, liabilities and divisional control account (as revised--see Note 3) of the Predecessor (identified in Note 1) as of December 27, 1996 and the related statements of operations and cash flows (as revised--see Note 3) for the period from December 28, 1996 through November 12, 1997, and for the fiscal year ended December 27, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American President Lines Stacktrain Services as of December 25, 1998 and December 26, 1997 and the results of its operations and cash flows for the fiscal year ended December 25, 1998 and the period from November 13, 1997 through December 26, 1997, and the financial position of the Predecessor as of December 27, 1996 and the results of the Predecessor's operations and cash flows for the period from December 28, 1996 through November 12, 1997 and the fiscal year ended December 27, 1996, in conformity with generally accepted accounting principles.

Memphis, Tennessee,
 January 29, 1999

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

                            STATEMENTS OF OPERATIONS

   The financial statements of the Company and the Predecessor are not comparable in certain respects. (See Note 1)

                                                                  The Company                       The Predecessor
                                                      ----------------------------------- -----------------------------------
                                                                        November 13, 1997 December 28, 1996
                                                      Fiscal Year Ended      through           through      Fiscal Year Ended
                                                      December 25, 1998 December 26, 1997 November 12, 1997 December 27, 1996
                                                      ----------------- ----------------- ----------------- -----------------
                                                                 (In millions)                       (In millions)
Revenues
  Freight Revenues...................................      $566.1             $57.7            $498.4            $526.6
  Avoided Reposition.................................        20.0               1.9              15.8              15.7
  Other Revenue......................................         4.7               0.4               2.9               5.7
                                                           ------             -----            ------            ------
      Total Revenues.................................       590.8              60.0             517.1             548.0
Expenses
 Variable Expenses
  Terminal/Cargo Handling............................         4.0               0.4               2.7               2.0
  Rail Linehaul......................................       438.1              43.8             383.7             401.3
  Trucks and Others..................................        11.0               1.2              10.1               7.2
  Empty Reposition...................................        13.2               2.0              11.0              13.2
  Equipment Maintenance and Repair...................        18.3               1.8              14.6              15.1
  Other..............................................       (13.1)             (0.7)             (6.7)            (16.7)
                                                           ------             -----            ------            ------
      Total Variable Expenses........................       471.5              48.5             415.4             422.1
                                                           ------             -----            ------            ------
Variable Contribution................................      $119.3             $11.5            $101.7            $125.9
 Fixed Expenses
  Terminal/Cargo Handling............................         1.7               0.3               1.5               0.6
  Fixed Equipment
    Rail Cars........................................         6.5               0.5               3.3               3.4
    Containers/Chassis...............................        44.9               4.9              33.5              31.6
    Other............................................         4.1               0.6               3.2               3.4
                                                           ------             -----            ------            ------
      Total Fixed Equipment..........................        55.5               6.0              40.0              38.4
  General and Administrative Expenses
    Direct Expenses..................................        15.7               1.8              13.0              15.2
    Other Overhead...................................         0.9                --               0.1               0.1
    Corporate Headquarters...........................         5.7               0.5               4.2               6.1
    IT Systems.......................................         7.3               0.9               6.7               4.2
                                                           ------             -----            ------            ------
      Total General and Administrative...............        29.6               3.2              24.0              25.6
      Total Fixed Expenses...........................        86.8               9.5              65.5              64.6
Other Income.........................................         0.7                --               2.6               0.2
                                                           ------             -----            ------            ------
Operating Income.....................................        33.2               2.0              38.8              61.5
Interest Expense.....................................          --              (0.3)             (2.0)               --
                                                           ------             -----            ------            ------
Income Before Taxes..................................        33.2               1.7              36.8              61.5
Charge in Lieu of Income Taxes.......................       (12.6)             (0.7)            (13.9)            (23.4)
                                                           ------             -----            ------            ------
Net Income...........................................      $ 20.6             $ 1.0            $ 22.9            $ 38.1
--------------------------------------------------
                                                           ======             =====            ======            ======

   The accompanying notes are an integral part of these financial statements.

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

        STATEMENTS OF ASSETS, LIABILITIES AND DIVISIONAL CONTROL ACCOUNT

   The financial statements of the Company and the Predecessor are not comparable in certain respects. (See Note 1)

                                                                                            The Company        The Predecessor
                                                                                     ------------------------- ---------------
                                                                                     December 25, December 26,  December 27,
                                                                                         1998         1997          1996
                                                                                     ------------ ------------ ---------------
                                                                                           (In millions)        (In millions)
                                       ASSETS
Current Assets
  Trade and Other Receivables, Net..................................................    $ 43.9       $ 33.4        $ 39.7
  Intercompany Trade Receivables....................................................       3.4          2.4           2.4
  Deferred Tax Asset................................................................        --          0.1           0.1
  Prepaid Expenses and Other Current Assets.........................................       0.1           --           0.4
                                                                                        ------       ------        ------
      Total Current Assets..........................................................      47.4         35.9          42.6
                                                                                        ------       ------        ------
  Property and Equipment
    Rail Cars.......................................................................      66.5         27.6          33.2
    Containers and Chassis..........................................................      27.6         26.9          57.2
    Leasehold Improvements and Other................................................       1.3          2.0           3.5
                                                                                        ------       ------        ------
                                                                                          95.4         56.5          93.9
  Accumulated Depreciation and Amortization.........................................      (6.6)        (0.6)        (67.9)
                                                                                        ------       ------        ------
    Property and Equipment, Net.....................................................      88.8         55.9          26.0
  Goodwill and Other Intangibles, Net...............................................      19.2         19.8            --
  Other Assets......................................................................       0.7          0.3           2.8
                                                                                        ------       ------        ------
      Total Assets..................................................................    $156.1       $111.9        $ 71.4
                                                                                        ======       ======        ======
                     LIABILITIES AND DIVISIONAL CONTROL ACCOUNT
Current Liabilities
  Accounts Payable and Accrued Liabilities..........................................    $ 84.6       $ 68.4        $ 68.7
                                                                                        ------       ------        ------
      Total Current Liabilities.....................................................      84.6         68.4          68.7
                                                                                        ------       ------        ------
  Deferred Tax Liability............................................................      15.4         13.2           2.0
  Other Liabilities.................................................................       0.5          0.7           0.8
  Commitments and Contingencies (Note 9)
    Divisional Control Account......................................................      55.6         29.6          (0.1)
                                                                                        ------       ------        ------
      Total Liabilities and Divisional Control Account..............................    $156.1       $111.9        $ 71.4
                                                                                        ======       ======        ======


   The accompanying notes are an integral part of these financial statements.

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

                            STATEMENTS OF CASH FLOWS

   The financial statements of the Company and the Predecessor are not comparable in certain respects. (See Note 1)

                                                                                 The Company             The Predecessor
                                                                          ------------------------- -------------------------
                                                                          Fiscal Year  November 13, December 28, Fiscal Year
                                                                             Ended     1997 through 1996 through    Ended
                                                                          December 25, December 26, November 12, December 27,
                                                                              1998         1997         1997         1996
                                                                          ------------ ------------ ------------ ------------
                                                                                (In millions)             (In millions)
Cash Flows from Operating Activities
Net Income...............................................................    $ 20.6       $  1.0       $ 22.9       $ 38.1
Adjustments to Reconcile Net Income to Net Cash Provided by Operating
 Activities:
  Depreciation and Amortization..........................................       6.6          0.7          3.0          4.1
  Gain on Sale of Property and Equipment.................................      (0.4)          --         (2.6)        (1.0)
  Deferred Taxes.........................................................       1.0          1.7         (3.4)         0.3
  Change in Current Assets and Liabilities:
    Trade and Other Receivables..........................................     (10.5)         5.5          0.7        (27.9)
    Intercompany Trade Receivables.......................................      (1.0)         0.3         (0.3)        12.5
    Prepaid Expenses and Other Current Assets............................      (0.1)         4.3         (3.8)          --
    Accounts Payable and Accrued Liabilities.............................      16.2         (2.4)         2.1         (8.3)
    Other................................................................      (0.6)         1.6         (0.4)        (0.4)
                                                                             ------       ------       ------       ------
      Net Cash Provided by Operating Activities..........................      31.8         12.7         18.2         17.4
                                                                             ------       ------       ------       ------
Cash Flows from Investing Activities
Capital Expenditures.....................................................     (39.7)          --           --         (0.2)
Proceeds from Sales of Property and Equipment............................       1.2           --          3.6          1.1
                                                                             ------       ------       ------       ------
      Net Cash Provided by (Used in) Investing Activities................     (38.5)          --          3.6          0.9
                                                                             ------       ------       ------       ------
Cash Flows from Financing Activities
Intercompany Funding, Net................................................       6.7        (12.7)       (21.8)       (15.6)
Repayment of Capital Lease Obligations...................................        --           --           --         (2.7)
                                                                             ------       ------       ------       ------
      Net Cash Provided by (Used in) Financing Activities................       6.7        (12.7)       (21.8)       (18.3)
                                                                             ------       ------       ------       ------
Net Increase (Decrease) in Cash and Cash Equivalents.....................        --           --           --           --
                                                                             ------       ------       ------       ------
Cash and Cash Equivalents at Beginning of Year/Period....................        --           --           --           --
                                                                             ------       ------       ------       ------
Cash and Cash Equivalents at End of Year/Period..........................        --           --           --           --
                                                                             ------       ------       ------       ------

   The accompanying notes are an integral part of these financial statements.

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Acquisition Of Parent Company

   APL Land Transport Services, Inc. ("APLLTS") is a Tennessee corporation and a wholly-owned subsidiary of APL Limited ("Parent"). On November 12, 1997 APL Limited was acquired by Neptune U.S.A., Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Neptune Orient Lines Limited ("NOL"), a Singapore corporation. In the acquisition, Neptune U.S.A., Inc. merged with and into APL Limited. The surviving company, APL Limited, is a subsidiary of NOL.

   The transaction was accounted for by the Parent using the purchase method of accounting. The purchase price exceeded the fair market value of the underlying net assets acquired by approximately $165 million which was allocated to goodwill and other intangible assets and is being amortized on a straight line basis over various periods, none in excess of 40 years. The Parent has pushed down the fair value adjustments arising in the purchase to its subsidiaries, including the American President Lines Stacktrain Services division of APLLTS.

Principles of Consolidation and Fiscal Year

   Until November 1998, APLLTS was comprised of two operating divisions:
American President Lines Stacktrain Services Division (the "Company") and American President Lines Automotive Division (the "Automotive Division"). Prior to May 1996, APLLTS had a third operating division, American President Lines Distribution Services ("Distribution Services"). Effective November 20, 1998, the Automotive Division and remaining assets related to the 1996 sale of Distribution Services were transferred to the Parent.

   The financial statements subsequent to November 12, 1997 include the accounts of the Company and include the 'push down' effect of the purchase price allocation. Prior to November 13, 1997, the financial statements include the accounts of the Stacktrain Services division (the "Predecessor") of APLLTS. The Company's fiscal year ends on the last Friday in December. All fiscal years presented in the Statements of Operations contained 52 weeks.

Nature of Operations

   The Company provides transportation services for containerized cargo in the North American markets, primarily through contracts with other transportation companies. The Company provides wholesale intermodal transportation services to North American and international shippers, including the Parent and its subsidiaries/divisions. These services are provided through an integrated system of rail and truck transportation, the primary element of which is a train system utilizing double-stack rail cars. The revenues earned from the Parent and subsidiaries/divisions are significant to the Company.

Certain Significant Risks and Uncertainties

   Service Instability--Recent rail carrier consolidations and increases in volumes through rail carrier terminals have led to rail service instability in the U.S. Continued service instability, if extensive, could have a material adverse impact on the Company's results of operations.

   Year 2000 Remediation (Unaudited)--The Company has assessed and continues to assess the impact of the Year 2000 issue on its reporting systems and operations. The Year 2000 issue exists because many computer systems and applications currently use 2-digit date fields to designate a year. As the century date

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

occurs, the date sensitive systems will recognize the year 2000 as 1900 or not at all. This inability to recognize or properly treat the year 2000 may cause systems to process critical financial and operational information incorrectly. The Company has a remediation plan and if it is not successful, there could be a significant disruption of the Company's ability to transact business with its major customers and suppliers.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Preparation of Financial Statements

   The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Intercompany Funding

   The Company's excess cash from operations is remitted to the Parent. Additionally, APL Limited provides administrative and other services to the Company. All such activity is reflected in the divisional control account in the Company's Statements of Assets, Liabilities and Divisional Control Account. Therefore, the Company does not reflect any separate cash or cash equivalents.

   Supplemental Disclosure of Cash Flow Information :

                                   The Company             The Predecessor
                            ------------------------- -------------------------
                            Fiscal Year  November 13, December 28, Fiscal Year
                               Ended     1997 through 1996 through    Ended
                            December 25, December 26, November 12, December 27,
                                1998         1997         1997         1996
                            ------------ ------------ ------------ ------------
                                  (In millions)             (In millions)
Cash Paid to Parent for:
Interest...................     $ --         $0.3        $ 2.0        $  --
Income Taxes...............     $3.4         $0.6        $12.2        $18.1

Allowance for Doubtful Accounts

   The provision for doubtful accounts for the period ended November 12, 1997 was $0.3 million. The provision for doubtful accounts was less than $0.1 million for all other periods presented in the Statements of Operations. At December 25, 1998, December 26, 1997 and December 27, 1996, the allowance for doubtful accounts was $0.7 million, $0.9 million and $0.7 million, respectively.

Concentration of Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to customers are generally not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. The Company has two third party customers who account for about 25% to 30% of revenues. The receivables from these customers were $12.6 million at December 25, 1998.

Property and Equipment

   Property and Equipment at November 12, 1997, as adjusted by the Parent in connection with the purchase by NOL, was stated at fair value as prescribed by the purchase method of accounting. Prior to and after the

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

purchase, property and equipment is recorded at historical cost. For assets financed under capital leases, the present value of the future minimum lease payments is recorded at the date of acquisition as Property and Equipment with a corresponding amount recorded as a capital lease obligation. Depreciation and amortization are computed using the straight-line method based upon the following estimated useful lives:

             Classification                                         Estimated Useful Life
             --------------                                         ---------------------
   Containers and Chassis..........................................     5 to 20 Years
   Rail Cars.......................................................     5 to 30 Years
   Other Property and Equipment....................................           Various
   Assets Under Capital Lease Arrangements.........................     Term of Lease

   Depreciation and Amortization of property and equipment was $6.0 million, $0.7 million, $3.0 million and $4.1 million for the fiscal year ended December 25, 1998, the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, respectively.

   Maintenance and repair expense of $18.3 million, $1.8 million, $14.6 million and $15.1 million was incurred for the fiscal year ended December 25, 1998, the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, respectively. At December 26, 1997, the balance of deferred costs for major rail car overhauls, which are amortized over four years, was eliminated as a result of the purchase accounting performed in conjunction with the merger. At December 25, 1998 and December 27, 1996, the balance of $0.4 million and $2.5 million, respectively, was included in Other Assets in the accompanying Statements of Assets, Liabilities and Divisional Control Account.

   On December 27, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 requires that long-lived assets, certain identifiable intangible assets and goodwill be reviewed for impairment when expected future undiscounted cash flows are less than the carrying value of the asset. No charges were recorded pursuant to this statement in any of the periods presented in the Statements of Operations.

Intangible Assets

   Goodwill, representing the excess of the cost over the net tangible and identifiable intangible assets acquired, is stated at cost. Other Intangibles consists of systems technology. Goodwill and other intangibles of $19.2 million, including systems technology of $0.8 million, are recorded at December 25, 1998 net of accumulated amortization of $0.6 million and are amortized on a straight-line basis using the following estimated useful lives:

                                                                             Estimated
   Classification                                                           Useful Life
   --------------                                                           -----------
   Goodwill...............................................................   40 Years
   Other Intangibles......................................................   10 Years

   The Company's policy is to evaluate the excess of cost over the net assets acquired based on an evaluation of such factors as the occurrence of a significant adverse event or change in the environment in which the business operates or if the expected future net cash flows (undiscounted and without interest) would become less than the carrying amount of the asset. An impairment loss would be recorded in the period such determination is made, based on the fair value at that time.

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


Revenues and Expenses

   The Company recognizes revenues on a percentage-of-completion basis and expenses as incurred. Detention revenue is recognized when cash is received.

Income Taxes

   The Company's operating results are included in the consolidated income tax returns of APL Limited. A charge in lieu of income taxes has been provided using the separate return method, as if the Company were a separate taxpayer. Deferred income taxes represent the future tax consequences relating to the reversal of differences in the recognition of assets and liabilities for financial reporting and income tax purposes.

NOTE 3. RESTATEMENT

Error Correction

   The financial statements of the Company as of December 26, 1997 and of the Predecessor as of December 27, 1996, and for each of the periods in the fiscal years then ended, have been revised for the correction of an error in Property and Equipment. The previously issued financial statements inadvertently reflected certain leasehold improvements at a terminal facility of one of the Parent's other divisions as assets of the Company. The effect of this revision on Property and Equipment, Net and the Divisional Control Account at December 26, 1997 was approximately $9.1 million and at December 27, 1996 was approximately $10.5 million. The effect on operations for the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, was an increase to previously reported net income of $0.1 million, $1.4 million and $1.7 million, respectively.

Income Statement Reclassification

   The Statements of Operations of the Company for the fiscal year ended December 25, 1998 and the period from November 13, 1997 through December 26, 1997, and of the Predecessor for the period from December 28, 1996 through November 12, 1997 and for the fiscal year ended December 27, 1996, have been revised to reclassify the intermodal services provided to American President Lines, Ltd. ("APL"), a related party and wholly-owned subsidiary of the Parent (see Note 8). The previously issued financial statements reflected equal amounts of revenues and expenses for these services. The revised Statements of Operations reflect the costs of these services netted against related revenues. The effect of the reclassification on operations was a decrease of revenues and expenses of $276.7 million, $22.3 million, $154.1 million, and $173.0 million for the fiscal year ended December 25, 1998, the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, respectively. This reclassification had no effect on the previously reported net income.

NOTE 4. INCOME TAXES

   The Company records its charge in lieu of income taxes using the liability method, considering known changes in income tax rates and other statutory provisions that will be in effect in subsequent years.

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   The reconciliation of the net effective income tax rate to the U.S. federal statutory income tax rate is as follows:

                                                                                 The Company             The Predecessor
                                                                          ------------------------- -------------------------
                                                                          Fiscal Year  November 13, December 28, Fiscal Year
                                                                             Ended     1997 through 1996 through    Ended
                                                                          December 25, December 26, November 12, December 27,
                                                                              1998         1997         1997         1996
                                                                          ------------ ------------ ------------ ------------
U.S. Federal Statutory Rate..............................................     35.0%        35.0%        35.0%        35.0%
Increases (Decreases) in Rate Resulting from:
  State Taxes, Net of Federal Benefit....................................      2.2%         2.7%         2.7%         2.8%
  Permanent Book/Tax Differences and Other...............................      0.8%         2.0%         0.2%         0.2%
                                                                             -----        -----        -----        -----
Net Effective Tax Rate...................................................     38.0%        39.7%        37.9%        38.0%
                                                                             =====        =====        =====        =====

   The following is a summary of the charge in lieu of income taxes:

                                                                                 The Company             The Predecessor
                                                                          ------------------------- -------------------------
                                                                          Fiscal Year  November 13, December 28, Fiscal Year
                                                                             Ended     1997 through 1996 through    Ended
                                                                          December 25, December 26, November 12, December 27,
                                                                              1998         1997         1997         1996
                                                                          ------------ ------------ ------------ ------------
                                                                                (In millions)             (In millions)
Current
  Federal................................................................    $10.6        $(1.1)       $15.9        $21.2
  State..................................................................      1.0         (0.1)         1.2          1.5
  Foreign................................................................      --           0.2          0.2          0.4
                                                                             -----        -----        -----        -----
    Total Current........................................................     11.6         (1.0)        17.3         23.1
                                                                             -----        -----        -----        -----
Deferred
  Federal................................................................      1.0          1.6         (3.2)         0.3
  State..................................................................       --          0.1         (0.2)          --
                                                                             -----        -----        -----        -----
    Total Deferrals......................................................      1.0          1.7         (3.4)         0.3
                                                                             -----        -----        -----        -----
Total Provision..........................................................    $12.6        $ 0.7        $13.9        $23.4
                                                                             =====        =====        =====        =====

   The following table shows the tax effects of the Company's and Predecessor's cumulative temporary differences included in the Statements of Assets, Liabilities, and Divisional Control Account at December 25, 1998, December 26, 1997 and December 27, 1996:

                                                                                           The Company    The Predecessor
                                                                                          --------------  ---------------
                                                                                           1998    1997        1996
                                                                                          ------  ------  ---------------
                                                                                          (In millions)      (In millions)
Property and Equipment................................................................... $(17.1) $(17.2)      $(5.0)
Allowance for Doubtful Accounts..........................................................    0.7     1.1         1.1
Accrued Liabilities......................................................................    0.4     1.9         0.9
Other....................................................................................    0.6     1.1         1.1
                                                                                          ------  ------       -----
Total Net Deferred Tax Liability......................................................... $(15.4) $(13.1)      $(1.9)
                                                                                          ======  ======       =====

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   The amount of deferred tax assets and liabilities at December 25, 1998, December 26, 1997 and December 27, 1996 were as follows:

                                                                                                The Company    The Predecessor
                                                                                               --------------  ---------------
                                                                                                1998    1997        1996
                                                                                               ------  ------  ---------------
                                                                                               (In millions)    (In millions)
   Deferred Tax Assets........................................................................ $  1.9  $  3.4       $ 2.4
   Deferred Tax Liabilities...................................................................  (17.3)  (16.5)       (4.3)
                                                                                               ------  ------       -----
     Total Net Deferred Tax Liability.........................................................  (15.4)  (13.1)       (1.9)
   Less Net Current Deferred Tax Asset........................................................     --    (0.1)       (0.1)
                                                                                               ------  ------       -----
   Deferred Tax Liability..................................................................... $(15.4) $(13.2)      $(2.0)
                                                                                               ======  ======       =====

NOTE 5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

   Accounts Payable and Accrued Liabilities at December 25, 1998, December 26,
1997 and December 27, 1996 were as follows:

                                                                                                The Company    The Predecessor
                                                                                               --------------  ---------------
                                                                                                1998    1997        1996
                                                                                               ------  ------  ---------------
                                                                                               (In millions)    (In millions)
   Accounts Payable........................................................................... $ 14.2  $  7.4       $11.2
   Accrued Liabilities........................................................................   69.8    60.2        56.2
   Unearned Revenue...........................................................................    0.6     0.8         1.3
                                                                                               ------  ------       -----
     Total Accounts Payable and Accrued Liabilities........................................... $ 84.6  $ 68.4       $68.7
   --------------------------------------------------
                                                                                               ======  ======       =====

NOTE 6. LEASES

   The Company leases equipment under operating leases. The following is a schedule of future minimum lease payments required under the Company's operating leases that have initial noncancelable terms in excess of one year at December 25, 1998:

                                                                     Operating
                                                                      Leases
                                                                   -------------
                                                                   (In millions)
   1999...........................................................      22.9
   2000...........................................................      18.8
   2001...........................................................      16.1
   2002...........................................................      13.5
   2003...........................................................      14.0
   Later Years....................................................      37.3
                                                                      ------
     Total Minimum Lease Payments Required........................    $122.6
                                                                      ======

   Total rental expense for operating leases and short-term rentals was $49.7 million, $5.5 million, $37.1 million and $35.2 million for the fiscal year ended December 25, 1998, the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, respectively.

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


NOTE 7. EMPLOYEE BENEFIT PLANS

Pension Plans

   There are defined benefit pension plans covering certain domestic shoreside employees of the Parent and its majority-owned subsidiaries, which generally call for benefits to be paid to eligible employees. The defined benefit retirement plan was replaced with a Cash Balance plan on June 1, 1997. The present value of the accrued benefit at the conversion date was converted to a starting retirement account balance. The account receives a credit each year based on the employee's age, years of service and annual eligible earnings. Interest is also earned each year. The retirement account can be paid out upon termination or payment can be deferred until retirement age. After termination interest is earned annually. The Parent also has grandfathered retirement benefits for certain employees.

   The general policy is to fund pension costs at no less than the statutory requirement. Certain non-qualified plans are secured through a grantor trust. The Company participates in the Parent's domestic plans and represents approximately 10% of the total wage base of the Parent and its majority-owned subsidiaries. The Parent's domestic plans had total plan assets in excess of the projected benefit obligation of $20.8 million at December 25, 1998. The total domestic net pension cost of the Parent for the fiscal year ended December 25, 1998, the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, was $2.7 million, $0.6 million, $4.4 million, and $8.3 million, respectively. These costs and benefits are allocated by the Parent to the Company and are included in general and administrative expenses.

Postretirement Benefits Other Than Pensions

   The Parent and its majority-owned subsidiaries share the cost of its health care benefits with the majority of its domestic shoreside retired employees and recognize the cost of providing health care and other benefits to retirees over the term of employee service. The postretirement obligation is unfunded. The Company participates in the Parent's postretirement plan and represents approximately 10% of the total wage base of the Parent and its majority-owned subsidiaries. The Parent's plan had a total benefit obligation of $14.5 million at December 25, 1998. The total net postretirement benefit cost of the Parent for the fiscal year ended December 25, 1998, the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, was $1.6 million, $0.1 million, $0.5 million and $1.7 million, respectively. These costs and benefits are allocated by the Parent to the Company and are included in general and administrative expenses.

Profit-Sharing Plans

   The Parent and its majority-owned subsidiaries have defined contribution profit-sharing plans covering certain non-union employees. Under the terms of these plans, the Parent has agreed to make matching contributions equal to those made by the participating employees up to a maximum of 6% of each employee's base salary. Effective January 1, 1997, the base company matching contribution for active employees was $0.75 for each dollar contributed up to 6% of each employee's base salary. Additional matching contributions, up to $0.50 for each dollar contributed, may also be made when the Parent achieves certain financial results. The Parent's total contributions to the plans were approximately $3.5 million, $0.4 million, $2.7 million and $5.1 million for the fiscal year ended December 25, 1998, the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, respectively. These costs and benefits are allocated by the Parent to the Company and are included in general and administrative expenses.

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


NOTE 8. RELATED PARTY TRANSACTIONS

   In the ordinary course of business, the Company provides intermodal services to APL. These services include moving containers from ports to inland points, moving containers from inland points to ports, and repositioning empty containers. These transactions are performed on a cost reimbursement basis. Thus, no revenues or expenses are recognized for financial reporting purposes. Reimbursements amounted to $276.7 million, $22.3 million, $154.1 million, and $173.0 million for the fiscal year ended December 25, 1998, and the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, respectively.

   In addition, the Company receives a credit from APL for the repositioning expense that APL has avoided due to the Company using APL's containers in surplus locations. The total amount of revenue recognized for these services was $20.0 million, $1.9 million, $15.8 million, and $15.7 million for the fiscal year ended December 25, 1998, the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, respectively.

   The Company also provides services to the Automotive Division. These services include moving containers primarily in the U.S.--Mexico trade. Total amount of revenue recognized for these services was $38.7 million, $5.0 million, $38.4 million and $62.5 million for the fiscal year ended December 25, 1998, the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, respectively.

   The Parent and its subsidiaries share certain expenses with the Company. These expenses include systems support, office space, salaries, and other corporate services. These expenses were $14.4 million, $1.6 million, $12.0 million and $11.0 million for the fiscal year ended December 25, 1998, the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, respectively. The Company also receives an allocation for lease and maintenance and repair expenses from APL. These expenses were $19.5 million, $1.9 million, $14.1 million and $13.6 million for the fiscal year ended December 25, 1998, the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, respectively.

   In 1997, in connection with NOL's acquisition of APL Limited, the Parent incurred certain merger related costs totaling approximately $61 million. These non-operating costs do not relate to the ongoing operations of the Company and have not been allocated to the Company's results of operations.

   APL de Mexico, S.A. de C.V. (APL Mexico), a wholly owned Mexican subsidiary of the Parent, provides various agency services to the Company with respect to its bills of lading in Mexico. Expenses recorded by the Company from APL Mexico were $0.5 million, $0.1 million, $0.3 million and $0.4 million for the fiscal year ended December 25, 1998, the periods ended December 26, 1997 and November 12, 1997, and the fiscal year ended December 27, 1996, respectively.

NOTE 9. COMMITMENTS AND CONTINGENCIES

Commitments

   Rail Transportation

   Certain of the rail contracts which the Company holds are held jointly with American President Lines, Ltd., some of which are not assignable. One or more of the contracting railroads may seek to either renegotiate and/or terminate the contract if the Company or American President Lines, Ltd. takes an action that would cause a material adverse effect on such railroad.

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   In May 1996, the Parent sold a portion of Distribution Services to a third party purchaser. In connection with this sale, the Company and the purchaser entered into a 10-year agreement to provide stacktrain services to the purchaser. The remaining portion of Distribution Services was transferred to the Parent.

Contingencies

   In June 1995, the Parent sold the assets of its trucking company, American President Trucking ("APT"), to Burlington Motor Carriers ("BMC"). The sale included the sublease of terminal real estate to BMC and the sublease of tractor units to Stoops Freightliner, which in turn entered into a use agreement with BMC. BMC and the Company entered into a service agreement whereby the Company guaranteed certain levels of traffic to BMC. Under new ownership from a 1995 bankruptcy proceeding, BMC advised the Parent and the Company that it believed the Company breached the service agreement when APLLTS sold its Distribution Services unit, and demanded $800,000 in compensation. The Company disputed the claim. BMC and Stoops Freightliner filed subsequent complaints in BMC bankruptcy proceedings demanding unspecified damages. The Parent and the Company filed motions to dismiss both complaints. On November 13, 1998, the Parent and the Company's motions were granted; BMC has filed an appeal; Stoops Freightliner has not. The Company does not believe that the ultimate outcome, if unfavorable, will have a material adverse impact on the financial position of the Parent or the Company, and has not reserved for this contingency.

   The Company is a party to various legal proceedings, claims and assessments arising in the course of its business activities. Based upon information presently available, and in light of legal and other defenses and insurance coverage and other potential sources of payment available to the Company, management does not expect these legal proceedings, claims and assessments, individually or in the aggregate, to have a material adverse impact on the Company's financial position or results of operations.

NOTE 10. EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT

   As of May 28, 1999, APL Limited sold approximately 93% of its interest in the Company to an affiliate of Apollo Management, L.P. (together with its affiliates, Apollo). The transaction value comprised $292.5 million paid upon closing plus an additional payment of up to $15 million if the Company achieves a specific earnings target for financial year 1999. As part of the agreement, APL Limited and APL continue to use the services of the Company under a 20-year agreement and have agreed to provide to the buyer administrative, systems and equipment services, at cost, for varying periods, none in excess of 20 years. In connection with the transaction, the buyer changed the name of the Company to Pacer International, Inc.

                  AMERICAN PRESIDENT LINES STACKTRAIN SERVICES
                a division of APL Land Transport Services, Inc.

        STATEMENT OF ASSETS, LIABILITIES AND DIVISIONAL CONTROL ACCOUNT

                                              April 2, 1999 December 25, 1998
                                              ------------- -----------------
                                               (Unaudited)
                                                       (In millions)
                   ASSETS
 Current assets
   Trade and Other Receivables, Net.........     $ 45.1          $ 43.9
   Intercompany Trade Receivables...........       15.6             3.4
   Prepaid Expenses and Other Current
    Assets..................................        1.0             0.1
                                                 ------          ------
    Total Current Assets....................       61.7            47.4
                                                 ------          ------
 Property and Equipment
   Rail Cars................................       66.6            66.5
   Containers and Chassis...................       27.6            27.6
   Leasehold Improvements and Other.........        1.3             1.3
                                                 ------          ------
                                                   95.5            95.4
 Accumulated Depreciation and Amortization..       (8.4)           (6.6)
                                                 ------          ------
   Property and Equipment, Net..............       87.1            88.8
 Goodwill and Other Intangibles, Net........       19.1            19.2
 Other Assets...............................        2.8             0.7
                                                 ------          ------
    Total Assets............................     $170.7          $156.1
                                                 ======          ======
 LIABILITIES AND DIVISIONAL CONTROL ACCOUNT
 Current Liabilities
   Accounts Payable and Accrued
    Liabilities.............................     $ 95.5          $ 84.6
                                                 ------          ------
    Total Current Liabilities...............       95.5            84.6
                                                 ------          ------
 Deferred Tax Liability.....................       15.7            15.4
 Other Liabilities..........................        0.5             0.5
 Commitments and Contingencies (Note 3)
 Divisional Control Account.................       59.0            55.6
                                                 ------          ------
    Total Liabilities and Divisional Control
     Account................................     $170.7          $156.1
                                                 ======          ======


    The accompanying notes are an integral part of the financial statements.

                  AMERICAN PRESIDENT LINES STACKTRAIN SERVICES
                a division of APL Land Transport Services, Inc.

                            STATEMENTS OF OPERATIONS

                                           Three Months Ended Three Months Ended
                                             April 2, 1999      April 3, 1998
                                           ------------------ ------------------
                                              (Unaudited)        (Unaudited)
                                                       (In millions)
Revenues
  Freight Revenues........................       $156.9             $143.9
  Avoided Reposition......................          5.5                5.0
  Other Revenue...........................          1.2                1.3
                                                 ------             ------
Total Revenues............................        163.6              150.2
Expenses
 Variable Expenses
  Terminal/Cargo Handling.................          1.0                1.1
  Rail Linehaul...........................        122.1              113.5
  Trucks and Other........................          3.1                2.7
  Empty Reposition........................          3.6                2.3
  Equipment Maintenance and Repair........          5.2                4.8
  Other...................................         (2.6)              (2.9)
                                                 ------             ------
    Total Variable Expense................        132.4              121.5
                                                 ------             ------
Variable Contribution.....................         31.2               28.7
 Fixed Expenses
  Terminal/Cargo Handling.................          0.5                0.4
  Fixed Equipment
   Rail Cars..............................          1.4                2.0
   Containers/Chassis.....................         12.7               11.6
   Other..................................          0.9                1.3
                                                 ------             ------
    Total Fixed Equipment.................         15.0               14.9
  General and Administrative Expenses
   Direct Expenses........................          4.3                4.2
   Other Overhead.........................          0.2                0.2
   Corporate Headquarters.................          1.6                1.5
   IT Systems.............................          2.0                2.0
                                                 ------             ------
    Total General and Administrative......          8.1                7.9
      Total Fixed Expenses................         23.6               23.2
                                                 ------             ------
Operating Income..........................          7.6                5.5
Charge in Lieu of Income Taxes............         (2.8)              (2.0)
                                                 ------             ------
Net Income................................       $  4.8             $  3.5
                                                 ======             ======

    The accompanying notes are an integral part of the financial statements.

                  AMERICAN PRESIDENT LINES STACKTRAIN SERVICES
                a division of APL Land Transport Services, Inc.

                            STATEMENTS OF CASH FLOWS

                                          Three Months Ended Three Months Ended
                                            April 2, 1999      April 3, 1998
                                          ------------------ ------------------
                                             (Unaudited)        (Unaudited)
                                                      (In millions)
Cash Flows from Operating Activities
Net Income..............................        $  4.8             $  3.5
Adjustments to Reconcile Net Income to
 Net Cash Provided by Operating
 Activities:
  Depreciation and Amortization.........           1.9                1.7
  Gain on Sale of Property and
   Equipment............................            --               (0.3)
  Deferred Taxes........................           0.3               (0.3)
  Change in Current Assets and
   Liabilities:
   Trade and Other Receivables..........          (1.2)             (68.6)
   Intercompany Trade Receivables.......         (12.2)              (9.6)
   Prepaid Expenses and Other Current
    Assets..............................          (0.9)              (1.3)
   Accounts Payable and Accrued
    Liabilities.........................          10.9               15.2
   Other................................          (2.1)              (0.9)
                                                ------             ------
    Net Cash Provided by (Used in)
     Operating Activities...............           1.5              (60.6)
Cash Flows from Investing Activities
Capital Expenditures....................            --              (16.3)
Proceeds from Sales of Property and
 Equipment..............................            --                0.3
                                                ------             ------
    Net Cash Used in Investing
     Activities.........................            --              (16.0)
Cash flows from Financing Activities
Intercompany Funding, Net...............          (1.5)              76.6
                                                ------             ------
Repayment of Capital Lease Obligations
    Net Cash (Used in) Provided by
     Financing Activities...............          (1.5)              76.6
Net Increase (Decrease) in Cash and Cash
 Equivalents............................            --                 --
Cash and Cash Equivalents at Beginning
 of Period..............................            --                 --
                                                ------             ------
Cash and Cash Equivalents at End of
 Period.................................        $   --             $   --
                                                ======             ======

    The accompanying notes are an integral part of the financial statements.

                 AMERICAN PRESIDENT LINES STACKTRAIN SERVICES,
                a division of APL Land Transport Services, Inc.

                         NOTES TO FINANCIAL STATEMENTS
                                   (In millions)

NOTE 1. BASIS OF INTERIM PERIOD PRESENTATION

   The unaudited interim financial statements as of April 2, 1999 and for the three months ended April 2, 1999 and April 3, 1998 are condensed and do not contain all information required by generally accepted accounting principles to be included in a full set of financial statements. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) that are necessary for fair presentation have been included. The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for any full fiscal year. The audited financial statements of American President Lines Stacktrain Services, presented elsewhere in this prospectus, include a summary of significant accounting policies and should be read in conjunction with these interim financial statements.

NOTE 2. SUBSEQUENT EVENTS

   Neptune Orient Lines Limited ("NOL") through a wholly-owned subsidiary, APL Limited ("Parent") has entered into an agreement dated March 15, 1999 with Apollo Management L.P. ("Apollo") through a wholly-owned subsidiary, Coyote Acquisition, Inc. ("Coyote") in which Apollo agreed to acquire a controlling interest in American President Lines Stacktrain Services (the "Company"), a division of APL Land Transport Services, a wholly-owned subsidiary of APL Limited in exchange for $292.5 plus contingent consideration of up to $15.0. The transaction closed on May 28, 1999. In connection with this transaction, the Company was renamed Pacer International, Inc.

NOTE 3. CONTINGENCIES

   In June 1995, the Parent sold the assets of its trucking company, American President Trucking ("APT") to Burlington Motor Carriers ("BMC"). The sale included the sublease of terminal real estate to BMC and the sublease of tractor units to Stoops Freightliner, which in turn entered into a use agreement with BMC. BMC and the Company entered into a service agreement whereby the Company guaranteed certain levels of traffic to BMC. Under new ownership from a 1995 bankruptcy proceeding, BMC advised the Parent and the Company that it believed the Company breached the service agreement when LTS sold its Distribution Services unit, and demanded $0.8 million in compensation. The Company disputed the claim. BMC and Stoops Freightliner filed subsequent complaints in BMC bankruptcy proceedings demanding unspecified damages. The Parent and the Company filed motions to dismiss both complaints. On November 13, 1998, the Parent and the Company's motions were granted; BMC has filed an appeal; Stoop Freightliners has not. The Company does not believe that the ultimate outcome, if unfavorable, will have a material adverse impact on the financial position of the Parent or the Company, and has not reserved for this contingency.

   The Company is a party to various legal proceedings, claims and assessments arising in the course of its business activities. Based upon information presently available, and in light of legal and other defenses and insurance coverage and other potential sources of payment available to the Company, management does not expect these legal proceedings, claims and assessments, individually or in the aggregate, to have a material adverse impact on the Company's financial position or results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Pacer International, Inc.:

   We have audited the accompanying consolidated balance sheets of Pacer International, Inc. (a Delaware corporation) and Subsidiaries (the Company) as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1998, and for the period from inception, March 31, 1997, through December 31, 1997. We have also audited the accompanying balance sheet of the Predecessor (business identified in Note 1) as of March 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from January 1, 1997 through March 31, 1997, and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacer International, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the results of their consolidated operations and their cash flows for the year ended December 31, 1998, and for the period from inception, March 31, 1997, through December 31, 1997, and the financial position of the Predecessor as of March 31, 1997, and the result of its operations and its cash flows for the period from January 1, 1997, through March 31, 1997, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

San Francisco, California
 February 10, 1999

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

   The consolidated financial statements of the Company and the Predecessor are not comparable in certain respects.

                                                                                                                       The
                                                                                                The Company        Predecessor
                                                                                         ------------------------- -----------
                                                                                         December 31, December 31,  March 31,
                                                                                             1998         1997        1997
                                                                                         ------------ ------------ -----------
                                         ASSETS
CURRENT ASSETS:
Cash and cash equivalents...............................................................   $     10     $    86      $ 1,623
Accounts receivable, net of allowances of $2,032, $763 and $800, respectively...........     41,566      20,729        7,852
Prepaid expenses and other..............................................................      1,644         765          647
Deferred income taxes...................................................................        597          --          947
                                                                                           --------     -------      -------
Total current assets....................................................................     43,817      21,580       11,069
                                                                                           --------     -------      -------
PROPERTY AND EQUIPMENT:
Property and equipment, at cost.........................................................      7,926       1,880          716
Accumulated depreciation................................................................       (852)       (146)        (464)
                                                                                           --------     -------      -------
Property and equipment, net.............................................................      7,074       1,734          252
                                                                                           --------     -------      -------
OTHER ASSETS:
Intangible assets, net..................................................................     61,788      32,717           --
Deferred income taxes...................................................................         73          43           --
Other assets............................................................................      1,119         993           29
                                                                                           --------     -------      -------
Total assets............................................................................   $113,871     $57,067      $11,350
                                                                                           ========     =======      =======
                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases.................................   $  2,803     $ 1,810      $    --
Accounts payable........................................................................     23,429      10,068        4,063
Accrued expenses........................................................................     17,179       9,447        4,323
Income taxes payable....................................................................         --         389           --
Deferred income taxes...................................................................         --         177           --
                                                                                           --------     -------      -------
Total current liabilities...............................................................     43,411      21,891        8,386
LONG-TERM LIABILITIES:
Employee benefits.......................................................................        672         672           --
Long-term debt and capital leases.......................................................     50,456      25,045           --
                                                                                           --------     -------      -------
Total liabilities.......................................................................     94,539      47,608        8,386
                                                                                           --------     -------      -------
STOCKHOLDERS' EQUITY:
Preferred stock at December 31, 1998 and 1997: $0.01 par value, 600,000 shares authorized, 350,000 shares issued and outstanding; at March 31, 1997: no shares
 authorized or outstanding..............................................................          4           4           --
Common stock at December 31, 1998: $0.0001 par value, 20,000,000 shares authorized,
 5,437,392 shares issued and outstanding; at December 31, 1997: $0.01 par value,
 5,700,000 shares authorized, 4,678,750 shares issued and outstanding; at March 31,
 1997:$100.00 par value, 47,500 shares authorized, 48 shares issued and outstanding.....          1           5            1
Warrants at December 31, 1998 and 1997: 18,421 outstanding..............................         53          53           --
Additional paid-in capital..............................................................     14,201       7,981        2,998
Retained earnings (accumulated deficit).................................................      5,073       1,416          (35)
                                                                                           --------     -------      -------
Total stockholders' equity..............................................................     19,332       9,459        2,964
                                                                                           --------     -------      -------
Total liabilities and stockholders' equity..............................................   $113,871     $57,067      $11,350
                                                                                           ========     =======      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in thousands, except share data)

   The consolidated financial statements of the Company and the Predecessor are not comparable in certain respects.

                                                                               The Company              The Predecessor
                                                                        -------------------------- --------------------------
                                                                                       March 31,    January 1,
                                                                         Year Ended  1997, through 1997, through  Year Ended
                                                                        December 31, December 31,    March 31,   December 31,
                                                                            1998         1997          1997          1996
                                                                        ------------ ------------- ------------- ------------
REVENUES...............................................................  $ 252,762     $  81,102      $19,538      $86,766
COST OF TRANSPORTATION AND SERVICES....................................    211,222        68,713       16,498       73,116
                                                                         ---------     ---------      -------      -------
Net revenues...........................................................     41,540        12,389        3,040       13,650
OPERATING EXPENSES:
  Selling, general and administrative expenses.........................     27,684         8,799        2,300       10,037
  Depreciation and amortization........................................      2,033           403           37           93
  Transaction costs....................................................      1,500            --          510           --
                                                                         ---------     ---------      -------      -------
  Income from operations...............................................     10,323         3,187          193        3,520
INTEREST EXPENSE (INCOME)..............................................      2,867           659           --       (1,376)
                                                                         ---------     ---------      -------      -------
Income before income tax provision and extraordinary loss..............      7,456         2,528          193        4,896
INCOME TAX PROVISION...................................................      3,182           983           74        1,888
                                                                         ---------     ---------      -------      -------
Income before extraordinary loss.......................................      4,274         1,545          119        3,008
EXTRAORDINARY LOSS, net of tax benefit of $150 and $86, respectively...        239           129           --           --
                                                                         ---------     ---------      -------      -------
Net income.............................................................  $   4,035     $   1,416      $   119      $ 3,008
                                                                         =========     =========      =======      =======
PREFERRED STOCK DIVIDEND...............................................  $     378     $      --      $    --      $    --
                                                                         =========     =========      =======      =======
NET INCOME APPLICABLE TO COMMON STOCK..................................  $   3,657     $   1,416      $   119      $ 3,008
                                                                         =========     =========      =======      =======
INCOME PER SHARE:
Basic:
  Income before extraordinary loss.....................................  $    0.76     $    0.45
  Extraordinary loss...................................................      (0.05)        (0.04)
                                                                         ---------     ---------
  Net income...........................................................  $    0.71     $    0.41
                                                                         =========     =========
  Weighted average shares outstanding..................................  5,143,212     3,403,480
                                                                         =========     =========
Diluted:
  Income before extraordinary loss.....................................  $    0.63     $    0.37
  Extraordinary loss...................................................      (0.04)        (0.03)
                                                                         ---------     ---------
  Net income...........................................................  $    0.59     $    0.34
                                                                         =========     =========
Weighted average shares outstanding....................................  6,165,554     4,141,041
                                                                         =========     =========

  The accompanying notes are an integral part of these consolidated financial statements.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (in thousands)

   The consolidated financial statements of the Company and the Predecessor are not comparable in certain respects.

                                                 The Predecessor
                         ---------------------------------------------------------------
                                                                Retained
                                                   Additional   Earnings
                         Preferred Common           Paid-in   (Accumulated Stockholders'
                           Stock   Stock  Warrants  Capital     Deficit)      Equity
                         --------- ------ -------- ---------- ------------ -------------
DECEMBER 31, 1995.......   $ --     $  1    $ --    $ 2,998     $20,060       $23,059
  Net income............     --       --      --         --       3,008         3,008
                           ----     ----    ----    -------     -------       -------
DECEMBER 31, 1996.......     --        1      --      2,998      23,068        26,067
  Dividend..............     --       --      --         --     (23,222)      (23,222)
  Net income............     --       --      --         --         119           119
                           ----     ----    ----    -------     -------       -------
MARCH 31, 1997..........   $ --     $  1    $ --    $ 2,998     $   (35)      $ 2,964
                           ====     ====    ====    =======     =======       =======
                                                   The Company
                         ---------------------------------------------------------------
                                                   Additional
                         Preferred Common           Paid-in     Retained   Stockholders'
                           Stock   Stock  Warrants  Capital     Earnings      Equity
                         --------- ------ -------- ---------- ------------ -------------
Elimination of
 Predecessor............   $ --     $ (1)   $ --    $(2,998)    $    35       $(2,964)
Formation of the
 Company:
  Issuance of common
   stock................     --        4      --        346          --           350
  Issuance of preferred
   stock................      4       --      --      3,146          --         3,150
  Issuance of warrants..     --       --      53         --          --            53
  Issuance of common
   stock to acquire
   Interstate...........     --        1      --      4,489          --         4,490
  Net income............     --       --      --         --       1,416         1,416
                           ----     ----    ----    -------     -------       -------
DECEMBER 31, 1997.......      4        5      53      7,981       1,416         9,459
  Preferred stock
   dividend.............     --       --      --         --        (378)         (378)
  Issuance of common
   stock to acquire
   Stutz and Cross Con..     --        1      --      6,215          --         6,216
  Change in par value...     --       (5)     --          5          --            --
  Net income............     --       --      --         --       4,035         4,035
                           ----     ----    ----    -------     -------       -------
DECEMBER 31, 1998.......   $  4     $  1    $ 53    $14,201     $ 5,073       $19,332
                           ====     ====    ====    =======     =======       =======

  The accompanying notes are an integral part of these consolidated financial statements.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

   The consolidated financial statements of the Company and the Predecessor are not comparable in certain respects.

                                                                                  The Company             The Predecessor
                                                                           -------------------------- -----------------------
                                                                                                      January 1,
                                                                                          March 31,     1997,
                                                                            Year Ended  1997, through  through    Year Ended
                                                                           December 31, December 31,  March 31,  December 31,
                                                                               1998         1997         1997        1996
                                                                           ------------ ------------- ---------- ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income................................................................   $  4,035     $  1,416     $    119    $ 3,008
Adjustments to reconcile net income to net cash provided by (used in)
 operating activities:
Depreciation and amortization.............................................      2,033          403           37         93
Extraordinary loss, net...................................................        239          129           --         --
Deferred income taxes.....................................................       (475)         152          218        347
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable, net of allowances.............     (2,008)      (3,870)       3,515     (1,028)
Decrease (increase) in prepaid expenses and other.........................       (369)         232         (335)      (282)
Decrease (increase) in other assets.......................................       (324)        (595)         (10)       (17)
Increase (decrease) in accounts payable...................................     (3,557)          43       (1,165)     1,653
Increase (decrease) in accrued expenses...................................      1,647         (745)         346       (535)
Increase (decrease) in income taxes payable...............................       (397)         157         (949)       (84)
Increase (decrease) in employee benefits..................................         --           --       (1,361)       265
                                                                             --------     --------     --------    -------
Net cash provided by (used in) operating activities.......................        824       (2,678)         415      3,420
                                                                             --------     --------     --------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of businesses, net of cash of acquired companies.................    (18,625)      (9,616)          --         --
Purchases of property and equipment.......................................     (1,709)        (420)         (71)      (167)
                                                                             --------     --------     --------    -------
Net cash used in investing activities.....................................    (20,334)     (10,036)         (71)      (167)
                                                                             --------     --------     --------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash overdrafts...........................................................      1,497        1,632           --         --
Proceeds on long-term debt................................................     92,377       20,654           --         --
Principal payments on long-term debt......................................    (74,062)     (14,259)          --         --
Proceeds from issuance of common stock....................................         --          315           --         --
Proceeds from issuance of preferred stock.................................         --        2,835           --         --
Decrease (increase) in advances to affiliates.............................         --           --       21,865       (630)
Dividend paid.............................................................       (378)          --      (23,222)        --
                                                                             --------     --------     --------    -------
Net cash provided by (used in) financing activities.......................     19,434       11,177       (1,357)      (630)
                                                                             --------     --------     --------    -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......................        (76)      (1,537)      (1,013)     2,623
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD..........................         86        1,623        2,636         13
                                                                             --------     --------     --------    -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD................................   $     10     $     86     $  1,623    $ 2,636
                                                                             ========     ========     ========    =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest..................................................................   $  2,729     $    568     $     --    $    --
                                                                             ========     ========     ========    =======
Income taxes..............................................................   $  3,806     $    588     $  1,125    $ 1,626
                                                                             ========     ========     ========    =======
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Promissory notes issued for acquisitions..................................   $     --     $ 19,983     $     --    $    --
                                                                             ========     ========     ========    =======
Stock issued for acquisitions.............................................   $  6,216     $  4,490     $     --    $    --
                                                                             ========     ========     ========    =======

   The accompanying notes are an integral part of these consolidated financial statements.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS:

The Company

   PMT Holdings, Inc. (PMT Holdings), a Delaware corporation, was formed on March 5, 1997 (inception), to acquire all of the capital stock of Pacific Motor Transport Company (PMT) in a management buyout that was funded in part by Eos Partners, L.P. (Eos). On March 31, 1997, PMT Holdings acquired all issued and outstanding shares of PMT from Union Pacific Railroad Company and its subsidiaries (UP) for approximately $13 million in cash and warrants to purchase 18,421 units of PMT Holdings stock. Each unit represents nine and one-half shares of common stock and one share of preferred stock and may be purchased by UP for $10 per unit. The purchase of PMT was accounted for using the purchase method of accounting. Prior to acquisition, PMT was a provider of truckload freight services and intermodal marketing services. On December 16, 1997, PMT Holdings acquired all of the capital stock of Interstate Consolidation, Inc. (ICI) and Interstate Consolidation Service, Inc. (ICSI) and its wholly owned subsidiary, Intermodal Container Service, Inc. (IMCS) (ICI, ICSI and IMCS, collectively, Interstate) by issuing $20 million in promissory notes and 1,353,750 shares of PMT Holdings common stock. The acquisition of Interstate was accounted for using the purchase method of accounting. Interstate is a multipurpose provider of transportation services, including intermodal marketing, cartage, and freight consolidation and handling. In May 1998, PMT Holdings was renamed Pacer International, Inc. (Pacer International). The name change has been given retroactive application in these consolidated financial statements. In addition, earnings per share for all periods and all share data reflect the Company's 9.5 to 1 stock split, which occurred in December 1998.

   On April 3, 1998, Pacer International acquired all the stock of Intraco, Inc. (Stutz) for $.5 million in cash plus 217,142 shares of Pacer International common stock. On June 5, 1998, Pacer International acquired all of the capital stock of Cross Con Transport, Inc., and Cross Con Terminals, Inc. (collectively, Cross Con) for $11 million in cash plus 541,500 shares of Pacer International common stock. On July 25, 1998, Pacer International acquired substantially all the assets of Professional Logistics Management Co., Inc. and 3PL Corporation (collectively, PLMC), for $2.9 million in cash. On December 9, 1998, Pacer International acquired all of the capital stock of Manufacturers Consolidation Service, Inc. and its subsidiary, Levcon, Inc., MCS of Kansas, Inc., and Manufacturers Consolidation Service of Canada Inc. (collectively,
MCS) for $4.9 million in cash. All of these acquisitions were accounted for using the purchase method of accounting. Both Cross Con and MCS are multipurpose providers of transportation services, including intermodal marketing and cartage. PLMC is a provider of logistics services, and Stutz is involved in the transportation of equipment primarily for railroads.

   The consolidated balance sheets as of December 31, 1998 and 1997, include the accounts of Pacer International and its wholly owned subsidiaries (the Company). At December 31, 1998, the wholly owned subsidiaries are PMT, Cross Con, Pacer International Rail Services LLC, Pacer Rail Services LLC, Pacer International Consulting LLC, Pacer Logistics, Inc. (which holds the stock of Interstate), Pacer Integrated Logistics, f/k/a Stutz, PLM Acquisition Corporation (PLMC) and MCS.

   The consolidated statements of operations, changes in stockholders' equity and cash flows include the accounts of Pacer International from March 31, 1997, the results and cash flows of PMT since its purchase on March 31, 1997, Interstate since its purchase on December 16, 1997, Stutz since its purchase on April 3, 1998, Cross Con since its purchase on June 5, 1998, PLMC since its purchase on July 23, 1998, and MCS since its purchase on December 9, 1998.

The Predecessor

   The balance sheet as of March 31, 1997, and the statements of operations, changes in stockholders' equity and cash flows for the period from January 1, 1997, through March 31, 1997, include the accounts of PMT (the Predecessor), with its two operating divisions, Pacer and ABL-Trans.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

Nature of Operations

   The Company's business consists primarily of (i) intermodal marketing, which involves the provision of brokerage and logistics services by coordinating the transportation of goods by truck and rail, (ii) specialized trucking services, including flatbed heavy-haul trucking, drayage and cartage, and (iii) other transportation services, such as freight consolidation and handling. As a nonasset-based service provider, the Company is able to focus its efforts on providing value-added logistics solutions for its customers through its network of sales personnel and third-party brokerage partnerships. The Company primarily provides services to numerous global, national and regional manufacturers and retailers.

Reliance on Agents and Independent Contractors

   The Company relies upon the services of independent commission agents to market its transportation services, to act as intermediaries with customers, and to recruit independent contractors. Contracts with agents and independent contractors are, in most cases, terminable upon short notice by either party. Although the Company believes its relationships with agents and independent contractors are good, there can be no assurance that the Company will continue to be successful in retaining its agents and independent contractors or that agents and independent contractors who terminate their contracts can be replaced by equally qualified persons. Furthermore, since agents have the primary relationship with customers and independent contractors, the loss of an agent can result in the loss of customers or independent contractors.

Dependence on Railroads and Equipment and Services Availability

   The Company is dependent upon the major railroads in the United States for substantially all of the intermodal services provided by the Company. In many markets, rail service is limited to a few railroads or even a single railroad. Consequently, a reduction in or elimination of rail service to a particular market is likely to adversely affect the Company's ability to provide intermodal transportation services to some of the Company's customers. Furthermore, significant rate increases, work stoppage or adverse weather conditions can impact the railroads and therefore the Company's ability to provide cost-effective services to its customers.

   In addition, the Company is dependent in part on the availability of truck, rail, ocean and air services provided by independent third parties. If the Company were unable to secure sufficient equipment or other transportation services to meet its customers' needs, its results of operations could be materially adversely affected on a temporary or permanent basis.

Concentration of Business on Intermodal Marketing

   A significant portion of the Company's revenues is derived from intermodal marketing. As a result, a decrease in demand for intermodal transportation services relative to other transportation services could have a material adverse effect on the Company's results of operations.

Concentration of Credit Risk and Customer Concentration

   Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable. The Company sells primarily on net 30-day terms, performs credit evaluation procedures on its customers and generally does not require collateral on its accounts receivable. The Company maintains an allowance for potential credit losses and insures certain of its receivables at Interstate through a third-party insurance provider. Sales to the Company's ten largest customers constituted 33 percent of gross revenues for the year ended December 31, 1998, and 31 percent of gross revenues for the nine months ended December 31, 1997. Receivables from the ten largest customers constituted 20 percent and 33 percent of total receivables at December 31, 1998 and 1997, respectively. No customer constituted more than 10 percent of revenues or receivables at December 31, 1998 or 1997. The sales and receivable trends are representative of prior periods.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

The Year 2000 Issue

   The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. The effects of the Year 2000 Issue may be experienced before, on or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect an entity's ability to conduct normal business operations. While the Company is in the process of remediating its affected hardware and software, it is not possible to be certain that all aspects of the Year 2000 Issue affecting an entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved. If the Company, its customers or suppliers, or other third parties do not successfully remedy their Year 2000 Issue, the Company's results of operations could be materially adversely affected.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

   The consolidated financial statements of the Company include the accounts of Pacer International and its wholly owned subsidiaries. All material intercompany amounts and transactions have been eliminated in consolidation.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

   Cash and cash equivalents include highly liquid investments with an original maturity of three months or less.

Accounts Receivable

   Trade accounts receivable are reflected net of allowances for doubtful accounts. Additionally, the Company records receivables for contractually negotiated rail volume incentives in the period earned. Rail volume incentives receivable were $1.9 million at December 31, 1998 and 1997, and $0.3 million at March 31, 1997.

Property and Equipment

   Property, plant and equipment purchased in acquisitions are recorded at fair value as prescribed by the purchase method of accounting. Subsequent purchases of property, plant and equipment are recorded at cost. For assets financed under capital leases, the present value of the future minimum lease payments is recorded at the date of acquisition as property and equipment, with a corresponding amount recorded as a capital lease obligation.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

   Depreciation is computed on a straight-line basis over the following estimated useful lives:

                                                                     Estimated
   Asset Classification                                             Useful Life
   --------------------                                            -------------
   Office equipment and furniture................................. 3 to 10 years
   Transportation equipment....................................... 3 to 15 years
   Communications system.......................................... 15 years
   Computer hardware and software................................. 3 to 5 years
   Leasehold improvements......................................... Term of lease
   Assets under capital lease..................................... Term of lease

Software

   Purchases of software are capitalized and amortized over three to five years using the straight-line method. Costs related to internal development of software are expensed as incurred.

Intangible Assets

   Amortization is computed on a straight-line basis over the shorter of estimated useful lives or contract periods. The Company amortizes goodwill over periods ranging from 15 to 40 years and loan fees over the term of the underlying debt.

   Goodwill represents the excess of cost over the estimated fair value of the net tangible and intangible assets of acquired businesses. Should events or circumstances occur subsequent to any business acquisition that bring into question the realizable value or impairment of any component of goodwill, the Company will evaluate the remaining useful life and balance of goodwill and make appropriate adjustments. The Company's principal considerations in determining impairment include the strategic benefit to the Company of the particular business related to the questioned component of goodwill as measured by undiscounted current and expected future operating income levels of that particular business and expected undiscounted future cash flows. The company expenses the costs of start-up activities as incurred.

Financial Instruments

   The carrying amounts for cash, receivables and accounts payable approximate fair value due to the short-term nature of these instruments. Other fair-value disclosures are in the respective notes.

   In order to decrease its exposure to unfavorable interest rate movements, the Company has from time to time purchased interest rate protection agreements to cap the interest rates on its floating rate obligations. The purchase price of the interest rate protection agreements is capitalized and amortized over the life of the agreement. Amortization of the purchase price is charged to interest expense.

Accident and Cargo Claims

   The Company is self-insured or maintains high deductible insurance policies for a significant portion of its accident and cargo claims. Reserves are provided for uninsured cargo claims and for the uninsured costs of personal injury and property damage as a result of vehicle accidents involving the network of independent owner-operator drivers. Reserves are based on the Company's best estimate of its expected loss. Actual losses, if not covered by insurance, at amounts significantly greater than the recorded amounts could have a material adverse impact on the Company's financial position and results of operations.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

Revenue Recognition

   Revenues and related expenses are recognized when shipment is complete.

Net Revenues

   Net revenues represent transportation and service revenues net of associated transportation and service costs.

Transaction Costs

   For the year ended December 31, 1998, the Company incurred approximately $1.5 million of costs associated with the preparation and filing of a registration statement on Form S-1 related to an initial public offering (IPO) of common stock. The IPO was not completed due to uncertainties in the equity markets at the time of the proposed offering; accordingly, the costs were charged off in 1998. The Company may consider an IPO in the future, but has no plans for such an offering at this time. The Predecessor incurred transaction costs of $0.5 million in connection with the sale of PMT primarily related to legal and financial advisory services.

Income Taxes

   Income taxes are recognized utilizing the asset and liability method, under which deferred income taxes are recognized for the consequences of temporary differences by applying currently enacted statutory rates to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Earnings per Share

   Basic earnings per share were calculated by dividing net income available for common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share include the impact of common stock options and warrants outstanding. Earnings per share for all periods and all share data reflect the Company's 9.5-to-1 stock split, which occurred in December 1998.

Accounting for Stock-Based Compensation

   In October 1995, the Financial Accounting Standards Board (the FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." As permitted by SFAS No. 123, the Company adopted the disclosure provisions of this statement in 1997.

Comprehensive Income

   Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to measure all changes in equity that result from transactions and other economic events other than transactions with owners. Comprehensive income is the total of net income and all other nonowner changes in equity. Except for net income, the Company does not have any transactions and other economic events that qualify as comprehensive income as defined under SFAS No. 130.

New Accounting Pronouncements

   In 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 modifies the method of accounting for derivative instruments. The Company will adopt SFAS No. 133 in 2000. The adoption of SFAS No. 133 will require the Company to modify its accounting for its interest rate hedging activities. Based on information currently available, the Company does not expect the adoption of SFAS No. 133 to have a significant impact on its financial position or results of operations.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

   In 1998, the AICPA issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The Company will adopt SOP 98-1 in 1999. The adoption of SOP 98-1 will require the Company to modify its method of accounting for software developed or obtained for internal use.

3. PROPERTY AND EQUIPMENT:

   Property and equipment consisted of the following:

                                                                                                                     The
                                                                                             The Company         Predecessor
                                                                                      ------------------------- --------------
                                                                                      December 31, December 31,   March 31,
                                                                                          1998         1997          1997
                                                                                      ------------ ------------ --------------
                                                                                           (in thousands)       (in thousands)
Computer hardware and software.......................................................    $1,753       $  350        $ 494
Office furniture and equipment.......................................................       937          289           35
Transportation equipment.............................................................     4,831          988          187
Communications equipment.............................................................       252          253           --
Leasehold improvements...............................................................       153           --           --
                                                                                         ------       ------        -----
                                                                                          7,926        1,880          716
Less: Accumulated depreciation.......................................................      (852)        (146)        (464)
                                                                                         ------       ------        -----
Property and equipment...............................................................    $7,074       $1,734        $ 252
                                                                                         ======       ======        =====

   Depreciation expense of the Company for the year ended December 31, 1998, and for the period from inception through December 31, 1997, was $0.7 million and $0.1 million, respectively, and of the Predecessor for the period from January 1, 1997, through March 31, 1997, was $0.1 million.

4. ADVANCES TO AFFILIATES:

   Advances to affiliates represented cash generated by the Predecessor and advanced to UP. Advances earned interest at a rate ranging from 5.2 percent to
6.0 percent based on monthly commercial paper rates, and interest income was $1.4 million for the year ended December 31, 1996. For the period from January 1, 1997, through March 31, 1997, UP did not pay interest to the Predecessor. On March 31, 1997, the Predecessor declared a dividend of $23.2 million, which was partially used by UP to repay the Predecessor's advances.

5. INTANGIBLE ASSETS:

   Intangible assets consisted of the following:

                                                              The Company
                                                       -------------------------
                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
                                                            (in thousands)
Goodwill..............................................   $62,878      $32,479
Financing costs.......................................       407          430
Organizational costs..................................        --           65
                                                         -------      -------
                                                          63,285       32,974
Less: Accumulated amortization........................    (1,497)        (257)
                                                         -------      -------
Total intangible assets...............................   $61,788      $32,717
                                                         =======      =======

   Amortization expense for the year ended December 31, 1998, and for the period from inception through December 31, 1997, was $1.3 million and $0.3 million, respectively.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

6. ACQUISITIONS:

   During 1998, the Company effected four acquisitions. The acquisition of Stutz occurred on April 3, 1998, the acquisition of Cross Con occurred on June 5, 1998, the acquisition of PLMC occurred on July 23, 1998, and the acquisition of MCS occurred on December 9, 1998. The purchase price, certain costs related to the acquisitions, and the allocation of the purchase price to the underlying net assets acquired in the acquisitions were as follows:

                                        Stutz              PLMC
                                        April   Cross Con  July        MCS
                                          3,     June 5,    25,    December 9,
                                         1998     1998     1998       1998
                                        ------  --------- -------  -----------
                                                   (in thousands)
Purchase price......................... $1,771   $15,807  $ 2,733   $  4,500
Acquisition costs......................    109       559      170        391
                                        ------   -------  -------   --------
Total purchase price...................  1,880    16,366    2,903      4,891
                                        ------   -------  -------   --------
Less: Value assigned to assets and
 liabilities:
Current assets.........................    468     7,013      518     12,516
Long-term assets.......................    312        97      215      3,904
Current liabilities....................   (464)   (4,097)  (1,572)   (18,796)
Long-term liabilities..................    (78)       --       --     (2,370)
                                        ------   -------  -------   --------
                                           238     3,013     (839)    (4,746)
                                        ------   -------  -------   --------
Goodwill............................... $1,642   $13,353  $ 3,742   $  9,637
                                        ======   =======  =======   ========

   The Company accounted for these acquisitions under the purchase method of accounting. The allocation of the purchase price to the underlying net assets acquired is based upon estimates of the fair value of the net assets, which may be revised at a later date. It is anticipated that any purchase price allocation adjustments will be made within one year from the date of acquisition. Management does not believe that the final allocations of the purchase prices will have a material effect on the Company's financial position or results of operations.

   From inception through December 31, 1997, the Company effected two acquisitions. The initial acquisition of PMT by PMT Holdings occurred on March 31, 1997, and the acquisition of Interstate occurred on December 16, 1997. The purchase price, certain costs related to the acquisitions, and the allocation of the purchase price to the underlying net assets acquired in the acquisitions were as follows:

                                                             PMT     Interstate
                                                          March 31, December 16,
                                                            1997        1997
                                                          --------- ------------
                                                              (in thousands)
Purchase price...........................................  $13,215    $ 24,598
Acquisition costs........................................       --         851
                                                           -------    --------
Total purchase price.....................................   13,215      25,449
Less: Value assigned to assets and liabilities:
Current assets...........................................    9,803      13,011
Long-term assets.........................................      281       2,222
Current liabilities......................................   (8,386)    (11,687)
Long-term liabilities....................................       --      (1,084)
                                                           -------    --------
                                                             1,698       2,462
                                                           -------    --------
Goodwill.................................................  $11,517    $ 22,987
                                                           =======    ========

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

   In connection with the Interstate, Stutz and Cross Con acquisitions, the Company issued 1,353,750 shares, 217,142 shares and 541,500 shares of common stock, respectively, which were valued at $3.32, $6.32 and $8.95 per share, respectively. The Company issued warrants to purchase 18,421 units in connection with the PMT acquisition. Warrants were valued at their estimated fair value using the Black-Scholes model. Results of operations of the entities acquired are included in the consolidated financial statements subsequent to their purchase dates.

   Pro forma operating results of the Company, assuming that the 1998 acquisitions occurred on April 1, 1997, and that the March 31, 1997, and December 16, 1997, acquisitions occurred on January 1, 1996, are presented below (unaudited).

                            January 1,                 January 1,  January 1,
                              1998,     April 1, 1997,   1997,       1996,
                             through       through      through     through
                           December 31,  December 31,  March 31,  December 31,
                               1998          1997         1997        1996
                           ------------ -------------- ---------- ------------
                                  (in thousands, except per share data)
Revenues..................  $ 383,552     $ 289,289    $  38,488   $ 155,328
                            =========     =========    =========   =========
Income before
 extraordinary loss.......  $   5,877     $   3,349    $     517   $   2,858
                            =========     =========    =========   =========
Earnings per share before
 extraordinary loss:
  Basic...................  $    1.01     $    0.62    $    0.11   $    0.61
                            =========     =========    =========   =========
  Diluted.................  $    0.84     $    0.51    $    0.09   $    0.52
                            =========     =========    =========   =========
Weighted average shares
 outstanding:
  Basic...................  5,437,392     5,437,392    4,678,750   4,678,750
                            =========     =========    =========   =========
  Diluted.................  6,532,448     6,532,448    5,471,934   5,471,934
                            =========     =========    =========   =========

   Pro forma adjustments were made to reflect interest expense on cash consideration, amortization of goodwill, elimination of IPO and other transaction costs, compensation differentials, and income taxes as if the entities were combined and subject to the Company's effective tax rate for the periods presented. The pro forma results were further adjusted by the elimination of a business line at MCS and employee cost savings that occurred in connection with the MCS acquisition.

7. ACCRUED EXPENSES:

   Accrued expenses consisted of the following:

                                       The Company             The Predecessor
                           ----------------------------------- ---------------
                           December 31, 1998 December 31, 1997 March 31, 1997
                           ----------------- ----------------- ---------------
                                     (in thousands)            (in thousands)
Accident and cargo
 claims...................      $ 3,369           $2,134           $1,951
Bank overdrafts...........        3,129            1,632               --
Accrued compensation......        2,758            1,212              223
Other.....................        7,923            4,469            2,149
                                -------           ------           ------
  Total accrued expenses..      $17,179           $9,447           $4,323
                                =======           ======           ======

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

8. DEBT AND CAPITAL LEASES:

   Debt and capital leases of the Company consisted of the following (in thousands):

                                                      December 31, December 31,
                                                          1998         1997
                                                      ------------ ------------
Revolving line of credit in an amount up to $38,000
 ($6.9 million was available at December 31, 1998);
 advances under the line accrue interest at the
 Company's option, at the higher of the bank
 corporate rate or the federal funds rate plus 50
 basis points, plus the applicable margin, or the
 Eurodollar rate plus the applicable margin (8.28
 percent at December 31, 1998); the line is secured
 by substantially all of the Company's assets and
 expires on December 31, 2003, at which time the
 balance is due.....................................    $18,220      $    --
Term loan in the amount of $32,000 requiring 27
 consecutive quarterly installment payments, with
 all unpaid principal and interest due December 31,
 2005; the loan bears interest, at the Company's
 option, at the higher of the bank corporate rate or
 the federal funds rate plus 50 basis points, plus
 the applicable margin, or the Eurodollar rate plus
 the applicable margin (8.81 percent at December 31,
 1998); the loan is secured by substantially all of
 the Company's assets...............................     32,000           --
Capital leases......................................        294          477
Notes payable.......................................      2,745           --
Revolving line of credit in an amount up to $12,000;
 advances under the line accrue interest, at the
 Company's option, at the prime rate (8.5 percent at
 December 31, 1997) or LIBOR plus 2.25 percent (7.97
 percent at December 31, 1997); the line is secured
 by substantially all of the Company's assets and
 expires on October 31, 2002; repaid December 7,
 1997...............................................         --        6,395
Promissory note to shareholders.....................         --       19,983
                                                        -------      -------
Total debt and capital leases.......................     53,259       26,855
Less: Current maturities............................      2,803        1,810
                                                        -------      -------
Long-term portion...................................    $50,456      $25,045
                                                        =======      =======

   On December 7, 1998, the Company entered into a new term loan of $32 million and revolving credit facility of $38 million. The purpose of the new term loan and revolving credit facility was to finance acquisitions, to provide for letters of credit, and for working capital and other general corporate purposes. In conjunction with the issuance of the term loan of $32 million and revolving credit facility, the amounts outstanding under the term loan of $20 million and the $12 million revolving line of credit were repaid (see Note 13). As of December 31, 1998, the Company had $17.6 million of unused commitments under its revolving credit facility. Interest expense was $2.9 million and $0.7 million for the year ended December 31, 1998, and the nine months ended December 31, 1997, respectively.

   The term loan and revolving credit facility agreements require that the Company meet certain covenants that, among other things, require maintenance of ratios related to fixed charges and leverage, require a minimum consolidated net worth, and limit the level of capital expenditures. At December 31, 1998, the Company was in compliance with the covenants of the agreements.

   The promissory note to shareholders represents the cash portion of the purchase price of the Interstate acquisition owed to the former owners of Interstate, who became shareholders of PMT Holdings on December 16, 1997. The amount was paid to these shareholders on January 2, 1998, and was financed by a term loan of $20 million. During the first half of 1998, the Company amended its term loan of $20 million and the revolving

                  PACER INTERNATIONAL, INC. AND SUBSIDIARIES line of credit primarily by increasing the amount available for borrowing in order to complete the acquisitions of Stutz and Cross Con.

   The $2.7 million notes payable were assumed in connection with the MCS acquisition and were secured by certain equipment. The notes were paid in full in February 1999 (see Note 17).

   Maturities of debt and capital leases are as follows:

                                                          Debt   Leases  Total
                                                         ------- ------ -------
                                                             (in thousands)
   1999................................................. $ 2,605  $218  $ 2,823
   2000.................................................   4,551   101    4,652
   2001.................................................   4,601    --    4,601
   2002.................................................   5,555    --    5,555
   2003.................................................  24,153    --   24,153
   Thereafter...........................................  11,500    --   11,500
   Amount representing interest.........................      --   (25)     (25)
                                                         -------  ----  -------
                                                         $52,965  $294  $53,259
                                                         =======  ====  =======

   The fair value of long-term debt, including the current portion, approximates fair value because all amounts outstanding at December 31, 1998, were issued in the current year and are representative of the terms and interest rates that would be available to the Company at December 31, 1998. As a hedge against exposure to interest rate risk, the Company entered into an interest rate swap agreement effective July 8, 1998, to exchange the variable interest rate obligations for fixed rate obligations on a portion of the outstanding principal balance of the $32 million term loan described above. The fixed rate under the swap is 5.9 percent. Net payments or receipts under the agreement are included in interest expense. The Company is exposed to credit losses in the event of counterparty nonperformance, but does not currently anticipate any such losses because the counterparties are established, reputable financial institutions. The agreement terminates on January 10, 2000.

9. INCOME TAXES:

   The provision for income taxes from continuing operations consists of the following:

                                 The Company              The Predecessor
                         --------------------------- --------------------------
                                      April 1, 1997,  January 1,
                          Year Ended     through     1997, through  Year Ended
                         December 31,  December 31,    March 31,   December 31,
                             1998          1997          1997          1996
                         ------------ -------------- ------------- ------------
                               (in thousands)              (in thousands)
Current:
  Federal...............    $2,992         $706          $(144)       $1,277
  State and local.......       665          125             --           264
                            ------         ----          -----        ------
                             3,657          831           (144)        1,541
                            ------         ----          -----        ------
Deferred:
  Federal...............      (387)         128            206           291
  State and local.......       (88)          24             12            56
                            ------         ----          -----        ------
                              (475)         152            218           347
                            ------         ----          -----        ------
    Total provision.....    $3,182         $983          $  74        $1,888
                            ======         ====          =====        ======

                                     F-33

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   The reconciliation of income tax from continuing operations computed at the U.S. federal statutory tax rate to the Company's effective income tax rate is as follows:


                                  The Company              The Predecessor
                          --------------------------- --------------------------
                                       April 1, 1997,  January 1,
                           Year Ended     through     1997, through  Year Ended
                          December 31,  December 31,    March 31,   December 31,
                              1998          1997          1997          1996
                          ------------ -------------- ------------- ------------
Federal statutory income
 tax rate...............      34.0%         34.0%         34.0%         34.0%
State income tax, net of
 federal benefit........       4.6           4.0           3.8           4.3
Amortization of
 goodwill...............       3.5            --            --            --
Other items.............       0.6           0.9           0.5           0.3
                              ----          ----          ----          ----
Effective tax rate......      42.7%         38.9%         38.3%         38.6%
                              ====          ====          ====          ====

   Deferred tax assets and liabilities are composed of the following:

                                                                                                                     The
                                                                                             The Company         Predecessor
                                                                                      ------------------------- --------------
                                                                                      December 31, December 31,   March 31,
                                                                                          1998         1997          1997
                                                                                      ------------ ------------ --------------
                                                                                           (in thousands)       (in thousands)
   Current deferred tax assets (liabilities):
     Accounts receivable.............................................................    $(203)       $(460)         $190
     Accrued expenses................................................................      800          283           757
                                                                                         -----        -----          ----
       Total current deferred tax assets (liabilities)...............................    $ 597        $(177)         $947
                                                                                         =====        =====          ====
   Noncurrent deferred tax assets (liabilities):
     Depreciation and amortization...................................................    $(218)       $(175)         $ --
     Deferred compensation...........................................................      291          218            --
                                                                                         -----        -----          ----
       Total noncurrent deferred tax assets..........................................    $  73        $  43          $ --
                                                                                         =====        =====          ====

   The Predecessor was included in the federal and state consolidated tax returns of UP and its subsidiaries prior to inception. The Company believes that tax expense recorded by the Predecessor approximates what would have been recorded had the Predecessor filed separate tax returns.

10. STOCKHOLDERS' EQUITY:

Preferred Stock

   The Company has one class of $0.01 par value Series A Preferred Stock (preferred stock). Holders of the preferred stock are entitled to receive dividends in cash at the per annum rate of 12 percent of the original issuance price of a preferred share as, if and when declared by the Board of Directors of the Company at its sole discretion. So long as any shares of preferred stock are outstanding, the Company may not pay or declare any dividend on or with respect to any shares of common stock. Upon liquidation, the holders of preferred stock are entitled to receive, prior and in preference to any distribution to any holder of common stock, for each share of preferred stock, an amount per share equal to the original issuance price of such share, plus the aggregate amount of all dividends declared, if any, less the aggregate amount of all distributions, including payments of dividends. In general, the holders of preferred stock are not entitled to vote on any matters submitted to the vote of stockholders except as set forth in the Company's Certificate of Incorporation. Additionally, upon the closing of an initial public offering by the Company, each share of preferred stock automatically converts to shares of common stock based on the ratio of preferred stock original issuance price divided by the initial public offering price of common stock.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

Common Stock

   The Company has one class of $0.0001 par value common stock. Each holder of the Company's common stock is entitled to one vote for every share of common stock owned. During 1998, in connection with the acquisitions of Stutz and Cross Con, the Company issued 217,142 shares and 541,500 shares, respectively, of common stock. The shares of Stutz and Cross Con were valued at $6.32 per share and $8.95 per share, respectively. During 1997, in connection with the purchase of ICI and ICS, the Company issued 1,353,750 shares of common stock, which were valued at $3.32 per share by independent appraisal. Earnings per share for all periods and all share data reflect the Company's 9.5 to 1 stock split, which occurred in December 1998.

Stockholders' Agreement

   The common and preferred stockholders and warrant holder are parties to an Amended and Restated Stockholders' Agreement that, among other items, places restrictions upon the transfer of securities, gives the Company and other then-existing stockholders the right of first refusal to purchase securities offered for sale, and includes other rights (including Eos's right to elect a majority of the directors of the Company and its subsidiaries). The common stockholders and warrant holder are also parties to a Registration Rights Agreement that, among other things, entitles such holders to require the Company after an initial public offering to register their common shares in certain circumstances, subject to limitations contained in such agreement.

Warrants

   The Company issued 18,421 warrants to UP in connection with the acquisition of PMT on March 31, 1997. The exercise price is $10 per warrant, and each warrant entitles UP to purchase one share of preferred stock and nine and one-half shares of common stock. The warrants expire on March 31, 2007. The warrants were valued using the Black-Scholes model.

Dividends

   On June 29, 1998, the Company declared a dividend of $0.4 million on preferred stock. On March 31, 1997, prior to the acquisition by PMT Holdings, the Predecessor declared a dividend of $23.2 million.

11. STOCK OPTION PLANS:

The 1998 Plan

   In August 1998, the Company adopted the 1998 Stock Option Plan (the 1998
Plan). The 1998 Plan enables employees and directors of and consultants to the Company and its subsidiaries to acquire shares of common stock. Under the 1998 Plan, 26,695 options were granted at $9.47 per option during 1998 and 57,500 options were granted at $11 per option subsequent to December 31, 1998. One-third of the options granted prior to year-end vested immediately, and the other two-thirds vest ratably on April 1 of each of 1999 and 2000. Options granted after year-end vest ratably on April 1 of each of 1999, 2000 and 2001. All options granted under the 1998 Plan, if not previously exercised, expire ten years from the date of grant.

                                                                  1998
                                                         -----------------------
                                                                    Weighted
                                                                Average Exercise
                                                         Shares      Price
                                                         ------ ----------------
   Outstanding at beginning of period...................     --      $  --
   Granted during period................................ 26,695       9.47
                                                         ------      -----
   Outstanding at end of period......................... 26,695      $9.47
                                                         ======      =====
   Options exercisable at year-end......................  8,898      $9.47
                                                         ======      =====

   No options were exercised, forfeited or expired during the year.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

   The following summarizes information about stock options outstanding at December 31, 1998, for the 1998 Plan:

                           Options          Weighted Average     Weighted Average
                       Outstanding at          Remaining          Fair Value of
    Exercise Price    December 31, 1998     Contractual Life     Options Granted
    --------------    -----------------     ----------------     ----------------
       $9.47               26,695               6 years               $3.83

   The fair value of options granted under the 1998 Plan was estimated on the date of the grant using the Black-Scholes option-pricing model. An expected life of seven years, a risk-free interest rate of 4.65 percent, no expected dividends, and no volatility were assumed.

   Had compensation costs for the 1998 Plan been determined based upon the fair value at grant date for awards under the plan consistent with the method prescribed by SFAS No. 123, the Company's net income would have been reduced by $34,000 for the year ended December 31, 1998.

The Option and Supplemental Option Plans

   On March 31, 1997, the Company adopted the Service Stock Option Agreement (the Option Plan). The Option Plan assigned eligible employees options to purchase shares of the Company's common and preferred stock at a price generally not less than the fair value of the common and preferred stock on the date of grant. Under the Option Plan, 70,000 options were granted at $11.24 per option unit (each option unit allows the holder to purchase nine and one-half shares of common stock and one share of preferred stock). The combined fair value of the preferred and common stock on the date of grant was $10.00, the price paid in formation of the Company on March 31, 1997. Options under the Option Plan vest and become exercisable ratably on April 1 of each of 1998, 1999, 2000 and 2001 (25 percent of the options may be exercised each year). Options, if not previously exercised, expire ten years from the date of grant.

   On March 31, 1997, the Company also adopted the Supplemental Stock Option Agreement (the Supplemental Option Plan). This plan assigned eligible employees options to purchase shares of the Company's common and preferred stock at a price generally not less than the fair value of the common and preferred stock on the date of the grant. Under the Supplemental Option Plan, 40,000 options were granted at $40.00 per option unit (each option unit allows the holder to purchase nine and one-half shares of common stock and one share of preferred stock). Combined fair value of the preferred and common stock on the date of grant was $10.00, the price paid in formation of the Company on March 31, 1997. All options under the Supplemental Option Plan fully vested on March 31, 1997, and expire six years from that date.

                                        1998                     1997
                              ------------------------ ------------------------
                                          Weighted                 Weighted
                                      Average Exercise         Average Exercise
                              Options      Price       Options      Price
                              ------- ---------------- ------- ----------------
Outstanding at beginning of
 period.....................  110,000      $21.70           --      $   --
Granted during period.......       --          --      110,000       21.70
                              -------      ------      -------      ------
Outstanding at end of
 period.....................  110,000      $21.70      110,000      $21.70
                              =======      ======      =======      ======
Options exercisable at year-
 end........................   57,500      $31.25       40,000      $40.00
                              =======      ======      =======      ======

  No options were exercised, forfeited or expired from inception through December 31, 1998.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

   The following summarizes information about stock options outstanding at December 31, 1998, for the Option Plan and the Supplemental Option Plan:

                           Options          Weighted Average     Weighted Average
                       Outstanding at          Remaining          Fair Value of
   Exercise Price     December 31, 1998     Contractual Life     Options Granted
   --------------     -----------------     ----------------     ----------------
       $11.24              70,000              2.5 years              $0.47
       $40.00              40,000              6.0 years              $  --

   The fair value of each option granted was estimated on the date of the grant using the Black-Scholes option-pricing model. For the Option Plan, an expected life of four years, a risk-free interest rate of 6.60 percent and no expected dividends were assumed. For the Supplemental Option Plan, an expected life of six years, a risk-free interest rate of 6.83 percent and no expected dividends were assumed.

   Had compensation costs for the Company's stock-based compensation plans been determined based upon the fair value at grant dates for awards under those plans consistent with the method prescribed by SFAS No. 123, the Company's net income would have been reduced by $8,000 for the year ended December 31, 1998, and $6,000 for the nine months ended December 31, 1997.

12. EARNINGS PER SHARE:

   Earnings per share are as follows:

                                                                   Nine Months
                                                       Year Ended     Ended
                                                      December 31, December 31,
                                                          1998         1997
                                                      ------------ ------------
                                                        (in thousands, except
                                                         per share amounts)
Income available to common stockholders before
 extraordinary item.................................     $3,896       $1,545
                                                         ======       ======
Basic weighted-average shares.......................      5,143        3,404
Dilutive effect of options..........................        850          573
Dilutive effect of warrants.........................        173          164
                                                         ------       ------
Diluted weighted-average shares.....................      6,166        4,141
                                                         ======       ======
Basic earnings per share before extraordinary item..     $ 0.76       $ 0.45
                                                         ======       ======
Diluted earnings per share before extraordinary
 item...............................................     $ 0.63       $ 0.37
                                                         ======       ======

   Options to purchase 26,695 and 40,000 common shares were excluded from the computation of diluted earnings per share for the periods ended December 31, 1998 and 1997, respectively, because the options' exercise price was greater than the average market price of the common shares. Subsequent to December 31, 1998, options were granted for the purchase of 57,500 shares.

   As a result of the acquisition of the Predecessor by the Company, earnings per share are not comparable and have therefore not been presented for the Predecessor.

13. EXTRAORDINARY LOSS:

   The Company refinanced its debt in connection with the acquisition of MCS on December 9, 1998. The term loan fees of $0.4 million, net of income taxes of $0.2 million, were recorded in the accompanying statement of operations for the year ended December 31, 1998, as an extraordinary loss.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

   In connection with the acquisition of Interstate on December 16, 1997, loan fees of $0.2 million were written off in connection with the early extinguishment of debt. The loan fees, net of income taxes of $0.1 million, were recorded in the accompanying statement of operations for the nine months ended December 31, 1997, as an extraordinary loss.

14. RELATED-PARTY TRANSACTIONS:

   During the period from inception through December 31, 1997, the Company paid $75,000 in management fees and $100,000 in acquisition-related consulting fees to Eos. Under an Amended and Restated Management Consulting Agreement dated as of December 16, 1997, between the Company and Eos Management, Inc. (EMI), the Company pays EMI a monthly management fee of $10,417 for management consulting services rendered to the Company. The management fee is payable whether or not EMI has performed any services during the term of the agreement. The Company provided over-the-road transportation services and purchased linehaul transportation services from UP and its subsidiaries of $6.1 million and $5.8 million, respectively, for the nine months ended December 31, 1997, and $13.0 million and $16.6 million, respectively, for the year ended December 31, 1998. All services are provided and purchased at quoted market rates.

   The Predecessor provided over-the-road transportation services and purchased linehaul transportation services from UP and its subsidiaries. During the three-month period ended March 31, 1997, and the year ended December 31, 1996, revenues earned by the Predecessor from UP and its subsidiaries related to over-the-road transportation services were $2.2 million and $4.8 million, respectively. Purchased transportation costs from UP and its subsidiaries were $2.7 million for the three-month period ended March 31, 1997, and $13.5 million for the year ended December 31, 1996.

   Prior to its acquisition, the Predecessor participated in benefit plans and the other employee benefit services provided by UP and its affiliates (see Note
15). UP and its affiliates also provided tax advice; tax return preparation services; corporate secretarial services; legal advice; treasury, banking, cash management and accounting services; services involving the acquisition of insurance coverage and related services, all at no cost to the Predecessor. Additionally, the Predecessor from time to time advanced excess cash to UP (Note 4).

   The Company leases a facility consisting of office, warehousing and trucking space from A&G Investments, a California general partnership of which Messrs. Goldfein and Steiner are the only partners. Mr. Goldfein is a stockholder and a Director and Executive Vice President of the Company. Mr. Steiner is a stockholder and an Executive Vice President of the Company. Lease payments were $0.5 million for the year ended December 31, 1998, and $17,000 for the nine months ended December 31, 1997.

   Cross Con leases a facility consisting of office space from Richard P. Hyland, a stockholder and an Executive Vice President of the Company. Such lease is pursuant to an oral agreement and is on a month-to-month basis. Lease payments were $0.1 million for the year ended December 31, 1998.

   Pursuant to an Operations Agency Agreement, TEK, Incorporated (TEK) is entitled to 65 percent of the gross profit on Terminals' Detroit office. TEK is owned by a brother of Richard Hyland, a stockholder and an Executive Vice President of the Company. In 1998, TEK received $0.6 million pursuant to such agreement.

   Pursuant to an oral Commission/Bonus Agreement with a brother of Richard Hyland, such brother is entitled to 30 percent of the net profits before tax of the California office of Cross Con. In 1998, $0.1 million was paid pursuant to such agreement.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

15. EMPLOYEE BENEFITS:

   Prior to its acquisition, eligible employees of the Predecessor participated in the pension and postretirement benefit plans of its parent. The Predecessor recorded benefit charges related to these plans of $0 for the period ended March 31, 1997, and $266,000 for the year ended December 31, 1996, for its proportionate share of the benefit plans as directed by its parent. In connection with the purchase of PMT by PMT Holdings, active participants of the plans became fully vested in their benefits accrued to date and the obligation was assumed by UP.

   The Company adopted two 401(k) plans (the Plans) in 1997. A plan was adopted for PMT employees in July 1997 and for rail service employees in October 1997. All employees who meet certain service requirements are eligible to participate. The Company matched 100 percent of the first 3 percent contributed by employees to the Plans during the years ended December 31, 1998 and 1997. In addition, the Company maintains a 401(k) plan for Interstate employees. The Company matched 25 percent of the first 4 percent contributed by Interstate employees to the plan during the year ended December 31, 1998, and the nine months ended December 31, 1997. Total expense related to these plans was $0.2 million for the year ended December 31, 1998, and for the nine months ended December 31, 1997.

16. COMMITMENTS AND CONTINGENCIES:

Legal Proceedings and Contingencies

   The Company is a party to various legal proceedings, claims and assessments arising in the normal course of its business activities. Interstate is a named defendant in a class action filed in July 1997 in the State of California, Los Angeles Superior Court, Central District, alleging, among other things, breach of fiduciary duty, unfair business practices, conversion and money had and received in connection with monies allegedly wrongfully deducted from truck drivers' earnings. Plaintiffs have demanded in excess of $8.8 million, together with unspecified punitive damages, costs and interest, as well as equitable relief. Interstate has entered into a Judge Pro Tempore Submission Agreement dated as of October 9, 1998, pursuant to which the plaintiffs and defendants have waived their rights to a jury trial, stipulated to a certified class, and agreed to a minimum and a maximum judgment amount. The Company intends to defend this action vigorously and believes that its defenses are meritorious. Based upon information presently available and in light of legal and other defenses and insurance coverage, management does not expect these legal proceedings, claims and assessments, individually or in the aggregate, to have a material adverse impact on the Company's consolidated financial position or results of operations.

Operating Lease Commitments

   The Company leases office space and equipment under noncancellable lease agreements that expire at various dates. The rental expense under these lease agreements was $1.8 million for the year ended December 31, 1998.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

   The following is a schedule of future minimum lease payments required under the Company's leases at December 31, 1998 (in thousands):

                                                                       Operating
                                                                        Leases
                                                                       ---------
   1999...............................................................  $1,650
   2000...............................................................   1,389
   2001...............................................................   1,071
   2002...............................................................     970
   2003...............................................................     934
   Thereafter.........................................................   2,745
                                                                        ------
     Total minimum lease payments.....................................  $8,759
                                                                        ======

Employment Agreements

   The Company has entered into employment agreements with certain of its executive officers, with remaining service periods ranging from 1 to 2.5 years. The agreements provide for certain payments to each officer upon termination of employment, other than as a result of death, disability in most cases or justified cause, as defined. The aggregate estimated commitment under these agreements was $3.9 million and $2.8 million at December 31, 1998 and 1997, respectively. Under the employment agreements, the Board of Directors may award an annual bonus to certain of the executives in an amount up to $0.1 million each based on the attainment of certain operating income targets.

17. SUBSEQUENT EVENTS:

   On February 2, 1999, the Company entered into an Equipment Purchase Agreement and a Bill of Sale and Assignment with Comtrak, Inc. to sell fifty 1999 Model 9400 International tractors purchased as part of the MCS acquisition. The proceeds from the sale of $3.0 million were used to pay off the note payable of $2.8 million described in Note 8. There was no gain or loss recorded on the sale.

  EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT

   As of May 28, 1999, the Company and its stockholders entered into an Agreement and Plan of Merger with an affiliate of Apollo Management L.P. (together with its affiliates, Apollo) pursuant to which, among other things, Apollo acquired all of the outstanding Company common stock held by Eos and a portion of the outstanding Company common stock held by the other stockholders of the Company, constituting in the aggregate approximately 60 percent of the outstanding Company common stock, in exchange for cash paid to such selling stockholders. The consummation of the merger was subject to the satisfaction of various conditions, including Apollo's obtainment of sufficient financing. Upon consummation of the merger, the Company was renamed Pacer Logistics, Inc.

   On April 20, 1999, the Company acquired certain assets of Keystone Terminals, Inc. (DE) and Keystone Terminals, Inc. (NJ) ("Keystone") for $8.25 million. Keystone, which was established in 1964, is an intermodal marketing company with strong westbound traffic flow that originates in northeastern United States. The acquisition was financed through borrowings under the Company's revolving line of credit.

                   PACER INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                (Unaudited)
                                               March 31, 1999 December 31, 1998
                                               -------------- -----------------
                                                 (In thousands, except share
                                                            data)
                    ASSETS
CURRENT ASSETS:
 Cash and cash equivalents....................    $     10        $     10
 Accounts receivable, net of allowances of
  $2,070 and $2,032, respectively.............      41,492          41,566
 Prepaid expenses and other...................       1,926           1,644
 Deferred income taxes........................         597             597
                                                  --------        --------
      Total current assets....................      44,025          43,817
                                                  --------        --------
PROPERTY AND EQUIPMENT:
 Property and equipment, at cost..............       5,323           7,926
 Accumulated depreciation.....................      (1,170)           (852)
                                                  --------        --------
      Property and equipment, net.............       4,153           7,074
                                                  --------        --------
OTHER ASSETS:
 Intangible assets, net.......................      60,932          61,788
 Deferred income taxes........................          73              73
 Other assets.................................       1,885           1,119
                                                  --------        --------
      Total assets............................    $111,068        $113,871
                                                  ========        ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term debt and
  capital leases..............................    $  3,294        $  2,803
 Accounts payable.............................      24,386          23,429
 Accrued expenses.............................      14,275          17,179
 Income taxes payable.........................         537              --
 Deferred income taxes........................          --              --
                                                  --------        --------
      Total current liabilities...............      42,492          43,411
LONG-TERM LIABILITIES:
 Employee benefits............................         710             672
 Long-term debt and capital leases............      47,064          50,456
                                                  --------        --------
      Total liabilities.......................      90,266          94,539
                                                  --------        --------
STOCKHOLDERS' EQUITY:
 Preferred stock at March 31, 1999 and
  December 31, 1998: $0.01 par value, 600,000
  shares authorized, 350,000 shares issued and
  outstanding.................................           4               4
 Common stock at March 31, 1999 and December
  31, 1998: $0.0001 par value, 20,000,000
  shares authorized, 5,437,392 shares issued
  and outstanding.............................           1               1
 Warrants at March 31, 1999 and December 31,
  1998: 18,421 outstanding                              53              53
 Additional paid-in capital...................      14,201          14,201
 Retained earnings............................       6,543           5,073
                                                  --------        --------
      Total stockholders' equity..............      20,802          19,332
                                                  --------        --------
      Total liabilities and stockholders'
       equity.................................    $111,068        $113,871
                                                  ========        ========

    The accompanying notes are an integral part of the financial statements.

                   PACER INTERNATIONAL, INC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                             (Unaudited)        (Unaudited)
                                          Three Months Ended Three Months Ended
                                            March 31, 1999     March 31, 1998
                                          ------------------ ------------------
                                                     (In thousands)
REVENUES.................................      $ 89,892           $ 50,362
COST OF PURCHASED TRANSPORTATION AND
 SERVICES................................       (75,164)           (42,003)
                                               --------           --------
  Net revenues...........................        14,728              8,359
OPERATING EXPENSES:
  Selling, general and administrative
   expenses..............................        10,268              5,634
  Depreciation and amortization..........           764                341
                                               --------           --------
    Income from operations...............         3,696              2,384
INTEREST EXPENSE (INCOME)................         1,126                554
                                               --------           --------
Income before income tax provision.......         2,570              1,830
INCOME TAX PROVISION.....................         1,100                765
                                               --------           --------
Net income...............................      $  1,470           $  1,065
                                               ========           ========



    The accompanying notes are an integral part of the financial statements.

                   PACER INTERNATIONAL, INC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             (Unaudited)        (Unaudited)
                                          Three Months Ended Three Months Ended
                                            March 31, 1999     March 31, 1998
                                          ------------------ ------------------
                                                     (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.............................      $ 1,470            $ 1,065
  Adjustments to reconcile net income to
   net cash provided by (used in)
   operating activities
  Depreciation and amortization..........          764                341
  Deferred income taxes..................           --                (29)
  Changes in operating assets and
   liabilities:
    Decrease in accounts receivable, net
     of allowances.......................           74                852
    Decrease (increase) in prepaid
     expenses and other..................         (281)               118
    Decrease (increase) in other assets..         (287)                 5
    Increase in accounts payable.........          956                800
    Increase (decrease) in accrued
     expenses............................       (2,292)              (501)
    Increase in income taxes payable.....          537                 48
    Increase in employee benefits........           38                  6
                                               -------            -------
    Net cash provided by operating
     activities..........................          979              2,705
                                               -------            -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment....         (408)              (387)
  Proceeds from equipment sales..........        3,035                 --
                                               -------            -------
    Net cash provided by (used in)
     investing activities................        2,627               (387)
                                               -------            -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash overdrafts........................         (705)                --
  Proceeds on long-term debt.............        4,740              1,202
  Principal payments on long-term debt...       (7,641)            (3,519)
                                               -------            -------
    Net cash used in financing
     activities..........................       (3,606)            (2,317)
                                               -------            -------
NET INCREASE IN CASH AND
 CASH EQUIVALENTS........................           --                  1
CASH AND CASH EQUIVALENTS AT BEGINNING
 OF PERIOD...............................           10                 86
                                               -------            -------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD..................................      $    10            $    87
                                               =======            =======


    The accompanying notes are an integral part of the financial statements.

                   PACER INTERNATIONAL, INC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF INTERIM PERIOD PRESENTATION

   The unaudited interim financial statements as of March 31, 1999 and for the three months ended March 31, 1999 and March 31, 1998 are condensed and do not contain all information required by generally accepted accounting principles to be included in a full set of financial statements. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for fair presentation have been included. The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for any full fiscal year. The audited financial statements of Pacer International, Inc., ("Pacer International") presented elsewhere in this document, include a summary of significant accounting policies and should be read in conjunction with these interim financial statements.

2. SUBSEQUENT EVENTS

   Pacer International, Inc. entered into an agreement dated February 22, 1999 with Apollo Management, L.P. ("Apollo") through a wholly-owned subsidiary in which Apollo agreed to acquire a controlling interest in Pacer International. Consideration of $46 million in cash and $26 million of the surviving corporation's common stock was payable to Pacer International Stockholders. The transaction closed on May 28, 1999. In connection with the transaction, Pacer International Inc. was renamed Pacer Logistics, Inc.

   On April 20, 1999, Pacer International acquired certain assets of Keystone Terminals, Inc. (DE) and Keystone Terminals, Inc. (NJ) ("Keystone") for $8.25 million. Keystone, which was established in 1964, is an intermodel marketing company with strong westbound traffic flow that originates in the northeastern United States. The acquisition was financed through borrowings under Pacer International's revolving line of credit.

3. CONTINGENCIES

   Pacer International is a party to various legal proceedings, claims and assessments arising in the normal course of its business activities. Interstate is a named defendant in a class action filed in July 1997 in the State of California, Los Angeles Superior Court, Central District, alleging, among other things, breach of fiduciary duty, unfair business practices, conversion and money had and received in connection with monies allegedly wrongfully deducted from truck drivers' earnings. Plaintiffs have demanded in excess of $8.8 million, together with unspecified punitive damages, costs and interest, as well as equitable relief. Interstate has entered into a Judge Pro Tempore Submission Agreement dated as of October 9, 1998, pursuant to which the plaintiffs and defendants have waived their rights to a jury trial, stipulated to a certified class, and agreed to a minimum and a maximum judgement amount. Pacer International intends to defend this action vigorously and believes that its defenses are meritorious. Based upon information presently available and in light of legal and other defenses and insurance coverage, management does not expect these legal proceedings, claims and assessments, individually or in aggregate, to have a material adverse impact on the Pacer International's consolidated financial position or results of operations.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

                        By Registered or Certified Mail:

                            Wilmington Trust Company
                              Rodney Square North
                            1100 North Market Street
                              Wilmington, DE 19890
                      Attn: Corporate Trust Administration

                       By Hand Delivery before 4:30 p.m.:

                            Wilmington Trust Company
                              Rodney Square North
                            1100 North Market Street
                              Wilmington, DE 19890
                      Attn: Corporate Trust Administration

                   By Overnight Courier and by Hand Delivery
                    after 4:30 p.m. on the Expiration Date:

                            Wilmington Trust Company
                              Rodney Square North
                            1100 North Market Street
                              Wilmington, DE 19890
                      Attn: Corporate Trust Administration

                            Facsimile Transmission:

                                 (302) 651-8882
                             Attn: Customer Service

                   Information or Confirmation by Telephone:

                                 (302) 651-8681

Originals of all documents submitted by facsimile should be sent promptly by hand, overnight delivery, or registered or certified mail.

                                ---------------

   No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Pacer International. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of Pacer International since such date.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            -----------------------
                                   PROSPECTUS
                            -----------------------



                          [LOGO]
                           Pacer International, Inc.



                                  $150,000,000

                          $150,000,000 11 3/4% Senior
                          Subordinated Notes due 2007

                                       , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The Amended and Restated Charter of Pacer International, Inc. (the "Pacer International Charter") states that Pacer International shall, to the full extent permitted by the Tennessee Business Corporation Act (the "TBCA"), as amended or interpreted from time to time, indemnify all directors, officers and employees whom it may indemnify pursuant thereto and, in addition, Pacer International may, to the extent permitted by the TBCA, indemnify agents of Pacer International or other persons.

   Sections 48-18-501 through 48-18-509 of the TBCA permit indemnification of directors, officers, and employees for reasonable expenses incurred in a wholly successful defense of any proceeding or when the relevant circumstances so dictate. The corporation may also indemnify a director made a party to a proceeding against liability incurred in the proceeding so long as the director acted in good faith and his conduct was in the best interests, or at least not opposed to the best interests, of the corporation. Section 48-18-509 of the TBCA also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, Pacer International maintains a director's and officer's liability insurance policy.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits

 Exhibit No.                             Description
 -----------                             -----------
     3.1     Amended and Restated Charter of Pacer International, Inc.
     3.2     Amended and Restated Bylaws of Pacer International, Inc.
     4.1     Credit Agreement, dated as of May 28, 1999, among Pacer
              International, Inc., the lenders party thereto from time to time,
              Morgan Stanley Senior Funding, Inc., as Syndication Agent, Credit
              Suisse First Boston Corporation, as Documentation Agent and
              Bankers Trust Company, as Administrative Agent.
     4.2     Indenture, dated as of May 28, 1999, among Pacer International,
              Inc., the Guarantors and Wilmington Trust Company, as Trustee
              (including form of 11 3/4% Senior Subordinated Notes due 2007).
     4.3     Form of 11 3/4% Senior Subordinated Notes due 2007 (filed as part of Exhibit 4.2).
     4.4     Stock Purchase Agreement, dated as of March 15, 1999, between APL
              Limited and Coyote Acquisition LLC.
     4.5     Non-Competition Agreement, dated as of May 28, 1999, among Neptune
              Orient Lines Limited, APL Limited, Pacer International, Inc. and
              Coyote Acquisition LLC.
     4.6     Administrative Services Agreement, dated as of May 28, 1999, between APL Limited and Pacer International, Inc.
     4.7     IT Supplemental Agreement, dated as of May 11, 1999, between APL
              Limited, APL Land Transport Services, Inc. and Coyote Acquisition
              LLC.*
     4.8     Stacktrain Services Agreement, dated as of May 28, 1999, among
              American President Lines, Ltd., APL Co. Pte. Ltd., APL Limited
              and Pacer International, Inc.
     4.9     TPI Chassis Sublet Agreement, dated as of May 28, 1999, among
              American President Lines, Ltd., APL Co. Pte. Ltd., APL Limited
              and Pacer International, Inc.

 Exhibit No.                             Description
 -----------                             -----------
    4.10     Equipment Supply Agreement, dated as of May 28, 1999, among
              American President Lines, Ltd., APL Co. Pte. Ltd., APL Limited
              and Pacer International, Inc.
    4.11     Primary Obligation and Guaranty Agreement, dated as of March 15,
              1999, by Neptune Orient Lines Limited in favor of Coyote
              Acquisition LLC and APL Land Transport Services, Inc.
    4.12     Shareholders' Agreement, dated as of May 28, 1999, among APL
              Limited, Pacer International, Inc., Coyote Acquisition LLC and
              Coyote Acquisition II LLC.
    4.13     Shareholders' Agreement, dated as of May 28, 1999, by and among
              Pacer International, Inc., Coyote Acquisition LLC, Coyote
              Acquisition II LLC and the Management Stockholders.
    4.14     Shareholders' Agreement, dated as of May 28, 1999, by and among
              Pacer International, Inc., Coyote Acquisition LLC, Coyote
              Acquisition II LLC, BT Capital Investors, L.P. and Pacer
              International Equity Investors, LLC.
    4.15     Management Agreement, dated as of May 28, 1999, between Apollo
              Management IV, L.P. and Pacer International, Inc.
    4.16     Tax Sharing Agreement, dated as of May 28, 1999, by and among
              Coyote Acquisition LLC, Pacer International, Inc. and Pacer
              Logistics, Inc.
    4.17     Purchase Agreement, dated as of May 24, 1999, among Pacer
              International, Inc., the Guarantors and the Placement Agents
              named therein.
    4.18     Registration Rights Agreement, dated as of May 28, 1999, between
              Pacer International, Inc., and the Purchasers named therein.
    4.19     Form of Joinder Agreement, dated as of May 24, 1999, between
              Coyote Acquisition LLC and the Placement Agents named therein
              (filed as part of Exhibit 4.17).
    4.20     Intermodal Transportation Agreement No. 1111, dated as of May 4,
              1999, between CSX Intermodal, Inc., APL Land Transport Services,
              Inc., APL Limited and APL Co. Pte. LTD.*
    4.21     Domestic Incentive Agreement, dated as of May 4, 1999, between CSX
              Intermodal, Inc. and Pacer International, Inc.*
    4.22     Rail Transportation Agreement, dated as of October 11, 1996, between Union Pacific Railroad Company, APL Land Transport
              Services, Inc., American President Lines, LTD., and APL Co. Pte.
              LTD.*
    5.1      Opinion of Dewey Ballantine LLP as to the legality of the
              securities being registered.
    10.1     Employment Agreement for Donald C. Orris.
    10.2     Employment Agreement for Gerry Angeli.
    10.3     Employment Agreement for Gary I. Goldfein.
    10.4     Employment Agreement for Robert L. Cross.
    10.5     Employment Agreement for Allen E. Steiner.
    12.1     Statement of Computation of Ratio of Earnings to Fixed Charges.
    16.1     Letter re: change in certifying accountant.
    21.1     List of the Subsidiaries of Pacer International, Inc.
    23.1     Consent of Dewey Ballantine LLP (included as part of its opinion filed as Exhibit 5.1 hereto).
    23.2     Consent of Arthur Andersen LLP.
    25.1     Form T-1 Statement of Eligibility of Trustee.
    27.1     Financial Data Schedule.
    99.1     Form of Letter of Transmittal.
    99.2     Form of Notice of Guaranteed Delivery.*

--------
* To be filed by amendment

Item 22. Undertakings.

   1. The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   5. The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Pacer International, Inc.

                                                  /s/ Donald C. Orris
                                          By: _________________________________
                                                      Donald C. Orris
                                               Chairman, President and Chief
                                                     Executive Officer

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears
below hereby severally constitutes and appoints        and       , and each of
them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date


   /s/ Donald C. Orris                 Chairman, President and       July 30, 1999
______________________________________  Chief Executive Officer
           Donald C. Orris

  /s/ Lawrence C. Yarberry             Executive Vice President,     July 30, 1999
______________________________________  Chief Financial Officer
         Lawrence C. Yarberry           and Treasurer

  /s/ Joseph P. Atturio                Vice President, Controller    July 30, 1999
______________________________________  and Secretary
          Joseph P. Atturio

  /s/ Joshua J. Harris                 Director                      July 30, 1999
______________________________________
           Joshua J. Harris

   /s/ Bruce H. Spector                Director                      July 30, 1999
______________________________________
           Bruce H. Spector

   /s/ Marc E. Becker                  Director                      July 30, 1999
______________________________________
            Marc E. Becker

   /s/ Timothy J. Rhein                Director                      July 30, 1999
______________________________________
           Timothy J. Rhein

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Pacer Logistics, Inc.

                                          By:/s/ Donald C. Orris
                                             ----------------------------------
                                                      Donald C. Orris
                                               Chairman, President and Chief
                                                     Executive Officer

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                            Title                  Date
                 ---------                            -----                  ----

      /s/ Donald C. Orris                   Chairman, President and      July 30, 1999
___________________________________________  Chief Executive Officer
              Donald C. Orris

    /s/ Gary I. Goldfein                    Executive Vice President     July 30, 1999
___________________________________________  and Director
             Gary I. Goldfein

    /s/ Lawrence C. Yarberry                Executive Vice President,    July 30, 1999
___________________________________________  Chief Financial Officer
           Lawrence C. Yarberry              and Treasurer

   /s/ Joseph P. Atturio                    Vice President, Controller   July 30, 1999
___________________________________________  and Secretary
             Joseph P. Atturio

    /s/ Joshua J. Harris                    Director                     July 30, 1999
___________________________________________
             Joshua J. Harris

    /s/ Marc E. Becker                      Director                     July 30, 1999
___________________________________________
              Marc E. Becker


                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Cross Con Transport, Inc.

                                             /s/ Donald C. Orris
                                          By: _________________________________
                                                      Donald C. Orris
                                                         Chairman

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
    /s/ Donald C. Orris                Chairman                      July 30, 1999
______________________________________
           Donald C. Orris

    /s/ Richard P. Hyland              President, Chief Executive    July 30, 1999
______________________________________  Officer, Assistant
          Richard P. Hyland             Secretary and Assistant
                                        Treasurer

   /s/ Lawrence C. Yarberry            Chief Financial Officer,      July 30, 1999
______________________________________  Secretary and Treasurer
         Lawrence C. Yarberry

     /s/ Gerry Angeli                  Director                      July 30, 1999
______________________________________
             Gerry Angeli

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Cross Con Terminals, Inc.

                                              /s/ Donald C. Orris
                                          By: _________________________________
                                                      Donald C. Orris
                                                         Chairman

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                          Title                   Date


     /s/ Donald C. Orris               Chairman                      July 30, 1999
______________________________________
           Donald C. Orris

    /s/ Richard P. Hyland              President, Chief Executive    July 30, 1999
______________________________________  Officer, Assistant
          Richard P. Hyland             Secretary and Assistant
                                        Treasurer

   /s/ Lawrence C. Yarberry            Chief Financial Officer,      July 30, 1999
______________________________________  Secretary and Treasurer
         Lawrence C. Yarberry

     /s/ Gerry Angeli                  Director                      July 30, 1999
______________________________________
             Gerry Angeli

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Pacer International Rail Services
                                          LLC

                                          By:Pacer Logistics, Inc.
                                             Its Managing Member

                                             /s/ Donald C. Orris
                                          By: _________________________________
                                                      Donald C. Orris
                                               Chairman, President and Chief
                                                     Executive Officer

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                          Title                   Date
    /s/ Donald C. Orris                Chairman, President and       July 30, 1999
______________________________________  Chief Executive Officer
           Donald C. Orris

    /s/ Gary I. Goldfein               Executive Vice President      July 30, 1999
______________________________________  and Director
           Gary I. Goldfein

    /s/ Joshua J. Harris               Director                      July 30, 1999
______________________________________
           Joshua J. Harris

    /s/ Marc E. Becker                 Director                      July 30, 1999
______________________________________
            Marc E. Becker

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                        Pacer International Consulting LLC

                                           Pacer Logistics, Inc.
                                        By: ___________________________________
                                           Its Managing Member


                                           /s/ Donald C. Orris
                                        By: ___________________________________
                                                       Donald C. Orris
                                                Chairman, President and Chief
                                                    Executive Officer

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                          Title                   Date


    /s/ Donald C. Orris                Chairman, President and       July 30, 1999
______________________________________  Chief Executive Officer
           Donald C. Orris

    /s/ Gary I. Goldfein               Executive Vice President      July 30, 1999
______________________________________  and Director
           Gary I. Goldfein

    /s/ Joshua J. Harris               Director                      July 30, 1999
______________________________________
           Joshua J. Harris

     /s/ Marc E. Becker                Director                      July 30, 1999
______________________________________
            Marc E. Becker

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                        Pacer Rail Services llc

                                           Pacer Logistics, Inc.
                                        By: ___________________________________
                                           Its Managing Member


                                           /s/ Donald C. Orris
                                        By: ___________________________________
                                                       Donald C. Orris
                                                Chairman, President and Chief
                                                    Executive Officer

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                          Title                   Date


    /s/ Donald C. Orris                Chairman, President and       July 30, 1999
______________________________________  Chief Executive Officer
           Donald C. Orris

    /s/ Gary I. Goldfein               Executive Vice President      July 30, 1999
______________________________________  and Director
           Gary I. Goldfein

   /s/ Joshua J. Harris                Director                      July 30, 1999
______________________________________
           Joshua J. Harris

    /s/ Marc E. Becker                 Director                      July 30, 1999
______________________________________
            Marc E. Becker

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Pacific Motor Transport Company

                                          By:__________________________________
                                             /s/ Donald C. Orris
                                                      Donald C. Orris
                                                          Chairman

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                          Title                   Date


   /s/ Donald C. Orris                 Chairman                      July 30, 1999
______________________________________
           Donald C. Orris


    /s/ Gerry Angeli                   President, Chief Executive    July 30, 1999
______________________________________  Officer and Director
             Gerry Angeli

  /s/ Lawrence C. Yarberry             Executive Vice President,     July 30, 1999
______________________________________  Chief Financial Officer
         Lawrence C. Yarberry           and Treasurer

  /s/ Joseph P. Atturio                Controller and Secretary      July 30, 1999
______________________________________
          Joseph P. Atturio

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Pacer Express, Inc.

                                          By:__________________________________
                                             /s/ Donald C. Orris
                                                      Donald C. Orris
                                                          Chairman

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                          Title                   Date


    /s/ Donald C. Orris                Chairman                      July 30, 1999
______________________________________
           Donald C. Orris


    /s/ Gary I. Goldfein               President, Chief Executive    July 30, 1999
______________________________________  Officer and Director
           Gary I. Goldfein

   /s/ Lawrence C. Yarberry            Executive Vice President,     July 30, 1999
______________________________________  Chief Financial Officer
         Lawrence C. Yarberry           and Treasurer

   /s/ Joseph P. Atturio               Controller and Secretary      July 30, 1999
______________________________________
          Joseph P. Atturio

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Pacer Integrated Logistics, Inc.

                                             /s/ Donald C. Orris
                                          By: _________________________________
                                                      Donald C. Orris
                                                         Chairman

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date


   /s/ Donald C. Orris                 Chairman                      July 30, 1999
______________________________________
           Donald C. Orris

     /s/ Gerry Angeli                  President Chief Executive     July 30, 1999
______________________________________  Officer, and director
             Gerry Angeli

   /s/ Lawrence C. Yarberry            Executive Vice President,     July 30, 1999
______________________________________  Chief Financial Officer
         Lawrence C. Yarberry           and Treasurer

   /s/ Joseph P. Atturio               Controller and Secretary      July 30, 1999
______________________________________
          Joseph P. Atturio

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          PLM Acquisition Corporation

                                             /s/ Donald C. Orris
                                          By: _________________________________
                                                      Donald C. Orris
                                                         Chairman

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                          Title                   Date

    /s/ Donald C. Orris                Chairman                      July 30, 1999
______________________________________
           Donald C. Orris

    /s/ Robert L. Cross                Executive Vice President,     July 30, 1999
______________________________________  Chief Financial Officer
           Robert L. Cross              and Treasurer

   /s/ Lawrence C. Yarberry            Vice President, Chief         July 30, 1999
______________________________________  Financial Officer,
         Lawrence C. Yarberry           Secretary and Treasurer

     /s/ Gerry Angeli                  Director                      July 30, 1999
______________________________________
             Gerry Angeli

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Manufacturers Consolidation Service,
                                          Inc.

                                                 /s/ Donald C. Orris
                                          By: _________________________________
                                                     Donald C. Orris
                                                        Chairman

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                          Title                   Date

    /s/ Donald C. Orris                Chairman                      July 30, 1999
______________________________________
           Donald C. Orris

   /s/ Richard P. Hyland               President and Chief           July 30, 1999
______________________________________  Executive Officer
          Richard P. Hyland

  /s/ Lawrence C. Yarberry             Executive Vice President,     July 30, 1999
______________________________________  Chief Financial Officer
         Lawrence C. Yarberry           and Treasurer

   /s/ Joseph P. Atturio               Controller and Secretary      July 30, 1999
______________________________________
          Joseph P. Atturio

     /s/ Gerry Angeli                  Director                      July 30, 1999
______________________________________
             Gerry Angeli

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          LEVCON, INC.

                                             /s/ Donald C. Orris
                                          By: _________________________________
                                                      Donald C. Orris
                                                          Chairman

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                          Title                   Date


    /s/ Donald C. Orris                Chairman                      July 30, 1999
______________________________________
           Donald C. Orris

   /s/ Richard P. Hyland               Chief Executive Officer       July 30, 1999
______________________________________
          Richard P. Hyland

    /s/ Gerry Angeli                   Executive Vice President      July 30, 1999
______________________________________  and Director
             Gerry Angeli

   /s/ Lawrence C. Yarberry            Executive Vice President      July 30, 1999
______________________________________  and Chief Financial
         Lawrence C. Yarberry           Officer

  /s/ Joseph P. Atturio                Controller and Secretary      July 30, 1999
______________________________________
          Joseph P. Atturio

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Manufacturers Consolidation Service
                                          of Canada, Inc.

                                          By:/s/ Donald C. Orris
                                             ----------------------------------
                                                      Donald C. Orris
                                                          Chairman

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                            Title                  Date
                 ---------                            -----                  ----

     /s/ Donald C. Orris                    Chairman                     July 30, 1999
___________________________________________
              Donald C. Orris

    /s/ Richard P. Hyland                   President and Chief          July 30, 1999
___________________________________________  Executive Officer
             Richard P. Hyland

    /s/ Lawrence C. Yarberry                Executive Vice President,    July 30, 1999
___________________________________________  Chief Financial Officer
           Lawrence C. Yarberry              and Assistant Secretary

   /s/ Joseph P. Atturio                    Controller and Secretary     July 30, 1999
___________________________________________
             Joseph P. Atturio

     /s/ Gerry Angeli                       Director                     July 30, 1999
___________________________________________
               Gerry Angeli

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Interstate Consolidation Service,
                                          Inc.

                                                  /s/ Donald C. Orris
                                          By:__________________________________
                                                      Donald C. Orris
                                                          Chairman

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                          Title                   Date


  /s/ Donald C. Orris                  Chairman                      July 30, 1999
______________________________________
           Donald C. Orris


   /s/ Gary I. Goldfein                President, Chief Executive    July 30, 1999
______________________________________  Officer and Director
           Gary I. Goldfein

 /s/ Lawrence C. Yarberry              Executive Vice President,     July 30, 1999
______________________________________  Chief Financial Officer
         Lawrence C. Yarberry           and Treasurer

   /s/ Joseph P. Atturio               Controller and Secretary      July 30, 1999
______________________________________
          Joseph P. Atturio

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Interstate Consolidation, Inc.

                                                  /s/ Donald C. Orris
                                          By:__________________________________
                                                      Donald C. Orris
                                                          Chairman

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                          Title                   Date


   /s/ Donald C. Orris                 Chairman                      July 30, 1999
______________________________________
           Donald C. Orris


 /s/ Gary I. Goldfein                  President, Chief Executive    July 30, 1999
______________________________________  Officer and Director
           Gary I. Goldfein

  /s/ Lawrence C. Yarberry             Executive Vice President,     July 30, 1999
______________________________________  Chief Financial Officer
         Lawrence C. Yarberry           and Treasurer

 /s/ Joseph P. Atturio                 Controller and Secretary      July 30, 1999
______________________________________
          Joseph P. Atturio

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Intermodal Container Service, Inc.

                                             /s/ Donald C. Orris
                                          By: _________________________________
                                                      Donald C. Orris
                                                         Chairman

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                               Title                       Date
    /s/ Donald C. Orris                Chairman                               July 30, 1999
______________________________________
           Donald C. Orris

    /s/ Gary I. Goldfein               President, Chief Executive Officer,    July 30, 1999
______________________________________  and Director
           Gary I. Goldfein

   /s/ Lawrence C. Yarberry            Executive Vice President,              July 30, 1999
______________________________________  Chief Financial Officer and
         Lawrence C. Yarberry           Treasurer

/s/ Joseph P. Atturio                  Controller and Secretary               July 30, 1999
______________________________________
    Joseph P. Atturio

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 30, 1999.

                                          Keystone Terminals Acquisition Corp.

                                             /s/ Donald C. Orris
                                          By: _________________________________
                                                      Donald C. Orris
                                               Chairman, President and Chief
                                                     Executive Officer

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Donald C. Orris, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                          Title                   Date


    /s/ Donald C. Orris                Chairman, President and       July 30, 1999
______________________________________  Chief Executive Officer
           Donald C. Orris

   /s/ Lawrence C. Yarberry            Executive Vice President,     July 30, 1999
______________________________________  Chief Financial Officer
         Lawrence C. Yarberry           and Treasurer

    /s/ Joseph P. Atturio              Vice President, Controller    July 30, 1999
______________________________________  and Secretary
          Joseph P. Atturio

                                 EXHIBIT INDEX

 Exhibit No.                             Description
 -----------                             -----------
    3.1      Amended and Restated Charter of Pacer International, Inc.
    3.2      Amended and Restated Bylaws of Pacer International, Inc.
    4.1      Credit Agreement, dated as of May 28, 1999, among Pacer
              International, Inc., the lenders party thereto from time to time,
              Morgan Stanley Senior Funding, Inc., as Syndication Agent, Credit
              Suisse First Boston Corporation, as Documentation Agent and
              Bankers Trust Company, as Administrative Agent.
    4.2      Indenture, dated as of May 28, 1999, among Pacer International,
              Inc., the Guarantors and Wilmington Trust Company, as Trustee
              (including form of 11 3/4% Senior Subordinated Notes due 2007).
    4.3      Form of 11 3/4% Senior Subordinated Notes due 2007 (filed as part of Exhibit 4.2).
    4.4      Stock Purchase Agreement, dated as of March 15, 1999, between APL
              Limited and Coyote Acquisition LLC.
    4.5      Non-Competition Agreement, dated as of May 28, 1999, among Neptune
              Orient Lines Limited, APL Limited, Pacer International, Inc. and
              Coyote Acquisition LLC.
    4.6      Administrative Services Agreement, dated as of May 28, 1999, between APL Limited and Pacer International, Inc.
    4.7      IT Supplemental Agreement, dated as of May 11, 1999, between APL
              Limited, APL Land Transport Services, Inc. and Coyote Acquisition
              LLC.*
    4.8      Stacktrain Services Agreement, dated as of May 28, 1999, among
              American President Lines, Ltd., APL Co. Pte. Ltd., APL Limited
              and Pacer International, Inc.
    4.9      TPI Chassis Sublet Agreement, dated as of May 28, 1999, among
              American President Lines, Ltd., APL Co. Pte. Ltd., APL Limited
              and Pacer International, Inc.
    4.10     Equipment Supply Agreement, dated as of May 28, 1999, among
              American President Lines, Ltd., APL Co. Pte. Ltd., APL Limited
              and Pacer International, Inc.
    4.11     Primary Obligation and Guaranty Agreement, dated as of March 15,
              1999, by Neptune Orient Lines Limited in favor of Coyote
              Acquisition LLC and APL Land Transport Services, Inc.
    4.12     Shareholders' Agreement, dated as of May 28, 1999, among APL
              Limited, Pacer International, Inc., Coyote Acquisition LLC and
              Coyote Acquisition II LLC.
    4.13     Shareholders' Agreement, dated as of May 28, 1999, by and among
              Pacer International, Inc., Coyote Acquisition LLC, Coyote
              Acquisition II LLC and the Management Stockholders.
    4.14     Shareholders' Agreement, dated as of May 28, 1999, by and among
              Pacer International, Inc., Coyote Acquisition LLC, Coyote
              Acquisition II LLC, BT Capital Investors, L.P. and Pacer
              International Equity Investors, LLC.
    4.15     Management Agreement, dated as of May 28, 1999, between Apollo
              Management IV, L.P. and Pacer International, Inc.
    4.16     Tax Sharing Agreement, dated as of May 28, 1999, by and among
              Coyote Acquisition LLC, Pacer International, Inc. and Pacer
              Logistics, Inc.
    4.17     Purchase Agreement, dated as of May 24, 1999, among Pacer
              International, Inc., the Guarantors and the Placement Agents
              named therein.
    4.18     Registration Rights Agreement, dated as of May 28, 1999, between
              Pacer International, Inc., and the Purchasers named therein.

 Exhibit No.                             Description
 -----------                             -----------
    4.19     Form of Joinder Agreement, dated as of May 24, 1999, between
              Coyote Acquisition LLC and the Placement Agents named therein
              (filed as part of Exhibit 4.17).
    4.20     Intermodal Transportation Agreement No. 1111, dated as of May 4,
              1999, between CSX Intermodal, Inc., APL Land Transport Services,
              Inc., APL Limited and APL Co. Pte. LTD.*
    4.21     Domestic Incentive Agreement, dated as of May 4, 1999, between CSX
              Intermodal, Inc. and Pacer International, Inc.*
    4.22     Rail Transportation Agreement, dated as of October 11, 1996, between Union Pacific Railroad Company, APL Land Transport
              Services, Inc., American President Lines, LTD., and APL Co. Pte.
              LTD.*
    5.1      Opinion of Dewey Ballantine LLP as to the legality of the
              securities being registered.
    10.1     Employment Agreement for Donald C. Orris.
    10.2     Employment Agreement for Gerry Angeli.
    10.3     Employment Agreement for Gary I. Goldfein.
    10.4     Employment Agreement for Robert L. Cross.
    10.5     Employment Agreement for Allen E. Steiner.
    12.1     Statement of Computation of Ratio of Earnings to Fixed Charges.
    16.1     Letter re: change in certifying accountant.
    21.1     List of the Subsidiaries of Pacer International, Inc.
    23.1     Consent of Dewey Ballantine LLP (included as part of its opinion filed as Exhibit 5.1 hereto).
    23.2     Consent of Arthur Andersen LLP.
    25.1     Form T-1 Statement of Eligibility of Trustee.
    27.1     Financial Data Schedule.
    99.1     Form of Letter of Transmittal.
    99.2     Form of Notice of Guaranteed Delivery.*

--------
* To be filed by amendment